                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-100695


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 12, 2003


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 6, 2002
                          $696,662,000 (APPROXIMATE)


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor


                      GMAC COMMERCIAL MORTGAGE CORPORATION
                     Master Servicer and Special Servicer


               SERIES 2003-C1 MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2003-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE CERTIFICATES WILL CONSIST OF:

    o The six classes of offered certificates described in the table on page
      S-5.

    o 17 additional classes of private certificates, 11 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

    o A pool of 103 fixed rate, monthly pay mortgage loans secured by first priority liens on 133 commercial and multifamily residential properties. The mortgage pool will have an initial pool balance of approximately $1,050,901,642.

CREDIT ENHANCEMENT:

    o The subordination of certificates other than the Class A-1, A-1A and A-2 certificates will provide credit enhancement to the Class A-1, A-1A and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be
approximately    % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.


                      Lead Managers and Joint Bookrunners

GOLDMAN, SACHS & CO.   MORGAN STANLEY                 DEUTSCHE BANK SECURITIES

                                  MAY   , 2003

                    GMAC Commercial Mortgage Securities, Inc.
             ------------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2003-C1


NEW YORK                      ALABAMA                      WASHINGTON
10 properties                 5 properties                 1 property
$35,992,478                   $13,071,724                  $7,071,079
3.42% of total                1.24% of total               0.67% of total

MASSACHUSETTS                 MISSISSIPPI                  UTAH
2 properties                  2 properties                 3 properties
$48,345,986                   $12,284,803                  $14,187,399
4.60% of total                1.17% of total               1.35% of total

CONNECTICUT                   LOUISIANA                    MISSOURI
2 properties                  1 property                   1 property
$7,005,915                    $5,816,333                   $2,996,654
0.67% of total                0.55% of total               0.29% of total

NEW JERSEY                    TEXAS                        IOWA
4 properties                  6 properties                 2 properties
$48,718,771                   $35,077,864                  $7,990,722
4.64% of total                3.34% of total               0.76% of total

DELAWARE                      OKLAHOMA                     WISCONSIN
2 properties                  4 properties                 2 properties
$10,450,000                   $5,253,039                   $4,684,598
0.99% of total                0.50% of total               0.45% of total

MARYLAND                      KANSAS                       ILLINOIS
7 properties                  4 properties                 3 properties
$68,215,850                   $5,703,062                   $79,818,631
6.49% of total                0.54% of total               7.60% of total

VIRGINIA                      COLORADO                     INDIANA
5 properties                  5 properties                 1 property
$37,626,554                   $24,851,810                  $10,600,000
3.58% of total                2.36% of total               1.01% of total

NORTH CAROLINA                ARIZONA                      MICHIGAN
8 properties                  4 properties                 5 properties
$64,457,460                   $83,676,609                  $38,229,047
6.13% of total                7.96% of total               3.64% of total

GEORGIA                       NEVADA                       PENNSYLVANIA
4 properties                  2 properties                 9 properties
$40,720,724                   $10,910,547                  $101,137,515
3.87% of total                1.04% of total               9.62% of total

FLORIDA                       CALIFORNIA
8 properties                  21 properties
$70,268,019                   $155,738,453
6.69% of total                14.82% of total

-------------------------------
[ ] (less than/equal to) 1.00%
    of initial pool balance

[ ] 1.01% - 5.00%
    of initial pool balance

[ ] 5.01% - 10.00%
    of initial pool balance

[ ] (less than/equal to) 10.01%
    of initial pool balance
-------------------------------

For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.


ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Parking Garage         1.09%
Unanchored Retail      0.78%
Self Storage           0.10%
Anchored Retail       37.61%
Multifamily(a)        29.06%
Office                20.27%
Industrial             9.39%
Hospitality            1.70%

(a) Includes 23 manufactured housing properties representing 5.5% of the initial pool balance.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-146 in this prospectus supplement.


                               TABLE OF CONTENTS

                                                PAGE
                                               -----
SUMMARY OF SERIES
   2003-C1 MORTGAGE
   PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS .........................   S-5
SUMMARY OF SERIES
   2003-C1 TRANSACTION .....................   S-7
    The Mortgage Pool ......................   S-8
    Geographic Concentrations of
       the Mortgaged Properties ............   S-8
    Property Types .........................   S-8
    Prepayment or Call Protection
       Provided by the Mortgage
       Loans ...............................   S-9
    Payment Terms of the
       Mortgage Loans ......................   S-9
    The Certificates .......................   S-9
    Certificate Designations ...............   S-9
    Initial Certificate Balances of
       the Certificates ....................   S-9
    Distributions on the Offered
       Certificates ........................   S-10


                                                PAGE
                                               -----
    Subordination of Classes of
       Certificates ........................   S-11
    Allocation of Losses and
       Expenses to Classes of
       Certificates ........................   S-11
    Servicing of the Oakbrook
       Center Whole Loan ...................   S-12
    Advances Made by the Master
       Servicer ............................   S-12
    Optional Termination of the
       Trust ...............................   S-13
    Book-Entry Registration ................   S-13
    Denominations ..........................   S-13
    Yield and Prepayment
       Considerations ......................   S-14
    Legal Investment in the
       Certificates ........................   S-14
    ERISA Considerations for
       Certificateholders ..................   S-14
    Tax Status of the Certificates .........   S-14
    Ratings on the Certificates ............   S-14
RISK FACTORS ...............................   S-16

                                           PAGE
                                          ------
DESCRIPTION OF THE
    MORTGAGE POOL .....................   S-52
    Calculations of Interest ..........   S-52
    Balloon Loans .....................   S-52
    ARD Loans .........................   S-52
    Amortization of Principal .........   S-53
    Due Dates .........................   S-53
    Defeasance ........................   S-53
    Prepayment Provisions .............   S-54
    Related Borrowers,
       Cross-Collateralized
       Mortgage Loans and
       Mortgage Loans
       Collateralized by Multiple
       Properties .....................   S-55
    The Oakbrook Center Whole
       Loan ...........................   S-56
    The Chandler Fashion Center
       Whole Loan .....................   S-57
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .....................   S-60
    Secured Subordinate
       Financing ......................   S-61
    Unsecured Subordinate and
       Mezzanine Financing ............   S-61
    Ground Leases .....................   S-62
    Loan Documentation ................   S-62
    Significant Mortgage Loans ........   S-62
    The Originators and
       the Sellers ....................   S-62
    Underwriting Matters ..............   S-64
    Hazard, Liability and Other
       Insurance ......................   S-65
    Earnouts and Additional
       Collateral Loans ...............   S-66
    Assignment of the Mortgage
       Loans; Repurchases and
       Substitutions ..................   S-66
    Representations and
       Warranties; Repurchases ........   S-69
    Pool Characteristics; Changes
       in Mortgage Pool ...............   S-74


                                           PAGE
                                          ------
SERVICING OF THE
    MORTGAGE LOANS ....................    S-75
    The Master Servicer and the
       Special Servicer ...............    S-75
    Servicing Standard ................    S-75
    Servicing of the Oakbrook
       Center Whole Loan ..............    S-76
    Servicing of the Chandler
       Fashion Center
       Whole Loan .....................    S-77
    Specially Serviced Mortgage
       Loans ..........................    S-77
    The Majority Certificateholder
       of the Controlling Class .......    S-80
    The Chandler Fashion Center
       Operating Advisor ..............    S-81
    Termination of the Special
       Servicer for Specially
       Serviced Mortgage Loans
       and REO Properties .............    S-84
    Servicing and Other
       Compensation and Payment
       of Expenses ....................    S-85
    Modifications, Waivers,
       Amendments and Consents ........    S-89
    Enforcement of the
       ARD Loans ......................    S-91
    Sale of Defaulted Mortgage
       Loans ..........................    S-91
    REO Properties ....................    S-93
    Inspections; Collection of
       Operating Information ..........    S-94
THE POOLING AND
    SERVICING AGREEMENT ...............    S-95
    Realization Upon Defaulted
       Mortgage Loans .................    S-96
    Due-On-Sale and
       Due-On-Encumbrance
       Provisions .....................    S-98
    Certain Matters Regarding the
       Master Servicer, the Special
       Servicer and the Depositor .....    S-99
    Events of Default .................   S-101

                                         PAGE
                                        ------
DESCRIPTION OF THE
    CERTIFICATES ....................   S-103
    Denominations ...................   S-103
    Book-Entry Registration of the
       Offered Certificates .........   S-104
    Certificate Balances and
       Notional Amounts .............   S-107
    Pass-Through Rates ..............   S-107
    Distributions ...................   S-108
    Distributions of Prepayment
       Premiums or Yield
       Maintenance Charges ..........   S-112
    Distributions of Excess
       Interest .....................   S-113
    Distributions of Excess
       Liquidation Proceeds .........   S-113
    Treatment of REO Properties .....   S-114
    Interest Reserve Account ........   S-114
    Subordination; Allocation of
       Losses and Expenses ..........   S-115
    P&I Advances ....................   S-117
    Appraisal Reductions ............   S-118
    Reports to Certificateholders;
       Available Information ........   S-120
    Information Available
       Electronically ...............   S-122
    Other Information ...............   S-123
    Voting Rights ...................   S-124
    Termination; Retirement of
       Certificates .................   S-124
    The Trustee and the Fiscal
       Agent ........................   S-125
YIELD AND MATURITY
    CONSIDERATIONS ..................   S-127
    Yield Considerations ............   S-127
    Factors that Affect the Rate
       and Timing of Payments and
       Defaults .....................   S-128


                                         PAGE
                                        ------
    Delay in Payment of
       Distributions ................   S-129
    Unpaid Distributable
       Certificate Interest .........   S-129
    Weighted Average Life ...........   S-129
    Price/Yield Tables ..............   S-135
FEDERAL INCOME TAX
    CONSEQUENCES ....................   S-139
    Original Issue Discount and
       Premium ......................   S-139
    Characterization of
       Investments in Offered
       Certificates .................   S-141
METHOD OF
    DISTRIBUTION ....................   S-141
LEGAL MATTERS .......................   S-143
RATINGS .............................   S-143
LEGAL INVESTMENT ....................   S-144
ERISA CONSIDERATIONS ................   S-144
GLOSSARY ............................   S-146
ANNEX A --
    CHARACTERISTICS OF
    THE MORTGAGE LOANS ..............     A-1
ANNEX B -- SIGNIFICANT
    MORTGAGE LOANS ..................     B-1
ANNEX C -- STRUCTURAL
    AND COLLATERAL TERM
    SHEET ...........................     C-1
ANNEX D -- GLOBAL
    CLEARANCE,
    SETTLEMENT AND TAX
    DOCUMENTATION
    PROCEDURES ......................     D-1

                 SUMMARY OF SERIES 2003-C1 MORTGAGE PASS-THROUGH
                      CERTIFICATES AND POOL CHARACTERISTICS


              THE SERIES 2003-C1 MORTGAGE PASS-THROUGH CERTIFICATES


                                  ORIGINAL            APPROXIMATE                       APPROXIMATE
                                PRINCIPAL OR           PERCENT OF        INITIAL       WEIGHTED AVG.       PRINCIPAL
             RATINGS              NOTIONAL               CREDIT       PASS-THROUGH      LIFE (3) (IN      WINDOW (4)
 CLASS     MOODY'S/S&P           AMOUNT (1)           SUPPORT (2)         RATE             YEARS)        (MONTH/YEAR)
-------   -------------   ------------------------   -------------   --------------   ---------------   --------------
  Publicly Offered
  A-1        Aaa/AAA      $   214,780,000                19.000%           % (8)             5.70       06/03 - 05/12
  A-2        Aaa/AAA      $   392,556,000                19.000%           % (8)             9.61       05/12 - 04/13
  B           Aa2/AA      $    39,409,000                15.250%           % (8)             9.86       04/13 - 04/13
  C          Aa3/AA-      $    11,822,000                14.125%           % (8)             9.94       04/13 - 05/13
  D            A2/A       $    22,332,000                12.000%           % (8)             9.95       05/13 - 05/13
  E           A3/A-       $    15,763,000                10.500%           % (8)             9.95       05/13 - 05/13

  Privately Offered(5)
  X          Aaa/AAA      $ 1,050,901,642 (6)              N/A             % (7)             N/A              N/A
  A-1A       Aaa/AAA      $   243,894,000                19.000%           % (8)             8.18       06/03 - 04/13
  F         Baa1/BBB+     $    11,823,000                 9.375%           % (9)             9.95       05/13 - 05/13
  G          Baa2/BBB     $    11,823,000                 8.250%           % (10)            9.95       05/13 - 05/13
  H         Baa3/BBB-     $    11,822,000                 7.125%           % (10)            9.95       05/13 - 05/13
  J          Ba1/BB+      $    22,332,000                 5.000%           % (9)             9.95       05/13 - 05/13
  K           Ba2/BB      $    10,509,000                 4.000%           % (9)             9.95       05/13 - 05/13
  L          Ba3/BB-      $     7,882,000                 3.250%           % (9)             9.95       05/13 - 05/13
  M           B1/B+       $     5,254,000                 2.750%           % (9)             9.95       05/13 - 05/13
  N            B2/B       $     7,882,000                 2.000%           % (9)             9.95       05/13 - 05/13
  O           B3/B-       $     2,627,000                 1.750%           % (9)             9.95       05/13 - 05/13
  P          Caa2/CCC     $     5,255,000                 1.250%           % (9)            10.52       05/13 - 08/15
  Q           NR/NR       $    13,136,642                  N/A             % (9)            16.54       08/15 - 05/23

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in May 2036.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5)   These classes are not offered by this prospectus supplement.

(6) The Class X certificates collectively consist of the Class X-1 and Class X-2 certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount.

(7) Generally, the Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate is a fixed rate.

(9) The pass-through rate will be equal to the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate.

(10) The pass-through rate will be equal to: (a) a specified fixed rate for each class; (b) the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate; (c) the Weighted Average Net Mortgage Rate less a specified percentage for each class; or (d) the Weighted Average Net Mortgage Rate.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in May 2003. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in May 2003 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2003-C1 MORTGAGE POOL CHARACTERISTICS


CHARACTERISTICS                                         ENTIRE MORTGAGE POOL
------------------------------------------------------  --------------------
Initial pool balance .................................   $1,050,901,642
Number of mortgage loans .............................              103
Number of mortgaged properties .......................              133
Average balance as of the cut-off date ...............   $   10,202,929
Range of mortgage rates as of the cut-off date .......      5.100-7.690%
Weighted average mortgage rate .......................            5.901%
Weighted average remaining term to maturity ..........             13.5 months
Weighted average remaining amortization term .........            348.4 months
Weighted average debt service coverage ratio .........             1.54x
Weighted average loan-to-value ratio .................            69.46%


     The calculation of loan-to-value ratio and debt service coverage ratio is described in "Annex A" to this prospectus supplement.

                      SUMMARY OF SERIES 2003-C1 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.


                         RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF          Series 2003-C1 Mortgage              CLOSING DATE: On or about
 SERIES:           Pass-Through Certificates            May   , 2003.

 THE ISSUER:       GMAC Commercial Mortgage
                   Securities, Inc. Series 2003-C1      DETERMINATION DATE: The 1st
                   Trust formed to issue the            day of each month or, if the
                   mortgage pass-through                1st day is not a business day,
                   certificates and to acquire the      the immediately succeeding
                   mortgage pool.                       business day.

 DEPOSITOR:        GMAC Commercial Mortgage             COLLECTION PERIOD: For any
                   Securities, Inc.                     distribution date, the period
                   200 Witmer Road                      that begins immediately
                   Horsham, Pennsylvania                following the determination
                   19044-8015                           date in the prior calendar
                   (215) 328-4622                       month and continues through
                                                        and includes the
 SELLERS:          GMAC Commercial Mortgage             determination date in the
                   Corporation, German American         calendar month in which that
                   Capital Corporation, Morgan          however, for each mortgage
                   Stanley Mortgage Capital Inc.        distribution date occurs. The
                   and Goldman Sachs Mortgage           first collection period,
                   Company                              loan begins immediately
                                                        following its cut-off date.
 MASTER            GMAC Commercial Mortgage
 SERVICER:         Corporation
                                                        INTEREST ACCRUAL PERIOD: With
 SPECIAL           GMAC Commercial Mortgage             respect to any distribution
 SERVICER:         Corporation                          date, the calendar month
                                                        immediately preceding the
 TRUSTEE:          LaSalle Bank National                month in which such
                   Association                          distribution date occurs.

 FISCAL AGENT:     ABN AMRO Bank N.V.

 CUT-OFF           May 1, 2003 and
 DATES:            May 5, 2003

 DISTRIBUTION      The 10th day of each month or,
 DATE:             if the 10th day is not a business
                   day, the immediately succeeding
                   business day, beginning on
                   June 10, 2003.


THE MORTGAGE POOL

The mortgage pool will consist of 103 mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes.

The mortgaged property securing the Oakbrook Center Loan also secures the Oakbrook Center Companion Loans. The Oakbrook Center Companion Loans are not assets of the trust. The mortgaged property securing one mortgage loan, the Chandler Fashion Center Loan, also secures the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note. The Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note are not assets of the trust.

GMAC Commercial Mortgage Corporation is the seller of forty-eight (48) of the mortgage loans or 40.57% of the initial pool balance. German American Capital Corporation is the seller of thirty-four (34) of the mortgage loans or 34.86% of the initial pool balance. Morgan Stanley Mortgage Capital Inc. is the seller of seven (7) of the mortgage loans or 14.18% of the initial pool balance. Goldman Sachs Mortgage Company is the seller of fourteen (14) of the mortgage loans or 10.39% of the initial pool balance. The mortgage loans were originated between June 4, 2001 and May 6, 2003.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. "Annex B" to this prospectus supplement provides characteristics of the significant mortgage loans.


GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in twenty-nine (29) states. The following table lists the number and percentage of mortgaged properties that are located in the five (5) states with the highest concentrations of mortgaged properties.


                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
----------------   ------------   --------------
California              21             14.82%
Pennsylvania             9              9.62%
Arizona                  4              7.96%
Illinois                 3              7.60%
Florida                  8              6.69%


PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                        NUMBER OF     PERCENTAGE OF
                        MORTGAGED      INITIAL POOL
PROPERTY TYPE          PROPERTIES        BALANCE
-------------          ----------        -------
Anchored Retail            37            37.61%
Multifamily(1)             58            29.06%
Office                     23            20.27%
Industrial                 10             9.39%
Hospitality                 1             1.70%
Parking Garage              1             1.09%
Unanchored Retail           2             0.78%
Self-Storage                1             0.10%

---------------------
(1) Includes 23 manufactured housing properties representing 5.53% of the initial pool balance.


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but two (2) of the mortgage loans permit defeasance after a lockout period. Two (2) of the mortgage loans, representing 0.29% of the initial pool balance, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance."


PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool-- Calculations of Interest," and "--ARD Loans" in this prospectus supplement.


THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

  ---------------------------------------------
  Designation              Related Class(es)
  ---------------------------------------------
  Offered             Classes A-1, A-2, B, C,
  certificates        D and E
  ---------------------------------------------
  Senior              Classes X, A-1, A-1A
  certificates        and A-2
  ---------------------------------------------
  Interest-only       Class X
  certificates
  ---------------------------------------------
  Class A             Classes A-1, A-1A and
  certificates        A-2
  ---------------------------------------------
  Class X             Classes X-1 and X-2
  certificates
  ---------------------------------------------
  Subordinate         Classes B, C, D, E, F, G,
  certificates        H, J, K, L, M, N, O, P
                      and Q
  ---------------------------------------------
  Private             Classes X, A-1A, F, G,
  certificates        H, J, K, L, M, N, O, P
                      and Q
  ---------------------------------------------
  Residual            Classes R-I, R-II and
  certificates        R-III
  ---------------------------------------------
  REMIC               Classes X, A-1, A-1A,
  regular             A-2, B, C, D, E, F, G,
  certificates        H, J, K, L, M, N, O, P
                      and Q
  ---------------------------------------------


INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $1,050,901,642, but may vary upward or downward by no more than 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 81.00% and the subordinate certificates will comprise approximately 19.00% of the initial aggregate certificate balance of the certificates.


The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans, and certain properties securing the mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement, are identified as belonging to either loan group 1 or loan group 2 on "Annex A" to this prospectus supplement under the heading "Loan Group." For purposes of allocating collections between loan group 1 and loan group 2, each mortgaged property securing the mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement will be assumed to be an individual mortgage loan (an "allocated mortgage loan"). Each such allocated mortgage loan has an allocated loan amount and allocated annual debt service amount associated with it as described in "Annex A" to this prospectus supplement.

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

                ------------------------------------------------
                     Amount available to certificateholders
                ------------------------------------------------
                                         |
                                         |
                ------------------------------------------------
                                     Step 1
                         Distribution of interest to the
                              senior certificates
                ------------------------------------------------
                                         |
                                         |
                ------------------------------------------------
                                     Step 2
                        Distribution of principal to the
                     Class A-1 certificates and then to the
                        Class A-2 certificates from the
                       loan group 1 principal amount and
                      to the Class A-1A certificates from
                       the loan group 2 principal amount.
                ------------------------------------------------
                                         |
                                         |
                ------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                    due and principal due (in that order) on
                         each class of the subordinate
                      certificates. These distributions are
                    made in the priority of the alphabetical
                   order of the subordinate certificates and
                              as described herein.
                ------------------------------------------------
                                         |
                                         |
                ------------------------------------------------
                                     Step 4
                      Any remaining funds to the residual
                                  certificates
                ------------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

     o    1/12th of the pass-through rate for that class multiplied by

     o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates-- Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

     o    special servicing compensation;

     o interest on advances made by the master servicer, the trustee or the fiscal agent;

     o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

     o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:


                ------------------------------------------------
                                     Step 1
                     Reduce the certificate balances of the
                      Class Q, Class P, Class O, Class N,
                      Class M, Class L, Class K, Class J,
                      Class H, Class G, Class F, Class E,
                          Class D, Class C and Class B
                      certificates to zero, in that order
                ------------------------------------------------
                                         |
                                         |
                ------------------------------------------------
                                     Step 2
                     Reduce the certificate balances of the
                      Class A-1, Class A-1A and Class A-2
                         certificates pro rata, to zero
                ------------------------------------------------


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE OAKBROOK CENTER WHOLE LOAN

One of the Oakbrook Center Companion Loans is currently included in the Morgan Stanley Dean Witter Capital I Trust 2003-TOP9, Commercial Mortgage Pass-Through Certificates, Series 2003-TOP9 commercial mortgage securitization. In connection therewith, the Oakbrook Center Loan and the Oakbrook Center Companion Loans are currently being serviced and administered pursuant to the 2003-TOP9 Pooling and Servicing Agreement. The 2003-TOP9 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Oakbrook Center Whole Loan" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to advance its own funds to cover that shortfall. However, the master servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on ARD loans. If the master servicer fails to make a required advance, the trustee, or if the trustee fails to do so, the fiscal agent, will be required to make that advance. However, the trustee or the fiscal agent, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The master servicer, the trustee and the fiscal agent will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

The master servicer is required to make servicing advances with respect to the mortgaged property related to the Chandler Fashion Center Loan. See "Servicing of the Mortgage Loans-- Servicing of the Chandler Fashion Center Whole Loan" in this prospectus supplement.

Advances will be made on the Oakbrook Center Loan by the 2003-TOP9 Master Servicer pursuant to the 2003-TOP9 Pooling and Servicing Agreement as further described in this prospectus supplement. The master servicer will be required to make P&I advances with respect to the Oakbrook Center Loan that the 2003-TOP9 Master Servicer is required but fails to make, unless the 2003-TOP9 Master Servicer or the master servicer has determined that such advance would not be recoverable from collections on the Oakbrook Center Loan and the Oakbrook Center Companion Loans, as applicable. See "Servicing of the Mortgage Loans-- Servicing of the Oakbrook Center Whole Loan" in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the interest-only certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates-- Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates-- Book-Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

 o    the purchase price of the certificates;

 o    the applicable pass-through rate;

 o    the characteristics of the mortgage loans; and

 o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as regular interests in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that makes up the trust as separate real estate mortgage investment conduits. The certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2003-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in May 2036, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE            If losses on the mortgage loans are
MORTGAGE LOANS WILL REDUCE YOUR         allocated to your class of certificates,
PAYMENTS AND YIELD ON YOUR              the amount payable to you will be
CERTIFICATES                            reduced by the amount of these losses
                                        and the yield to maturity on your
                                        certificates will be reduced. Losses
                                        allocated to a class reduce the
                                        principal balance of the class without
                                        making a payment to the class.

                                        Because losses on the mortgage loans,
                                        together with expenses relating to
                                        defaulted mortgage loans, will be
                                        allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                        If the principal balance of all of the
                                        subordinate certificates has been
                                        reduced to zero due to losses on and
                                        expenses of defaulted mortgage loans,
                                        losses and expenses will be allocated
                                        pro rata to the Class A-1, Class A-1A
                                        and Class A-2 certificates.

                                        Reductions in the principal balance of
                                        any class will reduce the notional
                                        amount of the Class X certificates by a
                                        corresponding amount, resulting in
                                        smaller interest distributions to the
                                        Class X certificateholders. See
                                        "Description of the
                                        Certificates--Subordination; Allocation
                                        of Losses and Expenses" in this
                                        prospectus supplement.

DELINQUENCIES, LOSSES AND               The yield to maturity on the
PREPAYMENTS ON THE MORTGAGE             certificates will depend significantly
LOANS WILL AFFECT THE YIELD ON THE      on the rate and timing of payments of
CERTIFICATES                            principal and interest on the
                                        certificates. The rate and timing of
                                        principal and interest payments on the
                                        mortgage loans, including the rates of
                                        delinquency, loss and prepayment, will
                                        affect the rate and timing of
                                        payments of principal and interest on
                                        the certificates. Some of the mortgage
                                        loans are secured by cash reserves or
                                        other credit enhancement that, if
                                        certain leasing-related or other
                                        conditions are not met, may be applied
                                        to partially defease or prepay the
                                        related mortgage loan. See "Description
                                        of the Mortgage Pool--Earnouts and
                                        Additional Collateral Loans" and "Annex
                                        A" to this prospectus supplement. For a
                                        discussion of the impact on the yields
                                        of the certificates of the rate of
                                        delinquency, loss and prepayment on the
                                        mortgage loans, and factors that affect
                                        those rates, see "Yield and Maturity
                                        Considerations" and "Description of the
                                        Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT              None of the mortgage loans are insured
INSURED                                 or guaranteed by the United States, any
                                        governmental entity or instrumentality,
                                        by any private mortgage insurer or by
                                        the depositor, the underwriters, the
                                        master servicer, the special servicer,
                                        the sellers, the trustee or the fiscal
                                        agent. Therefore, you should consider
                                        payment on each mortgage loan to depend
                                        exclusively on the borrower and any
                                        guarantor(s) under the particular
                                        mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR         Affiliates of the depositor, the master
WHEN CERTIFICATEHOLDERS OF              servicer and the special servicer are
VARIOUS CLASSES HAVE DIFFERING          expected to purchase a portion of the
INTERESTS                               certificates. This ownership could cause
                                        a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the subordinate certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. The special servicer or an affiliate is expected to be a holder of such non-offered certificates.
                                        Furthermore, for so long as no Chandler
                                        Fashion Center Change of Control Event
                                        has occurred and is continuing, the
                                        holder of the Chandler Fashion Center B
                                        Note has the right to remove the special servicer with respect to the Chandler
                                        Fashion Center Loan and appoint a
                                        successor, which may be an affiliate of
                                        such holder. However, the pooling and
                                        servicing agreement provides that the
                                        mortgage loans are required to be
                                        administered in accordance with the
                                        servicing standard without regard to
                                        ownership of any certificate by the
                                        master servicer, the special servicer or any of their affiliates. See "Servicing of the Mortgage Loans--Servicing
                                        Standard" in this prospectus supplement.

                                        Additionally, any of those parties,
                                        especially if it or an affiliate holds
                                        certificates, or has financial interests in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

                                        In connection with the servicing of the
                                        mortgage loans, the majority
                                        certificateholder of the controlling
                                        class or, with respect to the Chandler
                                        Fashion Center Loan, the Chandler
                                        Fashion Center operating advisor, may
                                        withhold its approval to proposed
                                        actions to be taken by the master
                                        servicer or the special servicer that
                                        could adversely affect some or all of
                                        the classes of
                                        certificates. The majority
                                        certificateholder of the controlling
                                        class may have interests in conflict
                                        with those of the other
                                        certificateholders. The Chandler Fashion
                                        Center operating advisor may have
                                        interests in conflict with those of the
                                        certificateholders. As a result, it is
                                        possible that the majority
                                        certificateholder of the controlling
                                        class or, with respect to the Chandler
                                        Fashion Center Loan, the Chandler
                                        Fashion Center operating advisor, may
                                        withhold its approval to actions
                                        proposed by the master servicer or the
                                        special servicer. In such case, the
                                        majority certificateholder of the
                                        controlling class will have no liability to any other certificateholder for any action it takes or fails to take and the Chandler Fashion Center operating advisor will have no liability to any certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

                                        See "Servicing of the Mortgage
                                        Loans--The Majority Certificateholder of the Controlling Class," "--Chandler Fashion Center Operating Advisor," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and
                                        "--Modifications, Waivers, Amendments
                                        and Consents" in this prospectus
                                        supplement.

CONFLICTS OF INTEREST MAY ARISE IN      GMAC Commercial Mortgage Corporation
RELATION TO GMACCM'S HOLDING            holds a preferred equity interest in ARC
OF PREFERRED EQUITY INTERESTS IN        Real Estate Holding, LLC, an indirect
THE AFFILIATE OF A BORROWER             beneficial owner of a substantial
                                        interest in the borrower under one
                                        mortgage loan and as such, it has
                                        approval rights over all major decisions made with respect to the management of the borrower and certain control rights upon the occurrence of certain events, including an event of default under the mortgage loan. See "Annex B--The ARC
                                        Portfolio Loan" in this prospectus
                                        supplement. GMAC Commercial Mortgage
                                        Corporation is the master servicer,
                                        special servicer and an affiliate of the depositor. GMAC Commercial Mortgage
                                        Corporation's preferred equity interest
                                        could cause a conflict of interest
                                        between its duties to the trust as the
                                        master servicer or the special servicer
                                        and its interest as a preferred equity
                                        holder in ARC Real Estate Holding, LLC.

YOU WILL NOT HAVE ANY CONTROL           The Oakbrook Center Loan is secured by a
OVER THE SERVICING OF THE               mortgaged property that also secures the
OAKBROOK CENTER LOAN                    three other pari passu Oakbrook Center
                                        Companion Loans that are not assets of
                                        the trust. One of the Oakbrook Center
                                        Companion Loans is owned by the trust
                                        fund relating to the Commercial Mortgage
                                        Pass-through Certificates, Series
                                        2003-TOP9, issued on February 6, 2003.
                                        The mortgage note representing the
                                        Oakbrook Center Loan will be serviced
                                        pursuant to the 2003-TOP9 Pooling and
                                        Servicing Agreement. As a result, you
                                        will have less control over the
                                        servicing of the Oakbrook Center Loan
                                        than you would if the Oakbrook Center
                                        Loan was being serviced by the master
                                        servicer and the special servicer under
                                        the pooling and servicing agreement for
                                        these certificates. See "Servicing of
                                        the Mortgage Loans--Servicing of the
                                        Oakbrook Center Whole Loan" in this
                                        prospectus supplement.

ADVERSE ENVIRONMENTAL                   The trust could become liable for an
CONDITIONS AT A MORTGAGED               environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY            property. Any potential liability could
YOUR PAYMENTS                           reduce or delay payments to
                                        certificateholders.

                                        "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                        o   in which the adverse conditions were
                                            remediated or abated, or a "no
                                            further action" letter was issued by
                                            the applicable governmental agency,
                                            before the date of issuance of the
                                            certificates;

                                        o   in which an operations and
                                            maintenance plan or periodic
                                            monitoring of the mortgaged property
                                            or nearby properties was in place or
                                            recommended;

                                        o   involving a leaking underground
                                            storage tank or groundwater
                                            contamination at a nearby property
                                            that had not yet materially affected
                                            the mortgaged property and for which
                                            a responsible party either has been
                                            identified under applicable law or
                                            was then conducting remediation of
                                            the related condition;

                                        o   in which groundwater, soil or other
                                            contamination was identified or
                                            suspected at the subject mortgaged
                                            property, and a responsible party
                                            either has been identified under
                                            applicable law or was then
                                            conducting remediation of the
                                            related condition, or an escrow
                                            reserve, indemnity, environmental
                                            insurance or other collateral was
                                            provided to cover the estimated
                                            costs of continued monitoring,
                                            investigation, testing or
                                            remediation;

                                        o   involving radon; or

                                        o   in which the related borrower has
                                            agreed to seek a "no further action"
                                            letter or a "case closed" or similar
                                            status for the issue from the
                                            applicable governmental agency.

                                        Environmental insurance was obtained or
                                        in place at origination for eight (8) of the mortgage loans representing 5.17% of the initial pool balance, which provides coverage in an amount equal to the principal amount of the loan or an amount necessary to provide for certain remediation expenses. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                        To decrease the likelihood of
                                        environmental liability against the
                                        trust, the special servicer is required
                                        to obtain a satisfactory environmental
                                        site assessment of a mortgaged property
                                        and see that any required remedial
                                        action is taken before acquiring title
                                        or assuming its operation. See
                                        "Description of the Mortgage Pool--
                                        Underwriting Matters--Environmental
                                        Assessments and Insurance" in this
                                        prospectus supplement and "The Pooling
                                        and Servicing Agreements--Realization
                                        Upon Defaulted Mortgage Loans," "Risk
                                        Factors--Environmental conditions may
                                        subject the mortgaged property to liens
                                        or impose costs on the property owner"
                                        and "Legal Aspects of Mortgage
                                        Loans--Environmental Considerations" in
                                        the prospectus.

                                        Problems associated with mold may pose
                                        risks to the real property and may also
                                        be the basis for personal injury claims
                                        against a borrower. Although the
                                        mortgaged properties are required to be
                                        inspected periodically, there is no set
                                        of generally accepted standards for the
                                        assessment of mold currently in place.
                                        If left unchecked, the growth of mold
                                        could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

GEOGRAPHIC CONCENTRATION MAY            The five (5) states with the highest
INCREASE REALIZED LOSSES ON THE         concentration of mortgaged properties
MORTGAGE LOANS                          are listed in the table under "Summary
                                        of Series 2003-C1
                                        Transaction--Geographic Concentrations
                                        of the Mortgaged Properties." Any
                                        deterioration in the real estate market
                                        or economy or events in that state or
                                        region, including earthquakes,
                                        hurricanes and other natural disasters,
                                        may increase the rate of delinquency
                                        experienced with mortgage loans related
                                        to properties in that region. As a
                                        result, realized losses may occur on the mortgage loans in the trust.

                                        In addition, some mortgaged properties
                                        are located in states, such as
                                        California and Washington, that may be
                                        more susceptible to earthquakes, or
                                        states such as Florida and Texas, that
                                        may be more susceptible to hurricanes
                                        than properties located in other parts
                                        of the country. Generally the mortgaged
                                        properties are not insured for
                                        earthquake or hurricane risk. If
                                        mortgaged properties are insured, they
                                        may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE                  All of the mortgage loans are
NON-RECOURSE LOANS                      non-recourse loans. If a borrower
                                        defaults on a non-recourse loan, only
                                        the mortgaged property, and not the
                                        other assets of the borrower, is
                                        available to satisfy the debt. Even if
                                        the mortgage loan documents permit
                                        recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                        Consequently, you should consider
                                        payment on each mortgage loan to depend
                                        primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage
                                        Loans--Foreclosure--Anti-Deficiency
                                        Legislation" in the prospectus.

THE SELLER OF A MORTGAGE LOAN IS        The seller of each mortgage loan will be
THE ONLY ENTITY MAKING                  the only person making representations
REPRESENTATIONS AND WARRANTIES          and warranties on that mortgage loan.
ON THAT MORTGAGE LOAN                   Neither the depositor nor any of its
                                        other affiliates will be obligated to
                                        repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the
                                        Mortgage Pool--Assignment of the
                                        Mortgage Loans; Repurchases and
                                        Substitutions" and "--Representations
                                        and Warranties; Repurchases" in this
                                        prospectus supplement.

BALLOON PAYMENTS MAY INCREASE           Ninety-seven (97) mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND        represent 96.90% of the initial pool
EXTEND THE WEIGHTED AVERAGE LIFE        balance, require balloon payments at
OF YOUR CERTIFICATE                     their stated maturity.

                                        These mortgage loans involve a greater
                                        degree of risk than fully amortizing
                                        loans because the ability of a borrower
                                        to make a balloon payment typically
                                        depends on its ability to refinance the
                                        mortgage loan or sell the mortgaged
                                        property at a price sufficient to permit
                                        repayment. A borrower's ability to
                                        achieve either of these goals will be
                                        affected by:

                                        o   the availability of, and competition
                                            for, credit for commercial or
                                            multifamily real estate projects,
                                            which fluctuate over time;

                                        o   the prevailing interest rates;

                                        o   the fair market value of the
                                            property;

                                        o   the borrower's equity in the
                                            property;

                                        o   the borrower's financial condition;

                                        o   the operating history and occupancy
                                            level of the property;

                                        o   tax laws; and

                                        o   prevailing general and regional
                                            economic conditions.

                                        Any delay in collection of a balloon
                                        payment that otherwise would be
                                        distributable to a class, whether the
                                        delay is due to borrower default or to
                                        modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                        See "Servicing of the Mortgage Loans--
                                        Modifications, Waivers, Amendments and
                                        Consents," "Description of the Mortgage
                                        Pool--Balloon Loans" and "Yield and
                                        Maturity Considerations" in this
                                        prospectus supplement and "Risk
                                        Factors--Investment in commercial and
                                        multifamily mortgage loans is riskier
                                        than investment in single-family
                                        mortgage loans" and "Yield and Maturity
                                        Considerations" in the prospectus.

IF A BORROWER DOES NOT MAKE ITS         Four (4) mortgage loans, which represent
ARD PAYMENT, THE WEIGHTED               0.85% of the initial pool balance are
AVERAGE LIFE OF YOUR CLASS OF           ARD loans. An ARD loan has an
CERTIFICATES MAY BE EXTENDED            anticipated repayment date prior to its
                                        maturity date. The failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class Q certificates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO         Thirty-nine (39) mortgaged properties,
OPERATE AT A RETAIL PROPERTY COULD      securing mortgage loans that represent
ADVERSELY AFFECT ITS VALUE AND CASH     38.39% of the initial pool balance, are
FLOW                                    retail properties.

                                        A significant tenant ceasing to do
                                        business at a retail property could
                                        result in realized losses on the
                                        mortgage loans that may be allocated to
                                        your certificates. The loss of a
                                        significant tenant may be the result of
                                        the tenant's voluntary decision not to
                                        renew a lease or to terminate it in
                                        accordance with its terms, the
                                        bankruptcy or insolvency of the tenant,
                                        the tenant's general cessation of
                                        business activities or other reasons.
                                        There is no guarantee that any tenant
                                        will continue to occupy space in the
                                        related retail property.

                                        Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                        Thirty-seven (37) of the mortgaged
                                        properties, securing mortgage loans that represent 37.61% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant or one or more major tenants cease operations at that property or fails to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower's ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property. Three (3) mortgaged properties, securing mortgage loans that represent 0.63% of the initial pool balance, are single-tenant anchored retail properties. For a description of risk factors relating to single-tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

                                        Two (2) mortgaged properties, securing
                                        mortgage loans that represent 8.89% of
                                        the initial pool balance, have a theater tenant. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some theater operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, has led to bankruptcy filings.

                                        The bankruptcy of, or financial
                                        difficulties affecting, a major tenant
                                        may adversely affect a borrower's
                                        ability to make its mortgage loan
                                        payments.

RETAIL PROPERTIES ARE VULNERABLE        Changes in consumer preferences and
TO CHANGES IN CONSUMER                  market demographics may adversely affect
PREFERENCES                             the value and cash flow from retail
                                        properties, particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                        o   changes in consumer spending
                                            patterns;

                                        o   local competitive conditions, such
                                            as an increased supply of retail
                                            space or the construction of other
                                            shopping centers;

                                        o   the attractiveness of the properties
                                            and the surrounding neighborhood to
                                            tenants and their customers;

                                        o   with respect to value-oriented
                                            retail properties, such properties
                                            may contain tenants that sell
                                            discounted, "last season" or
                                            close-out merchandise, or may have
                                            higher than average seasonality in
                                            tenant sales, cash flows and
                                            occupancy levels;

                                        o   the public perception of the safety
                                            of the neighborhood; or

                                        o   the need to make major repairs or
                                            improvements to satisfy major
                                            tenants.

COMPETITION FROM ALTERNATIVE            Retail properties face competition from
RETAIL DISTRIBUTION CHANNELS MAY        sources outside their local real estate
ADVERSELY AFFECT THE VALUE AND          market. Catalog retailers, home shopping
CASH FLOW FROM RETAIL PROPERTIES        networks, the internet, telemarketing
                                        and outlet centers all compete with more traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND             Fifty-eight (58) mortgaged properties,
RENT LEVELS ON MULTIFAMILY              securing mortgage loans that represent
PROPERTIES COULD ADVERSELY AFFECT       29.06% of the initial pool balance, are
THEIR VALUE AND CASH FLOW               multifamily rental properties (including
                                        twenty-three (23) mortgaged properties,
                                        securing mortgage loans that represent
                                        5.53% of the initial pool balance, that
                                        are manufactured housing properties). A
                                        decrease in occupancy or rent levels at
                                        these properties could result in
                                        realized losses on the mortgage loans.
                                        Occupancy and rent levels at a
                                        multifamily property may be adversely
                                        affected by:

                                        o   local, regional or national economic
                                            conditions, which may limit the
                                            amount of rent that can be charged
                                            for rental units or result in a
                                            reduction in timely rent payments;

                                        o   construction of additional housing
                                            units in the same market;

                                        o   local military base or
                                            industrial/business closings;

                                        o   the tenant mix (such as tenants
                                            being predominantly students,
                                            military personnel, corporate
                                            tenants or employees of a particular
                                            business);

                                        o   developments at local colleges and
                                            universities;

                                        o   national, regional and local
                                            politics, including
                                            current or future rent stabilization
                                            and rent control laws and
                                            agreements;

                                        o   trends in the senior housing market;

                                        o   the level of mortgage interest
                                            rates, which may encourage tenants
                                            in multifamily rental properties to
                                            purchase housing; and

                                        o   a lack of amenities, unattractive
                                            physical attributes or bad
                                            reputation of the mortgaged
                                            property.

THE VALUE AND SUCCESSFUL                Twenty-three (23) multifamily
OPERATION OF MANUFACTURED               properties, which secure mortgage loans
HOUSING PROPERTIES WILL BE              that represent 5.53% of the initial pool
AFFECTED BY VARIOUS FACTORS             balance, are manufactured housing
                                        properties. Many of the factors that
                                        affect the value of multifamily housing
                                        properties also apply to manufactured
                                        housing properties. In addition,
                                        manufactured housing properties are
                                        generally considered to be "special
                                        purpose" properties because they cannot
                                        readily be converted to general
                                        residential, retail or office use. Some
                                        states, in fact, regulate changes in the use of manufactured housing properties.
                                        For example, some states require the
                                        landlord of a manufactured housing
                                        property to notify its tenants in
                                        writing a substantial period of time
                                        before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

RESTRICTIONS IMPOSED ON                 Tax credit, city, state and federal
MULTIFAMILY PROPERTIES BY               housing subsidies, rent stabilization,
GOVERNMENT PROGRAMS COULD ALSO          elder housing or similar programs may
ADVERSELY AFFECT THEIR VALUE AND        apply to multifamily properties. The
CASH FLOW                               limitations and restrictions imposed by
                                        these programs could result in realized
                                        losses on the mortgage loans that may be allocated to your class of certificates.
                                        These programs may include:

                                        o   rent limitations that could
                                            adversely affect the ability of
                                            borrowers to increase rents to
                                            maintain the condition of their
                                            mortgaged properties and satisfy
                                            operating expenses; and

                                        o   tenancy and tenant income
                                            restrictions that may reduce the
                                            number of eligible tenants in those
                                            mortgaged properties and result in a
                                            reduction in occupancy rates.

                                        The differences in rents between
                                        subsidized or supported properties and
                                        other multifamily rental properties in
                                        the same area may not be a sufficient
                                        economic incentive for some eligible
                                        tenants to reside at a subsidized or
                                        supported property that may have fewer
                                        amenities or be less attractive as a
                                        residence.

STUDENT HOUSING PROPERTIES IN THE       Certain multifamily properties are
MORTGAGE POOL WILL SUBJECT YOUR         student housing properties or have a
INVESTMENT TO THE SPECIAL RISKS OF      high concentration of student tenants.
STUDENT HOUSING PROPERTIES              Properties with a high concentration of
                                        student tenants may be more susceptible
                                        to damage or wear and tear than other
                                        types of multifamily housing due to
                                        their tenant mix, although borrowers are generally required to fund larger reserves to cover related costs. Student housing may experience more frequent tenant turnover than other types of multifamily housing due to shorter-term leases. Additionally, construction of additional housing units in any particular market (for example, if local colleges or universities construct dormitories or off-campus housing), may affect occupancy and rent levels at the mortgaged properties, and student housing units may be difficult to convert to general residential use due to their location, layout or lack of amenities.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT              Twenty-three (23) mortgaged properties,
BUSINESSES OR CHANGES IN                securing mortgage loans that represent
DEMOGRAPHIC CONDITIONS COULD            20.27% of the initial pool balance, are
ADVERSELY AFFECT THE VALUE AND          office properties. Economic decline in
CASH FLOW FROM OFFICE PROPERTIES        the businesses operated by the tenants
                                        of office properties may increase the
                                        likelihood that the tenants may be
                                        unable to pay
                                        their rent, which could result in
                                        realized losses on the mortgage loans
                                        that may be allocated to your class of
                                        certificates. A number of economic and
                                        demographic factors may adversely affect the value of office properties, including:

                                        o   the quality of the tenants in the
                                            building;

                                        o   the physical attributes of the
                                            building in relation to competing
                                            buildings;

                                        o   access to transportation;

                                        o   the availability of tax benefits;

                                        o   in the case of medical office uses,
                                            access and proximity to ancillary
                                            demand generators such as hospitals
                                            and medical centers;

                                        o   the strength and stability of
                                            businesses operated by the tenant or
                                            tenants;

                                        o   the desirability of the location for
                                            business; and

                                        o   the cost of refitting office space
                                            for a new tenant, which is often
                                            significantly higher than the cost
                                            of refitting other types of
                                            properties for new tenants.

                                        These risks may be increased if rental
                                        revenue depends on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Four (4) mortgaged properties, securing mortgage loans that represent 2.75% of the initial pool balance, are secured by single- tenant office properties. For a description of risk factors relating to single-tenant office properties and properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.


COMPETITION WITH OTHER OFFICE           Competition from other office properties
PROPERTIES COULD ALSO ADVERSELY         in the same market could decrease
AFFECT THE VALUE AND CASH FLOW          occupancy or rental rates at office
FROM OFFICE PROPERTIES                  properties. Decreased occupancy or
                                        rental revenues could result in realized losses on the mortgage loans that may be allocated to your class of certificates.
                                        A property's age,
                                        condition, design (such as floor sizes
                                        and layout), location, access to
                                        transportation and ability to offer
                                        amenities to its tenants, including
                                        sophisticated building systems (such as
                                        fiber optic cables, satellite
                                        communications or other base building
                                        technological features) may affect the
                                        property's ability to compete with
                                        office properties in the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND                 Ten (10) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD            mortgage loans that represent 9.39% of
ADVERSELY AFFECT THE VALUE AND          the initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL               properties. Economic decline in the
PROPERTIES                              businesses operated by the tenants of
                                        industrial properties could result in
                                        realized losses on the mortgage loans
                                        that may be allocated to your class of
                                        certificates.

                                        These risks are similar to those of
                                        tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. Five (5) mortgaged properties securing mortgage loans representing 3.70% of the initial pool balance, are single-tenant industrial properties. For a description of risk factors relating to single-tenant industrial properties and properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.

                                        Site characteristics at industrial
                                        properties may impose restrictions that
                                        may limit the properties' suitability
                                        for tenants, affect the value of the
                                        properties and contribute to losses on
                                        the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                        o   clear heights;

                                        o   column spacing;

                                        o   number of bays and bay depths;

                                        o   truck turning radius;

                                        o   divisibility;

                                        o   zoning restrictions; and

                                        o   overall functionality and
                                            accessibility.

                                        An industrial property also requires
                                        availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                        Properties used for industrial purposes
                                        may be more prone to environmental
                                        concerns than other property types.
                                        Increased environmental risks could
                                        adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR             One (1) mortgaged property, securing a
OCCUPANCY AT A HOSPITALITY              mortgage loan that represents 1.70% of
PROPERTY COULD ADVERSELY AFFECT         the initial pool balance, is a
ITS VALUE AND CASH FLOW                 hospitality property. A decrease in room
                                        rates or occupancy at hospitality
                                        properties could result in realized
                                        losses on the mortgage loans that may be allocated to your class of certificates.
                                        Room rates and occupancy levels may
                                        depend upon the following factors:

                                        o   the proximity of a hospitality
                                            property to major population centers
                                            or attractions;

                                        o   adverse local, regional or national
                                            economic conditions or the existence
                                            or construction of competing
                                            hospitality properties. Because
                                            hospitality property rooms typically
                                            are rented for short periods of
                                            time, the performance of hospitality
                                            properties tends to be affected by
                                            adverse economic conditions and
                                            competition more quickly than other
                                            commercial properties;

                                        o   a hospitality property's ability to
                                            attract customers and a portion of
                                            its revenues may depend on its
                                            having a liquor license. A
                                            liquor license may not be
                                            transferable if a foreclosure on the
                                            mortgaged property occurs;

                                        o   in many parts of the country the
                                            hotel and lodging industry is
                                            seasonal in nature. Seasonality will
                                            cause periodic fluctuations in room
                                            and other revenues, occupancy
                                            levels, room rates and operating
                                            expenses; and

                                        o   limited service hospitality
                                            properties have lower barriers to
                                            entry than other types of
                                            hospitality properties, and
                                            over-building could occur.

                                        The viability of hospitality properties
                                        that are franchisees of national,
                                        international or regional hotel chains
                                        or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                        In addition, air travel has been
                                        significantly reduced since the
                                        terrorist attacks on the World Trade
                                        Center and the Pentagon on September 11,
                                        2001 and recent military action in Iraq
                                        and Afghanistan, which has had a
                                        negative effect on revenues for
                                        hospitality properties. See "--The
                                        effect on certificateholders of recent
                                        events in the United States is unclear."

RISKS ASSOCIATED WITH OTHER
PROPERTY TYPES:

LIMITED ALTERNATIVE USES OF OTHER       One (1) mortgaged property, securing a
PROPERTY TYPES COULD ADVERSELY          mortgage loan that represents 1.09% of
AFFECT THEIR VALUE AND CASH FLOW        the initial pool balance, is a parking
                                        garage that has limited alternative
                                        uses. One (1) mortgaged property,
                                        securing a mortgage loan that represents
                                        0.10%
                                        of the initial pool balance, is a
                                        self-storage property that has limited
                                        alternative uses. These limited
                                        alternative uses could result in
                                        realized losses on the mortgage loans
                                        that may be allocated to your class of
                                        certificates. Mortgage loans secured by
                                        such property types may pose risks not
                                        associated with mortgage loans secured
                                        by liens on other types of income
                                        producing mortgaged properties.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT          Cash flow or value of a mortgaged
CREDIT RISK ON THE MORTGAGE LOANS       property could be reduced if tenants are
                                        unable to meet their lease obligations
                                        or become insolvent. The inability of
                                        tenants to meet their obligations may
                                        result in realized losses on the
                                        mortgage loans that may be allocated to
                                        your class of certificates.

                                        o   If tenant sales in retail properties
                                            decline, rents based on sales will
                                            decline. Tenants may be unable to
                                            pay their rent or other occupancy
                                            costs as a result of poor cash flow
                                            due to sales declines or a reduction
                                            in the amount of the gross sales
                                            component of rent. If a tenant
                                            defaults, the borrower may
                                            experience delays and costs in
                                            enforcing the lessor's rights.

                                        o   If a tenant were to become insolvent
                                            and subject to any bankruptcy or
                                            similar law, the collection of
                                            rental payments could be interrupted
                                            and foreclosure on the mortgaged
                                            property made more difficult. See
                                            "Legal Aspects of Mortgage
                                            Loans--Bankruptcy Laws" in the
                                            prospectus.

TENANT CONCENTRATION ENTAILS RISKS      In those cases where a mortgaged
BECAUSE THE FINANCIAL CONDITION OF      property is leased to a single tenant,
A SINGLE TENANT OR A FEW TENANTS        or is primarily leased to one or a small
MAY ADVERSELY AFFECT NET CASH           number of major tenants, a deterioration
FLOW                                    in the financial condition or a change
                                        in the plan of operations of that tenant can have a particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                        Twelve (12) of the mortgaged properties, securing mortgage loans that represent 7.08% of the initial pool balance, are single-tenant properties.

                                        In addition, retail, office or
                                        industrial properties also may be
                                        adversely affected if there is a
                                        concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                        These adverse financial effects could
                                        result in insufficient cash flow
                                        received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

LOSSES MAY BE CAUSED BY THE             The income from and market value of
EXPIRATION OF, OR TENANT DEFAULTS       retail, office, multifamily and
ON, LEASES                              industrial properties would decline if
                                        leases expired or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                        If leases are not renewed at all or are
                                        not renewed on favorable terms, the
                                        trust may experience realized losses on
                                        the mortgage loans that may be allocated to your class of certificates.

                                        Even if borrowers successfully relet
                                        vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex
                                        A--Characteristics of the Mortgage
                                        Loans--Certain Reserves" for information regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES            Leases at certain mortgaged properties
CONTAIN EARLY TERMINATION OR            are subject to provisions which may
SURRENDER PROVISIONS THAT COULD         entitle the tenant to surrender a
REDUCE CASH FLOW FROM TENANTS           portion of the demised premises or
                                        terminate the lease prior to the
                                        expiration date of the lease. These
                                        provisions may affect cash flow from
                                        tenants and affect a borrower's ability
                                        to make its mortgage loan payments.

TENANT BANKRUPTCY ENTAILS RISKS         The bankruptcy or insolvency of a major
                                        tenant, such as an anchor tenant, or a
                                        number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See
                                        "Legal Aspects of Mortgage Loans" in the prospectus.

LOSSES MAY BE CAUSED BY                 Losses may be realized on the mortgage
INADEQUATE PROPERTY MANAGEMENT          loans that may be allocated to your
                                        class of certificates if property
                                        management is inadequate. Property
                                        managers are normally responsible for
                                        the following activities:

                                        o   responding to changes in the local
                                            market;

                                        o   planning and implementing the rental
                                            structure, including establishing
                                            levels of rent payments; and

                                        o   ensuring that maintenance and
                                            capital improvements are carried out
                                            in a timely fashion.

                                        Sound property management controls
                                        costs, provides appropriate service to
                                        tenants and ensures that improvements
                                        are maintained.

                                        Sound property management can also
                                        maintain cash flow, reduce vacancy,
                                        leasing and repair costs and preserve
                                        building value. Property management
                                        errors can impair the long-term
                                        viability of a property.

CONFLICTS OF INTEREST BETWEEN           Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS            borrowers may experience conflicts of
MAY RESULT IN LOSSES                    interest in the management or ownership
                                        of mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates.
                                        These conflicts of interest may exist
                                        because:

                                        o   the mortgaged properties may be
                                            managed by property managers
                                            affiliated with the borrowers;

                                        o   the mortgaged properties may be
                                            managed by property managers who
                                            also manage other properties that
                                            compete with the mortgaged
                                            properties; and

                                        o   affiliates of the managers or the
                                            borrowers, or the managers or the
                                            borrowers or both, may also develop
                                            or own other properties, including
                                            competing properties.

LOSSES MAY RESULT IF THE SPECIAL        An appraisal was conducted for each
SERVICER IS UNABLE TO SELL A            mortgaged property in connection with
MORTGAGED PROPERTY SECURING A           the origination of the related mortgage
DEFAULTED MORTGAGE LOAN FOR ITS         loan or thereafter, and the loan-to-
APPRAISED VALUE                         value ratios as of the applicable
                                        cut-off date referred to in this
                                        prospectus supplement are based on the
                                        appraisals. If the special
                                        servicer forecloses on a mortgaged
                                        property and realizes liquidation
                                        proceeds that are less than the
                                        appraised value, a realized loss on the
                                        mortgage loan could result that may be
                                        allocated to your class of certificates.

                                        Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the special servicer may be unable to sell the related mortgaged property for its appraised value.

                                        Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.

ADDITIONAL SECURED DEBT ON THE          In addition to the Chandler Fashion
MORTGAGED PROPERTY MAY INCREASE         Center Loan, two (2) mortgaged
RISKS                                   properties are encumbered by secured
                                        subordinate debt. See "Description of
                                        the Mortgage Pool--Secured Subordinate
                                        Debt" and "--The Chandler Fashion Center
                                        Whole Loan" in this prospectus
                                        supplement. Furthermore, the mortgaged
                                        property that secures the Oakbrook
                                        Center Loan, representing 5.67% of the
                                        initial pool, also secures the Oakbrook
                                        Center Companion Loans on a pari passu
                                        basis. See "Description of the Mortgage
                                        Pool--The Oakbrook Center Whole Loan" in this prospectus supplement. The existence of additional indebtedness and the enforcement of any additional lender's interest in the mortgaged property may adversely affect the borrower's financial viability and enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                        The borrower's financial viability or
                                        the enforcement of the trust's interest
                                        could be adversely affected by
                                        subordinate or pari passu financing
                                        because:

                                        o   refinancing the mortgage loan at
                                            maturity for the purpose of making
                                            any balloon payments may be more
                                            difficult;

                                        o   reduced cash flow could result in
                                            deferred maintenance; and

                                        o   if the borrower defaults after the
                                            holder of the pari passu debt or the
                                            subordinated debt files for
                                            bankruptcy or is placed in
                                            involuntary receivership,
                                            foreclosing on the mortgaged
                                            property could be delayed.

                                        All of the mortgage loans either
                                        prohibit the borrower from encumbering
                                        the mortgaged property with additional
                                        secured debt or require the consent of
                                        the holder of the first lien before so
                                        encumbering the mortgaged property. A
                                        violation of this prohibition, however,
                                        may not become evident until the
                                        mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY               For four (4) mortgage loans, which
EQUITY IN THE BORROWER MAY              represent 5.39% of the initial pool
INCREASE RISKS                          balance, the direct parents of the
                                        related borrowers have incurred
                                        mezzanine debt. Additionally, any
                                        mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see
                                        "Description of the Mortgage
                                        Pool--Unsecured Subordinate and
                                        Mezzanine Financing" in this prospectus
                                        supplement.

RELATED BORROWERS MAY MAKE              Some borrowers under the mortgage loans
LOSSES ON THE MORTGAGE LOANS            are affiliated or under common control
MORE SEVERE                             with one another. The mortgage pool
                                        includes eight (8) groups of mortgage
                                        loans, representing 8.14% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than
                                        2.06% of the initial pool balance. These eight (8) groups include two groups of cross-collateralized loans containing five (5) mortgage loans that represent in the aggregate 2.10% of the initial pool balance. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                        For example, a borrower that owns or
                                        controls several mortgaged properties
                                        and experiences financial difficulty at
                                        one mortgaged property might defer
                                        maintenance at other mortgaged
                                        properties to satisfy current expenses
                                        of the mortgaged property experiencing
                                        financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers,
                                        Cross-Collateralized Mortgage Loans and
                                        Mortgage Loans Collateralized by
                                        Multiple Properties" in this prospectus
                                        supplement and "Legal Aspects of
                                        Mortgage Loans--Bankruptcy Laws" in the
                                        prospectus.

LOSSES COULD RESULT FROM                Five (5) mortgage loans, representing
LIMITATION ON ENFORCEABILITY OF         2.10% of the initial pool balance, are
CROSS-COLLATERALIZATION                 cross-collateralized with each other.
                                        The borrowers under three (3) such
                                        mortgage loans, identified by control
                                        numbers 24, 25 and 26 on "Annex A" to
                                        this prospectus supplement, which
                                        represent 1.11% of the initial pool
                                        balance, may terminate such
                                        cross-collateralization upon the
                                        satisfaction of certain conditions set
                                        forth in the related loan documents. See
                                        "Description of the Mortgage
                                        Pool--Related Borrowers,
                                        Cross-Collateralized Mortgage Loans and
                                        Mortgage Loans Collateralized by
                                        Multiple Properties."
                                        Cross-collateralization arrangements
                                        involving more than one borrower could
                                        be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                        Generally, under federal and most state
                                        fraudulent conveyance statutes, a lien
                                        granted by a borrower to secure
                                        repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                        o   the borrower was insolvent at the
                                            time of granting the lien, was
                                            rendered insolvent by the granting
                                            of the lien, or was left with
                                            inadequate capital or was unable to
                                            pay its debts as they matured; and

                                        o   when it allowed its mortgaged
                                            property to be encumbered by a lien
                                            securing the entire indebtedness
                                            represented by the other
                                            mortgage loan, the borrower did not
                                            receive fair consideration or
                                            reasonably equivalent value in
                                            return.

                                        The additional security provided by
                                        cross-collateralization would not be
                                        available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO           Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS         "foreclosure property" acquired by the
TO CERTIFICATEHOLDERS                   trust will reduce the net proceeds
                                        available for distribution to
                                        certificateholders. If the trust
                                        acquires a mortgaged property after a
                                        default on the related mortgage loan
                                        under a foreclosure or delivery of a
                                        deed in lieu of foreclosure, that
                                        property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON REMEDIES       Some jurisdictions, including
MAY REDUCE PAYMENTS TO                  California, have laws that prohibit more
CERTIFICATEHOLDERS                      than one "judicial action" to enforce a
                                        mortgage, and some courts have viewed
                                        the term "judicial action" broadly. The
                                        pooling and servicing agreement will
                                        require the special servicer to obtain
                                        legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.
                                        See "Legal Aspects of Mortgage
                                        Loans--Foreclosure" in the prospectus.

                                        Because of these considerations, the
                                        ability of the special servicer to
                                        foreclose on the mortgage loans may be
                                        limited by the application of state
                                        laws. Actions could also subject the
                                        trust to liability as a
                                        "mortgagee-in-possession" or result in
                                        equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE          Operation of the federal bankruptcy code
ABILITY OF A LENDER TO ENFORCE          and related state laws may interfere
REMEDIES                                with the ability of a lender to
                                        foreclose upon a mortgaged property and
                                        to take other actions to enforce its
                                        remedies against the borrower or the
                                        mortgaged property. For a description of risks related to bankruptcy, see "Legal
                                        Aspects of Mortgage Loans--Bankruptcy
                                        Laws" in the prospectus.

INCREASES IN GROUND RENTS MAY           Two (2) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S           mortgage loans which represent 0.92% of
ABILITY TO MAKE PAYMENTS UNDER A        the initial pool balance, are subject
RELATED MORTGAGE LOAN AND CAUSE         solely to the lien of a mortgage on the
REALIZED LOSSES ON THE MORTGAGE         borrower's leasehold interest under a
LOANS                                   ground lease.

                                        Mortgage loans secured by leasehold
                                        interests may provide for the resetting
                                        of ground lease rents based on factors
                                        such as the fair market value of the
                                        related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                        The bankruptcy of a lessor or a lessee
                                        under a ground lease could result in
                                        losses on the mortgage loans. Upon
                                        bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                        Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                        o   It requires the lessor to give the
                                            leasehold mortgagee notice of lessee
                                            defaults and an opportunity to cure
                                            them.

                                        o   It permits the leasehold estate to
                                            be assigned to and by the leasehold
                                            mortgagee at and after a foreclosure
                                            sale.

                                        o   It contains certain other protective
                                            provisions typically included in a
                                            "mortgageable" ground lease.

                                        See "Description of the Mortgage
                                        Pool--Ground Leases" in this prospectus
                                        supplement.

YOUR PAYMENTS MAY BE REDUCED            Noncompliance with zoning and building
OR DELAYED IF ZONING AND BUILDING       codes may cause the borrower to
CODE NONCOMPLIANCE ON THE               experience cash flow delays and
MORTGAGED PROPERTIES ADVERSELY          shortfalls. These delays or shortfalls
AFFECTS THE ABILITY OF BORROWERS TO     in payments could result in realized
MAKE PAYMENTS ON THE MORTGAGE           losses in the mortgage loans that may be
LOANS                                   allocated to your class of certificates.

                                        Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

CHANGES IN CONCENTRATIONS OF            As the mortgage loans are repaid,
BORROWERS, MORTGAGE LOANS OR            liquidated or repurchased, the
PROPERTY CHARACTERISTICS MAY            characteristics of the pool may vary.
INCREASE THE LIKELIHOOD OF LOSSES       For example, the relative concentrations
ON THE CERTIFICATES                     of properties, geographic location,
                                        property characteristics, and number of
                                        borrowers and affiliated borrowers may
                                        change. Classes that have a lower
                                        priority for payment of principal are
                                        more likely to be exposed to risks
                                        associated
                                        with any of these changes.


COMPLIANCE WITH THE AMERICANS           If a borrower were required to pay
WITH DISABILITIES ACT MAY REDUCE        expenses and fines imposed by the
PAYMENTS TO CERTIFICATEHOLDERS          Americans with Disabilities Act of 1990,
                                        the amount available to make payments on its mortgage loan would be reduced.
                                        Reductions in funds available to make
                                        mortgage loan payments could result in
                                        realized losses on the mortgage loans
                                        that may be allocated to your class of
                                        certificates. Under the Americans with
                                        Disabilities Act, all public
                                        accommodations are required to meet
                                        federal requirements related to access
                                        and use by disabled persons. If the
                                        mortgaged properties do not comply with
                                        this law, the borrowers may be required
                                        to incur costs of compliance.
                                        Noncompliance could result in the
                                        imposition of fines by the federal
                                        government or an award of damages to
                                        private litigants.

LITIGATION MAY REDUCE PAYMENTS          Principals or affiliates of certain
TO CERTIFICATEHOLDERS                   borrowers may have been involved in
                                        bankruptcy or similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

RISKS RELATING TO ENFORCEABILITY OF     Provisions requiring yield maintenance
YIELD MAINTENANCE CHARGES OR            charges, penalty charges or lockout
DEFEASANCE PROVISIONS MAY               periods may not be enforceable in some
REDUCE PAYMENTS TO                      states and under federal bankruptcy law.
CERTIFICATEHOLDERS                      Provisions requiring yield maintenance
                                        charges also may be interpreted as
                                        constituting the collection of interest
                                        for usury purposes. Accordingly, there
                                        is no assurance that the obligation to
                                        pay any yield maintenance charge or
                                        penalty charge will be enforceable.
                                        Also, there is no assurance that
                                        foreclosure proceeds will be sufficient
                                        to pay an enforceable yield maintenance
                                        charge. Additionally, although the
                                        collateral substitution provisions
                                        related to defeasance do not have the
                                        same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE EFFECT ON CERTIFICATEHOLDERS OF     The terrorist attacks on the World Trade
RECENT EVENTS IN THE UNITED             Center and the Pentagon on September 11,
STATES IS UNCLEAR                       2001, recent disclosures of wrongdoing
                                        or financial misstatements by major
                                        corporations and financial institutions, recent military action in Iraq and Afghanistan and other factors appear to be having adverse effects on general economic conditions and general market liquidity and, with substantial reported losses by various companies including telecommunications conglomerates, energy companies, airlines, insurance providers, aircraft makers, the hospitality industry and others, have been reported to result in a decrease in consumer confidence that could cause a general slowdown in economic growth.

RECENT DEVELOPMENTS MAY LIMIT           The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR            borrowers to maintain hazard insurance
INCREASE THE COST OF INSURANCE          policies on the mortgaged properties as
REQUIRED BY THE MORTGAGE LOANS          well as comprehensive general liability
                                        and business interruption or rent loss
                                        insurance policies. These insurance
                                        policies are generally subject to
                                        periodic renewals during the term of the related mortgage loans. As a result of the September 11, 2001 terrorist attacks, insurance coverage may be more difficult to obtain or renew at comparable rates. Many insurance companies are in the process of reexamining many aspects of their business in light of the increased risks of future terrorist activities and anticipated large increases in reinsurance rates. Since September 11,
                                        2001, primary insurance carriers have
                                        been negotiating reinsurance treaties
                                        with reinsurance carriers (which assume
                                        some of the risk of the policies sold by primary insurers). Many of these renegotiated reinsurance treaties have not only increased premium costs but also contain express exclusions for
                                        "acts of terrorism." It is also likely
                                        that, as a result of the financial
                                        impact of September 11, 2001, many
                                        primary insurers may
                                        not be able to obtain or maintain
                                        reinsurance regardless of the cost or
                                        the terms. Although some state
                                        regulators have permitted insurance
                                        carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, it is unclear whether other state regulators may do so. This may result in insurers withdrawing from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to the mortgaged properties.
                                        There can be no certainty that policies
                                        which are renewed will continue to
                                        provide coverage for terrorist attacks.
                                        The policies may contain some conditions and exclusions to coverage, including exclusions related to some or all acts of terrorism. Insurance policies for three (3) mortgaged properties, securing mortgage loans which represent 4.28% of the initial pool balance, currently have no coverage for terrorism or terrorist acts or coverage in an amount less than the outstanding principal balance of such mortgage loan. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

                                        The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                        Through December 2004, insurance
                                        carriers are required under the program
                                        to provide terrorism coverage in their
                                        basic "all-risk" policies. By September
                                        1, 2004, the Secretary of the Treasury
                                        must determine whether mandatory
                                        participation should be extended through
                                        December 2005. However, the Terrorism
                                        Insurance Program
                                        applies to United States risks only and
                                        to acts that are committed by an
                                        individual or individuals acting on
                                        behalf of a foreign person or foreign
                                        interest as an effort to influence or
                                        coerce United States civilians or the
                                        United States government. It is unclear
                                        what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, because the Terrorism Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31,
                                        2005). There can be no assurance that
                                        this temporary program will create any
                                        long-term changes in the availability
                                        and cost of such insurance. Moreover,
                                        there can be no assurance that such
                                        program will be renewed or extended or
                                        that subsequent terrorism insurance
                                        legislation will be passed upon its
                                        expiration.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


     CALCULATIONS OF INTEREST

     101 of the mortgage loans, which represent 88.96% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Two (2) of the mortgage loans, which represent 11.04% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Thirteen (13) mortgage loans, which represent 11.11% of the initial pool balance, provide for payments of interest only for up to 24 months after origination, during which period no payments of principal are due. Six (6) of these mortgage loans, which represent 5.78% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that the ARD loans will accrue interest at an increased rate if not repaid on or before its anticipated repayment date.


     BALLOON LOANS

     Ninety-seven (97) of the mortgage loans, which represent approximately 96.90% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Thirteen (13) of the mortgage loans, which represent approximately 11.11% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


     ARD LOANS

     Four (4) mortgage loans, which represent approximately 0.85% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, such ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus either 3.00% or 4.00% per annum, as specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loan has been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on such ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under an ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class Q certificates.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes two (2) fully amortizing mortgage loans, which represent 2.25% of the initial pool balance.


     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. 101 of the mortgage loans, which represent 99.15% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on the ARD loans) or both to be due on the first day of each month. Two (2) of the mortgage loans, which represent 0.85% of the initial pool balance, provide for due dates on the fifth of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten days.


     DEFEASANCE

     101 of the mortgage loans, which represent 99.71% of the initial pool balance, provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option (except that, with respect to three (3) mortgage loans, identified by control numbers 24, 25 and 26 on "Annex A" to this prospectus supplement, which represent 1.11% of the initial pool balance, for so long as such loans are cross-collateralized, the borrowers may only exercise a defeasance option with respect to such mortgage loans by defeasing all three mortgage loans) to obtain the release of one or more of the mortgaged properties from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee,

          o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America, and

          o    that provides payments:

               o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of the ARD loans, and

               o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, except for two (2) of the mortgage loans representing approximately 0.85% of the initial pool balance, which permit the related borrower to defease the related mortgage loan prior to the second anniversary of the closing date. These loans are identified by control numbers 48 and 88 on "Annex A" to this prospectus supplement. Each early defeasance loan will constitute the primary asset of a separate single loan REMIC.

     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates-- Distributions" and "--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, or any mortgage loan seller. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes eight (8) groups of mortgage loans, representing 8.14% of the initial pool balance, made to affiliated or related borrowers. These eight (8) groups include two (2) groups of cross-collateralized loans containing five (5) mortgage loans, which represent in the aggregate 2.10% of the initial pool balance. Five (5) mortgage loans, other than the cross-collateralized mortgage loans, which represent 10.21% of the initial pool balance, are secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is 103, while the total number of mortgaged properties in the mortgage pool is 133. In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. The borrowers under three (3) such mortgage loans, identified by control numbers 24, 25 and 26 on "Annex A" to this prospectus supplement, which represent 1.11% of the initial pool balance, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.


     THE OAKBROOK CENTER WHOLE LOAN

     The Oakbrook Center Loan, which has an outstanding principal balance as of the cut-off date of $59,572,416, representing 5.67% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the Oakbrook Center Companion Loans that are not included in the trust and that had original principal balances of $84,000,000, $71,000,000 and $25,000,000, respectively. One of the Oakbrook Center Companion Loans is owned by the trust fund established pursuant to the 2003-TOP9 Pooling and Servicing Agreement and is not an asset of the trust. Another one of the Oakbrook Center Companion Loans is owned by the trust fund established by the 2003-HQ2 pooling and servicing agreement and the third Oakbrook Center Companion Loan will initially be held by Morgan Stanley Mortgage Capital Inc., which may sell or transfer such loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Oakbrook Center Companion Loans have the same interest rate, maturity date and amortization term as the Oakbrook Center Loan. The Oakbrook Center Loan and the Oakbrook Center Companion Loans will be serviced pursuant to the 2003-TOP9 Pooling and Servicing Agreement and therefore the 2003-TOP9 Master Servicer will make advances and remit collections on the Oakbrook Center Loan to or on behalf of the trust.

     The holders of the Oakbrook Center Loan and the Oakbrook Center Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o the Oakbrook Center Loan and the Oakbrook Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o the 2003-TOP9 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Oakbrook Center Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Oakbrook Center Loan and the Oakbrook Center Companion Loans will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement);

     o all payments, proceeds and other recoveries on or in respect of the Oakbrook Center Loan and/or the Oakbrook Center Companion Loans (in each case, subject to the rights set forth under the 2003-TOP9 Pooling and Servicing Agreement of the related master servicer, special servicer, depositor, trustee or paying agent, in each case with respect to payments and reimbursements set forth thereunder) will be applied to the Oakbrook Center Loan and the Oakbrook Center Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Oakbrook Center Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     See also "Servicing of the Mortgage Loans--Servicing of the Oakbrook Center Whole Loan" in this prospectus supplement.

     THE CHANDLER FASHION CENTER WHOLE LOAN

     The Chandler Fashion Center Loan, which has an outstanding principal balance as of the cut-off date of $56,461,243, representing 5.37% of the initial pool balance, is secured by a mortgaged property on a pari passu basis with the Chandler Fashion Center Companion Loan, which is not included in the trust, and that has an outstanding principal balance, as of the cut-off date, of $54,247,077. Each of the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan have the same interest rate, maturity date and amortization term.

     In addition, the mortgaged property related to the Chandler Fashion Center Loan also secures a subordinated Chandler Fashion Center B Note, which has an outstanding principal balance as of the cut-off date of $72,061,506. The Chandler Fashion Center Companion Loan is currently held by the related mortgage loan seller for its own account, which may sell or transfer such loan at any time (subject to compliance with the terms of the related intercreditor agreement); and the Chandler Fashion Center B Note is owned by a third party unaffiliated with the related mortgage loan seller and is not an asset of the trust. The Chandler Fashion Center Whole Loan will be serviced pursuant to the pooling and servicing agreement. The master servicer will make servicing advances in respect of the mortgaged property securing the Chandler Fashion Center Whole Loan and will make P&I Advances in respect of the Chandler Fashion Center Loan.

     With respect to the Chandler Fashion Center Whole Loan, the holder of the Chandler Fashion Center Loan, the holder of the Chandler Fashion Center Companion Loan and the holder of the Chandler Fashion Center B Note entered into an intercreditor agreement. The intercreditor agreement provides for the following:

     o Prior to the occurrence and continuance of a monetary event of default or other material event of default with respect to the Chandler Fashion Center Whole Loan (unless the holder of the Chandler Fashion Center B Note has cured such default in accordance with the pooling and servicing agreement), all payments will generally be paid as follows (generally after payment of all amounts then payable or reimbursable under the pooling and servicing agreement): first, each of the holders of the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; second, any scheduled principal payments will be paid to each of the holders of the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note, pro rata, based on its respective amortization schedule; third, any unscheduled principal payments on or allocated to the Chandler Center Fashion Loan and Chandler Fashion Center Companion Loan will be paid to the trust and the holder of the Chandler Fashion Center Companion Loan, pro rata, and any unscheduled principal payments on or allocated to the Chandler Fashion Center B Note will be paid to the holder of the Chandler Fashion Center B Note; fourth, any yield maintenance premium that is allocable to the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan on the one hand, and the Chandler Fashion Center B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the trust and the holder of the Chandler Fashion Center Companion Loan, pro rata, and the holder of the Chandler Fashion Center B Note, respectively; fifth, any default interest (after application as provided in the pooling and servicing agreement) will be paid to each of the holders of the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note, on a pro rata basis in accordance with its respective principal balance; and sixth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through fifth above, such amount will be paid to each of the holders of the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note on a pro rata basis in accordance with its respective principal balance.

     o Following the occurrence and during the continuance of a monetary event of default or other material event of default with respect to the Chandler Fashion Center Whole Loan, after payment of all amounts then payable or reimbursable under the pooling and servicing agreement, liquidation proceeds and other collections with respect to the Chandler Fashion Center Whole Loan will generally be applied in the following manner: first, each of the trust and the holder of the Chandler Fashion Center Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata; second, each of the trust and the holder of the Chandler Fashion Center Companion Loan will receive its principal balance, pro rata, until such principal has been paid in full; third, the holder of the Chandler Fashion Center B Note will receive all accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, the holder of the Chandler Fashion Center B Note will receive its principal balance, until such principal has been paid in full; fifth, if the proceeds of any foreclosure sale or any liquidation of the Chandler Fashion Center Whole Loan or the Chandler Fashion Center mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan on the one hand, and the Chandler Fashion Center B Note on the other hand have been reduced, such excess amount will first be paid to the trust and the holder of the Chandler Fashion Center Companion Loan, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the Chandler Fashion Center B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout; sixth, any yield maintenance premium that is allocable to the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan on the one hand, and the Chandler Fashion Center B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the trust and the holder of the Chandler Fashion Center Companion Loan, pro rata, and the holder of the Chandler Fashion Center B Note, respectively; seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid to the trust and the holder of the Chandler Fashion Center Companion Loan, pro rata, or the holder of the Chandler Fashion Center B Note based on the total amount of default interest then owing to each such party; and eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Chandler Fashion Center Whole Loan or the Chandler Fashion Center mortgaged property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid to the holders of the Chandler Fashion Center Loan and Chandler Fashion Center Companion Loan (on a pro rata basis) and the holder of the Chandler Fashion Center B Note (on a pro rata basis) in accordance with their respective initial principal balances.

     o in the event that the borrower fails to make any payment of principal or interest on the Chandler Fashion Center Loan, resulting in a monetary event of default, the holder of the Chandler Fashion Center B Note, provided that it is not an affiliate of the borrower, will have the right to cure such monetary event of default within five (5) business days following the first notice of such monetary event of default subject to the limitations described in "Servicing of the Mortgage Loans--Specially Serviced Mortgage Loans" below;

     o the holder of the Chandler Fashion Center B Note has the option of purchasing the Chandler Fashion Center Loan from the trust, together with the Chandler Fashion Center Companion Loan, (a) so long as a Chandler Fashion Center Change of Control Event has occurred and is continuing or (b) at any time that the Chandler Fashion Center Whole Loan is a specially serviced mortgage loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred. The purchase price paid by the Chandler Fashion Center B Note will generally equal the aggregate outstanding principal balance of the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Chandler Fashion Center Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Chandler Fashion Center B Note's purchase, a 1% liquidation fee;

     o if the Chandler Fashion Center Loan is a defaulted mortgage loan, the holder of the Chandler Fashion Center B Note will have the right to delay the sale of the Chandler Fashion Center Loan and will have the right to purchase the Chandler Fashion Center Loan as described under "--Sale of Defaulted Mortgage Loans" below;

     o so long as no Chandler Fashion Center B Note Change of Control Event has occurred and is continuing, the holder of the Chandler Fashion Center B Note is permitted to terminate, at its expense, the special servicer for the Chandler Fashion Center Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the pooling and servicing agreement; and

     o so long as no Chandler Fashion Center Change of Control Event has occurred and is continuing, the holder of the Chandler Fashion Center B Note will have the rights described under "--The Chandler Fashion Center Operating Advisor" below and the master servicer or the special servicer, as the case may be, is, subject to the servicing standard, required to consult with the holder of the Chandler Fashion Center B Note (and in some circumstances obtain the consent of the holder of the Chandler Fashion Center B Note) prior to taking certain actions with respect to the Chandler Fashion Center Whole Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Chandler Fashion Center Whole Loan, acceptance of a discounted payoff of either the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan or the Chandler Fashion Center B Note and any waiver of a "due-on-sale" or "due-on-encumbrance" clause (but may, in its sole discretion, reject any advice, direction or failure to consent of such holder of the Chandler Fashion Center B Note).

     See also "Servicing of the Mortgage Loans--Servicing of the Chandler Fashion Center Whole Loan" and "--The Chandler Fashion Center Operating Advisor" in this prospectus supplement.


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

     The master servicer or special servicer, as applicable, will determine, with the approval of the majority certificateholder of the controlling class, and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     The mortgaged properties securing three (3) mortgage loans, which represent 6.30% of the initial pool balance, are encumbered by secured subordinate debt. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the master servicer or the special servicer, as applicable, before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus. See also "--The Chandler Fashion Center Whole Loan" above and "Servicing of the Mortgage Loans--Servicing of the Chandler Fashion Center Whole Loan" for details relating to the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note, each of which is secured by the same mortgaged property.


                           SECURED SUBORDINATE DEBT


                                                                               INITIAL PRINCIPAL
 CONTROL                                     CUT-OFF DATE     % OF INITIAL     AMOUNT OF SECURED
  NUMBER            PROPERTY NAME               BALANCE       POOL BALANCE     SUBORDINATE DEBT
  ------            -------------               -------       ------------     ----------------
    3       Chandler Fashion Center          $56,461,243           5.37%          $72,500,000
    58      One Park Ten                     $ 5,272,390           0.50%          $   300,000
    65      Keene Plaza Shopping Center      $ 4,520,050           0.43%          $   300,000

     UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except for four (4) mortgage loans shown in the table below, which represent 5.39% of the initial pool balance, that permit mezzanine debt secured by equity interests in the borrower, the mortgage loan sellers are not aware of any borrowers under the mortgage loans that have incurred mezzanine debt secured by equity interests in the borrower.

                                MEZZANINE DEBT


                                                                                 INITIAL PRINCIPAL
 CONTROL                                       CUT-OFF DATE     % OF INITIAL         AMOUNT OF
  NUMBER             PROPERTY NAME                BALANCE       POOL BALANCE      MEZZANINE DEBT
 -------             -------------                -------       ------------      --------------
    10      Village Park Apartments            $25,043,609           2.38%          $  400,000
    19      Fairview Center I & II             $16,000,000           1.52%          $2,500,000
    39      Deville Plaza Shopping Center      $ 8,484,803           0.81%          $  700,000
    44      Autumn Ridge Apartments            $ 7,071,079           0.67%          $  300,000

     See "Risk Factors--Conflicts of interest may arise in relation to GMACCM's holding of preferred equity interests in the affiliate of a borrower," "--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


     GROUND LEASES

     Two (2) mortgaged properties securing two (2) mortgage loans, which represent 0.92% of the initial pool balance, are subject to the lien of a mortgage solely on the borrower's leasehold interest in such mortgaged property.

     None of the ground leases (including any extension options) expire less than 24 years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.


     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.


     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is the master servicer and the special servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     A number of strategic options are being pursued with respect to the capitalization and capital structure of GMAC Commercial Holding Corp. the direct or indirect parent of GMACCM and the depositor including, without limitation, the sale of all or a part of the stock thereof. No assurance can be given as to the likelihood, nature or timing of any such change. Certain additional information with respect to the matter discussed in this paragraph is set forth in a Form 8-K which was filed by General Motors Acceptance Corporation, effective as of March 7, 2003, to which reference is hereby made.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     Goldman Sachs Mortgage Company (GSMC). Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     Archon Financial, L.P. (Archon). Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the mortgage loan sellers, and Goldman, Sachs & Co., one of the underwriters. Certain of the mortgage loans were originated in the name of Washington Mutual Bank, N.A. for immediate sale to Archon pursuant to Archon's underwriting guidelines. The mortgage loans originated or acquired by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039 and its telephone number is (972) 501-3900.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


     UNDERWRITING MATTERS


     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but one (1) of the mortgaged properties, which secures a mortgage loan that represents 5.67% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     For eight (8) mortgage loans that represent 5.17% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. Subject to certain conditions and exclusions, such insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.


     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all of the mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.


     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but twenty-three (23) mortgaged properties, which secure mortgage loans representing 6.84% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A" to this prospectus supplement.


     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

         o  the outstanding principal balance of the mortgage loan;

         o  the full insurable value of the mortgaged property;

         o the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

         o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. Insurance policies for three (3) mortgaged properties, securing mortgage loans which represent 4.28% of the initial pool balance, currently have no coverage for terrorism or terrorist acts or coverage in an amount less than the outstanding principal balance of such mortgage loan.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."


     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but three (3) of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.


     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     o    when relevant, the ground lease or a copy of the ground lease;

     o the original or a copy of any letter of credit and related transfer documents; and

     o when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing, with respect to the Oakbrook Center Loan, the 2003-TOP9 Trustee will hold the original documents related to the Oakbrook Center Loan for the benefit of the trust fund formed by the 2003-TOP9 Pooling and Servicing Agreement and the trust fund formed by the pooling and servicing agreement, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. The 2003-TOP9 Trustee will be responsible for providing a copy of the Oakbrook Center Loan documents to the trustee under the pooling and servicing agreement for its review.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 60 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the delivery date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) if such defect relates to the non-delivery of a letter of credit, provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to the amount of the undelivered letter of credit. That seller's obligation as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

          o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

          o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

          o    be a fixed-rate mortgage loan;

          o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

          o    be a "qualified replacement mortgage" within the meaning of
               Section 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.


     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

     (2) Each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller's legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3) No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

     (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

     (5) With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

     (6) Each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

     (7) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (8) The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (9)  (a)   With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

          (b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or
                (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     (10) Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

     (11) Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

     (12) All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

     (13) No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

     (14) Each mortgaged property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

     (15) Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

     (16) No mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

     (17) There exists no material event of default, breach, violation or event of acceleration (and, to the seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

     (18) The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

     (19) Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

     (20) To the seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

     (21) Each mortgage loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower's satisfaction of certain conditions precedent.

     (22) The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

     (23) The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. Notwithstanding the foregoing, in the event that the payments described under paragraph (23) above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller or any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.


     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen (15) days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the Oakbrook Center Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the Oakbrook Center Loan or related REO property); however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."

     The 2003-TOP9 Pooling and Servicing Agreement governs the servicing and administration of the Oakbrook Center Loan and the Oakbrook Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Oakbrook Center Loan and the Oakbrook Center Companion Loans will be effected in accordance with the 2003-TOP9 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Oakbrook Center Loan, but instead the servicing and administration of which will instead be governed by the 2003-TOP9 Pooling and Servicing Agreement.


     THE MASTER SERVICER AND THE SPECIAL SERVICER

     As of March 31, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $134.9 billion in aggregate outstanding principal balance. As of April 30, 2003, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $77.6 billion in aggregate outstanding principal balance.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the Oakbrook Center Loan), the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note. See "--Servicing of the Oakbrook Center Whole Loan" and "--Servicing of the Chandler Fashion Center Whole Loan" below. The master servicer and special servicer will be required to service and administer the mortgage loans (other than the Oakbrook Center Loan), the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders (and with respect to the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note the holders thereof) as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.


     SERVICING OF THE OAKBROOK CENTER WHOLE LOAN

     General

     The Oakbrook Center Whole Loan and any related REO property are being serviced under the 2003-TOP9 Pooling and Servicing Agreement and therefore the 2003-TOP9 Master Servicer will make advances and remit collections on the Oakbrook Center Loan to or on behalf of the trust. However, the master servicer will be required to make principal and interest advances with respect to the Oakbrook Center Loan that the 2003-TOP9 Master Servicer is required but fails to make, unless the 2003-TOP9 Master Servicer or the master servicer has determined that such advance would not be recoverable from collections on the Oakbrook Center Loan and the Oakbrook Center Companion Loan, as applicable. The 2003-TOP9 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2003-TOP9 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The 2003-TOP9 Master Servicer and 2003-TOP9 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Oakbrook Center Whole Loan.

     o The 2003-TOP9 Trustee will be the mortgagee of record for the Oakbrook Center Whole Loan.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer or 2003-TOP9 Trustee or to make servicing advances with respect to the Oakbrook Center Loan (except to the limited extent described above). The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Oakbrook Center Loan is dependent on their receipt of the corresponding information from the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer.

     o The special servicer and the majority certificateholder of the controlling class (and any other special servicer or the majority certificateholder of the controlling class with respect to Oakbrook Center Companion Loans) will have the right to consult with the 2003-TOP9 Special Servicer regarding any proposed action that the 2003-TOP9 Special Servicer proposes with respect to the Oakbrook Center Whole Loan. If the 2003-TOP9 Special Servicer is unable to agree with the other special servicers on the proper course of action, the 2003-TOP9 Special Servicer will decide, in accordance with the servicing standard under the 2003-TOP9 Pooling and Servicing Agreement, what course of action to follow.

     o The majority certificateholder of the controlling class under the 2003-TOP9 Pooling and Servicing Agreement has approval rights with respect to proposed actions of the 2003-TOP9 Special Servicer that are similar to, but somewhat broader than, the approval rights of the majority certificateholder of the controlling class under the pooling and servicing agreement with respect to mortgage loans other than the Oakbrook Center Loan.

     o Pursuant to the 2003-TOP9 Pooling and Servicing Agreement, the workout fee and liquidation fee with respect to the Oakbrook Center Whole Loan will be generally the same as under the pooling and servicing agreement, except that such fees are each capped at $1 million.

     o It will not be an event of default under the 2003-TOP9 Pooling and Servicing Agreement if Moody's qualifies, downgrades or withdraws its ratings of, or places any class of certificates on "watch list" citing servicing concerns with the 2003-TOP9 Master Servicer or the 2003-TOP9 Special Servicer under the circumstances described under "The Pooling and Servicing Agreement--Events of Default" herein.


     SERVICING OF THE CHANDLER FASHION CENTER WHOLE LOAN

     The master servicer is required to make servicing advances with respect to the mortgaged property securing the Chandler Fashion Center Loan. The master servicer will be required to make P&I advances with respect to the Chandler Fashion Center Loan.

     The master servicer and special servicer are required to service the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note as if they were one loan.


     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan (other than the Oakbrook Center Loan) is any mortgage loan as to which any of the following special servicing events has occurred:

     (1) any balloon payment due has not been made, provided that if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 90 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 150 days following such default); provided, the master servicer, with the consent of the majority certificateholder of the controlling class, shall have the authority to extend the due date of a balloon payment for up to one year (but for no more than two (2) such one-year extensions) and in which event such mortgage loan shall not be a specially serviced mortgage loan;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) the master servicer or the majority certificateholder of the controlling class, as applicable, has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Notwithstanding the foregoing, the commencement of a special servicing event for the Chandler Fashion Center Whole Loan will be delayed if (i) at the time of the occurrence of an event described in clause (2) or (4) of the third preceding paragraph (unless an event described in clause (1), (5), (6), (7) or (8) of the third preceding paragraph is also occurring), the holder of the Chandler Fashion Center B Note is making all cure payments required by the pooling and servicing agreement (each a "cure event"); or (ii) the occurrence of an event described in clause (3) of the third preceding paragraph (unless an event described in clause (2) or (4) of the third preceding paragraph has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (1), (5), (6), (7) or (8) of the third preceding paragraph is also occurring) (each a "special servicing delay"), by the earlier to occur of the next due date on the loan and the 10th business day following notice to the holder of the Chandler Fashion Center B Note of such event, the holder of the Chandler Fashion Center B Note has deposited with the master servicer an amount equal to the monthly debt service payment for the Chandler Fashion Center Loan due on the first due date following such deposit, which deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the master servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date; however, (A) if the related borrower makes the monthly debt service payment on the first due date but the event described in clause (3) above is continuing, such deposit will either be retained by the master servicer or upon request, will be returned to the holder of the Chandler Fashion Center B Note (in which event there will no longer exist a special servicing delay) and (B) if the related borrower makes the monthly debt service payment on the first due date and the event described in clause (3) above is not continuing, such deposit will be returned to the holder of the Chandler Fashion Center B Note. The right of the holder of the Chandler Fashion Center B Note to effect a cure event or cause a special servicing delay is subject to the limitation that there be no more than an aggregate of two cure events or special servicing delays, in any combination, with respect to the Chandler Fashion Center Whole Loan in any twelve calendar month period (provided that no single cure event or special servicing delay, or such two cure events and special servicing delays, relating to the Chandler Fashion Center Whole Loan may occur consecutively for a total of more than four consecutive months). See also "Description of the Mortgage Pool--The Chandler Fashion Center Whole Loan" above.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A and Class A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class Q certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class. The initial majority certificateholder of the controlling class will be an affiliate of GMACCM.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five
(5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     o any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     o any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     o any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any release of any performance or "earn-out" reserves, escrows or letters of credit; and

     o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

     In the event the master servicer or special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     Notwithstanding anything in this section to the contrary, so long as no Chandler Fashion Center Change of Control Event has occurred and is continuing with respect to the Chandler Fashion Center Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Chandler Fashion Center operating advisor as described under "--The Chandler Fashion Center Operating Advisor" below.

     THE CHANDLER FASHION CENTER OPERATING ADVISOR

     The holder of the Chandler Fashion Center B Note, unless such holder is an affiliate of the related borrower, will have the right at any time to appoint, and to remove and replace, a Chandler Fashion Center operating advisor with respect to the Chandler Fashion Center Loan. Unless a Chandler Fashion Center Change of Control Event has occurred and is continuing, then, at all times when a Chandler Fashion Center operating advisor is serving with respect to the Chandler Fashion Center Whole Loan, (i) the special servicer will be required to consult with the Chandler Fashion Center operating advisor upon the occurrence of any event of default for such mortgage loan under the related mortgage loan documents, to consider alternative actions recommended by the Chandler Fashion Center operating advisor and to consult with the Chandler Fashion Center operating advisor with respect to certain determinations made by the special servicer pursuant to the pooling and servicing agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the master servicer and the special servicer will be required to consult with the Chandler Fashion Center operating advisor (1) with respect to proposals to take any significant action with respect to such Chandler Fashion Center Loan and the related mortgaged property and to consider alternative actions recommended by the Chandler Fashion Center operating advisor and (2) to the extent that the related Chandler Fashion Center Loan documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Chandler Fashion Center Loan, the master servicer and the special servicer will notify in writing the Chandler Fashion Center operating advisor of any proposal to take any of such actions (and to provide such Chandler Fashion Center operating advisor with such information reasonably requested as may be necessary in the reasonable judgment of such Chandler Fashion Center operating advisor in order to make a judgment, the expense of providing such information not to be an expense of the trust fund) and to receive the written approval of such Chandler Fashion Center operating advisor (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related loan documents of the mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency, any provision requiring the payment of a prepayment premium, exit fee or yield maintenance charge, or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the related mortgaged property;

     o any modification or amendment of, or waiver that would result in a discounted pay-off;

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the property securing such specially serviced mortgage loan as comes into and continues in default;

     o any proposed or actual sale of the related REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     o any release of the related borrower, any guarantor or other obligor from liability;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any determination to bring the related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o any acceptance of substitute or additional collateral for such mortgage loan unless required by the underlying loan documents;

     o    adoption or approval of a plan in a bankruptcy of the borrower;

     o consenting to the execution, termination or renewal of any major lease at the Chandler Fashion Center property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;


provided that, in the event that the related Chandler Fashion Center operating advisor fails to notify the special servicer or the master servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to such Chandler Fashion Center operating advisor by the special servicer or master servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by such Chandler Fashion Center operating advisor, such action shall be deemed to have been approved by such Chandler Fashion Center operating advisor.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the special servicer or the master servicer by the Chandler Fashion Center operating advisor, in no event shall the special servicer or the master servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions or violate any other provisions of the pooling and servicing agreement or the related mortgage loan documents.

     The liability of the holder of the Chandler Fashion Center B Note or its designee, in connection with exercising the rights and powers set forth herein with respect to the Chandler Fashion Center Whole Loan, will be limited in the pooling and servicing agreement to the same extent as the liability of the majority certificateholder of the controlling class.

     Upon the occurrence and continuance of a Chandler Fashion Center Change of Control Event, the majority certificateholder of the controlling class and the holder of the Chandler Fashion Center Companion Loan (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise the foregoing rights and powers of the Chandler Fashion Center operating advisor, but in the event that the majority certificateholder of the controlling class and the holder of the Chandler Fashion Center Companion Loan

(or if such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the master servicer or the special servicer, as applicable, and both such directions satisfy the servicing standard (as determined by an operating advisor jointly appointed by the majority certificateholder of the controlling class and the holder of the Chandler Fashion Center Companion Loan (or if such loan has been securitized, a representative appointed by the controlling class of that securitization), the master servicer or the special servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.


     TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The majority certificateholder of the controlling class may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     In addition, so long as no Chandler Fashion Center Change of Control Event has occurred and is continuing, the holder of the Chandler Fashion Center B Note will have the right to terminate the special servicer for the Chandler Fashion Center Whole Loan as described under "Description of the Mortgage Pool--The Chandler Fashion Center Whole Loan" above.

     The designated replacement will become the special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.


     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.


     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee received by the master servicer is to be paid to the trustee in respect of its trustee activities. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement by control numbers 7, 32, 38, 57, 62, 68, 89, 92, 94 and 97 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that sub-servicer is terminated. A portion of the master servicing fee on the mortgage loans identified on "Annex A" to this prospectus supplement by control numbers 8, 84, 90 and 101 is to be paid to the related sub-servicer of these mortgage loans and may be retained by GMACCM if that sub-servicer is terminated. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed. The master servicer will not receive a master servicing fee with respect to the Oakbrook Center Loan.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the Oakbrook Center Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.


     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fee payable with respect to the Oakbrook Center Loan will be paid to the 2003-TOP9 Special Servicer. See "--Servicing of the Oakbrook Center Whole Loan" above.


     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class or the depositor, which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable with respect to the Oakbrook Center Loan will be paid to the 2003-TOP9 Special Servicer. See "--Servicing of the Oakbrook Center Whole Loan" above.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans; provided, however, that with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The master servicer, however, may instead advance those expenses.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by the special servicer, within ten days of the master servicer's receipt of the request. The special servicer will have no obligation to make an advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make the servicing advance. The master servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer, in consultation with the trustee, may in its sole discretion and in such a manner as it determines is in the best interests of the certificateholders, reimburse itself or request that it be reimbursed, as applicable, for extraordinary unreimbursed nonrecoverable servicing advances in installments over time, not to exceed six months (any such extraordinary unreimbursed nonrecoverable servicing advances for which reimbursement is deferred, "deferred advances"). The master servicer shall be entitled to interest at the reimbursement rate plus 0.5% on any deferred advances from the certificate account or any party requesting payment in installments. Any determination to reimburse the master servicer or request that the master servicer be reimbursed for extraordinary unreimbursed nonrecoverable servicing advances in installments shall be deemed to be in compliance with the servicing standard.

     As described in this prospectus supplement, the master servicer, the trustee and the fiscal agent are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the Oakbrook Center Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in May 2036 which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any Trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master

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               servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the master servicer or special servicer, as applicable, may rely on opinions of counsel in making these decisions;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

          o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor, of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor, has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor, of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor, does not respond to or approve such recommendation within five (5) business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor, may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class, or with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor). The Chandler Fashion Center operating advisor will only have the rights described in this section for so long as no Chandler Fashion Center Change of Control Event has occurred and is continuing. See also "--The Majority Certificateholder of the Controlling Class" and "--The Chandler Fashion Center Operating Advisor" above.


     ENFORCEMENT OF THE ARD LOANS

     The special servicer and any replacement special servicer may not take any enforcement action on an ARD loan for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of an ARD loan. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus either 3.00% or 4.00% per annum, as specified in the related mortgage loan documents.


     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class and (b) any seller with respect to the mortgage loans it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (other than the Oakbrook Center Loan) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 3 days, then the applicable mortgage loan seller shall have the exclusive right to exercise its option for the following 3 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan will equal the fair market value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there

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has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the controlling class or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     Notwithstanding the foregoing, the aforementioned option will not apply to the Oakbrook Center Loan, which is governed by the 2003-TOP9 Pooling and Servicing Agreement. However, the 2003-TOP9 Pooling and Servicing Agreement provides for a comparable fair value call for the Oakbrook Center Companion Loan under the 2003-TOP9 Pooling and Servicing Agreement, and anyone exercising the right to purchase the Oakbrook Center Companion Loan under the 2003-TOP9 Pooling and Servicing Agreement must also purchase the Oakbrook Center Loan, as applicable, from the trust. See "--Servicing of the Oakbrook Center Whole Loan" above.

     If the Chandler Fashion Center Loan is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment), then, at any time following the receipt of a written notice of the fair market value thereof, the holder of the Chandler Fashion Center B Note may notify the trustee and the special servicer in writing of its irrevocable agreement that for a period of 30 days, the Chandler Fashion Center Loan may be sold pursuant to an option at a price equal to or greater than the option purchase price specified in the notice most recently delivered prior to the delivery of such irrevocable agreement. Absent any such written notice from the holder of the Chandler Fashion Center B Note, the Chandler Fashion Center Loan shall not be sold pursuant to any option. In the event the Chandler Fashion Center Loan becomes subject to purchase as described in this paragraph, the holder of the Chandler Fashion Center B Note and the special servicer, in that order of priority, shall each have an assignable option to purchase at the option purchase price as follows:

     o in the case of the holder of the Chandler Fashion Center B Note and the special servicer, the Chandler Fashion Center Loan; and

     o    in the case of the special servicer, the Chandler Fashion Center B
          Note.

     Such option purchase price will generally be at the fair market value price as described above unless the determination of fair market value for such loan has not been made, in which event the option purchase price will generally equal the outstanding principal balance of the applicable loan, plus accrued and unpaid interest thereon (excluding default interest), and any unreimbursed advances, together with unreimbursed interest thereon.

     In addition to the purchase option described above, the holder of the Chandler Fashion Center B Note will also have an option to purchase the Chandler Fashion Center Loan in certain default circumstances as described above under "Description of the Mortgage Pool--Chandler Fashion Center Whole Loan."


     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to mortgaged property securing the Chandler Fashion Center Loan, the trust, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to an REO property related to the Chandler Fashion Center Loan, the trustee, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B
Note) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.


     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer, the trustee and the fiscal agent. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the master servicer and special servicer, as applicable, (x) any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause
            (iv) below;

     (iii) to reimburse the master servicer, the trustee or the fiscal agent, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

     (iv) to pay the master servicer, the trustee or the fiscal agent, as applicable, interest accrued on the advances described in clause
            (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer, the trustee or the fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

     (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (viii) to pay the master servicer interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.


     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the Oakbrook Center Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the Chandler Fashion Center Loan, the trust, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note), and subject to the approval of the majority certificateholder of the controlling class (or with respect to the Chandler Fashion Center Loan, provided no Chandler Fashion Center Change of Control has occurred, the Chandler Fashion Center operating advisor), may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders (and with respect to the Chandler Fashion Center Loan, the trust, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the Chandler Fashion Center Loan, the trust, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note), other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the Chandler Fashion Center Loan, the trust, the holders of the Chandler Fashion Center Companion Loan and Chandler Fashion Center B Note), and subject to the approval of the majority certificateholder of the controlling class (or with respect to the Chandler Fashion Center Loan, provided no Chandler Fashion Center Change of Control has occurred, the Chandler Fashion Center operating advisor), will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     Notwithstanding the foregoing, the special servicer will be required to receive the written approval of the Chandler Fashion Center operating advisor with respect to the actions and under the circumstances described in this section as described above under "--The Chandler Fashion Center Operating Advisor."


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class (and with respect to the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor) fails to respond within five (5) business days (or in the case of the Chandler Fashion Center Loan, the Chandler Fashion Center operating advisor fails to respond within ten business days) following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class or Chandler Fashion Center operating advisor, as applicable, may reasonably request, then the waiver will be deemed approved.


     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     Each of the master servicer and the special servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's, as applicable, obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, nor any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment;

provided, however, that none of the master servicer, the special servicer, the depositor, or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     Any person into which the depositor, the master servicer or the special servicer, as applicable, may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the depositor, the master servicer or the special servicer will be the successor of the depositor, the master servicer or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer or the special servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the master servicer or the special servicer, as applicable, may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     o any failure by the master servicer or the special servicer to make a required deposit to the certificate account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     o any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) 15 days following the date such servicing advance was first required to be made, and
          (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     o any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights, the holder of the Chandler Fashion Center Companion Loan or the holder of the Chandler Fashion Center B Note; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     o any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings involving the master servicer or the special servicer and specified actions by the master servicer or the special servicer indicating its insolvency or inability to pay its obligations; or

     o the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

     o a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the servicing officer of the master servicer or the special servicer obtained such actual knowledge), and, in the case of either of clauses
          (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action.

     If any event of default with respect to the master servicer or the special servicer occurs and is continuing, then so long as such event of default has not been remedied, the depositor or the trustee may terminate, and at the written direction of the holders of certificates entitled to at least 51% of the voting rights, the trustee shall terminate, by notice in writing to the defaulting party, all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the mortgage loans and the proceeds of the mortgage loans (other than any rights of such defaulting party as certificateholder).

                         DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.


     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme or the Euroclear system in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable

Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-1A, Class A-2, Class B, Class C, Class D and Class E certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class G and Class H certificates will be equal to: (a) a specified fixed rate for each class; (b) the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate; (c) the Weighted Average Net Mortgage Rate less a specified percentage for each class; or (d) the Weighted Average Net Mortgage Rate.

     The pass-through rate applicable to the Class F, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates will be equal to the lesser of a specified fixed rate for each class or the Weighted Average Net Mortgage Rate.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.


     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans, and certain properties securing the mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement, are identified as belonging to either loan group 1 or loan group 2 on "Annex A" to this prospectus supplement under the heading "Loan Group." For purposes of allocating collections between loan group 1 and loan group 2, each mortgaged property securing the mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement will be assumed to be an individual mortgage loan (an "allocated mortgage loan"). Each such allocated mortgage loan has an allocated loan amount and allocated annual debt service amount associated with it as described in "Annex A" to this prospectus supplement.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the senior certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans and allocated mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans and allocated mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class A-1A and Class A-2 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans or allocated mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans and allocated mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest: (i) pro rata, to the holders of the Class A-1 and Class A-2 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal: (i)(a) first to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates have been reduced to zero, and (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-1 certificates have been made on such distribution date and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount after payments to the holders of the Class A-1A and the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates have been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1 and Class A-2 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1 and Class A-2 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3) to reimburse the holders of the Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:


               (a) the then outstanding certificate balance of that class of certificates, and

               (b) the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, for mortgage loans with due dates that fall on the related determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.


     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan or allocated mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:


    the prepayment premium or    x      discount rate fraction    x      principal allocation fraction
     yield maintenance charge               for that class                       of that class

   The discount rate fraction for any class of certificates equal to:

                     pass-through rate for
                     that class of certificates -- relevant discount rate
                     ----------------------------------------------------
                     mortgage rate of the
                     related mortgage loan -- relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0 and both the numerator and denominator must be greater than zero.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date is:

                     the portion, if any, of the loan group 1 principal amount allocated to that class of certificates for that distribution date
                     ----------------------------------------------------------
                     entire loan group 1 principal amount for that distribution date.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date is:

                     the portion, if any, of the loan group 2 principal amount allocated to that class of certificates for that distribution date
                     ---------------------------------------------------------
                     entire loan group 2 principal amount that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date.

     For the mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement, any prepayment premium or yield maintenance charge received on such mortgage loan will be attributed to each related allocated mortgage loan in the same proportion as the loan amount for the mortgage loan was allocated to the allocated mortgage loan.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

   Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.


     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o    determining distributions on the certificates;

     o allocating of realized losses and additional trust expenses to the certificates; and

     o calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer, the trustee or the fiscal agent, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer of non-recoverability.


     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan (except for any mortgage loan that accrues interest on the basis of a 30/360 interest accrual method) an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account. In addition, a reserve of $69,274.89 will be deposited into the interest reserve account to cover the May 2003 monthly payment (net of master servicing fees), due June 1, 2003, for the mortgage loan identified by control number 19 on "Annex A" to this prospectus supplement.


     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     For purposes of calculating any realized loss on the Oakbrook Center Loan or related REO property, liquidation proceeds and expenses will generally be allocated pro rata between the Oakbrook Center Loan and the Oakbrook Center Companion Loans in accordance with the 2003-TOP9 Pooling and Servicing Agreement. For purposes of calculating any realized loss on the Chandler Fashion Center Loan or related REO property, liquidation proceeds and expenses will generally be allocated first to the Chandler Fashion Center B Note and then pro rata between the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan in accordance with the pooling and servicing agreement and the intercreditor agreement. If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or special servicer, as applicable, or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o    special servicing fees, workout fees and liquidation fees;

     o    interest on unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     o unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans (other than the Oakbrook Center Loan), other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. Neither the trustee nor the fiscal agent will be required to make a P&I advance on the Chandler Fashion Center Companion Loan. No advance will be required to be made by the master servicer, trustee or fiscal agent, if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any non-recoverability determination made by the master servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan (other than the Oakbrook Center Loan) and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The master servicer, the trustee and the fiscal agent each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan will become a required appraisal loan upon the earliest of:

     o    the date on which the mortgage loan becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     o    the 60th day following the bankruptcy of the borrower, and

     o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1)  the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the Oakbrook Center Whole Loan, the 2003-TOP9 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata between the Oakbrook Center Loan and the Oakbrook Center Companion Loans according to the respective stated principal balances of such loans.

     With respect to the Chandler Fashion Center Whole Loan, the special servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the related B Note (up to the outstanding principal balance thereof) and then pro rata between the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan according to the respective stated principal balances of such mortgage loans.


     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available to the extent received from the master servicer on each distribution date to each certificateholder, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     o    a CMSA comparative financial status report; and

     o    a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2003, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the NOI adjustment analysis worksheet upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports on the trustee's internet website. The trustee's internet website will initially be located at "www.etrustee.net." In addition, the trustee will also make the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, to the extent received from the master servicer, and mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.


     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o    the pooling and servicing agreement and any amendments;

     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date;

     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     o the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.


     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     o    1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.


     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     o the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     o the exchange of all then outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     o if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE AND THE FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "Aa3" by Moody's, "AA-" (or "A+" as long as the short-term senior unsecured debt is A-1) by Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C1.

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the master servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the master servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--P&I Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded by the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of March 31, 2003, the fiscal agent had consolidated assets of approximately $658 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                        YIELD AND MATURITY CONSIDERATIONS


     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o    the purchase price of the certificates;

     o    the applicable pass-through rate;

     o    the actual performance of the mortgage loans; and

     o    the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.


     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.


     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.


     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o    summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following modeling assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest-only or having an interest-only period) described on "Annex A" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in June 2003 (including a deemed interest only payment on June 1, 2003 with respect to the mortgage loan identified by control number 19 on "Annex A" to this prospectus supplement);

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans will mature on their anticipated repayment date;

     (7) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest"; provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest only period (see "Annex A--Interest-Only Loans" in this prospectus supplement);

     (8) none of the master servicer, the majority certificateholder of the controlling class or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in June 2003;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

     (16) the delivery date is May 29, 2003.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                        PREPAYMENT ASSUMPTION (CPR)
                                                 -----------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                             ------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................            95              95              95              95              95
May 10, 2005 .............................            90              90              90              90              90
May 10, 2006 .............................            85              85              85              85              85
May 10, 2007 .............................            79              79              79              79              79
May 10, 2008 .............................            63              63              62              61              56
May 10, 2009 .............................            50              50              50              50              50
May 10, 2010 .............................            28              28              28              28              28
May 10, 2011 .............................            22              22              21              21              19
May 10, 2012 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          5.70            5.70            5.69            5.69            5.63
First Principal Payment Date .............     6/10/2003       6/10/2003       6/10/2003       6/10/2003       6/10/2003
Last Principal Payment Date ..............     5/10/2012       5/10/2012       5/10/2012       5/10/2012       5/10/2012

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                        PREPAYMENT ASSUMPTION (CPR)
                                                 -----------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                             ------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................           100             100             100             100             100
May 10, 2005 .............................           100             100             100             100             100
May 10, 2006 .............................           100             100             100             100             100
May 10, 2007 .............................           100             100             100             100             100
May 10, 2008 .............................           100             100             100             100             100
May 10, 2009 .............................           100             100             100             100             100
May 10, 2010 .............................           100             100             100             100             100
May 10, 2011 .............................           100             100             100             100             100
May 10, 2012 .............................           100              99              99              98              88
May 10, 2013 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          9.61            9.60            9.57            9.54            9.36
First Principal Payment Date .............     5/10/2012       5/10/2012       5/10/2012       5/10/2012       5/10/2012
Last Principal Payment Date ..............     4/10/2013       4/10/2013       4/10/2013       4/10/2013       1/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                ------------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                            -------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................           100             100             100             100             100
May 10, 2005 .............................           100             100             100             100             100
May 10, 2006 .............................           100             100             100             100             100
May 10, 2007 .............................           100             100             100             100             100
May 10, 2008 .............................           100             100             100             100             100
May 10, 2009 .............................           100             100             100             100             100
May 10, 2010 .............................           100             100             100             100             100
May 10, 2011 .............................           100             100             100             100             100
May 10, 2012 .............................           100             100             100             100             100
May 10, 2013 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          9.86            9.86            9.86            9.86            9.64
First Principal Payment Date .............     4/10/2013       4/10/2013       4/10/2013       4/10/2013       1/10/2013
Last Principal Payment Date ..............     4/10/2013       4/10/2013       4/10/2013       4/10/2013       2/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -----------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                             ------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................           100             100             100             100             100
May 10, 2005 .............................           100             100             100             100             100
May 10, 2006 .............................           100             100             100             100             100
May 10, 2007 .............................           100             100             100             100             100
May 10, 2008 .............................           100             100             100             100             100
May 10, 2009 .............................           100             100             100             100             100
May 10, 2010 .............................           100             100             100             100             100
May 10, 2011 .............................           100             100             100             100             100
May 10, 2012 .............................           100             100             100             100             100
May 10, 2013 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          9.94            9.87            9.86            9.86            9.70
First Principal Payment Date .............     4/10/2013       4/10/2013       4/10/2013       4/10/2013       2/10/2013
Last Principal Payment Date ..............     5/10/2013       5/10/2013       4/10/2013       4/10/2013       2/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -----------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                             ------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................           100             100             100             100             100
May 10, 2005 .............................           100             100             100             100             100
May 10, 2006 .............................           100             100             100             100             100
May 10, 2007 .............................           100             100             100             100             100
May 10, 2008 .............................           100             100             100             100             100
May 10, 2009 .............................           100             100             100             100             100
May 10, 2010 .............................           100             100             100             100             100
May 10, 2011 .............................           100             100             100             100             100
May 10, 2012 .............................           100             100             100             100             100
May 10, 2013 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.90            9.86            9.70
First Principal Payment Date .............     5/10/2013       5/10/2013       4/10/2013       4/10/2013       2/10/2013
Last Principal Payment Date ..............     5/10/2013       5/10/2013       5/10/2013       4/10/2013       2/10/2013

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                      PREPAYMENT ASSUMPTION (CPR)
                                                 -----------------------------------------------------------------------
DATE                                             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                             ------         -------         -------         -------         --------
Closing Date .............................           100             100             100             100             100
May 10, 2004 .............................           100             100             100             100             100
May 10, 2005 .............................           100             100             100             100             100
May 10, 2006 .............................           100             100             100             100             100
May 10, 2007 .............................           100             100             100             100             100
May 10, 2008 .............................           100             100             100             100             100
May 10, 2009 .............................           100             100             100             100             100
May 10, 2010 .............................           100             100             100             100             100
May 10, 2011 .............................           100             100             100             100             100
May 10, 2012 .............................           100             100             100             100             100
May 10, 2013 .............................             0               0               0               0               0
Weighted Average Life (in years) .........          9.95            9.95            9.95            9.90            9.70
First Principal Payment Date .............     5/10/2013       5/10/2013       5/10/2013       4/10/2013       2/10/2013
Last Principal Payment Date ..............     5/10/2013       5/10/2013       5/10/2013       5/10/2013       2/10/2013

     PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the
discounted present value of the assumed stream of cash flows as of May   , 2003
to equal the assumed purchase prices, plus accrued interest at the applicable
pass-through rate on page S-5 from and including May   , 2003 to but excluding
the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------                         -------    --------     -------     -------     --------




Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------                        -------     -------     -------     -------     --------




Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------                         -------     -------     -------     -------     ---------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------                         -------     -------     -------     -------     --------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------                         -------     -------     -------     -------     --------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS


                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
ASSUMED PRICE (32NDS)                         0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------                         -------     -------     -------     -------     --------






Weighted Average Life (in years) .........
First Principal Payment Date .............
Last Principal Payment Date ..............

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs". Upon the issuance of the offered certificates, Mayer, Brown, Rowe & Maw, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the Oakbrook Center Loan, compliance with the 2003-TOP9 Pooling and Servicing Agreement), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC; and except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class Q certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.


     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class Q certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class Q certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about May , 2003 among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream, Luxembourg and Euroclear on or about May   , 2003 against payment
therefor in immediately available funds.

                               ALLOCATION TABLE


UNDERWRITER                                     CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
-----------                                     ---------     ---------     -------     -------     -------     -------
Goldman, Sachs & Co. .......................          %             %            %           %           %           %
Morgan Stanley & Co. Incorporated ..........          %             %            %           %           %           %
Deutsche Bank Securities Inc. ..............          %             %            %           %           %           %
                                                   ---           ---          ---         ---         ---         ---
Total ......................................       100%          100%         100%        100%        100%        100%

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately
    % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P, Deutsche Bank Securities Inc. is an affiliate of GACC and Morgan Stanley & Co. Incorporated is an affiliate of MSMC.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown, Rowe & Maw, and for the underwriters by Sidley Austin Brown & Wood LLP.

                                    RATINGS

     The offered certificates are required to receive ratings from Moody's and Standard & Poor's that are not lower than those indicated under "Summary of Series 2003-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the May 2036 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

          o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

          o the degree to which prepayments might differ from those originally anticipated;

          o whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

          o whether and to what extent excess interest will be collected on the ARD loans;

          o whether and to what extent default interest will be collected on the mortgage loans; and

          o    the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for the exemption, however, a number of conditions must be met, including the requirements that:

     o the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     o at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency; and

     o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that:

          (i) bear interest or are purchased at a discount, including certain mortgage loans secured by real property; and

          (ii) if the obligations are commercial, multifamily or other designated transaction loans, have loan-to-value ratios that do not exceed 100%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Inc., Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that became generally applicable on July 5, 2001.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     2003-TOP9 MASTER SERVICER--The "master servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

     2003-TOP9 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of February 1, 2003, among Morgan Stanley Dean Witter Capital I Inc., as depositor, the 2003-TOP9 Master Servicer, the 2003-TOP9 Special Servicer, the 2003-TOP9 Trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar, and ABN AMRO Bank N.V., as fiscal agent.

     2003-TOP9 SPECIAL SERVICER--The "special servicer" under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is ARCap Special Servicing, Inc.

     2003-TOP9 TRUSTEE--The trustee under the 2003-TOP9 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          o monthly payments collected but due on a due date after the related collection period;

          o    prepayment premiums and yield maintenance charges;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o    amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     CHANDLER FASHION CENTER B NOTE--The mortgage note secured by the Chandler Fashion Center mortgaged property on a subordinate basis with the Chandler Fashion Center Loan and Chandler Fashion Center Companion Loan. The Chandler Fashion Center B Note is not an asset of the trust.

     CHANDLER FASHION CENTER CHANGE OF CONTROL EVENT--A "Chandler Fashion Center Change of Control Event" will exist for so long as (a) the initial Chandler Fashion Center B Note principal balance minus the sum of (x) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, such Chandler Fashion Center B Note after the cut-off date, (y) any appraisal reduction amounts for the Chandler Fashion Center Whole Loan allocated to the Chandler Fashion Center B Note and (z) any losses realized with respect to any liquidated mortgaged property related to the Chandler Fashion Center Whole Loan allocated to the Chandler Fashion Center B Note, is and remains less than (b) 25% of the initial Chandler Fashion Center B Note principal balance minus any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, such Chandler Fashion Center B Note after the cut-off date.

     CHANDLER FASHION CENTER COMPANION LOAN--The mortgage loan secured by the Chandler Fashion Center mortgaged property on a pari passu basis with the Chandler Fashion Center Loan. The Chandler Fashion Center Companion Loan is not an asset of the trust.

     CHANDLER FASHION CENTER LOAN--The mortgage loan identified by control number 3 on "Annex A" to this prospectus supplement.

     CHANDLER FASHION CENTER WHOLE LOAN--Collectively, the Chandler Fashion Center Loan, the Chandler Fashion Center Companion Loan and the Chandler Fashion Center B Note.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the increased rate to the ARD loans.

     OAKBROOK CENTER COMPANION LOANS--Each of the mortgage loans secured by the Oakbrook Center mortgaged property on a pari passu basis with the Oakbrook Center Loan. The Oakbrook Center Companion Loans are not assets of the trust.

     OAKBROOK CENTER LOAN--The mortgage loan identified by control number 1 on "Annex A" to this prospectus supplement.

     OAKBROOK CENTER WHOLE LOAN--Collectively, the Oakbrook Center Loan and the Oakbrook Center Companion Loans.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses, (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout. In the case of the cross-collateralized mortgage loans (identified in this "Annex A" by control numbers 24, 25, 26, 34 and 35), the weighted average DSCR is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Oakbrook Center Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Oakbrook Center Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the Chandler Fashion Center Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Chandler Fashion Center Loan and the Chandler Fashion Center Companion Loan.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans, if any, is based on the payment due as of the applicable cut-off date or the payment due after the interest-only period, as applicable.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. In the case of the cross-collateralized mortgage loans identified in this "Annex A" by control numbers 24, 25, 26, 34 and 35, the weighted average cut-off date loan-to-value ratio is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Oakbrook Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Oakbrook Center Whole Loan. For purposes of the information presented in this prospectus supplement, with respect to the

Chandler Fashion Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Chandler Fashion Center Loan and Chandler Fashion Center Companion Loan.

     (6) "Square feet," "sq. ft.", "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads and (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD balance for that mortgage loan divided by the appraised value of the related mortgaged property. In the case of cross-collateralized mortgage loans (identified in this "Annex A" by control numbers 24, 25, 26, 34 and 35), the scheduled maturity date LTV is shown for such group of mortgage loans.

     (11) "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Master servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of lockout period; "defeasance," which means the duration of any defeasance period; and "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16)"Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.


INTEREST-ONLY LOANS

     Control Number 9. The mortgage loan requires fixed monthly payments of interest only in the amount of $173,290.51 from August 1, 2002 through January 1, 2004. Commencing on February 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $194,933.63 are required.

     Control Number 19. The mortgage loan requires fixed monthly payments of interest only in the amount of $70,972.22 from July 1, 2003 through May 1, 2004. Commencing on June 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $88,352.59 are required.

     Control Number 21. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from May 1, 2003 through April 1, 2004. Commencing on May 1, 2004 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $81,301.14 are required.

     Control Number 28. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from April 1, 2003 through September 1, 2003. Commencing on October 1, 2003 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $66,527.31 are required.

     Control Number 32. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from June 1, 2003 through May 1, 2004. Commencing on June 1, 2004 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $60,919.23 are required.

     Control Number 49. The mortgage loan requires fixed monthly payments of interest only in the amount of $32,179.16 from February 1, 2003 through January 1, 2004. Commencing on February 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $38,929.00 are required.

     Control Number 56. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from May 1, 2003 through April 1, 2004. Commencing on May 1, 2004 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $29,609.21 are required.

     Control Number 57. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from May 1, 2003 through April 1, 2004. Commencing on May 1, 2004 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $30,996.73 are required.

     Control Number 60. The mortgage loan requires monthly payments of interest only (calculated using an actual/360 interest accrual method) from June 1, 2003 through May 1, 2004. Commencing June 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $28,861.79 are required.

     Control Number 68. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month (using an actual/360 interest accrual method) from May 1, 2003 through April 1, 2004. Commencing on May 1, 2004 and continuing through maturity, monthly payments of principal and interest (calculated using an actual/360 interest accrual method) in the amount of $24,778.36 are required.

     Control Number 70. The mortgage loan requires fixed monthly payments of interest only in the amount of $18,255.52 from April 1, 2003 through March 1, 2004. Commencing on April 1, 2004 and continuing through maturity, monthly payments of principal and interest in the amount of $24,040.13 are required.

     Control Number 83. The mortgage loan requires fixed monthly payments of interest only in the amount of $13,813.70 from May 1, 2003 through April 1, 2005. Commencing on May 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $17,167.84 are required.

     Control Number 100. The mortgage loan requires fixed monthly payments of interest only in the amount of $8,254.00 from February 1, 2003 through January 1, 2005. Commencing on February 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $10,452.98 are required.


CERTAIN RESERVES

     Control Number 11. An initial deposit of $300,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $17,837. The reserve is required to be replenished if the balance falls below $1,000,000. If the borrower is entitled to disbursements from the TI/LC reserve in excess of the amounts contained in the TI/LC reserve, the borrower will be excused from subsequent monthly deposits until the sum of the excused monthly deposits totals the excess. However, the borrower will not be excused during a cash flow sweep or if the TI/LC reserve contains less than $400,000. The limitation shall continue as long as triggering events relating to the JC Penney lease, Belk lease, and Sears agreement have not occurred. If a lockbox trigger event occurs, then the aggregate amounts attained through the cash flow sweep and the first $1,000,000 in the TI/LC reserve may only be used for TI/LC costs relating to the JC Penney and Belk spaces and the borrower shall use its own funds for all other leases at the property if the balance is insufficient. An initial deposit of $1,000,000 was required at closing for the cash deposit reserve. Provided that there is no event of default, on or after March 1, 2004 the master servicer will permit a release of any balance remaining on hand in the reserve fund if the property has achieved a DSCR of 1.60x for the trailing 9 months ending January 31, 2004 ("Initial Test Period"). If the release conditions are not satisfied during the Initial Test Period, the master servicer will retain the reserve funds for an additional 9 months and perform a second test for the trailing 9 months ending on 10/31/04 ("Second Test Period") to determine if the release conditions are satisfied. If the release conditions are not satisfied during the Second Test Period, then the release conditions will be tested at each subsequent 9 month period during the term of the loan until satisfied. In the event the release conditions do not occur during the term of the loan, the master servicer will release the cash reserve to the borrower upon full satisfaction of all of the borrower's obligations under the loan agreement. In addition, the mortgage loan required a deposit in the amount of $184,700 into a litigation reserve. Provided that there is no event of default, the master servicer will release the funds upon receipt of evidence that: (i) the litigation has been resolved with prejudice against the plaintiff, or (ii) the litigation has been resolved and plaintiff has delivered a general release to the borrower.

     Control Number 13. The mortgage loan required an initial deposit of $2,000,000 at closing for the tenant improvement and leasing commission reserve, which may be used to partially pay the mortgage loan in the event of default.

     Control Number 17. An initial deposit of $200,000 was required at closing for the replacement reserve. Additionally, the mortgage loan requires a monthly deposit of $31,100 into the replacement reserve through April 1, 2004. Commencing on May 1, 2004, the monthly deposit will be based on 1/12th of 4% of the gross revenues from the property during the proceeding year.

     Control Number 19. An initial deposit of $600,000 was required at closing for the tenant improvement and leasing commission reserve. Additionally, the mortgage requires a monthly deposit of $25,000 during months 1-12 of the loan term, $20,833 per month during months 13 through 24, and $16,667 per month during months 25 through 60. After the Ford Motor Credit and Hedrick Eatman spaces are satisfactorily re-leased, any remaining amounts (in the TI/LC reserve) collected during the first 24 months of the loan term will be released to the borrower. In addition, the borrower is not required to make monthly deposits into the TI/LC reserve during months 25 through 60 if there is no event of default, the property's occupancy is at least 85%, and the balance in the reserve equals or exceeds $400,000.

     Control Number 20. A letter of credit was required at closing in the amount of $150,000 in lieu of tenant improvements and leasing commission reserves. If the letter of credit is drawn upon, the borrower is required to commence monthly payments of $10,563. A cash reserve in the amount of $200,000 was required at closing pending tenant Destination Realty taking possession of its space, commencing rent payments and opening for business. At the time of release, the property's DSCR must be at least 1.25x and the property's occupancy must be at least 94%.

     Control Number 21. An initial deposit of $98,375 was required at closing for capital improvements to be completed on or before July 26, 2003. Provided no event of default exists, the funds will be released once the required improvements have been completed in a satisfactory manner.

     Control Number 22. An initial deposit of $200,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $10,468 if the balance falls below $200,000 until the balance is replenished. In addition, on or before January 1, 2008, the borrower must deposit an additional $350,000, in cash or an acceptable letter of credit, so that the tenant improvement and leasing commission reserve balance is $550,000. From January 2, 2008, the reserve is required to be replenished if the balance falls below $550,000. Lastly, on or before January 1, 2010, the borrower must deposit an additional $300,000, in cash or an acceptable letter of credit, into the tenant improvement and leasing commission reserve unless the borrower presents evidence acceptable to the lender that the tenants, Academy and Ross, have renewed their current leases for a term of no less than five years at a rental rate of no less than $8.06 psf. In the event that either Ross or Academy does not renew their lease and the total amount of the TI/LC reserve is less than $850,000 on or after January 2, 2010, all excess cash flow will be deposited into the TI/LC reserve. The money deposit will be used exclusively for re-tenanting costs for the spaces currently leased to Academy and Ross.

     Control Number 24. The mortgage loan required an initial deposit of $11,963 at closing for an immediate repair escrow.

     Control Number 25. The mortgage loan required an initial deposit of $39,813 at closing for an immediate repair escrow.

     Control Number 26. The mortgage loan required an initial deposit of $8,406 at closing for an immediate repair escrow.

     Control Number 27. The mortgage loan requires a monthly deposit of $2,058 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $75,000. Additionally, the mortgage loan requires a monthly deposit of $3,358 into the replacement reserve. The reserve is required to be replenished if the balance falls below $70,000.

     Control Number 29. A cash reserve in the amount of $200,000 was required at closing. The holdback will be released when the property's DSCR is at least 1.40x based on income in place and the greater of trailing 12 months expenses or $920,000 and the property's occupancy is at least 90%.

     Control Number 30. The mortgage requires a monthly deposit of $10,065 into the tenant improvement and leasing commission reserve. The reserve is to be replenished if the balance falls below $575,000. In lieu of this reserve, the borrower may fund the TI/LC money up front and maintain a $525,000 irrevocable letter of credit from Bank of the West (or another bank acceptable to the lender) throughout the loan term. If a cash sweep has commenced and money has been deposited into the TI/LC reserve, any such amounts relating to the Property Insight space and the Chad Therapeutics space (which have not been disbursed), may be released provided that (i) there is no event of default;
(ii) the Property Insight and the Chad Therapeutics spaces have been re-let;
(iii) the DSCR is at least 1.25x; and (iv) the property is at least 90% occupied.

     Control Number 33. The mortgage loan requires a monthly deposit of $17,890 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $429,360.

     Control Number 36. The mortgage loan required an initial deposit at closing of $100,000 for the tenant improvement and leasing commission reserve and an initial deposit of $3,750 for immediate repair escrow.

     Control Number 37. An initial deposit of $200,000 was required at closing for the tenant improvement and leasing commission reserve. Additionally, the mortgage requires a monthly deposit of $14,570. The reserve is required to be replenished if the balance falls below $370,000 and the following conditions are met: (i) all leases are renewed at market rents for a term of at least three years or replacement tenants have executed leases at market rents for a term of more than three years; (ii) the property's occupancy is at least 85%; and (iii) there is no event of default. If the reserve balance falls below the cap amount at any time, the borrower is required to resume monthly deposits.

     Control Number 39. An initial deposit of $300,000 was required at closing for the tenant improvement and leasing commission reserve. In addition, the mortgage loan requires monthly deposits of $8,333 into the tenant improvement and leasing commission reserve. In addition to the monthly deposits, upon the occurrence of a TI Sweep Event (see below), a cash flow sweep will commence and all of the property's excess cash flow will be placed into the tenant improvement and leasing commission reserve until the balance reaches $750,000. Thereafter, the excess cash flow will be reimbursed to the borrower provided that there is no event of default. However, if the reserve balance falls below $750,000 at any time that the TI Sweep Event is in effect, all excess cash flow will again be diverted into the TI/LC reserve. A "TI Sweep Event" will occur if
(i) Stein Mart notifies the borrower of its intent to "go dark", (b) Stein Mart notifies the borrower of its intent to terminate its lease, or (c) Stein Mart has not notified the borrower of its intent to renew its lease by May 1, 2008. A TI Sweep Event will be cured and the borrower will not be required to make additional monthly deposits if the master servicer receives evidence that (i) Stein Mart has renewed its lease or the space has been leased to an acceptable replacement tenant, (ii) the property's occupancy is at least 88%, and (iii) the property's DSCR is at least 1.35x for the immediately trailing six (6) month period. The initial deposit of $300,000 is allocated solely for TI/LC costs associated with the Home Furnishings & More ("Home") space. A portion of the initial deposit ($150,000) will be disbursed to the borrower if the master servicer receives acceptable evidence that: (i) (a) Home has renewed its lease at the property for a term ending no earlier than 2/28/09, (b) Home has paid its rent on time for the immediately preceding 24 month period prior to the request, (c) Home's annual financial statements for the most recent two consecutive years show a positive net income, a debt to net worth ratio of no more than 2.0x, a current assets to liabilities ratio of not less than 1.50x and occupancy costs of no more than 15%, (d) the property's occupancy is at least 90%, and (e) the DSCR is at least 1.35x or (ii) (a) a replacement tenant leases the Home space with a lease term ending no earlier than February 28, 2009, (b) the property's occupancy is at least 90%, (c) the DSCR is at least 1.35x, and (d) the master servicer receives an estoppel letter from the replacement tenant.

     Control Number 40. An initial deposit of $32,246 was required at closing in lieu of monthly insurance reserves. The master servicer shall have the right to require monthly deposits if i) there is an event of default under the loan documents, ii) Borrower fails to provide evidence of insurance renewal at least 60 days prior to the renewal date, iii) the property's occupancy falls below 90%, iv) the property's DSCR falls below 1.20x based on income in place less the greater of underwritten or trailing 12 months expenses.

     Control Number 41. The mortgage loan requires a monthly deposit of $9,651 into the tenant improvements and leasing commission reserve. At such time as the reserve reaches $500,000, monthly deposits are suspended, provided that, if any time the fund is less than $500,000, the borrower is required to resume monthly deposits. A cash reserve in the amount of $625,000 was required at closing. The holdback will be released when i) the property's DSCR is at least 1.25x based on income in place and the greater of trailing 12 months or underwritten expenses ii) the property's occupancy is at least 90%, iii) confirmation is received of timely rent and expense reimbursement payments for 12 months from tenant Bassett Furniture.

     Control Number 43. A cash reserve in the amount of $100,000 was required at closing pending tenants Quick & Reilly and The Pharmacy relocating to larger spaces within the property, opening for business and paying rent. Conditions for release were met and the reserve was released to the borrower in March 2003.

     Control Number 45. The mortgage loan requires a monthly deposit of $2,000 into the tenant improvements and leasing commission reserve, from January 1, 2003 until December 31, 2007 if the following conditions are met: (i) at least 90% of the property is occupied, (ii) the DSCR is at least 1.40x; and (iii) the borrower has not requested a disbursement from the tenant improvement and leasing commission reserve. Upon failure to meet any of the above conditions, the mortgage will require a monthly deposit of $8,000 until all of the conditions are satisfied. Additionally, from January 1, 2008 through December 31, 2010, the mortgage will require a monthly deposit in the amount of $8,000. However, commencing on January 1, 2011, the borrower is not required to make the monthly deposits if the following conditions are met: (i) at least 90% of the property is leased and occupied by the tenants with remaining lease terms of at least 1 year, (ii) at least 90% of the space at Riverwalk I is leased and occupied by tenants having remaining lease terms of at least 3 years, (iii) the DSCR is at least 1.40x, and (iv) the reserve balance is at least $350,000. If any of these conditions are not met, the monthly deposit of $8,000 will be required. Additionally, the mortgage loan requires a monthly deposit of $634 into the replacement reserve. The reserve is required to be replenished if the balance falls below $32,000.

     Control Number 47. The mortgage loan requires a monthly deposit of $1,100 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $25,000. Additionally, the mortgage loan requires a monthly deposit of $707 into the replacement reserve. The reserve is required to be replenished if the balance falls below $25,452.

     Control Number 48. The mortgage loan required a monthly deposit of $5,091 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $200,000. Additionally, the mortgage loan requires a monthly deposit of $1,394 into the replacement reserve. The reserve is required to be replenished if the balance falls below $50,184.

     Control Number 49. The mortgage loan requires a monthly deposit of $671 into the replacement reserve. The reserve is required to be replenished if the balance falls below $45,600.

     Control Number 50. An initial deposit of $135,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $3,300 if the balance falls below $220,000 until the balance is replenished. This cap will be reduced to $150,000 if (i) National Furniture & Mattress LLC is not in default of its lease and has been in occupancy and operating at the property for not less than three consecutive years and (ii) no event of default has occurred. Upon reduction of the reserve cap, the master servicer is required to release any excess balance being held. However, so long as National Furniture & Mattress LLC is a tenant at the property, the borrower will have no right to disbursements that would cause the reserve balance to be reduced to below $135,000. Additionally, the mortgage loan requires a monthly deposit of $560 into the replacement reserve. The reserve is required to be replenished if the balance falls below $35,000.

     Control Number 52. The mortgage loan requires a monthly deposit of $3,591 into the tenant improvements and leasing commission reserve. At such time as the reserve reaches $200,000, monthly deposits are suspended for so long as the property's DSCR is at least 1.15x for the previous 12 months and the property's occupancy is at least 85%. A letter of credit was required at closing in the amount of $450,000. The letter of credit will be released to the borrower when the property's DSCR is at least 1.30x and the property's occupancy is at least 90%. If the letter of credit has not been released prior to the second anniversary of the loan closing, it shall be retained as additional collateral for the loan for the balance of the loan term.

     Control Number 54. The mortgage loan requires a monthly deposit of $2,916 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $105,000.

     Control Number 55. The mortgage loan requires a monthly deposit of $3,735 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $89,638.

     Control Number 57. An initial deposit of $509,499 was required at closing in connection with tenant improvement and leasing commission obligations with respect to certain leases. The funds will be released to the borrower on a monthly basis upon receipt of evidence of completed improvements and/or paid or obligation to pay leasing commissions. Provided no event of default exists, any remaining balance will be disbursed to the borrower upon the master servicer's receipt of certificates of occupancy for the spaces covered by these leases and signed tenant estoppel certificates satisfactory to the master servicer. Also required was a deposit of $125,089 which will be released upon receipt of certificates of occupancy and signed tenant estoppel certificates for the space and tenants covered under these leases. Upon the occurrence of an event of default, the master servicer shall have the right to apply any or all of the funds in its sole discretion.

     Control Number 61. The borrower's obligation to make monthly deposits of $1,581 into the replacement reserve is waived. The master servicer shall have the right to require such monthly deposits if occupancy falls below 90% or DSCR falls below 1.75x for the trailing 12 month period. The borrower's obligation to make monthly deposits of $11,380 into the tenant improvements and leasing commission reserve is waived. The master servicer shall have the right to require such monthly deposits if occupancy falls below 90% or DSCR falls below 1.75x for the trailing 12 month period.

     Control Number 64. An initial deposit of $100,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan requires a monthly deposit of $5,417 if the balance falls below $180,000 until the balance is replenished. If the TI/LC Test, which is detailed below, is not met on or before December 31, 2008, the borrower is required to make monthly deposits equal to the Special Deposit (see below) commencing on January 1, 2009 until the TI/LC Test is met. The "Special Deposit" is equal to the greater of $5,833.33 or the quotient of (a) the difference between the TI/LC reserve balance as of January 1, 2009 and $250,000 and (b) 12. The purpose of the calculation is to ensure that the TI/LC reserve balance is at least $250,000 on January 31, 2009. The "TI/LC Test" is met if (i) the DSCR is equal to or greater than 1.50x and (ii) the borrower has entered into a new or renewal lease on the Save-A-Lot Market space under terms satisfactory to the master servicer. Additionally, an initial deposit of $200,000 was required at closing for the rollover reserve. The rollover reserve is held to secure against any loss and/or the cost associated with the expiration of the Mr. Mattress lease, the Revco/CVS lease, and the Second Time Around lease. The reserve will be released once the aforementioned tenants have entered into a new or renewal lease acceptable to the master servicer. If after January 1, 2004, the mortgaged property is 93% leased and occupied, the DSCR is greater than or equal to a 1.35x, and there is no event of default, any remaining balance in the rollover reserve will be disbursed to the borrower. To date, $110,600, in association with the renewal of the Mr. Mattress lease, has been released to the borrower.

     Control Number 65. A $150,000 tenant improvements and leasing commission reserve was established at closing, into which the borrower is required to deposit additional amounts of $2,471 per month through the 60th payment date, and $4,941 per month thereafter. If a trigger event has not occurred, the borrower is not required to make deposits to the reserve if the balance exceeds $300,000. A trigger event occurs if (i) there is an event of default, (ii) the Lifestyle Family Fitness tenant terminates its lease, or (iii) the Lifestyle Family Fitness space is not leased by December 26, 2008. Upon a trigger event, all excess cash flow will be swept into the tenant improvements and leasing commission reserve until the Lifestyle Family Fitness space is re-leased by the borrower on terms acceptable to the master servicer.

     Control Number 66. The mortgage loan requires a monthly deposit of $3,491 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $125,686. Additionally, the mortgage loan requires a monthly deposit of $362 into the replacement reserve. The reserve is required to be replenished if the balance falls below $17,394.

     Control Number 67. A cash reserve of $110,000 was required at closing pending Mountain Timber Flooring and Peak Art & Frame taking occupancy of their space and commencing rent payments.

     Control Number 69. The borrower's obligation to make monthly deposits of $640 into the replacement reserve is waived. The master servicer shall have the right to require such monthly deposits if occupancy falls below 90% or DSCR falls below 1.75x for the previous trailing 12 months. The borrower's obligation to make monthly deposits of $2,939.50 into the tenant improvements and leasing commission reserve is waived. The master servicer shall have the right to require such monthly deposits if occupancy falls below 90% or DSCR falls below 1.75x for the previous trailing 12 months. If prior to January 1, 2012, Bank of America has not extended its lease or if Bank of America terminates its lease or "goes dark", borrower shall be required to make additional monthly deposits of $45,000 to the reserve up to a cap of $540,000.

     Control Number 70. A letter of credit was required at closing in the amount of $135,125 (125% of the engineer's estimated cost) to cover the cost of immediate repairs at the property. The Borrower is required to complete all of the repairs within 12 months of closing.

     Control Number 71. An initial deposit of $135,981 was required at closing to the tenant improvements and leasing commission reserve. If the reserve is drawn upon, the borrower is required to make monthly payments of $3,770 until the balance again reaches $135,981. The cap will be eliminated if the DSCR falls below 1.15x or the subject's occupancy falls below 90%.

     Control Number 72. The mortgage loan requires a monthly deposit of $5,145 into the tenant improvement and leasing commission reserve. So long as there is no event of default and the DSCR does not fall below 1.50x, for any three consecutive months, deposits will be waived. Additionally, the mortgage loan requires a monthly deposit of $992 into the replacement reserve (so long as the property is maintained in accordance with industry standards, based on annual inspections by the master servicer, and no event of default has occurred).

     Control Number 73. The mortgage loan requires a monthly deposit of $1,250 into the tenant improvements and leasing commission reserve. The reserve is required to be replenished if the balance falls below $60,000.

     Control Number 76. The mortgage loan requires a monthly deposit of $1,500 into the replacement reserve. This reserve will be waived as long as the property is maintained in accordance with industry standards as determined by the master servicer and no event of default has occurred.

     Control Number 79. The mortgage loan requires a monthly deposit of $3,623 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $130,000.

     Control Number 80. The repair reserve was waived at closing. However, the borrower is required to complete all immediate repairs by August 31, 2003. If the borrower fails to comply, all rents and other income from the property will be swept by the master servicer and all excess cash flow will be retained until the earlier of (i) a balance has been achieved to cover 125% of the immediate repairs ($19,575) or (ii) 90 days from the sweep date. If the amount has not been reached after the expiration of the sweep period, the borrower will be in default. Additionally, the borrower is not required to make monthly deposits into the replacement reserve subject to maintenance of the property in accordance with industry standards (based on the master servicer's satisfactory annual inspections), a minimum DSCR of 1.35x, and the loan not being in default.

     Control Number 81. The mortgage loan requires a monthly deposit of $3,715 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $185,000. Additionally, the mortgage loan requires a monthly deposit of $409 into the replacement reserve. The reserve is required to be replenished if the balance falls below $15,000.

     Control Number 89. A letter of credit was required at closing in the amount of $43,000 in lieu of monthly tax, insurance and replacement reserves. The master servicer has the right to draw upon the letter of credit upon (i) event of default, (ii) Borrower's failure to deliver evidence of payment in full of taxes and/or insurance premiums, or (iii) deferred maintenance is not cured within 90 days of the master servicer's notice.

     Control Number 98. An initial deposit of $80,000 was required at closing for the tenant improvement and leasing commission reserve for costs associated with re-tenanting the Goodwill space. This reserve will be released if Goodwill renews its lease for a minimum term of 5 years at a market rental rate. If Goodwill renews its lease for only 4 years, the master servicer will only remit $31,444 of the initial deposit to the Borrower, and if Goodwill renews its lease for only 3 years, the master servicer will only remit $15,722 of the initial deposit to the borrower. The mortgage loan also requires a monthly deposit of $1,346 into the tenant improvement and leasing commission reserve. The reserve is required to be replenished if the balance falls below $48,460.


EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but three (3) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                 EARNOUT LOANS

                                                                                                 EARLIEST                   IF
                                                    FULL       NET       FULL         NET       DEFEASANCE               PREPAY,
                                                    LOAN       OF        LOAN     OF EARN-OUT       OR                    YIELD
 CONTROL    EARNOUT      EARNOUT      CURRENT      AMOUNT    EARNOUT    AMOUNT        NCF         PREPAY     DEFEASE/     MAINT.
  NUMBER    RESERVE      AMOUNT       BALANCE        LTV       LTV       DSCR         DSCR         DATE       PREPAY    APPLICABLE
 -------  ----------   ----------   -----------    ------    -------    ------    -----------   ----------   --------   ----------
     5    $2,500,000   $2,500,000   $39,500,000    73.35%    68.71%      1.25x       1.33x            NAP       NAP        NAP
     6    $2,000,000   $2,000,000   $36,963,166    70.68%    66.85%      1.55x       1.64x       4/1/2005     Defease      NAP
    28    $  660,000   $  600,000   $11,400,000    74.85%    70.91%      1.42x       1.50x      8/28/2004     Prepay       Yes
    29    $  200,000   $  200,000   $11,100,000    74.00%    72.67%      1.27x       1.30x            NAP       NAP        NAP
    52    $  450,000   $  450,000   $ 6,194,117    74.63%    69.21%      1.18x       1.27x            NAP       NAP        NAP

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A

                  CERTAIN CHARACTERISTIC OF THE MORTGAGE LOANS


   CONTROL
   NUMBER      LOAN GROUP        LOAN SELLER      LOAN NUMBER                             PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------------
      1          Group 1     MSMC                 1                 Oakbrook Center
      2          Group 1     GMACCM               39216             3535 Market Street
      3          Group 1     Deutsche Bank        GA17732           Chandler Fashion Center
-------------------------------------------------------------------------------------------------------------------------------
      4          Various     MSMC                 Various           ARC Portfolio
      4a         Group 1     MSMC                 02-12312          ARC Portfolio - Green Spring Valley
      4b         Group 1     MSMC                 02-12314          ARC Portfolio - Evergreen Village
      4c         Group 2     MSMC                 02-12311          ARC Portfolio - Inspiration Valley
      4d         Group 2     MSMC                 02-12309          ARC Portfolio - Mobile Gardens
      4e         Group 1     MSMC                 02-12322          ARC Portfolio - Colonial Gardens
      4f         Group 2     MSMC                 02-12295          ARC Portfolio - Sheridan
      4g         Group 1     MSMC                 02-12324          ARC Portfolio - Castle Acres
      4h         Group 1     MSMC                 02-12293          ARC Portfolio - Westmoor
      4i         Group 1     MSMC                 02-12325          ARC Portfolio - Carriage Court East
      4j         Group 1     MSMC                 02-12326          ARC Portfolio - Carriage Court Central
      4k         Group 2     MSMC                 02-12315          ARC Portfolio - El Lago I
      4l         Group 2     MSMC                 02-12306          ARC Portfolio - Picture Ranch
      4m         Group 1     MSMC                 02-12318          ARC Portfolio - Eastern Villa
      4n         Group 1     MSMC                 02-12305          ARC Portfolio - Riverchase
      4o         Group 1     MSMC                 02-12313          ARC Portfolio - Green Cove
      4p         Group 1     MSMC                 02-12319          ARC Portfolio - Countryside
      4q         Group 2     MSMC                 02-12316          ARC Portfolio - El Lago II
      4r         Group 1     MSMC                 02-12308          ARC Portfolio - Oakridge (Stonegate)
      4s         Group 1     MSMC                 02-12317          ARC Portfolio - El Caudillo
      4t         Group 2     MSMC                 02-12323          ARC Portfolio - Cedar Creek
      4u         Group 1     MSMC                 02-12294          ARC Portfolio - Sycamore Square
-------------------------------------------------------------------------------------------------------------------------------
      5          Group 1     Deutsche Bank        DBM18334          Renaissance at Columbia Gateway
      6          Group 1     Deutsche Bank        DBM18216          Towne Center Plaza
      7          Group 2     Archon Financial     09-0001697        Norwest Woods
      8          Group 2     Deutsche Bank        DBM18141          Empirian at North Ridge
      9          Group 2     GMACCM               36031             Fairway Preserve at Olde Cypress
-------------------------------------------------------------------------------------------------------------------------------
     10          Group 2     GMACCM               37803             Village Park Apartments
     11          Group 1     GMACCM               39991             Carolina Mall
     12          Group 1     Deutsche Bank        DBM18360          Bucks County Industrial Portfolio
     12a         Group 1     Deutsche Bank        DBM18360-2        1515 Grundys Lane
     12b         Group 1     Deutsche Bank        DBM18360-3        1501 Grundys Lane
     12c         Group 1     Deutsche Bank        DBM18360-1        181 Wheeler Court
     12d         Group 1     Deutsche Bank        DBM18360-5        311 Sinclair Road
     12e         Group 1     Deutsche Bank        DBM18360-4        1100 Wheeler Way
     13          Group 1     MSMC                 02-11111          Clinton, NJ Distribution
     14          Group 2     GMACCM               39325             Slate Creek Apartments
-------------------------------------------------------------------------------------------------------------------------------
     15          Group 1     GMACCM               38473             Hologic Facilities
     15a         Group 1     GMACCM               38473-1           Bedford Property
     15b         Group 1     GMACCM               38473-2           Danbury Property
     16          Group 1     Deutsche Bank        DBM17968          Versar Center 1 & 2
     17          Group 1     GMACCM               39090             Hampton Inn Chicago
     18          Group 1     GMACCM               39526             Cambridge Crossing
     19          Group 1     GMACCM               40403             Fairview Center I & II
-------------------------------------------------------------------------------------------------------------------------------
     20          Group 1     Deutsche Bank        DBM18098          Catalina Centre
     21          Group 1     Archon Financial     09-0001720        Ocotillo Plaza Shopping Center
     22          Group 1     GMACCM               35637             Deerbrook Plaza
     23          Group 1     Deutsche Bank        DBM18149          Desert Crossing Oshmans
     24          Group 2     MSMC                 03-12933          EQR Portfolio - Country Club Woods Apartments
-------------------------------------------------------------------------------------------------------------------------------
     25          Group 2     MSMC                 03-12935          EQR Portfolio - Spring Lake Manor
     26          Group 2     MSMC                 03-12934          EQR Portfolio - High River Apartments
     27          Group 1     GMACCM               39876             12th and Walnut Street Garage
     28          Group 1     Archon Financial     09-0001703        Market Square
     29          Group 1     Deutsche Bank        DBM18401          International City Bank Building
-------------------------------------------------------------------------------------------------------------------------------
     30          Group 1     GMACCM               39912             Chatsworth Business Center
     31          Group 1     Deutsche Bank        DBM17842          Haros Apartment Portfolio 8
     31a         Group 2     Deutsche Bank        DBM17842-1        39-25 65th Street
     31b         Group 2     Deutsche Bank        DBM17842-2        42-29 Judge Street
     31c         Group 2     Deutsche Bank        DBM17842-3        43-23 Ithaca Street
     31d         Group 2     Deutsche Bank        DBM17842-4        43-28 39th Place
     31e         Group 2     Deutsche Bank        DBM17842-5        43-38 39th Place
     32          Group 1     Archon Financial     09-0001742        Southport Plaza Shopping Center
     33          Group 1     GMACCM               38879             2550 North Loop West
     34          Group 1     GMACCM               38736             White Clay II
-------------------------------------------------------------------------------------------------------------------------------
     35          Group 1     GMACCM               39228             White Clay III
     36          Group 1     MSMC                 01-09387          West Broward Shopping Center
     37          Group 1     GMACCM               39589             Teachers Flex Portfolio
     37a         Group 1     GMACCM               39589-1           200 Welsh Road
     37b         Group 1     GMACCM               39589-2           650 Louis Drive
     38          Group 1     Archon Financial     09-0001745        400 East 55th Street
     39          Group 1     GMACCM               39280             Deville Plaza Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
     40          Group 1     Deutsche Bank        DBM18137          Warren Village Shopping Center
     41          Group 1     Deutsche Bank        DBM17495          Freeway Industrial Park
     42          Group 1     Deutsche Bank        DBM17909          Upland Square Shopping Center
     43          Group 1     Deutsche Bank        DBM18150          Desert Crossing Islands
     44          Group 2     GMACCM               37469             Autumn Ridge Apartments
-------------------------------------------------------------------------------------------------------------------------------
     45          Group 1     GMACCM               38908             Riverwalk Medical Office Building
     46          Group 2     Deutsche Bank        DBM17936          The Reserves at Jacksonville Commons, Phase III
     47          Group 2     GMACCM               38170             318 Grand Street
     48          Group 1     GMACCM               32563             Garden Lakes Shopping Center
     49          Group 1     GMACCM               39093             Westwind Terrace
-------------------------------------------------------------------------------------------------------------------------------
     50          Group 1     GMACCM               37839             Stephanie Promenade
     51          Group 2     Deutsche Bank        DBM18140          Portabello Apartments
     52          Group 1     Deutsche Bank        DBM18087          Renaissance Place Shopping Center
     53          Group 1     GMACCM               39413             Pacific Skies Mobile Estates
     54          Group 1     GMACCM               38863             Victory- Kenner Marketplace
-------------------------------------------------------------------------------------------------------------------------------
     55          Group 1     GMACCM               39369             720 Wilshire Blvd
     56          Group 1     Archon Financial     09-0001727        Ashton Towers Apartments
     57          Group 1     Archon Financial     09-0001706        Creekside Office Center
     58          Group 1     GMACCM               37881             One Park Ten
     59          Group 2     Deutsche Bank        DBM17879          Copperfield Square II Apartments
-------------------------------------------------------------------------------------------------------------------------------
     60          Group 1     Deutsche Bank        DBM18301          Flushing Estates
     61          Group 1     Deutsche Bank        DBM16381          Executive Terrace
     62          Group 1     Archon Financial     09-0001737        Victory Crossing Shopping Center
     63          Group 2     Deutsche Bank        DBM18005          Foxwood Apartments
     64          Group 1     GMACCM               38466             Fallstaff Shopping Center
-------------------------------------------------------------------------------------------------------------------------------
     65          Group 1     GMACCM               36471             Keene Plaza Shopping Center
     66          Group 1     GMACCM               37841             Horizon Ridge Medical & Corporate Center
     67          Group 1     Deutsche Bank        DBM18361          High Bluff Shopping Center
     68          Group 1     Archon Financial     09-0001729        Parkway Plaza Shopping Center
     69          Group 1     Deutsche Bank        DBM18091          10000 Falls Road
-------------------------------------------------------------------------------------------------------------------------------
     70          Group 2     GMACCM               39901             Rolling Hills Apartments
     71          Group 1     Deutsche Bank        DBM17938          North Main Street
     72          Group 1     GMACCM               38377             Rancho Murieta Plaza
     73          Group 1     GMACCM               38866             Victory- Eastgate Plaza
     74          Group 1     GMACCM               39639             3105 Berlin Turnpike
-------------------------------------------------------------------------------------------------------------------------------
     75          Group 2     Deutsche Bank        DBM18097          Orchard Towne Apartments
     76          Group 2     GMACCM               38360             Sun Prairie VI
     77          Group 1     GMACCM               39800             Muirwood Square
     78          Group 1     Deutsche Bank        DBM17969          Northfield Shopping Center
     79          Group 1     GMACCM               39669             500 Old Country Road
-------------------------------------------------------------------------------------------------------------------------------
     80          Group 2     GMACCM               39358             Avanti East Apartments
     81          Group 1     GMACCM               38494             Devon Hills Office Building
     82          Group 1     Deutsche Bank        DBM17910          Centralia Crossing
     83          Group 1     GMACCM               39795             Valley Vista Apartments
     84          Group 1     Deutsche Bank        DBM17961          Sav-On Drugstore
-------------------------------------------------------------------------------------------------------------------------------
     85          Group 1     Deutsche Bank        DBM17776          990 Westbury Road
     86          Group 2     Deutsche Bank        DBM18524          South Chase Apartments
     87          Group 1     Archon Financial     09-0001733        Old Egg Auction
     88          Group 2     GMACCM               30719             Countryside Village Apartments
     89          Group 2     Archon Financial     09-0001707        Hawks Ridge Apartments
-------------------------------------------------------------------------------------------------------------------------------
     90          Group 1     Deutsche Bank        DBM17963          Washington & Hoover
     91          Group 1     Deutsche Bank        DBM17901          Walgreens Belmont
     92          Group 1     Archon Financial     09-0001719        Shoppes at Thomson
     93          Group 2     Deutsche Bank        DBM17811          Christopher Downs Apartments
     94          Group 2     Archon Financial     09-0001744        Amberlake Apartments
-------------------------------------------------------------------------------------------------------------------------------
     95          Group 2     GMACCM               40346             Dean Apartments
     96          Group 1     GMACCM               39801             TriAtria Shopping Center
     97          Group 1     Archon Financial     09-0001718        Roxboro Commons
     98          Group 1     GMACCM               39121             Paramount Park Plaza
     99          Group 2     GMACCM               36933             Canyon Terrace
-------------------------------------------------------------------------------------------------------------------------------
    100          Group 1     GMACCM               38877             Clifton Way Apartments
    101          Group 1     Deutsche Bank        DBM17962          McDonald's Vermont Avenue
    102          Group 1     GMACCM               38185             Statewide Self Storage
    103          Group 1     GMACCM               38297             Third & C Building


 CONTROL
 NUMBER   LOAN GROUP         PROPERTY TYPE                            ADDRESS                              CITY
---------------------------------------------------------------------------------------------------------------------------------
    1       Group 1     Anchored Retail         100 Oakbrook Center                                     Oak Brook
    2       Group 1     Office                  3535 Market Street                                      Philadelphia
    3       Group 1     Anchored Retail         3111 West Chandler Boulevard                            Chandler
---------------------------------------------------------------------------------------------------------------------------------
    4       Various     Manufactured Housing    Various                                                 Various
    4a      Group 1     Manufactured Housing    1100 Greenvale Road                                     Raleigh
    4b      Group 1     Manufactured Housing    5309 North U.S. Highway 75                              Sioux City
    4c      Group 2     Manufactured Housing    5250 West 53rd Avenue                                   Arvada
    4d      Group 2     Manufactured Housing    6250 Federal Boulevard                                  Denver
    4e      Group 1     Manufactured Housing    3000 Tuttle Creek Boulevard                             Manhattan
    4f      Group 2     Manufactured Housing    5305 Sheridan Boulevard                                 Arvada
    4g      Group 1     Manufactured Housing    1713 West U.S. Highway 50                               O'Fallon
    4h      Group 1     Manufactured Housing    7901 South Council                                      Oklahoma City
    4i      Group 1     Manufactured Housing    3475 South Goldenrod Road                               Orlando
    4j      Group 1     Manufactured Housing    4820 West Oak Ridge Road                                Orlando
    4k      Group 2     Manufactured Housing    5712 Martin Street                                      Fort Worth
    4l      Group 2     Manufactured Housing    3251 E Road                                             Clifton
    4m      Group 1     Manufactured Housing    2900 East 6th Avenue                                    Stillwater
    4n      Group 1     Manufactured Housing    4440 Tuttle Creek Boulevard                             Manhattan
    4o      Group 1     Manufactured Housing    325 Green Cove Road                                     Huntsville
    4p      Group 1     Manufactured Housing    1836 South Lowry Street                                 Stillwater
    4q      Group 2     Manufactured Housing    5701 Martin Street                                      Fort Worth
    4r      Group 1     Manufactured Housing    3000 East Raintree                                      Stillwater
    4s      Group 1     Manufactured Housing    4960 South Seneca Street                                Wichita
    4t      Group 2     Manufactured Housing    4020 Pulaski Pike                                       Huntsville
    4u      Group 1     Manufactured Housing    1010 W. 44th Street South                               Wichita
---------------------------------------------------------------------------------------------------------------------------------
    5       Group 1     Industrial              7125 Robert Fulton Drive                                Columbia
    6       Group 1     Anchored Retail         8610-8730 S. Garfield Avenue                            South Gate
    7       Group 2     Multifamily             101-639 Normandy Drive                                  Norwood
    8       Group 2     Multifamily             501 Northridge Road                                     Atlanta
    9       Group 2     Multifamily             7995 Preserve Circle                                    Naples
---------------------------------------------------------------------------------------------------------------------------------
   10       Group 2     Multifamily             500 Coachman Drive                                      Troy
   11       Group 1     Anchored Retail         1480 Concord Parkway North                              Concord
   12       Group 1     Industrial              Various                                                 Various
   12a      Group 1     Industrial              1515 Grundys Lane                                       Bristol
   12b      Group 1     Industrial              1501 Grundys Lane                                       Bristol
   12c      Group 1     Industrial              181 Wheeler Court                                       Langhorne
   12d      Group 1     Industrial              311 Sinclair Road                                       Bristol
   12e      Group 1     Industrial              1100 Wheeler Way                                        Langhorne
   13       Group 1     Industrial              111 Cokesbury Road                                      Lebanon
   14       Group 2     Multifamily             1440 West Lambert Road                                  La Habra
---------------------------------------------------------------------------------------------------------------------------------
   15       Group 1     Office                  Various                                                 Various
   15a      Group 1     Office                  35 Crosby Drive                                         Bedford
   15b      Group 1     Office                  36 Apple Ridge Road                                     Danbury
   16       Group 1     Office                  6800 & 6850 Versar Drive                                Springfield
   17       Group 1     Hospitality             33 West Illinois Street                                 Chicago
   18       Group 1     Anchored Retail         4010-4351 Dearborn Circle                               Mt. Laurel
   19       Group 1     Office                  6230 and 6302 Fairview Road                             Charlotte
---------------------------------------------------------------------------------------------------------------------------------
   20       Group 1     Anchored Retail         1501-1799 N. Congress Avenue                            Boynton Beach
   21       Group 1     Anchored Retail         2820-2860 and 2950-2980 South Alma School Road          Chandler
   22       Group 1     Anchored Retail         9715-9815 FM 1960 East                                  Humble
   23       Group 1     Anchored Retail         72-423,-453,-513,-519 & Highway 111                     Palm Desert
   24       Group 2     Multifamily             4031 Airport Boulevard                                  Mobile
---------------------------------------------------------------------------------------------------------------------------------
   25       Group 2     Multifamily             600 Earline Circle                                      Birmingham
   26       Group 2     Multifamily             1900 Rice Mine Road                                     Tuscaloosa
   27       Group 1     Parking Garage          1201-11 Walnut Street                                   Philadelphia
   28       Group 1     Anchored Retail         1830-1890 30th Street                                   Boulder
   29       Group 1     Office                  249 East Ocean Boulevard                                Long Beach
---------------------------------------------------------------------------------------------------------------------------------
   30       Group 1     Office                  21540-21622 Plummer Street                              Chatsworth
   31       Group 1     Multifamily             Various                                                 Various
   31a      Group 2     Multifamily             39-25 65th Street                                       Woodside
   31b      Group 2     Multifamily             42-29 Judge Street                                      Elmhurst
   31c      Group 2     Multifamily             43-23 Ithaca Street                                     Elmhurst
   31d      Group 2     Multifamily             43-28 39th Place                                        Sunnyside
   31e      Group 2     Multifamily             43-38 39th Place                                        Sunnyside
   32       Group 1     Anchored Retail         7565 U.S. 31 South                                      Indianapolis
   33       Group 1     Office                  2550 North Loop West                                    Houston
   34       Group 1     Office                  200 White Clay Center Drive                             White Clay Creek Hundred
---------------------------------------------------------------------------------------------------------------------------------
   35       Group 1     Office                  400 White Clay Center Drive                             White Clay Creek Hundred
   36       Group 1     Anchored Retail         3801-3951 West Broward Boulevard                        Plantation
   37       Group 1     Industrial              Various                                                 Various
   37a      Group 1     Industrial              200 Welsh Road                                          Horsham
   37b      Group 1     Industrial              650 Louis Drive                                         Warminster
   38       Group 1     Multifamily             400 East 55th Street                                    New York
   39       Group 1     Anchored Retail         5250 Interstate 55 North                                Jackson
---------------------------------------------------------------------------------------------------------------------------------
   40       Group 1     Anchored Retail         4 Mount Bethel Road                                     Warren
   41       Group 1     Industrial              SWC 300 West and 2100 South                             Salt Lake City
   42       Group 1     Anchored Retail         811-913 West Foothill Boulevard                         Upland
   43       Group 1     Anchored Retail         72-333, 72-353, 72-363 & 72-393 Highway 111             Palm Desert
   44       Group 2     Multifamily             7022 North Colton Street                                Spokane
---------------------------------------------------------------------------------------------------------------------------------
   45       Group 1     Office                  9300 and 9330 Stockdale Highway                         Bakersfield
   46       Group 2     Multifamily             500 Talon Drive                                         Jacksonville
   47       Group 2     Multifamily             318 Grand Street                                        Brooklyn
   48       Group 1     Anchored Retail         10720 West Indian School Road                           Phoenix
   49       Group 1     Office                  6402 East Superstition Springs Boulevard                Mesa
---------------------------------------------------------------------------------------------------------------------------------
   50       Group 1     Anchored Retail         229-245 Stephanie Street                                Henderson
   51       Group 2     Multifamily             6441 Livingston Road                                    Oxon Hill
   52       Group 1     Unanchored Retail       401 North Great Neck Road                               Virginia Beach
   53       Group 1     Manufactured Housing    1300 Palmetto Avenue                                    Pacifica
   54       Group 1     Anchored Retail         4101 Williams Boulevard                                 Kenner
---------------------------------------------------------------------------------------------------------------------------------
   55       Group 1     Office                  720 Wilshire Boulevard                                  Santa Monica
   56       Group 1     Multifamily             10926 Ashton Avenue                                     Westwood
   57       Group 1     Office                  455 Devlin Road                                         Napa
   58       Group 1     Office                  6800 Park Ten Boulevard                                 San Antonio
   59       Group 2     Multifamily             3718-58 Jermantown Road                                 Fairfax
---------------------------------------------------------------------------------------------------------------------------------
   60       Group 1     Manufactured Housing    7416 Gillette Road                                      Flushing
   61       Group 1     Office                  1400 & 1450 Mercantile Lane                             Largo
   62       Group 1     Anchored Retail         4020 Victory Boulevard                                  Portsmouth
   63       Group 2     Multifamily             11557,11561 & 11565 Robinwood Drive                     Hagerstown
   64       Group 1     Anchored Retail         6812-6862 Reisterstown Road and 4147 Labryinth Road     Baltimore
---------------------------------------------------------------------------------------------------------------------------------
   65       Group 1     Anchored Retail         2200 East Bay Drive                                     Largo
   66       Group 1     Office                  2610 West Horizon Ridge Parkway                         Henderson
   67       Group 1     Anchored Retail         6545 Landmark Drive                                     Park City
   68       Group 1     Anchored Retail         363 Venture Drive                                       Brunswick
   69       Group 1     Office                  10000 Falls Road                                        Potomac
---------------------------------------------------------------------------------------------------------------------------------
   70       Group 2     Multifamily             280 John Knox Road                                      Tallahassee
   71       Group 1     Office                  120 and 130 North Main Street                           New City
   72       Group 1     Anchored Retail         7281 Lone Pine Drive                                    Rancho Murieta
   73       Group 1     Anchored Retail         2014 US Highway 45 North                                Meridian
   74       Group 1     Anchored Retail         3105 Berlin Turnpike                                    Newington
---------------------------------------------------------------------------------------------------------------------------------
   75       Group 2     Multifamily             501 Main Street                                         Laurel
   76       Group 2     Multifamily             1233-1253 Prairie View Drive                            West Des Moines
   77       Group 1     Anchored Retail         35450-35584 Grand River Avenue                          Farmington Hills
   78       Group 1     Anchored Retail         36 Northfield Centre Drive                              Whiteville
   79       Group 1     Office                  500 Old Country Road                                    Garden City
---------------------------------------------------------------------------------------------------------------------------------
   80       Group 2     Multifamily             416 Southeast 3rd Street                                Lee's Summit
   81       Group 1     Office                  3883 Telegraph Road                                     Bloomfield Hills
   82       Group 1     Anchored Retail         9801-9841 Chester Road                                  Chester
   83       Group 1     Multifamily             15301 Valley Vista Boulevard                            Sherman Oaks
   84       Group 1     Anchored Retail         5985 West Pico Boulevard                                Los Angeles
---------------------------------------------------------------------------------------------------------------------------------
   85       Group 1     Office                  990 Westbury Road                                       Westbury
   86       Group 2     Multifamily             9330 Synott                                             Houston
   87       Group 1     Office                  84 Park Avenue                                          Flemington
   88       Group 2     Multifamily             2101 Freeman Parkway                                    Beloit
   89       Group 2     Multifamily             2334-2346 Talc Trail                                    Madison
---------------------------------------------------------------------------------------------------------------------------------
   90       Group 1     Anchored Retail         1311 & 1325 West Washington Boulevard                   Los Angeles
   91       Group 1     Anchored Retail         6802 West Wilkinson Boulevard                           Belmont
   92       Group 1     Anchored Retail         2219 Harrison Road                                      Thomson
   93       Group 2     Multifamily             100-140 John Court                                      Havelock
   94       Group 2     Multifamily             4901 Cherokee Street                                    Acworth
---------------------------------------------------------------------------------------------------------------------------------
   95       Group 2     Multifamily             1415 Dean Street                                        Ft. Myers
   96       Group 1     Unanchored Retail       32395-32443 Northwestern Highway                        Farmington Hills
   97       Group 1     Anchored Retail         1049 Durham Road                                        Roxboro
   98       Group 1     Anchored Retail         8540 Alondra Boulevard                                  Paramount
   99       Group 2     Multifamily             1305 North Canyon Road                                  Provo
---------------------------------------------------------------------------------------------------------------------------------
  100       Group 1     Multifamily             8747 Clifton Way                                        Beverly Hills
  101       Group 1     Anchored Retail         1660 West Venice Boulevard                              Los Angeles
  102       Group 1     Self Storage            1500 State Street                                       Barstow
  103       Group 1     Multifamily             312 and 330 Third Street                                Davis


CONTROL                                                   CROSS COLLATERALIZED                        ORIGINAL       CUT-OFF DATE
 NUMBER      LOAN GROUP      STATE           ZIP CODE            GROUPS          RELATED GROUPS      BALANCE ($)      BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------------
    1          Group 1   Illinois             60523                                                   60,000,000       59,572,416
    2          Group 1   Pennsylvania         19104                                                   59,000,000       58,767,308
    3          Group 1   Arizona              85226                                                   56,865,000       56,461,243
----------------------------------------------------------------------------------------------------------------------------------
    4          Various   Various             Various                                                  47,524,420       47,152,530
    4a         Group 1   North Carolina       27603                                                    7,276,524        7,219,584
    4b         Group 1   Iowa                 51108                                                    4,738,116        4,701,039
    4c         Group 2   Colorado             80002                                                    4,547,768        4,512,181
    4d         Group 2   Colorado             80221                                                    3,893,147        3,862,682
    4e         Group 1   Kansas               66502                                                    3,773,006        3,743,481
    4f         Group 2   Colorado             80002                                                    3,446,835        3,419,863
    4g         Group 1   Illinois             62269                                                    2,386,739        2,368,062
    4h         Group 1   Oklahoma             73169                                                    2,304,996        2,286,959
    4i         Group 1   Florida              32822                                                    2,188,273        2,171,149
    4j         Group 1   Florida              32809                                                    2,129,418        2,112,755
    4k         Group 2   Texas                76119                                                    1,889,721        1,874,934
    4l         Group 2   Colorado             81520                                                    1,670,154        1,657,085
    4m         Group 1   Oklahoma             74074                                                    1,132,106        1,123,247
    4n         Group 1   Kansas               66502                                                    1,105,020        1,096,373
    4o         Group 1   Alabama              35803                                                    1,054,458        1,046,207
    4p         Group 1   Oklahoma             74074                                                    1,005,572          997,703
    4q         Group 2   Texas                76119                                                      873,018          866,186
    4r         Group 1   Oklahoma             74074                                                      851,795          845,130
    4s         Group 1   Kansas               67217                                                      747,431          741,582
    4t         Group 2   Alabama              35810                                                      387,738          384,704
    4u         Group 1   Kansas               67216                                                      122,585          121,626
----------------------------------------------------------------------------------------------------------------------------------
    5          Group 1   Maryland             21046                                                   39,500,000       39,500,000
    6          Group 1   California           90280                                                   37,000,000       36,963,166
    7          Group 2   Massachusetts        02062                                                   33,500,000       33,358,286
    8          Group 2   Georgia              30350                                                   32,300,000       32,186,812
    9          Group 2   Florida              34119                                                   29,300,000       29,300,000
----------------------------------------------------------------------------------------------------------------------------------
   10          Group 2   Michigan             48083                                                   25,125,000       25,043,609
   11          Group 1   North Carolina       28025                                                   25,000,000       25,000,000
   12          Group 1   Pennsylvania        Various                                                  21,800,000       21,800,000
   12a         Group 1   Pennsylvania         19007
   12b         Group 1   Pennsylvania         19007
   12c         Group 1   Pennsylvania         19047
   12d         Group 1   Pennsylvania         19007
   12e         Group 1   Pennsylvania         19047
   13          Group 1   New Jersey           08833                                                   20,246,776       20,246,776
   14          Group 2   California           90631                                                   18,954,000       18,875,762
----------------------------------------------------------------------------------------------------------------------------------
   15          Group 1   Various             Various                                                  18,500,000       18,500,000
   15a         Group 1   Massachusetts        01730
   15b         Group 1   Connecticut          06810
   16          Group 1   Virginia             22151                                                   18,500,000       18,428,280
   17          Group 1   Illinois             60610                                                   18,000,000       17,878,153
   18          Group 1   New Jersey           08054                                                   17,850,000       17,830,462
   19          Group 1   North Carolina       28210                                                   16,000,000       16,000,000
----------------------------------------------------------------------------------------------------------------------------------
   20          Group 1   Florida              33426                                                   15,600,000       15,550,534
   21          Group 1   Arizona              85248                                                   14,100,000       14,100,000
   22          Group 1   Texas                77338                                                   14,000,000       13,944,890
   23          Group 1   California           92260                                  Group A          13,800,000       13,755,714
   24          Group 2   Alabama              36608             Group A              Group B           4,250,000        4,235,741
----------------------------------------------------------------------------------------------------------------------------------
   25          Group 2   Alabama              35212             Group A              Group B           3,780,000        3,767,318
   26          Group 2   Alabama              35406             Group A              Group B           3,650,000        3,637,754
   27          Group 1   Pennsylvania         19107                                                   11,500,000       11,467,832
   28          Group 1   Colorado             80301                                                   11,400,000       11,400,000
   29          Group 1   California           90802                                                   11,100,000       11,100,000
----------------------------------------------------------------------------------------------------------------------------------
   30          Group 1   California           91311                                                   11,000,000       10,988,581
   31          Group 1   New York            Various                                                  10,752,000       10,730,853
   31a         Group 2   New York             11377
   31b         Group 2   New York             11373
   31c         Group 2   New York             11373
   31d         Group 2   New York             11104
   31e         Group 2   New York             11104
   32          Group 1   Indiana              46227                                                   10,600,000       10,600,000
   33          Group 1   Texas                77092                                  Group C          10,602,000       10,559,464
   34          Group 1   Delaware             19711             Group B              Group D           6,135,000        6,135,000
----------------------------------------------------------------------------------------------------------------------------------
   35          Group 1   Delaware             19711             Group B              Group D           4,315,000        4,315,000
   36          Group 1   Florida              33311                                                   10,450,000       10,388,531
   37          Group 1   Pennsylvania        Various                                                   9,120,000        9,102,374
   37a         Group 1   Pennsylvania         19044
   37b         Group 1   Pennsylvania         18974
   38          Group 1   New York             10021                                                    9,000,000        9,000,000
   39          Group 1   Mississippi          39211                                                    8,500,000        8,484,803
----------------------------------------------------------------------------------------------------------------------------------
   40          Group 1   New Jersey           07059                                                    8,250,000        8,241,533
   41          Group 1   Utah                 84115                                                    8,000,000        8,000,000
   42          Group 1   California           91786                                                    7,900,000        7,879,313
   43          Group 1   California           92260                                  Group A           7,900,000        7,874,648
   44          Group 2   Washington           99208                                                    7,100,000        7,071,079
----------------------------------------------------------------------------------------------------------------------------------
   45          Group 1   California           93312                                                    6,948,000        6,917,655
   46          Group 2   North Carolina       28540                                                    6,915,000        6,892,115
   47          Group 2   New York             11211                                                    6,700,000        6,672,134
   48          Group 1   Arizona              85037                                                    6,720,000        6,615,366
   49          Group 1   Arizona              85206                                                    6,500,000        6,500,000
----------------------------------------------------------------------------------------------------------------------------------
   50          Group 1   Nevada               89014                                                    6,500,000        6,488,379
   51          Group 2   Maryland             20745                                                    6,400,000        6,393,305
   52          Group 1   Virginia             23454                                                    6,200,000        6,194,117
   53          Group 1   California           94044                                                    6,000,000        5,988,657
   54          Group 1   Louisiana            70065                                  Group E           5,825,000        5,816,333
----------------------------------------------------------------------------------------------------------------------------------
   55          Group 1   California           90401                                  Group C           5,616,000        5,597,478
   56          Group 1   California           90024                                                    5,350,000        5,350,000
   57          Group 1   California           94558                                                    5,300,000        5,300,000
   58          Group 1   Texas                78213                                                    5,300,000        5,272,390
   59          Group 2   Virginia             22030                                                    5,200,000        5,147,236
----------------------------------------------------------------------------------------------------------------------------------
   60          Group 1   Michigan             48433                                                    5,000,000        5,000,000
   61          Group 1   Maryland             20774                                                    5,000,000        4,952,693
   62          Group 1   Virginia             23701                                                    4,900,000        4,900,000
   63          Group 2   Maryland             21742                                                    4,880,000        4,870,916
   64          Group 1   Maryland             21215                                                    4,750,000        4,726,660
----------------------------------------------------------------------------------------------------------------------------------
   65          Group 1   Florida              33771                                                    4,550,000        4,520,050
   66          Group 1   Nevada               89052                                                    4,430,000        4,422,169
   67          Group 1   Utah                 84098                                                    4,400,000        4,400,000
   68          Group 1   Georgia              31525                                                    4,340,000        4,340,000
   69          Group 1   Maryland             20854                                                    4,375,000        4,333,271
----------------------------------------------------------------------------------------------------------------------------------
   70          Group 2   Florida              32303                                                    4,225,000        4,225,000
   71          Group 1   New York             10956                                                    3,900,000        3,892,708
   72          Group 1   California           95683                                                    3,855,000        3,838,476
   73          Group 1   Mississippi          39301                                  Group E           3,800,000        3,800,000
   74          Group 1   Connecticut          06111                                                    3,500,000        3,493,615
----------------------------------------------------------------------------------------------------------------------------------
   75          Group 2   Maryland             20707                                                    3,450,000        3,439,004
   76          Group 2   Iowa                 50266                                                    3,300,000        3,289,682
   77          Group 1   Michigan             48335                                  Group F           3,200,000        3,196,893
   78          Group 1   North Carolina       28472                                                    3,150,000        3,146,876
   79          Group 1   New York             11530                                                    3,000,000        3,000,000
----------------------------------------------------------------------------------------------------------------------------------
   80          Group 2   Missouri             64063                                                    3,000,000        2,996,654
   81          Group 1   Michigan             48302                                                    3,000,000        2,990,487
   82          Group 1   Virginia             23831                                                    2,960,000        2,956,921
   83          Group 1   California           91403                                                    2,900,000        2,900,000
   84          Group 1   California           90035                                  Group G           2,857,000        2,851,926
----------------------------------------------------------------------------------------------------------------------------------
   85          Group 1   New York             11590                                                    2,705,000        2,696,782
   86          Group 2   Texas                77083                                                    2,560,000        2,560,000
   87          Group 1   New Jersey           08822                                                    2,400,000        2,400,000
   88          Group 2   Wisconsin            53511                                                    2,400,000        2,362,054
   89          Group 2   Wisconsin            53719                                                    2,325,000        2,322,545
----------------------------------------------------------------------------------------------------------------------------------
   90          Group 1   California           90006                                  Group G           2,325,000        2,320,871
   91          Group 1   North Carolina       28012                                                    2,170,000        2,157,974
   92          Group 1   Georgia              30824                                  Group H           2,125,000        2,118,912
   93          Group 2   North Carolina       28532                                                    2,085,000        2,076,555
   94          Group 2   Georgia              30101                                                    2,075,000        2,075,000
----------------------------------------------------------------------------------------------------------------------------------
   95          Group 2   Florida              33901                                                    2,000,000        2,000,000
   96          Group 1   Michigan             48334                                  Group F           2,000,000        1,998,058
   97          Group 1   North Carolina       27573                                  Group H           1,970,000        1,964,356
   98          Group 1   California           90723                                                    1,950,000        1,947,531
   99          Group 2   Utah                 84604                                                    1,800,000        1,787,399
----------------------------------------------------------------------------------------------------------------------------------
  100          Group 1   California           90211                                                    1,775,000        1,775,000
  101          Group 1   California           90006                                  Group G           1,575,000        1,572,203
  102          Group 1   California           92311                                                    1,000,000        1,000,000
  103          Group 1   California           95616                                                      945,000          941,471


                       % OF AGGREGATE   CUMULATIVE % OF    MORTGAGE                     INTEREST
CONTROL                 INITIAL POOL      INITIAL POOL       RATE       SERVICING        ACCRUAL
 NUMBER   LOAN GROUP       BALANCE          BALANCE          (%)       FEE RATE (%)      METHOD           AMORTIZATION TYPE
-----------------------------------------------------------------------------------------------------------------------------------
    1       Group 1         5.67              5.67         5.12000       0.03230         30/360           Amortizing Balloon
    2       Group 1         5.59             11.26         6.09000       0.12730       Actual/360         Amortizing Balloon
    3       Group 1         5.37             16.63         5.14000       0.03230         30/360           Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
    4       Various         4.49             21.12         7.35000       0.03230       Actual/360         Amortizing Balloon
    4a      Group 1
    4b      Group 1
    4c      Group 2
    4d      Group 2
    4e      Group 1
    4f      Group 2
    4g      Group 1
    4h      Group 1
    4i      Group 1
    4j      Group 1
    4k      Group 2
    4l      Group 2
    4m      Group 1
    4n      Group 1
    4o      Group 1
    4p      Group 1
    4q      Group 2
    4r      Group 1
    4s      Group 1
    4t      Group 2
    4u      Group 1
-----------------------------------------------------------------------------------------------------------------------------------
    5       Group 1         3.76             24.88         5.93000       0.03230       Actual/360         Amortizing Balloon
    6       Group 1         3.52             28.40         6.00000       0.03230       Actual/360         Amortizing Balloon
    7       Group 2         3.17             31.57         5.72000       0.08230       Actual/360         Amortizing Balloon
    8       Group 2         3.06             34.63         5.41500       0.05230       Actual/360         Amortizing Balloon
    9       Group 2         2.79             37.42         7.00000       0.12730       Actual/360   Interest Only, then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
   10       Group 2         2.38             39.80         5.87500       0.12730       Actual/360         Amortizing Balloon
   11       Group 1         2.38             42.18         5.51000       0.12730       Actual/360         Amortizing Balloon
   12       Group 1         2.07             44.26         5.74000       0.03230       Actual/360         Amortizing Balloon
   12a      Group 1
   12b      Group 1
   12c      Group 1
   12d      Group 1
   12e      Group 1
   13       Group 1         1.93             46.18         6.45000       0.03230       Actual/360         Amortizing Balloon
   14       Group 2         1.80             47.98         5.85000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   15       Group 1         1.76             49.74         6.40000       0.12730       Actual/360          Fully Amortizing
   15a      Group 1
   15b      Group 1
   16       Group 1         1.75             51.49         6.18000       0.03230       Actual/360         Amortizing Balloon
   17       Group 1         1.70             53.20         5.90000       0.07730       Actual/360         Amortizing Balloon
   18       Group 1         1.70             54.89         5.50000       0.12730       Actual/360         Amortizing Balloon
   19       Group 1         1.52             56.41         5.25000       0.12730       Actual/360   Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
   20       Group 1         1.48             57.89         6.00000       0.03230       Actual/360         Amortizing Balloon
   21       Group 1         1.34             59.24         5.64000       0.03230       Actual/360   Interest Only, Then Amortizing
   22       Group 1         1.33             60.56         6.10000       0.12730       Actual/360         Amortizing Balloon
   23       Group 1         1.31             61.87         5.93000       0.03230       Actual/360         Amortizing Balloon
   24       Group 2         0.40             62.28         5.67000       0.03230       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   25       Group 2         0.36             62.63         5.67000       0.03230       Actual/360         Amortizing Balloon
   26       Group 2         0.35             62.98         5.67000       0.03230       Actual/360         Amortizing Balloon
   27       Group 1         1.09             64.07         5.85000       0.12730       Actual/360         Amortizing Balloon
   28       Group 1         1.08             65.16         5.75000       0.03230       Actual/360   Interest Only, Then Amortizing
   29       Group 1         1.06             66.21         5.69000       0.03230       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   30       Group 1         1.05             67.26         5.78000       0.12730       Actual/360         Amortizing Balloon
   31       Group 1         1.02             68.28         5.67000       0.03230       Actual/360         Amortizing Balloon
   31a      Group 2
   31b      Group 2
   31c      Group 2
   31d      Group 2
   31e      Group 2
   32       Group 1         1.01             69.29         5.61000       0.10230       Actual/360   Interest Only, Then Amortizing
   33       Group 1         1.00             70.29         6.00000       0.12730       Actual/360         Amortizing Balloon
   34       Group 1         0.58             70.88         5.43000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   35       Group 1         0.41             71.29         5.43000       0.12730       Actual/360         Amortizing Balloon
   36       Group 1         0.99             72.28         6.64000       0.08230       Actual/360         Amortizing Balloon
   37       Group 1         0.87             73.14         5.75000       0.12730       Actual/360         Amortizing Balloon
   37a      Group 1
   37b      Group 1
   38       Group 1         0.86             74.00         5.37500       0.08230       Actual/360         Amortizing Balloon
   39       Group 1         0.81             74.81         6.10000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   40       Group 1         0.78             75.59         5.84000       0.03230       Actual/360         Amortizing Balloon
   41       Group 1         0.76             76.35         6.81000       0.03230       Actual/360         Amortizing Balloon
   42       Group 1         0.75             77.10         6.23000       0.08230       Actual/360         Amortizing Balloon
   43       Group 1         0.75             77.85         5.93000       0.03230       Actual/360         Amortizing Balloon
   44       Group 2         0.67             78.52         5.92000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   45       Group 1         0.66             79.18         5.55000       0.12730       Actual/360         Amortizing Balloon
   46       Group 2         0.66             79.84         5.75000       0.03230       Actual/360         Amortizing Balloon
   47       Group 2         0.63             80.47         5.81000       0.12730       Actual/360         Amortizing Balloon
   48       Group 1         0.63             81.10         7.69000       0.12730       Actual/360         Amortizing Balloon
   49       Group 1         0.62             81.72         5.99000       0.12730       Actual/360   Interest Only, then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
   50       Group 1         0.62             82.34         6.10000       0.12730       Actual/360         Amortizing Balloon
   51       Group 2         0.61             82.95         5.74000       0.03230       Actual/360         Amortizing Balloon
   52       Group 1         0.59             83.53         6.25000       0.03230       Actual/360         Amortizing Balloon
   53       Group 1         0.57             84.10         5.85000       0.12730       Actual/360         Amortizing Balloon
   54       Group 1         0.55             84.66         5.80000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   55       Group 1         0.53             85.19         5.77000       0.12730       Actual/360         Amortizing Balloon
   56       Group 1         0.51             85.70         5.27000       0.03230       Actual/360   Interest Only, Then Amortizing
   57       Group 1         0.50             86.20         5.77000       0.11230       Actual/360   Interest Only, Then Amortizing
   58       Group 1         0.50             86.71         5.75000       0.12730       Actual/360         Amortizing Balloon
   59       Group 2         0.49             87.20         6.48000       0.03230       Actual/360          Fully Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
   60       Group 1         0.48             87.67         5.65000       0.03230       Actual/360   Interest Only, Then Amortizing
   61       Group 1         0.47             88.14         5.30000       0.03230       Actual/360         Amortizing Balloon
   62       Group 1         0.47             88.61         5.49000       0.08230       Actual/360         Amortizing Balloon
   63       Group 2         0.46             89.07         5.92000       0.03230       Actual/360         Amortizing Balloon
   64       Group 1         0.45             89.52         6.10000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   65       Group 1         0.43             89.95         7.24000       0.12730       Actual/360         Amortizing Balloon
   66       Group 1         0.42             90.37         6.15000       0.12730       Actual/360         Amortizing Balloon
   67       Group 1         0.42             90.79         5.80000       0.03230       Actual/360         Amortizing Balloon
   68       Group 1         0.41             91.20         5.55000       0.08230       Actual/360   Interest Only, Then Amortizing
   69       Group 1         0.41             91.62         5.23000       0.03230       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   70       Group 2         0.40             92.02         5.10000       0.12730       Actual/360   Interest Only, then Amortizing
   71       Group 1         0.37             92.39         5.90000       0.03230       Actual/360         Amortizing Balloon
   72       Group 1         0.37             92.75         5.65000       0.12730       Actual/360         Amortizing Balloon
   73       Group 1         0.36             93.12         6.00000       0.12730       Actual/360         Amortizing Balloon
   74       Group 1         0.33             93.45         6.01000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   75       Group 2         0.33             93.78         5.97000       0.03230       Actual/360         Amortizing Balloon
   76       Group 2         0.31             94.09         5.19000       0.12730       Actual/360         Amortizing Balloon
   77       Group 1         0.30             94.39         6.13000       0.12730       Actual/360         Amortizing Balloon
   78       Group 1         0.30             94.69         6.02000       0.03230       Actual/360         Amortizing Balloon
   79       Group 1         0.29             94.98         6.10000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   80       Group 2         0.29             95.26         5.40000       0.12730       Actual/360         Amortizing Balloon
   81       Group 1         0.28             95.55         6.00000       0.12730       Actual/360         Amortizing Balloon
   82       Group 1         0.28             95.83         5.77000       0.03230       Actual/360         Amortizing Balloon
   83       Group 1         0.28             96.11         5.63000       0.12730       Actual/360   Interest Only, then Amortizing
   84       Group 1         0.27             96.38         6.13000       0.08230       Actual/360           Hyperamortizing
-----------------------------------------------------------------------------------------------------------------------------------
   85       Group 1         0.26             96.63         6.25000       0.03230       Actual/360         Amortizing Balloon
   86       Group 2         0.24             96.88         6.25000       0.03230  A    ctual/360          Amortizing Balloon
   87       Group 1         0.23             97.11         5.54000       0.03230       Actual/360         Amortizing Balloon
   88       Group 2         0.22             97.33         7.62500       0.12730       Actual/360         Amortizing Balloon
   89       Group 2         0.22             97.55         5.69000       0.11230       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   90       Group 1         0.22             97.77         6.13000       0.08230       Actual/360           Hyperamortizing
   91       Group 1         0.21             97.98         6.53000       0.03230       Actual/360           Hyperamortizing
   92       Group 1         0.20             98.18         5.71000       0.08230       Actual/360         Amortizing Balloon
   93       Group 2         0.20             98.38         5.95000       0.03230       Actual/360         Amortizing Balloon
   94       Group 2         0.20             98.57         5.83000       0.08230       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
   95       Group 2         0.19             98.76         5.82000       0.12730       Actual/360         Amortizing Balloon
   96       Group 1         0.19             98.95         6.13000       0.12730       Actual/360         Amortizing Balloon
   97       Group 1         0.19             99.14         5.71000       0.08230       Actual/360         Amortizing Balloon
   98       Group 1         0.19             99.33         5.87500       0.12730       Actual/360         Amortizing Balloon
   99       Group 2         0.17             99.50         6.50000       0.12730       Actual/360         Amortizing Balloon
-----------------------------------------------------------------------------------------------------------------------------------
  100       Group 1         0.17             99.67         5.58000       0.12730       Actual/360   Interest Only, then Amortizing
  101       Group 1         0.15             99.82         6.13000       0.08230       Actual/360           Hyperamortizing
  102       Group 1         0.10             99.91         6.12500       0.12730       Actual/360         Amortizing Balloon
  103       Group 1         0.09            100.00         6.37500       0.12730       Actual/360         Amortizing Balloon


                          ORIGINAL                      ORIGINAL
                          INTEREST       REMAINING      TERM TO        REMAINING            ORIGINAL             REMAINING
CONTROL                 ONLY PERIOD    INTEREST ONLY    MATURITY        TERM TO        AMORTIZATION TERM     AMORTIZATION TERM
NUMBER    LOAN GROUP       (MOS.)      PERIOD (MOS.)     (MOS.)     MATURITY (MOS.)          (MOS.)               (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
   1        Group 1                                       119             113                 360                   354
   2        Group 1                                       120             116                 360                   356
   3        Group 1                                       120             114                 360                   354
----------------------------------------------------------------------------------------------------------------------------------
   4        Various                                       119             108                 360                   349
   4a       Group 1
   4b       Group 1
   4c       Group 2
   4d       Group 2
   4e       Group 1
   4f       Group 2
   4g       Group 1
   4h       Group 1
   4i       Group 1
   4j       Group 1
   4k       Group 2
   4l       Group 2
   4m       Group 1
   4n       Group 1
   4o       Group 1
   4p       Group 1
   4q       Group 2
   4r       Group 1
   4s       Group 1
   4t       Group 2
   4u       Group 1
----------------------------------------------------------------------------------------------------------------------------------
   5        Group 1                                       120             120                 360                   360
   6        Group 1                                       120             119                 360                   359
   7        Group 2                                       120             116                 360                   356
   8        Group 2                                        60             57                  360                   357
   9        Group 2          18              8            120             110                 360                   360
----------------------------------------------------------------------------------------------------------------------------------
  10        Group 2                                       120             117                 360                   357
  11        Group 1                                       120             120                 360                   360
  12        Group 1                                       120             120                 360                   360
  12a       Group 1
  12b       Group 1
  12c       Group 1
  12d       Group 1
  12e       Group 1
  13        Group 1                                       120             120                 360                   360
  14        Group 2                                       120             116                 360                   356
----------------------------------------------------------------------------------------------------------------------------------
  15        Group 1                                       240             240                 240                   240
  15a       Group 1
  15b       Group 1
  16        Group 1                                       120             116                 360                   356
  17        Group 1                                        84             81                  240                   237
  18        Group 1                                       120             119                 360                   359
  19        Group 1          11             11             60             60                  360                   360
----------------------------------------------------------------------------------------------------------------------------------
  20        Group 1                                       120             117                 360                   357
  21        Group 1          12             11            120             119                 360                   360
  22        Group 1                                       120             116                 360                   356
  23        Group 1                                       120             117                 360                   357
  24        Group 2                                       120             117                 360                   357
----------------------------------------------------------------------------------------------------------------------------------
  25        Group 2                                       120             117                 360                   357
  26        Group 2                                       120             117                 360                   357
  27        Group 1                                       120             118                 300                   298
  28        Group 1          6               4            120             118                 360                   360
  29        Group 1                                        84             84                  360                   360
----------------------------------------------------------------------------------------------------------------------------------
  30        Group 1                                       120             119                 360                   359
  31        Group 1                                       120             118                 360                   358
  31a       Group 2
  31b       Group 2
  31c       Group 2
  31d       Group 2
  31e       Group 2
  32        Group 1          12             12            120             120                 360                   360
  33        Group 1                                       120             116                 360                   356
  34        Group 1                                       120             120                 360                   360
----------------------------------------------------------------------------------------------------------------------------------
  35        Group 1                                       120             120                 360                   360
  36        Group 1                                       120             113                 360                   353
  37        Group 1                                        60             58                  360                   358
  37a       Group 1
  37b       Group 1
  38        Group 1                                       120             120                 360                   360
  39        Group 1                                       120             118                 360                   358
----------------------------------------------------------------------------------------------------------------------------------
  40        Group 1                                       120             119                 360                   359
  41        Group 1                                       120             120                 360                   360
  42        Group 1                                        60             58                  300                   298
  43        Group 1                                       120             117                 360                   357
  44        Group 2                                       120             116                 360                   356
----------------------------------------------------------------------------------------------------------------------------------
  45        Group 1                                       120             116                 360                   356
  46        Group 2                                       120             117                 360                   357
  47        Group 2                                       120             116                 360                   356
  48        Group 1                                       120             97                  360                   337
  49        Group 1          12              8            120             116                 360                   360
----------------------------------------------------------------------------------------------------------------------------------
  50        Group 1                                       120             118                 360                   358
  51        Group 2                                       120             119                 360                   359
  52        Group 1                                       120             119                 360                   359
  53        Group 1                                       120             118                 360                   358
  54        Group 1                                        84             83                  300                   299
----------------------------------------------------------------------------------------------------------------------------------
  55        Group 1                                       120             117                 360                   357
  56        Group 1          12             11            120             119                 360                   360
  57        Group 1          12             11            120             119                 360                   360
  58        Group 1                                        60             56                  324                   320
  59        Group 2                                       240             235                 240                   235
----------------------------------------------------------------------------------------------------------------------------------
  60        Group 1          12             12            120             120                 360                   360
  61        Group 1                                       120             116                 240                   236
  62        Group 1                                       120             120                 360                   360
  63        Group 2                                       120             118                 360                   358
  64        Group 1                                       120             116                 324                   320
----------------------------------------------------------------------------------------------------------------------------------
  65        Group 1                                       120             111                 360                   351
  66        Group 1                                       120             118                 360                   358
  67        Group 1                                       120             120                 360                   360
  68        Group 1          12             11            120             119                 360                   360
  69        Group 1                                       120             116                 240                   236
----------------------------------------------------------------------------------------------------------------------------------
  70        Group 2          12             10             60             58                  324                   324
  71        Group 1                                       120             118                 360                   358
  72        Group 1                                       120             116                 360                   356
  73        Group 1                                        84             84                  314                   314
  74        Group 1                                       120             118                 360                   358
----------------------------------------------------------------------------------------------------------------------------------
  75        Group 2                                       120             117                 360                   357
  76        Group 2                                       101             99                  300                   298
  77        Group 1                                       120             119                 360                   359
  78        Group 1                                       120             119                 360                   359
  79        Group 1                                       120             120                 360                   360
----------------------------------------------------------------------------------------------------------------------------------
  80        Group 2                                       120             119                 360                   359
  81        Group 1                                       120             117                 360                   357
  82        Group 1                                       120             119                 360                   359
  83        Group 1          24             23            120             119                 336                   336
  84        Group 1                                       120             118                 360                   358
----------------------------------------------------------------------------------------------------------------------------------
  85        Group 1                                       120             117                 360                   357
  86        Group 2                                        60             60                  360                   360
  87        Group 1                                       120             120                 360                   360
  88        Group 2                                       120             97                  360                   337
  89        Group 2                                       120             119                 360                   359
----------------------------------------------------------------------------------------------------------------------------------
  90        Group 1                                       120             118                 360                   358
  91        Group 1                                       120             115                 324                   319
  92        Group 1                                       120             118                 300                   298
  93        Group 2                                       120             116                 360                   356
  94        Group 2                                       120             120                 360                   360
----------------------------------------------------------------------------------------------------------------------------------
  95        Group 2                                       120             120                 300                   300
  96        Group 1                                       120             119                 360                   359
  97        Group 1                                       120             118                 300                   298
  98        Group 1                                       120             119                 324                   323
  99        Group 2                                       120             112                 360                   352
----------------------------------------------------------------------------------------------------------------------------------
 100        Group 1          24             20            120             116                 336                   336
 101        Group 1                                       120             118                 360                   358
 102        Group 1                                       120             120                 360                   360
 103        Group 1                                       120             116                 360                   356


                                                                                                                     ANNUAL
CONTROL                                     MATURITY DATE    BALLOON OR ARD                                           DEBT
 NUMBER      LOAN GROUP  ORIGINATION DATE      OR ARD          BALANCE ($)          PREPAYMENT PROVISION           SERVICE ($)
------------------------------------------------------------------------------------------------------------------------------
    1          Group 1      10/1/2002         10/1/2012        49,097,861       Lockout/30_Defeasance/85_0%/4       3,918,091
    2          Group 1      12/23/2002        1/1/2013         50,167,618       Lockout/28_Defeasance/88_0%/4       4,285,871
    3          Group 1      10/21/2002        11/1/2012        46,449,154       Lockout/30_Defeasance/83_0%/7       3,721,771
------------------------------------------------------------------------------------------------------------------------------
    4          Various       5/2/2002         5/1/2012         41,897,072       Lockout/35_Defeasance/83_0%/1       3,929,160
    4a         Group 1                                                                                                601,599
    4b         Group 1                                                                                                391,732
    4c         Group 2                                                                                                375,994
    4d         Group 2                                                                                                321,872
    4e         Group 1                                                                                                311,940
    4f         Group 2                                                                                                284,973
    4g         Group 1                                                                                                197,328
    4h         Group 1                                                                                                190,569
    4i         Group 1                                                                                                180,919
    4j         Group 1                                                                                                176,053
    4k         Group 2                                                                                                156,236
    4l         Group 2                                                                                                138,083
    4m         Group 1                                                                                                 93,599
    4n         Group 1                                                                                                 91,359
    4o         Group 1                                                                                                 87,179
    4p         Group 1                                                                                                 83,137
    4q         Group 2                                                                                                 72,178
    4r         Group 1                                                                                                 70,424
    4s         Group 1                                                                                                 61,795
    4t         Group 2                                                                                                 32,057
    4u         Group 1                                                                                                 10,135
------------------------------------------------------------------------------------------------------------------------------
    5          Group 1      4/30/2003         5/1/2013         33,440,362       Lockout/24_Defeasance/92_0%/4       2,820,573
    6          Group 1      3/31/2003         4/1/2013         31,386,246       Lockout/25_Defeasance/91_0%/4       2,662,004
    7          Group 2      12/30/2002        1/1/2013         28,173,377       Lockout/28_Defeasance/88_0%/4       2,338,307
    8          Group 2      1/23/2003         2/1/2008         29,968,934       Lockout/27_Defeasance/29_0%/4       2,180,124
    9          Group 2      6/25/2002         7/1/2012         26,292,625       Lockout/34_Defeasance/82_0%/4       2,339,204
------------------------------------------------------------------------------------------------------------------------------
   10          Group 2      1/31/2003         2/1/2013         21,226,505       Lockout/27_Defeasance/91_0%/2       1,783,486
   11          Group 1       4/4/2003         5/1/2013         20,896,187       Lockout/24_Defeasance/91_0%/5       1,705,250
   12          Group 1      4/17/2003         5/1/2013         18,350,630       Lockout/24_Defeasance/92_0%/4       1,524,965
   12a         Group 1
   12b         Group 1
   12c         Group 1
   12d         Group 1
   12e         Group 1
   13          Group 1      4/16/2003         5/1/2013         17,400,825       Lockout/24_Defeasance/92_0%/4       1,527,700
   14          Group 2      12/11/2002        1/1/2013         16,002,754       Lockout/28_Defeasance/88_0%/4       1,341,809
------------------------------------------------------------------------------------------------------------------------------
   15          Group 1      4/14/2003         5/1/2023            510,992      Lockout/24_Defeasance/211_0%/5       1,642,129
   15a         Group 1
   15b         Group 1
   16          Group 1      12/17/2002        1/1/2013         15,771,660       Lockout/28_Defeasance/88_0%/4       1,356,801
   17          Group 1      1/16/2003         2/1/2010         14,031,721       Lockout/39_Defeasance/41_0%/4       1,535,056
   18          Group 1       3/7/2003         4/1/2013         14,914,137       Lockout/25_Defeasance/91_0%/4       1,216,204
   19          Group 1       5/6/2003         6/1/2008         15,055,179       Lockout/23_Defeasance/33_0%/4       1,060,231
------------------------------------------------------------------------------------------------------------------------------
   20          Group 1       1/2/2003         2/1/2013         13,228,288       Lockout/27_Defeasance/89_0%/4       1,122,359
   21          Group 1      3/26/2003         4/1/2013         12,118,709       Lockout/25_Defeasance/91_0%/4         975,614
   22          Group 1      12/12/2002        1/1/2013         11,907,650       Lockout/28_Defeasance/87_0%/5       1,018,071
   23          Group 1       1/6/2003         2/1/2013         11,677,799       Lockout/27_Defeasance/89_0%/4         985,415
   24          Group 2      1/29/2003         2/1/2013          3,568,456       Lockout/27_Defeasance/89_0%/4         295,035
------------------------------------------------------------------------------------------------------------------------------
   25          Group 2      1/29/2003         2/1/2013          3,173,826       Lockout/27_Defeasance/89_0%/4         262,408
   26          Group 2      1/29/2003         2/1/2013          3,064,673       Lockout/27_Defeasance/89_0%/4         253,383
   27          Group 1      2/27/2003         3/1/2013          8,863,582       Lockout/26_Defeasance/90_0%/4         876,526
   28          Group 1      2/28/2003         3/1/2013          9,712,151       Lockout/26_Defeasance/90_0%/4         798,328
   29          Group 1      4/30/2003         5/1/2010          9,971,088       Lockout/24_Defeasance/56_0%/4         772,249
------------------------------------------------------------------------------------------------------------------------------
   30          Group 1      3/20/2003         4/1/2013          9,269,968       Lockout/25_Defeasance/92_0%/3         772,834
   31          Group 1      2/10/2003         3/1/2013          9,031,631       Lockout/26_Defeasance/90_0%/4         746,405
   31a         Group 2
   31b         Group 2
   31c         Group 2
   31d         Group 2
   31e         Group 2
   32          Group 1      4/28/2003         5/1/2013          9,103,709       Lockout/24_Defeasance/92_0%/4         731,031
   33          Group 1      12/12/2002        1/1/2013          8,991,129       Lockout/28_Defeasance/90_0%/2         762,772
   34          Group 1      4/15/2003         5/1/2013          5,115,139       Lockout/24_Defeasance/93_0%/3         414,779
------------------------------------------------------------------------------------------------------------------------------
   35          Group 1      4/15/2003         5/1/2013          3,597,690       Lockout/24_Defeasance/93_0%/3         291,731
   36          Group 1      9/18/2002         10/1/2012         9,026,571       Lockout/31_Defeasance/85_0%/4         804,194
   37          Group 1      2/21/2003         3/1/2008          8,504,502       Lockout/26_Defeasance/32_0%/2         638,662
   37a         Group 1
   37b         Group 1
   38          Group 1       4/2/2003         5/1/2013          7,490,913       Lockout/24_Defeasance/92_0%/4         604,769
   39          Group 1      2/19/2003         3/1/2013          7,232,350       Lockout/26_Defeasance/92_0%/2         618,115
------------------------------------------------------------------------------------------------------------------------------
   40          Group 1       3/7/2003         4/1/2013          6,965,043       Lockout/25_Defeasance/91_0%/4         583,410
   41          Group 1       4/7/2003         5/1/2013          6,944,290       Lockout/24_Defeasance/92_0%/4         626,488
   42          Group 1      2/19/2003         3/1/2008          7,169,799       Lockout/26_Defeasance/30_0%/4         624,195
   43          Group 1       1/6/2003         2/1/2013          6,685,118       Lockout/27_Defeasance/89_0%/4         564,114
   44          Group 2      12/24/2002        1/1/2013          6,007,003       Lockout/28_Defeasance/89_0%/3         506,443
------------------------------------------------------------------------------------------------------------------------------
   45          Group 1      12/20/2002        1/1/2013          5,812,943       Lockout/28_Defeasance/89_0%/3         476,019
   46          Group 2       1/3/2003         2/1/2013          5,820,184       Lockout/27_Defeasance/89_0%/4         484,249
   47          Group 2      12/24/2002        1/1/2013          5,649,996       Lockout/28_Defeasance/90_0%/2         472,262
   48          Group 1       6/5/2001         6/5/2011          5,964,547       Lockout/35_Defeasance/83_0%/2         574,375
   49          Group 1      12/24/2002        1/1/2013          5,639,347       Lockout/28_Defeasance/90_0%/2         467,148
------------------------------------------------------------------------------------------------------------------------------
   50          Group 1       2/6/2003         3/1/2013          5,530,621       Lockout/26_Defeasance/91_0%/3         472,676
   51          Group 2      3/28/2003         4/1/2013          5,386,911       Lockout/25_Defeasance/91_0%/4         447,696
   52          Group 1       4/1/2003         4/1/2013          5,297,754       Lockout/25_Defeasance/91_0%/4         458,094
   53          Group 1      2/26/2003         3/1/2013          5,067,524       Lockout/26_Defeasance/92_0%/2         424,758
   54          Group 1      3/14/2003         4/1/2010          4,969,971      Lockout/25_Defeasance/57 _0%/2         441,860
------------------------------------------------------------------------------------------------------------------------------
   55          Group 1      1/15/2003         2/1/2013          4,729,699       Lockout/27_Defeasance/91_0%/2         394,138
   56          Group 1      3/28/2003         4/1/2013          4,551,581       Lockout/25_Defeasance/91_0%/4         355,311
   57          Group 1      3/14/2003         4/1/2013          4,571,171       Lockout/25_Defeasance/91_0%/4         371,961
   58          Group 1      12/26/2002        1/1/2008          4,849,205       Lockout/28_Defeasance/29_0%/3         386,986
   59          Group 2      11/21/2002        12/1/2022           143,233      Lockout/29_Defeasance/207_0%/4         464,503
------------------------------------------------------------------------------------------------------------------------------
   60          Group 1      4/16/2003         5/1/2013          4,298,853       Lockout/24_Defeasance/92_0%/4         346,341
   61          Group 1      12/20/2002        1/1/2013          3,189,136       Lockout/28_Defeasance/88_0%/4         405,984
   62          Group 1       4/9/2003         5/1/2013          4,093,106       Lockout/24_Defeasance/92_0%/4         333,491
   63          Group 2      2/14/2003         3/1/2013          4,130,222       Lockout/26_Defeasance/90_0%/4         348,090
   64          Group 1      12/19/2002        1/1/2013          3,849,362       Lockout/28_Defeasance/90_0%/2         359,238
------------------------------------------------------------------------------------------------------------------------------
   65          Group 1      7/22/2002         8/1/2012          3,993,831       Lockout/33_Defeasance/85_0%/2         372,098
   66          Group 1       2/4/2003         3/1/2013          3,774,830       Lockout/26_Defeasance/92_0%/2         323,866
   67          Group 1       4/4/2003         5/1/2013          3,710,526       Lockout/24_Defeasance/92_0%/4         309,806
   68          Group 1      3/20/2003         4/1/2013          3,721,055       Lockout/25_Defeasance/91_0%/4         297,340
   69          Group 1      12/31/2002        1/1/2013          2,782,689       Lockout/28_Defeasance/88_0%/4         353,182
------------------------------------------------------------------------------------------------------------------------------
   70          Group 2      2/14/2003         3/1/2008          3,915,359       Lockout/26_Defeasance/30_0%/4         288,482
   71          Group 1      2/21/2003         3/1/2013          3,298,825       Lockout/26_Defeasance/90_0%/4         277,588
   72          Group 1      12/23/2002        1/1/2013          3,235,144       Lockout/28_Defeasance/90_0%/2         267,029
   73          Group 1      4/16/2003         5/1/2010          3,305,321       Lockout/24_Defeasance/58_0%/2         288,252
   74          Group 1      2/26/2003         3/1/2013          2,970,164       Lockout/26_Defeasance/92_0%/2         252,081
------------------------------------------------------------------------------------------------------------------------------
   75          Group 2      1/13/2003         2/1/2013          2,922,903       Lockout/27_Defeasance/89_0%/4         247,416
   76          Group 2      2/28/2003         8/1/2011          2,644,485       Lockout/26_Defeasance/73_0%/2         235,902
   77          Group 1      3/20/2003         4/1/2013          2,724,848       Lockout/25_Defeasance/91_0%/4         233,447
   78          Group 1       4/1/2003         4/1/2013          2,673,649       Lockout/25_Defeasance/91_0%/4         227,116
   79          Group 1       4/8/2003         5/1/2013          2,552,540       Lockout/24_Defeasance/94_0%/2         218,158
------------------------------------------------------------------------------------------------------------------------------
   80          Group 2      3/21/2003         4/1/2013          2,498,759       Lockout/25_Defeasance/93_0%/2         202,151
   81          Group 1      1/22/2003         2/1/2013          2,543,901       Lockout/27_Defeasance/90_0%/3         215,838
   82          Group 1      3/31/2003         4/1/2013          2,493,711       Lockout/25_Defeasance/91_0%/4         207,737
   83          Group 1       3/6/2003         4/1/2013          2,491,950       Lockout/25_Defeasance/92_0%/3         206,014
   84          Group 1      2/10/2003         3/1/2013          2,433,051       Lockout/26_Defeasance/90_0%/4         208,424
------------------------------------------------------------------------------------------------------------------------------
   85          Group 1      1/16/2003         2/1/2013          2,310,450       Lockout/27_Defeasance/89_0%/4         199,862
   86          Group 2       4/4/2003         5/1/2008          2,403,248       Lockout/24_Defeasance/32_0%/4         189,148
   87          Group 1      4/10/2003         5/1/2013          2,007,902       Lockout/24_Defeasance/92_0%/4         164,247
   88          Group 2       6/4/2001         6/5/2011          2,126,775       Lockout/35_Defeasance/83_0%/2         203,845
   89          Group 2      3/13/2003         4/1/2013          1,953,992       Lockout/25_Defeasance/91_0%/4         161,755
------------------------------------------------------------------------------------------------------------------------------
   90          Group 1      2/10/2003         3/1/2013          1,979,994       Lockout/26_Defeasance/90_0%/4         169,614
   91          Group 1      11/14/2002        12/1/2012         1,782,445       Lockout/29_Defeasance/87_0%/4         171,206
   92          Group 1      2/21/2003         3/1/2013          1,629,964       Lockout/26_Defeasance/90_0%/4         159,806
   93          Group 2      12/31/2002        1/1/2013          1,765,598       Lockout/28_Defeasance/88_0%/4         149,204
   94          Group 2      4/25/2003         5/1/2013          1,751,432       Lockout/24_>YM or 1%/92_0%/4          146,577
------------------------------------------------------------------------------------------------------------------------------
   95          Group 2       4/4/2003         5/1/2013          1,539,872       Lockout/24_Defeasance/94_0%/2         152,002
   96          Group 1      3/20/2003         4/1/2013          1,703,030       Lockout/25_Defeasance/91_0%/4         145,904
   97          Group 1      2/21/2003         3/1/2013          1,511,072       Lockout/26_Defeasance/90_0%/4         148,150
   98          Group 1      3/20/2003         4/1/2013          1,569,354       Lockout/25_Defeasance/93_0%/2         144,192
   99          Group 2      8/29/2002         9/1/2012          1,548,634       Lockout/32_Defeasance/86_0%/2         136,527
------------------------------------------------------------------------------------------------------------------------------
  100          Group 1      12/11/2002        1/1/2013          1,523,090       Lockout/28_Defeasance/89_0%/3         125,436
  101          Group 1      2/10/2003         3/1/2013          1,341,286       Lockout/26_Defeasance/90_0%/4         114,900
  102          Group 1      4/15/2003         5/1/2013            851,467       Lockout/24_>YM or 1%/94_0%/2           72,913
  103          Group 1      12/20/2002        1/1/2013            810,137       Lockout/28_Defeasance/90_0%/2          70,747


 CONTROL               UNDERWRITTEN NET    UNDERWRITTEN NET   UNDERWRITTEN NCF        ORIGINAL           ORIGINAL      CUT-OFF DATE
 NUMBER  LOAN GROUP  OPERATING INCOME ($)   CASH FLOW ($)         DSCR (X)      APPRAISAL VALUE ($)   APPRAISAL DATE      LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
    1      Group 1       31,294,421           29,629,553            1.89            443,000,000         10/21/2002         53.79
    2      Group 1        6,767,064            6,018,206            1.40             79,000,000         11/26/2002         74.39
    3      Group 1       21,979,596           21,358,512            2.93            270,000,000          10/1/2002         41.00
-----------------------------------------------------------------------------------------------------------------------------------
    4      Various        5,432,274            5,215,238            1.33             66,599,100                            70.80
    4a     Group 1          772,786              756,686                              9,000,000          1/28/2002
    4b     Group 1          532,272              487,220                              8,350,000          1/22/2002
    4c     Group 2          479,348              472,198                              6,000,000          1/28/2002
    4d     Group 2          386,245              381,245                              4,025,000          2/2/2002
    4e     Group 1          466,252              449,152                              5,240,000          1/24/2002
    4f     Group 2          372,074              366,524                              4,700,000          1/28/2002
    4g     Group 1          307,825              299,475                              3,370,000          1/29/2002
    4h     Group 1          243,876              229,676                              3,000,000          1/29/2002
    4i     Group 1          249,468              243,068                              3,010,000          1/24/2002
    4j     Group 1          233,251              227,351                              2,750,000          1/24/2002
    4k     Group 2          252,476              246,326                              2,870,000          1/24/2002
    4l     Group 2          185,495              179,795                              2,540,000          2/1/2002
    4m     Group 1          128,676              122,276                              1,652,600          1/29/2002
    4n     Group 1          174,207              166,257                              2,130,000          1/24/2002
    4o     Group 1          138,368              130,168                              1,350,000          1/28/2002
    4p     Group 1          126,402              120,152                              1,596,500          1/29/2002
    4q     Group 2           86,372               77,730                              1,230,000          1/24/2002
    4r     Group 1          116,333               98,571                              1,260,000          1/29/2002
    4s     Group 1           89,714               86,364                              1,120,000          1/23/2002
    4t     Group 2           77,583               70,933                              1,000,000          1/28/2002
    4u     Group 1           13,251                4,071                                405,000          1/23/2002
-----------------------------------------------------------------------------------------------------------------------------------
    5      Group 1        4,199,485            3,524,975            1.33             53,850,000          3/14/2003         68.71
    6      Group 1        4,468,002            4,132,200            1.64             52,300,000          1/6/2003          66.85
    7      Group 2        3,453,918            3,365,690            1.44             43,300,000         11/21/2002         77.04
    8      Group 2        3,420,316            3,268,316            1.50             42,925,000          12/3/2002         74.98
    9      Group 2        2,851,266            2,798,466            1.20             38,300,000          5/9/2002          76.50
-----------------------------------------------------------------------------------------------------------------------------------
   10      Group 2        2,466,253            2,312,464            1.30             33,000,000          8/22/2002         75.89
   11      Group 1        3,430,116            3,126,958            1.83             40,850,000          3/10/2003         61.20
   12      Group 1        2,341,963            2,150,762            1.41             27,300,000                            79.85
   12a     Group 1        1,021,465              964,276                             12,400,000          3/6/2003
   12b     Group 1          421,961              380,063                              4,800,000          3/6/2003
   12c     Group 1          365,008              322,648                              4,000,000          3/6/2003
   12d     Group 1          287,848              260,337                              3,400,000          3/6/2003
   12e     Group 1          245,681              223,438                              2,700,000          3/6/2003
   13      Group 1        2,989,888            2,807,650            1.84             33,200,000          3/31/2002         60.98
   14      Group 2        1,736,999            1,676,499            1.25             25,600,000         11/14/2002         73.73
-----------------------------------------------------------------------------------------------------------------------------------
   15      Group 1        2,471,524            2,230,797            1.36             33,950,000                            54.49
   15a     Group 1        2,010,568            1,842,515                             27,300,000          12/5/2002
   15b     Group 1          460,956              388,282                              6,650,000         12/17/2002
   16      Group 1        2,101,150            1,830,000            1.35             24,850,000         10/28/2002         74.16
   17      Group 1        2,790,085            2,335,487            1.52             26,300,000          11/1/2002         67.98
   18      Group 1        1,884,555            1,808,070            1.49             22,500,000          12/6/2002         79.25
   19      Group 1     2,031,723.00         1,678,151.00            1.58          21,750,000.00          2/4/2003          73.56
-----------------------------------------------------------------------------------------------------------------------------------
   20      Group 1        1,640,508            1,483,518            1.32             20,325,000         11/15/2002         76.51
   21      Group 1        1,501,425            1,419,160            1.45             17,700,000          2/7/2003          79.66
   22      Group 1        1,680,976            1,514,982            1.49             18,750,000          7/22/2002         74.37
   23      Group 1        1,364,328            1,280,163            1.30             17,680,000         11/15/2002         77.80
   24      Group 2          487,512              405,490            1.39              5,200,000         11/22/2002         76.08
-----------------------------------------------------------------------------------------------------------------------------------
   25      Group 2          460,705              400,705            1.39              5,700,000         11/19/2002         76.08
   26      Group 2          359,371              321,371            1.39              4,400,000         11/20/2002         76.08
   27      Group 1        1,387,372            1,332,201            1.52             16,650,000          1/28/2003         68.88
   28      Group 1        1,201,693            1,131,196            1.50             15,230,000          2/4/2003          70.91
   29      Group 1        1,191,319              983,281            1.30             15,000,000          1/31/2003         72.67
-----------------------------------------------------------------------------------------------------------------------------------
   30      Group 1        1,175,075            1,033,484            1.34             14,820,000          2/12/2003         74.15
   31      Group 1          995,867              943,617            1.26             13,440,000                            79.84
   31a     Group 2          256,943              244,693                              3,500,000         10/17/2002
   31b     Group 2          220,353              210,103                              2,975,000         10/18/2002
   31c     Group 2          189,513              179,763                              2,575,000         10/18/2002
   31d     Group 2          176,523              166,523                              2,350,000         10/17/2002
   31e     Group 2          152,535              142,535                              2,040,000         10/17/2002
   32      Group 1        1,116,439            1,065,287            1.46             13,600,000          3/3/2003          77.94
   33      Group 1        1,216,099              961,641            1.26             14,100,000         10/21/2002         74.89
   34      Group 1          697,573              623,497            1.50              9,000,000         10/25/2002         69.67
-----------------------------------------------------------------------------------------------------------------------------------
   35      Group 1          482,576              433,908            1.50              6,000,000         10/25/2002         69.67
   36      Group 1        1,207,552            1,106,885            1.38             13,200,000          7/31/2002         78.70
   37      Group 1        1,157,429              953,128            1.49             11,700,000                            77.80
   37a     Group 1          847,222              689,064                              8,700,000          12/9/2002
   37b     Group 1          310,207              264,064                              3,000,000          12/9/2002
   38      Group 1        1,091,540            1,052,840            1.74             17,000,000          2/3/2003          52.94
   39      Group 1          961,121              863,632            1.40             11,650,000          5/28/2002         72.83
-----------------------------------------------------------------------------------------------------------------------------------
   40      Group 1          859,419              817,413            1.40             10,700,000         12/16/2002         77.02
   41      Group 1          951,961              795,301            1.27             11,350,000          2/11/2003         70.48
   42      Group 1          931,517              831,569            1.33             10,800,000         11/17/2002         72.96
   43      Group 1          781,913              734,075            1.30             10,530,000         11/15/2002         74.78
   44      Group 2          751,218              706,718            1.40              9,500,000          10/8/2002         74.43
-----------------------------------------------------------------------------------------------------------------------------------
   45      Group 1          752,639              660,968            1.39             10,700,000          11/5/2002         64.65
   46      Group 2          665,606              635,606            1.31              8,644,000         10/31/2002         79.73
   47      Group 2          617,010              595,444            1.26             10,000,000          11/4/2002         66.72
   48      Group 1          802,001              725,362            1.26              8,690,000          3/4/2003          76.13
   49      Group 1          717,509              620,694            1.33              8,700,000         11/26/2002         74.71
-----------------------------------------------------------------------------------------------------------------------------------
   50      Group 1          743,428              697,131            1.47              8,940,000          9/24/2002         72.58
   51      Group 2          663,556              623,276            1.39              8,300,000         12/20/2002         77.03
   52      Group 1          593,151              540,521            1.27              8,300,000         12/12/2002         69.21
   53      Group 1          565,759              561,109            1.32              7,750,000          1/7/2003          77.27
   54      Group 1          625,146              569,732            1.29              7,400,000         10/18/2002         78.60
-----------------------------------------------------------------------------------------------------------------------------------
   55      Group 1          586,331              532,465            1.35              7,500,000         11/26/2002         74.63
   56      Group 1          524,331              512,631            1.44              7,800,000          3/7/2003          68.59
   57      Group 1          609,046              554,143            1.49              7,130,000          1/30/2003         74.33
   58      Group 1          765,818              512,490            1.32              7,800,000          9/12/2002         67.59
   59      Group 2          595,826              570,570            1.23              7,100,000         10/16/2002         72.50
-----------------------------------------------------------------------------------------------------------------------------------
   60      Group 1          457,733              443,783            1.28              6,250,000          1/14/2003         80.00
   61      Group 1        1,000,325              845,081            2.08              9,900,000         11/22/2002         50.03
   62      Group 1          692,196              646,897            1.94              7,300,000          2/21/2003         67.12
   63      Group 2          489,107              466,832            1.34              6,100,000         12/30/2002         79.85
   64      Group 1          602,194              514,181            1.43              6,800,000         10/28/2002         69.51
-----------------------------------------------------------------------------------------------------------------------------------
   65      Group 1          589,436              510,148            1.37              5,850,000          4/28/2002         77.27
   66      Group 1          506,927              460,668            1.42              5,960,000          10/4/2002         74.20
   67      Group 1          444,767              427,071            1.38              5,550,000          2/12/2003         79.28
   68      Group 1          454,286              439,407            1.48              5,575,000          3/2/2003          77.85
   69      Group 1          889,799              829,566            2.35              8,960,000          12/3/2002         48.36
-----------------------------------------------------------------------------------------------------------------------------------
   70      Group 2          444,819              399,527            1.38              5,360,000          1/31/2003         78.82
   71      Group 1          432,345              394,472            1.42              5,215,000          11/8/2002         74.64
   72      Group 1          508,574              441,050            1.65              7,780,000          9/13/2002         49.34
   73      Group 1          455,759              412,083            1.43              5,000,000         10/16/2002         76.00
   74      Group 1          407,348              365,095            1.45              4,700,000          1/16/2003         74.33
-----------------------------------------------------------------------------------------------------------------------------------
   75      Group 2          369,811              356,561            1.44              4,800,000         12/10/2002         71.65
   76      Group 2          358,606              340,606            1.44              4,130,000         10/14/2002         79.65
   77      Group 1          365,892              341,486            1.46              4,400,000          1/9/2003          72.66
   78      Group 1          344,421              321,289            1.41              4,050,000          8/19/2002         77.70
   79      Group 1          413,847              340,048            1.56              4,800,000         10/22/2002         62.50
-----------------------------------------------------------------------------------------------------------------------------------
   80      Group 2          366,554              336,554            1.66              4,700,000          2/14/2003         63.76
   81      Group 1          316,766              272,621            1.26              4,200,000          10/7/2002         71.20
   82      Group 1          326,134              296,620            1.43              3,700,000          11/5/2002         79.92
   83      Group 1          389,239              374,793            1.82              7,400,000          1/21/2003         39.19
   84      Group 1          269,667              260,707            1.25              3,800,000         10/25/2002         75.05
-----------------------------------------------------------------------------------------------------------------------------------
   85      Group 1          316,001              276,452            1.38              4,150,000         10/21/2002         64.98
   86      Group 2          313,650              285,466            1.51              3,200,000          3/18/2003         80.00
   87      Group 1          350,783              303,323            1.85              3,350,000          2/28/2003         71.64
   88      Group 2          272,741              245,991            1.21              2,950,000          4/16/2003         80.07
   89      Group 2          238,133              229,133            1.42              2,920,000          1/16/2003         79.54
-----------------------------------------------------------------------------------------------------------------------------------
   90      Group 1          218,594              215,219            1.27              3,100,000         10/25/2002         74.87
   91      Group 1          268,379              266,293            1.56              3,285,000         10/25/2002         65.69
   92      Group 1          284,466              263,970            1.65              3,275,000          1/14/2003         64.70
   93      Group 2          188,793              178,793            1.20              2,641,000          9/26/2002         78.63
   94      Group 2          260,173              230,843            1.57              2,775,000          3/10/2003         74.77
-----------------------------------------------------------------------------------------------------------------------------------
   95      Group 2          215,675              203,256            1.34              2,600,000          2/24/2003         76.92
   96      Group 1          220,791              205,043            1.41              2,700,000          1/9/2003          74.00
   97      Group 1          264,404              244,973            1.65              3,050,000          1/23/2003         64.41
   98      Group 1          208,994              188,697            1.31              2,600,000         12/18/2002         74.91
   99      Group 2          185,511              174,621            1.28              2,250,000          6/19/2002         79.44
-----------------------------------------------------------------------------------------------------------------------------------
  100      Group 1          218,029              210,541            1.68              3,800,000          11/6/2002         46.71
  101      Group 1          142,562              140,943            1.23              2,075,000         10/25/2002         75.77
  102      Group 1          249,087              237,627            3.26              2,850,000          9/18/2002         35.09
  103      Group 1           96,691               91,175            1.29              1,280,000          10/7/2002         73.55


                           SCHEDULED
CONTROL                 MATURITY OR ARD                                                     SQ. FT., UNITS,
 NUMBER     LOAN GROUP    DATE LTV (%)       YEAR BUILT          YEAR RENOVATED              PADS OR ROOMS       UNIT DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
    1         Group 1        44.33              1962        1971/1981/1991/2001/2002          1,606,031                Sq Ft
    2         Group 1        63.50              1972               1999-2000                    435,683                Sq Ft
    3         Group 1        33.73              2001                  NAP                       630,942                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
    4         Various        62.91                                                                3,448                Pads
    4a        Group 1                         1973/1975               NAP                           323                Pads
    4b        Group 1                         1968/1970               1998                          520                Pads
    4c        Group 2                           1956                  NAP                           143                Pads
    4d        Group 2                           1966               1981/1999                        100                Pads
    4e        Group 1                           1974                  1994                          342                Pads
    4f        Group 2                           1966                  NAP                           111                Pads
    4g        Group 1                           1968                  1991                          167                Pads
    4h        Group 1                           1970                  NAP                           284                Pads
    4i        Group 1                           1973                  NAP                           128                Pads
    4j        Group 1                           1971                  NAP                           118                Pads
    4k        Group 2                           1972                  NAP                           123                Pads
    4l        Group 2                           1976                  NAP                           114                Pads
    4m        Group 1                           1987                  NAP                           128                Pads
    4n        Group 1                           1960               1998/2000                        159                Pads
    4o        Group 1                           1986                  2001                          164                Pads
    4p        Group 1                           1984                  NAP                           125                Pads
    4q        Group 2                           1972                  NAP                            58                Pads
    4r        Group 1                           1987                  NAP                           107                Pads
    4s        Group 1                           1970                  NAP                            67                Pads
    4t        Group 2                           1986                  NAP                           132                Pads
    4u        Group 1                           1962                  NAP                            35                Pads
-----------------------------------------------------------------------------------------------------------------------------------
    5         Group 1        62.10              1975                  1999                      624,905                Sq Ft
    6         Group 1        60.01              2001                  NAP                       298,691                Sq Ft
    7         Group 2        65.07            1970-1984          1999/2002-2003                     322                Units
    8         Group 2        69.82              1981                  2002                          608                Units
    9         Group 2        68.65              2001                  NAP                           264                Units
-----------------------------------------------------------------------------------------------------------------------------------
   10         Group 2        64.32            1970-1975               1990                          544                Units
   11         Group 1        51.15              1969               1997-1999                    369,557                Sq Ft
   12         Group 1        67.22                                                              314,219                Sq Ft
   12a        Group 1                           2002                  NAP                        85,000                Sq Ft
   12b        Group 1                           2000                  NAP                        48,000                Sq Ft
   12c        Group 1                           1987                  2001                      100,000                Sq Ft
   12d        Group 1                           1991                  2003                       40,304                Sq Ft
   12e        Group 1                           1979                  2003                       40,915                Sq Ft
   13         Group 1        52.41              1978                  1997                      729,000                Sq Ft
   14         Group 2        62.51              1972                On-going                        242                Units
-----------------------------------------------------------------------------------------------------------------------------------
   15         Group 1        1.51                                                               269,042                Sq Ft
   15a        Group 1                           1965               1998/1999                    207,000                Sq Ft
   15b        Group 1                           1980                  1993                       62,042                Sq Ft
   16         Group 1        63.47            1986-1987               NAP                       215,733                Sq Ft
   17         Group 1        53.35              1998                  NAP                           230                Rooms
   18         Group 1        66.29            1999-2001               NAP                       106,578                Sq Ft
   19         Group 1        69.22            1984/1968               1995                      179,114                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   20         Group 1        65.08              1987                  NAP                       153,360                Sq Ft
   21         Group 1        68.47            1997-2000               NAP                       120,364                Sq Ft
   22         Group 1        63.51            1987/1990               NAP                       210,525                Sq Ft
   23         Group 1        66.05              1995                  NAP                       110,566                Sq Ft
   24         Group 2        64.10              1975                  NAP                           256                Units
-----------------------------------------------------------------------------------------------------------------------------------
   25         Group 2        64.10              1973                  NAP                           240                Units
   26         Group 2        64.10              1978                  NAP                           152                Units
   27         Group 1        53.23              1979               1996-1997                    268,641                Sq Ft
   28         Group 1        63.77              1992                  NAP                       108,915                Sq Ft
   29         Group 1        66.47              1980                  2000                      109,031                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   30         Group 1        62.55              1986                  1996                      130,064                Sq Ft
   31         Group 1        67.20                                                                  209                Units
   31a        Group 2                           1925                  NAP                            49                Units
   31b        Group 2                           1941                  NAP                            41                Units
   31c        Group 2                           1964                  NAP                            39                Units
   31d        Group 2                           1929                  NAP                            40                Units
   31e        Group 2                           1929                  NAP                            40                Units
   32         Group 1        66.94              1999                  NAP                        85,326                Sq Ft
   33         Group 1        63.77              1976                  2001                      149,700                Sq Ft
   34         Group 1        58.09              1985               2000-2001                     90,000                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   35         Group 1        58.09              1985               2000-2001                     62,954                Sq Ft
   36         Group 1        68.38              1979                  2001                      148,038                Sq Ft
   37         Group 1        72.69                                                              196,584                Sq Ft
   37a        Group 1                           1968               1984/1989                    152,184                Sq Ft
   37b        Group 1                           1989                  NAP                        44,400                Sq Ft
   38         Group 1        44.06              1960               1994/2002                        129                Units
   39         Group 1        62.08              1966                  1997                      150,671                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   40         Group 1        65.09              1955                  1985                       50,022                Sq Ft
   41         Group 1        61.18            1959-1972            1999-2000                    204,250                Sq Ft
   42         Group 1        66.39              1967                  1993                      101,343                Sq Ft
   43         Group 1        63.49              1995                  NAP                        40,566                Sq Ft
   44         Group 2        63.23              1990                  NAP                           178                Units
-----------------------------------------------------------------------------------------------------------------------------------
   45         Group 1        54.33            2000/2002               NAP                        50,729                Sq Ft
   46         Group 2        67.33              2002                  NAP                           120                Units
   47         Group 2        56.50              1904                  2001                           36                Units
   48         Group 1        68.64              1987               1999/2000                     88,013                Sq Ft
   49         Group 1        64.82              1999                  NAP                        53,707                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   50         Group 1        61.86              2001                  NAP                        44,818                Sq Ft
   51         Group 2        64.90              1965                  2001                          152                Units
   52         Group 1        63.83              2001                  NAP                        47,667                Sq Ft
   53         Group 1        65.39              1975                  NAP                            93                Pads
   54         Group 1        67.16              1987                  1996                       93,927                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   55         Group 1        63.06              1986               1995/1996                     26,544                Sq Ft
   56         Group 1        58.35              1989                  NAP                            39                Units
   57         Group 1        64.11              2000                  NAP                        42,233                Sq Ft
   58         Group 1        62.17              1973                  2001                      155,048                Sq Ft
   59         Group 2        2.02               1965                  1986                           77                Units
-----------------------------------------------------------------------------------------------------------------------------------
   60         Group 1        68.78         1965/1996/1998             NAP                           279                Pads
   61         Group 1        32.21            1988/1990               NAP                        94,835                Sq Ft
   62         Group 1        56.07              2002                  NAP                        72,800                Sq Ft
   63         Group 2        67.71              2002                  NAP                            99                Units
   64         Group 1        56.61              1961                  NAP                        90,607                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   65         Group 1        68.27              1973               1999-2002                     87,710                Sq Ft
   66         Group 1        63.34            2000-2001               NAP                        28,990                Sq Ft
   67         Group 1        66.86              2000                  NAP                        49,937                Sq Ft
   68         Group 1        66.75              2002                  NAP                        52,365                Sq Ft
   69         Group 1        31.06              1974                  2001                       27,408                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   70         Group 2        73.05              1972                  NAP                           134                Units
   71         Group 1        63.26        1930's/1969-1970            1998                       36,980                Sq Ft
   72         Group 1        41.58              1986                  NAP                        66,117                Sq Ft
   73         Group 1        66.11              1986                  1996                       70,117                Sq Ft
   74         Group 1        63.19              1986                  NAP                        66,639                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   75         Group 2        60.89              1988                  NAP                            53                Units
   76         Group 2        64.03            2001-2002               NAP                            72                Units
   77         Group 1        61.93              1981                  NAP                        34,655                Sq Ft
   78         Group 1        66.02            1999-2000               NAP                        41,400                Sq Ft
   79         Group 1        53.18              1966                  2003                       43,476                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   80         Group 2        53.17              1970                  2003                          120                Units
   81         Group 1        60.57              1985                  NAP                        32,683                Sq Ft
   82         Group 1        67.40              1991                  NAP                        48,009                Sq Ft
   83         Group 1        33.67              1986                  NAP                            62                Units
   84         Group 1        64.03              2001                  NAP                        16,035                Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
   85         Group 1        55.67              1973                  2002                       30,316                Sq Ft
   86         Group 2        75.10              1983                  NAP                           104                Units
   87         Group 1        59.94            1902/1935            1978-1983                     42,375                Sq Ft
   88         Group 2        72.09              1972                  NAP                           109                Units
   89         Group 2        66.92              2002                  NAP                            40                Units
-----------------------------------------------------------------------------------------------------------------------------------
   90         Group 1        63.87              2002                  NAP                        10,900                Sq Ft
   91         Group 1        54.26              1999                  NAP                        13,905                Sq Ft
   92         Group 1        49.77              2002                  NAP                        31,960                Sq Ft
   93         Group 2        66.85              2001                  NAP                            40                Units
   94         Group 2        63.11              1988                  2003                           70                Units
-----------------------------------------------------------------------------------------------------------------------------------
   95         Group 2        59.23              1923               1995-1997                         37                Units
   96         Group 1        63.08              1988                  NAP                        15,155                Sq Ft
   97         Group 1        49.54              2002                  NAP                        28,940                Sq Ft
   98         Group 1        60.36              1988                  NAP                        21,500                Sq Ft
   99         Group 2        68.83              1965               1985-2002                         30                Units
-----------------------------------------------------------------------------------------------------------------------------------
  100         Group 1        40.08              1964                On-going                         24                Units
  101         Group 1        64.64              2002                  NAP                         4,610                Sq Ft
  102         Group 1        29.88            1989/1999               NAP                           561                Units
  103         Group 1        63.29              2000                  NAP                             5                Units


                           CUT-OFF DATE
                           BALANCE PER                                                                                   ANNUAL
CONTROL                   SQ. FT., UNIT,                                                                                 REQUIRED
 NUMBER      LOAN GROUP   PAD OR ROOM ($)    OCCUPANCY (%)   OCCUPANCY DATE     OWNERSHIP INTEREST    LOCKBOX          RESERVES ($)
-----------------------------------------------------------------------------------------------------------------------------------
    1          Group 1          148               93            9/26/2002           Fee Simple         Hard                     -
    2          Group 1          135               89            1/1/2003            Fee Simple         Soft                87,070
    3          Group 1          175               98           12/31/2002           Fee Simple         Hard                     -
-----------------------------------------------------------------------------------------------------------------------------------
    4          Various       13,675               91             Various            Fee Simple         Hard                     -
    4a         Group 1                            96           12/31/2002           Fee Simple                                  -
    4b         Group 1                            79           12/31/2002           Fee Simple                                  -
    4c         Group 2                            92           12/31/2002           Fee Simple                                  -
    4d         Group 2                            97            3/13/2003           Fee Simple                                  -
    4e         Group 1                            91           12/31/2002           Fee Simple                                  -
    4f         Group 2                            92           12/31/2002           Fee Simple                                  -
    4g         Group 1                            96           12/31/2002           Fee Simple                                  -
    4h         Group 1                            77           12/31/2002           Fee Simple                                  -
    4i         Group 1                            99           12/31/2002           Fee Simple                                  -
    4j         Group 1                            99           12/31/2002           Fee Simple                                  -
    4k         Group 2                            93           12/31/2002           Fee Simple                                  -
    4l         Group 2                           100           12/31/2002           Fee Simple                                  -
    4m         Group 1                            87           12/31/2002           Fee Simple                                  -
    4n         Group 1                            94           12/31/2002           Fee Simple                                  -
    4o         Group 1                            84           12/31/2002           Fee Simple                                  -
    4p         Group 1                            71           12/31/2002           Fee Simple                                  -
    4q         Group 2                            84           12/31/2002           Fee Simple                                  -
    4r         Group 1                            81           12/31/2002           Fee Simple                                  -
    4s         Group 1                            93           12/31/2002           Fee Simple                                  -
    4t         Group 2                            73           12/31/2002           Fee Simple                                  -
    4u         Group 1                            60           12/31/2002           Fee Simple                                  -
-----------------------------------------------------------------------------------------------------------------------------------
    5          Group 1           63               83            3/3/2003            Fee Simple         Hard               124,981
    6          Group 1          124              100            3/25/2003           Fee Simple         Hard                59,748
    7          Group 2      103,597               96           12/20/2002           Fee Simple                             88,224
    8          Group 2       52,939               93            12/2/2002           Fee Simple         Soft               152,004
    9          Group 2      110,985               94            2/28/2003           Fee Simple                             52,800
-----------------------------------------------------------------------------------------------------------------------------------
   10          Group 2       46,036               90            1/8/2003            Fee Simple                            177,348
   11          Group 1           68               89            2/19/2003           Fee Simple         Hard                92,388
   12          Group 1           69              100            2/21/2003           Fee Simple         Hard                47,133
   12a         Group 1                           100            2/21/2003           Fee Simple                                  -
   12b         Group 1                           100            2/21/2003           Fee Simple                                  -
   12c         Group 1                           100            2/21/2003           Fee Simple                                  -
   12d         Group 1                           100            2/21/2003           Fee Simple                                  -
   12e         Group 1                           100            2/21/2003           Fee Simple                                  -
   13          Group 1           28              100            4/16/2003           Fee Simple         Hard                     -
   14          Group 2       77,999               94            2/21/2003           Fee Simple       Springing             60,500
-----------------------------------------------------------------------------------------------------------------------------------
   15          Group 1           69                             4/1/2003                               Hard                     -
   15a         Group 1                           100            4/1/2003            Fee Simple                                  -
   15b         Group 1                           100            4/1/2003            Fee Simple                                  -
   16          Group 1           85               98           12/16/2002           Fee Simple         Soft                43,476
   17          Group 1       77,731               76            1/3/2003            Fee Simple                                  -
   18          Group 1          167               92            2/27/2003           Fee Simple                             15,987
   19          Group 1           89               87            4/1/2003            Fee Simple         Soft                     -
-----------------------------------------------------------------------------------------------------------------------------------
   20          Group 1          101               98            4/15/2003           Fee Simple         Soft                30,672
   21          Group 1          117               94            2/1/2003            Fee Simple                             18,055
   22          Group 1           66               89            3/4/2003            Fee Simple         Soft                35,000
   23          Group 1          124               94            11/1/2002           Fee Simple         Soft                22,113
   24          Group 2       16,546               89            1/14/2003           Fee Simple                             81,912
-----------------------------------------------------------------------------------------------------------------------------------
   25          Group 2       15,697               90            1/14/2003           Fee Simple                             60,000
   26          Group 2       23,933               91            1/14/2003           Fee Simple                             41,784
   27          Group 1           43               98            2/1/2003            Fee Simple                             40,296
   28          Group 1          105               93            3/1/2003            Fee Simple                             22,872
   29          Group 1          102               83            1/1/2003            Fee Simple                             21,806
-----------------------------------------------------------------------------------------------------------------------------------
   30          Group 1           84              100            1/21/2003           Fee Simple       Springing             20,808
   31          Group 1       51,344              100            1/27/2003           Fee Simple                             52,260
   31a         Group 2                           100            1/27/2003           Fee Simple                                  -
   31b         Group 2                           100            1/27/2003           Fee Simple                                  -
   31c         Group 2                           100            1/27/2003           Fee Simple                                  -
   31d         Group 2                           100            1/27/2003           Fee Simple                                  -
   31e         Group 2                           100            1/27/2003           Fee Simple                                  -
   32          Group 1          124               93            3/1/2003            Fee Simple                                  -
   33          Group 1           71               94            3/4/2003            Fee Simple                             43,416
   34          Group 1           68              100           10/31/2002           Fee Simple         Hard                19,800
-----------------------------------------------------------------------------------------------------------------------------------
   35          Group 1           69               91           10/31/2002           Fee Simple         Hard                 9,444
   36          Group 1           70               98            2/25/2003           Fee Simple                             22,206
   37          Group 1           46                             1/2/2003                                                   29,484
   37a         Group 1                            90            1/2/2003            Fee Simple                                  -
   37b         Group 1                           100            1/2/2003            Fee Simple                                  -
   38          Group 1       69,767               96            2/28/2003           Fee Simple                             40,392
   39          Group 1           56               98            12/2/2002           Fee Simple         Soft                30,132
-----------------------------------------------------------------------------------------------------------------------------------
   40          Group 1          165               99            2/19/2003           Fee Simple                             10,128
   41          Group 1           39               81            3/1/2003            Fee Simple                             40,850
   42          Group 1           78               91            2/1/2003            Fee Simple         Hard                20,268
   43          Group 1          194               93            1/31/2003           Fee Simple         Soft                 8,113
   44          Group 2       39,725               94           11/18/2002           Fee Simple                             44,496
-----------------------------------------------------------------------------------------------------------------------------------
   45          Group 1          136              100            3/11/2003           Fee Simple                              7,608
   46          Group 2       57,434               97           12/27/2002           Fee Simple                             30,000
   47          Group 2      185,337               85            2/28/2003           Fee Simple                              8,484
   48          Group 1           75               93            2/20/2003           Fee Simple         Soft                16,728
   49          Group 1          121               96            1/1/2003            Fee Simple         Soft                 8,052
-----------------------------------------------------------------------------------------------------------------------------------
   50          Group 1          145              100            3/7/2003            Fee Simple         Soft                 6,720
   51          Group 2       42,061               99            12/1/2002           Fee Simple                             45,600
   52          Group 1          130               85            3/28/2003           Fee Simple                              9,533
   53          Group 1       64,394              100            2/15/2003           Fee Simple                              4,656
   54          Group 1           62              100            3/4/2003             Leasehold         Soft                14,088
-----------------------------------------------------------------------------------------------------------------------------------
   55          Group 1          211              100            1/6/2003            Fee Simple                              8,928
   56          Group 1      137,179              100            1/1/2003            Fee Simple                             11,700
   57          Group 1          125              100            3/1/2003            Fee Simple                              6,335
   58          Group 1           34               85            2/28/2003           Fee Simple                             31,010
   59          Group 2       66,847               97           12/31/2002           Fee Simple                             25,256
-----------------------------------------------------------------------------------------------------------------------------------
   60          Group 1       17,921               81           10/23/2002           Fee Simple                             13,950
   61          Group 1           52              100            4/1/2003            Fee Simple                                  -
   62          Group 1           67               93            2/11/2003           Fee Simple                              7,300
   63          Group 2       49,201               99            2/10/2003           Fee Simple                             22,500
   64          Group 1           52              100            2/1/2003            Fee Simple                             23,558
-----------------------------------------------------------------------------------------------------------------------------------
   65          Group 1           52               92            8/28/2002           Fee Simple         Soft                17,544
   66          Group 1          153               90            1/1/2003            Fee Simple                              4,349
   67          Group 1           88               89            4/2/2003            Fee Simple       Springing              5,086
   68          Group 1           83               94            3/1/2003            Fee Simple                              5,232
   69          Group 1          158              100            12/1/2002           Fee Simple         Soft                     -
-----------------------------------------------------------------------------------------------------------------------------------
   70          Group 2       31,530               93            2/11/2003           Fee Simple                             52,800
   71          Group 1          105              100            1/28/2003           Fee Simple                              7,396
   72          Group 1           58              100            2/1/2003            Fee Simple                                  -
   73          Group 1           54              100            2/6/2003             Leasehold         Soft                10,512
   74          Group 1           52              100            1/21/2003           Fee Simple         Soft                13,328
-----------------------------------------------------------------------------------------------------------------------------------
   75          Group 2       64,887               96            3/5/2003            Fee Simple                             13,250
   76          Group 2       45,690              100            2/20/2003           Fee Simple                                  -
   77          Group 1           92               91            3/5/2003            Fee Simple                              5,891
   78          Group 1           76               97            4/1/2003            Fee Simple       Springing              8,280
   79          Group 1           69              100            2/11/2003           Fee Simple         Soft                 8,700
-----------------------------------------------------------------------------------------------------------------------------------
   80          Group 2       24,972               96            2/25/2003           Fee Simple                                  -
   81          Group 1           91               89           10/31/2002           Fee Simple                              4,908
   82          Group 1           62              100            3/27/2003           Fee Simple       Springing             10,562
   83          Group 1       46,774              100            1/29/2003           Fee Simple                                  -
   84          Group 1          178              100            1/16/2003           Fee Simple         Hard                 2,405
-----------------------------------------------------------------------------------------------------------------------------------
   85          Group 1           89              100            1/1/2003            Fee Simple         Soft                 6,030
   86          Group 2       24,615               98            3/26/2003           Fee Simple                             28,200
   87          Group 1           57               95            3/1/2003            Fee Simple                              6,360
   88          Group 2       21,670              100            3/24/2003           Fee Simple                             31,993
   89          Group 2       58,064               95            1/16/2003           Fee Simple                                  -
-----------------------------------------------------------------------------------------------------------------------------------
   90          Group 1          213              100            1/16/2003           Fee Simple         Hard                     -
   91          Group 1          155              100           10/21/2002           Fee Simple         Hard                 2,086
   92          Group 1           66              100            2/1/2003            Fee Simple                             10,200
   93          Group 2       51,914              100            11/1/2002           Fee Simple                             10,008
   94          Group 2       29,643               94            3/1/2003            Fee Simple                             29,330
-----------------------------------------------------------------------------------------------------------------------------------
   95          Group 2       54,054               98            2/25/2003           Fee Simple         Soft                 8,268
   96          Group 1          132              100            3/5/2003            Fee Simple                              5,153
   97          Group 1           68              100            2/1/2003            Fee Simple                              4,341
   98          Group 1           91              100            12/1/2002           Fee Simple                              4,944
   99          Group 2       59,580              100            1/2/2003            Fee Simple                             12,672
-----------------------------------------------------------------------------------------------------------------------------------
  100          Group 1       73,958              100            2/25/2003           Fee Simple                                  -
  101          Group 1          341              100           10/14/2002           Fee Simple         Hard                     -
  102          Group 1        1,783               97            2/13/2003           Fee Simple                             11,460
  103          Group 1      188,294              100            2/28/2003           Fee Simple                              1,939


CONTROL                         ANNUAL                                                            LARGEST TENANT    LARGEST TENANT
 NUMBER      LOAN GROUP   REQUIRED TI/LC ($)                          LARGEST TENANT                   SQ FT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
    1          Group 1               -              Nordstrom                                         220,036          4/30/2021
    2          Group 1               -              Children's Hospital of Philadelphia               226,089          5/31/2012
    3          Group 1               -              Harkins Theaters                                   85,625          12/31/2016
------------------------------------------------------------------------------------------------------------------------------------
    4          Various               -
    4a         Group 1               -
    4b         Group 1               -
    4c         Group 2               -
    4d         Group 2               -
    4e         Group 1               -
    4f         Group 2               -
    4g         Group 1               -
    4h         Group 1               -
    4i         Group 1               -
    4j         Group 1               -
    4k         Group 2               -
    4l         Group 2               -
    4m         Group 1               -
    4n         Group 1               -
    4o         Group 1               -
    4p         Group 1               -
    4q         Group 2               -
    4r         Group 1               -
    4s         Group 1               -
    4t         Group 2               -
    4u         Group 1               -
------------------------------------------------------------------------------------------------------------------------------------
    5          Group 1         549,528              Alpharma                                          242,000          12/31/2009
    6          Group 1         275,532              Edwards Cinema                                    108,436           8/1/2021
    7          Group 2               -
    8          Group 2               -
    9          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   10          Group 2               -
   11          Group 1         214,044              Belk's                                            100,127           8/1/2013
   12          Group 1         135,000
   12a         Group 1               -              L3 Communications Corporation                      85,000          7/31/2012
   12b         Group 1               -              Sony Electronics Inc                               48,000          12/31/2005
   12c         Group 1               -              Pet Valu International Inc                         50,345          10/30/2007
   12d         Group 1               -              Triversity Corporation                             40,304          1/31/2008
   12e         Group 1               -              Exec, Inc.                                         40,915          10/31/2007
   13          Group 1               -              KB Toys                                           729,000           5/1/2020
   14          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   15          Group 1               -
   15a         Group 1               -              Hologic                                           207,000          8/31/2022
   15b         Group 1               -              Hologic                                            62,042          8/31/2022
   16          Group 1         228,228              Versar, Inc.                                       68,414          5/31/2009
   17          Group 1               -
   18          Group 1          59,324              Zagara's (Safeway guarantee)                       40,999          9/30/2014
   19          Group 1         300,000              Hedrick, Eatman                                    33,313          2/28/2004
------------------------------------------------------------------------------------------------------------------------------------
   20          Group 1               -              Best Buy                                           50,000          2/28/2013
   21          Group 1               -              Basha's                                            53,600           6/1/2022
   22          Group 1               -              Randall's Food & Drug (Ross/Academy)               80,690          5/23/2011
   23          Group 1          62,052              Sportmart Sporting Goods                           49,980          1/31/2012
   24          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   25          Group 2               -
   26          Group 2               -
   27          Group 1          24,696              Parking                                           250,078
   28          Group 1               -              Albertson's                                        54,738           2/1/2008
   29          Group 1         186,223              Strachan Shipping AP                               16,721           4/1/2008
------------------------------------------------------------------------------------------------------------------------------------
   30          Group 1         120,780              CHAD Therapeutics, Inc.                            54,361          6/30/2008
   31          Group 1               -
   31a         Group 2               -
   31b         Group 2               -
   31c         Group 2               -
   31d         Group 2               -
   31e         Group 2               -
   32          Group 1          30,000              Linens N' Things                                   33,032          1/31/2015
   33          Group 1         214,680              Goodman Manufacturing                              51,122          6/30/2007
   34          Group 1          56,076              Chase Manhattan Bank                               90,000          3/31/2008
------------------------------------------------------------------------------------------------------------------------------------
   35          Group 1          39,228              Chase Manhattan Bank                               57,280          3/31/2008
   36          Group 1          70,008              National Pawn Shop                                 22,128          9/30/2005
   37          Group 1         174,840
   37a         Group 1               -              Tel-Drug of PA                                     54,524          3/31/2006
   37b         Group 1               -              Digital Systems Group                              27,899          12/31/2003
   38          Group 1               -              Chemical Bank                                       4,092          11/1/2006
   39          Group 1          99,996              Stein Mart                                         80,000          6/30/2009
------------------------------------------------------------------------------------------------------------------------------------
   40          Group 1          32,016              Kings Supermarket                                  21,435          6/30/2015
   41          Group 1         115,810              SCACD dba Carrier                                  41,683           8/1/2006
   42          Group 1          65,880              Ralph's                                            39,356          1/31/2019
   43          Group 1          39,725              Islands                                             5,334          5/31/2010
   44          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   45          Group 1          24,000              Millennium Surgery Center, Inc.                     7,545          7/31/2010
   46          Group 2               -
   47          Group 2          13,200
   48          Group 1          61,092              Safeway                                            35,534          4/30/2009
   49          Group 1          89,292              Native American Air Services, Inc.                  9,566          12/13/2006
------------------------------------------------------------------------------------------------------------------------------------
   50          Group 1          39,600              National Furniture                                 14,700          6/30/2009
   51          Group 2               -
   52          Group 1          43,097              Warriors Grill                                      3,575          11/30/2011
   53          Group 1               -
   54          Group 1          34,992              Winn Dixie                                         56,786          5/31/2015
------------------------------------------------------------------------------------------------------------------------------------
   55          Group 1          44,820              Radium                                              8,265          12/31/2007
   56          Group 1               -
   57          Group 1          50,000              Actus Lend Lease LLC                               11,507           6/1/2008
   58          Group 1         229,732              Turner Collie Braden                               20,124          12/31/2005
   59          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   60          Group 1               -
   61          Group 1               -              Zion Church                                         8,805          1/31/2008
   62          Group 1          39,996              AJ Wright (TJX Inc.)                               25,000          9/30/2012
   63          Group 2               -
   64          Group 1          65,000              Save A Lot Market                                  20,000          12/31/2009
------------------------------------------------------------------------------------------------------------------------------------
   65          Group 1          29,652              Lifestyle Family Fitness                           17,680          12/26/2009
   66          Group 1          41,895              VIP Wellness Clinic                                 7,696          1/31/2011
   67          Group 1          12,703              Staples                                            24,500          8/12/2015
   68          Group 1           2,400              Food Lion LLC                                      37,985          10/29/2022
   69          Group 1               -              Bank of America                                     7,428          6/30/2013
------------------------------------------------------------------------------------------------------------------------------------
   70          Group 2               -
   71          Group 1               -              HVRO                                                4,315          5/31/2008
   72          Group 1               -              Plaza Foods                                        17,314           9/1/2005
   73          Group 1          15,000              Winn Dixie                                         45,500          2/11/2018
   74          Group 1          29,592              Jo-Ann Stores                                      39,239          9/30/2009
------------------------------------------------------------------------------------------------------------------------------------
   75          Group 2               -
   76          Group 2               -
   77          Group 1          18,515              Rite Aid                                           11,875          2/28/2005
   78          Group 1          14,852              Food Lion                                          33,000          5/24/2020
   79          Group 1          43,476              Breslin Realty Development Corp.                   12,588          3/31/2018
------------------------------------------------------------------------------------------------------------------------------------
   80          Group 2               -
   81          Group 1          44,580              Flexible Plan Investments                          12,409          4/30/2008
   82          Group 1          18,952              Food Lion                                          36,009          12/31/2021
   83          Group 1               -
   84          Group 1           6,555              Sav-on Drug Store                                  16,035          5/31/2021
------------------------------------------------------------------------------------------------------------------------------------
   85          Group 1          33,301              Alliance Brokerage                                 16,394          6/30/2010
   86          Group 2               -
   87          Group 1               -              Witter Publishing                                  11,200           2/1/2005
   88          Group 2               -
   89          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   90          Group 1               -              Auto Zone                                           7,330          10/4/2017
   91          Group 1               -              Walgreens                                          13,905          11/30/2058
   92          Group 1           4,794              Dollar Tree                                         6,000          9/30/2007
   93          Group 2               -
   94          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
   95          Group 2           4,152
   96          Group 1          10,596              Hakata                                              4,507          2/28/2006
   97          Group 1          11,496              Dollar Tree                                         8,000          9/30/2007
   98          Group 1          16,152              Goodwill Industries                                 8,000          6/30/2004
   99          Group 2               -
------------------------------------------------------------------------------------------------------------------------------------
  100          Group 1               -
  101          Group 1               -              McDonalds                                           4,610          7/25/2021
  102          Group 1               -
  103          Group 1           3,577


                                                                                                   SECOND               SECOND
 CONTROL                                      SECOND                                            LARGEST TENANT      LARGEST TENANT
 NUMBER    LOAN GROUP                     LARGEST TENANT                                            SQ FT          LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
    1        Group 1   Neiman Marcus                                                               112,099             1/31/2017
    2        Group 1   University of Pennsylvania                                                  132,064             1/31/2010
    3        Group 1   Barnes & Noble                                                               28,441             1/31/2012
-----------------------------------------------------------------------------------------------------------------------------------
    4        Various
    4a       Group 1
    4b       Group 1
    4c       Group 2
    4d       Group 2
    4e       Group 1
    4f       Group 2
    4g       Group 1
    4h       Group 1
    4i       Group 1
    4j       Group 1
    4k       Group 2
    4l       Group 2
    4m       Group 1
    4n       Group 1
    4o       Group 1
    4p       Group 1
    4q       Group 2
    4r       Group 1
    4s       Group 1
    4t       Group 2
    4u       Group 1
-----------------------------------------------------------------------------------------------------------------------------------
    5        Group 1   AT&T                                                                         58,530             6/30/2005
    6        Group 1   La Curacoa                                                                  107,170              3/1/2016
    7        Group 2
    8        Group 2
    9        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   10        Group 2
   11        Group 1   J.C. Penney                                                                  80,000             7/31/2013
   12        Group 1
   12a       Group 1
   12b       Group 1
   12c       Group 1   Silgan Plastics Corporation                                                  29,627             1/31/2004
   12d       Group 1
   12e       Group 1
   13        Group 1
   14        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   15        Group 1
   15a       Group 1
   15b       Group 1
   16        Group 1   Cornet                                                                       45,093             6/30/2005
   17        Group 1
   18        Group 1   Borders                                                                      25,225             6/30/2021
   19        Group 1   GSA - Secret Service                                                         17,503             8/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
   20        Group 1   Marshalls                                                                    27,000             1/31/2004
   21        Group 1   Beds Direct                                                                   4,485             10/1/2004
   22        Group 1   Factory 2-U                                                                  15,257             5/13/2005
   23        Group 1   Chuck E. Cheese                                                              12,000              1/1/2009
   24        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   25        Group 2
   26        Group 2
   27        Group 1   Comet Camera                                                                  1,487             10/31/2005
   28        Group 1   Office Max                                                                   23,500              9/1/2007
   29        Group 1   International City Bank                                                      14,759              2/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
   30        Group 1   Property Insight, a division of Security Union Title Insurance Company       42,917             11/30/2007
   31        Group 1
   31a       Group 2
   31b       Group 2
   31c       Group 2
   31d       Group 2
   31e       Group 2
   32        Group 1   Borders Books                                                                24,965             1/31/2020
   33        Group 1   Sterling Bancshares, Inc.                                                    41,117             11/30/2005
   34        Group 1
-----------------------------------------------------------------------------------------------------------------------------------
   35        Group 1
   36        Group 1   Badcocks Home Furniture                                                      21,646             12/31/2005
   37        Group 1
   37a       Group 1   Nutrisystems                                                                 48,555             12/31/2005
   37b       Group 1   Independent Computer Cons                                                     5,575             12/31/2003
   38        Group 1   CIPA Pharmacy                                                                 1,600             3/31/2009
   39        Group 1   Home Furnishings and More                                                    19,800             2/28/2006
-----------------------------------------------------------------------------------------------------------------------------------
   40        Group 1   Peapack Bank                                                                  4,800             12/31/2016
   41        Group 1   Bassett Furniture                                                            35,660             10/31/2009
   42        Group 1   Liquorama                                                                     9,800             9/30/2008
   43        Group 1   The Pharmacy                                                                  5,091             8/31/2005
   44        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   45        Group 1   Truxtun Radiology                                                             7,376             5/31/2012
   46        Group 2
   47        Group 2
   48        Group 1   Tuesday Morning                                                               8,450             7/15/2008
   49        Group 1   Salomon Smith Barney                                                          6,932             2/20/2011
-----------------------------------------------------------------------------------------------------------------------------------
   50        Group 1   L. English & M. Lopez                                                         6,400             10/31/2005
   51        Group 2
   52        Group 1   Creative Designs                                                              3,480             11/30/2006
   53        Group 1
   54        Group 1   Hollywood Video                                                               8,646             12/29/2005
-----------------------------------------------------------------------------------------------------------------------------------
   55        Group 1   Encino State Bank                                                             5,079             4/30/2008
   56        Group 1
   57        Group 1   Electronic Data Services                                                      9,605              3/1/2006
   58        Group 1   Galen Health Institutes                                                      10,467             2/28/2005
   59        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   60        Group 1
   61        Group 1   ARC of PGC                                                                    4,035             5/31/2008
   62        Group 1   Eddie's Outlet                                                                7,000             3/31/2012
   63        Group 2
   64        Group 1   CVS                                                                          10,621             12/31/2003
-----------------------------------------------------------------------------------------------------------------------------------
   65        Group 1   Sav A Lot                                                                    15,492             6/30/2004
   66        Group 1   Tailored Marketing                                                            2,996             6/30/2005
   67        Group 1   Mountain Timber Furnishings                                                  10,450             1/14/2013
   68        Group 1   Dollar General (Dolgencorp Inc)                                               7,980             9/30/2017
   69        Group 1   Long & Foster                                                                 3,255             2/28/2005
-----------------------------------------------------------------------------------------------------------------------------------
   70        Group 2
   71        Group 1   Lightning Management                                                          2,600             2/28/2005
   72        Group 1   Somerton Students Insurance                                                   4,893              1/1/2005
   73        Group 1   Auto Zone                                                                     8,450             7/31/2007
   74        Group 1   Big Lots                                                                     27,400             1/31/2012
-----------------------------------------------------------------------------------------------------------------------------------
   75        Group 2
   76        Group 2
   77        Group 1   Applebee's                                                                    4,800             11/30/2018
   78        Group 1   Alltel                                                                        1,400             5/31/2005
   79        Group 1   Excelsior Servicing Corp.                                                     4,108             4/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
   80        Group 2
   81        Group 1   Portnoy, Roth                                                                 4,886             12/31/2004
   82        Group 1   Movie Gallery                                                                 4,800             12/31/2005
   83        Group 1
   84        Group 1
-----------------------------------------------------------------------------------------------------------------------------------
   85        Group 1   POHS                                                                          7,323             12/31/2007
   86        Group 2
   87        Group 1   State of NJ-DYFS                                                              4,360              6/1/2003
   88        Group 2
   89        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   90        Group 1   McDonald's                                                                    3,570              9/4/2022
   91        Group 1
   92        Group 1   CATO                                                                          5,120             1/31/2008
   93        Group 2
   94        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
   95        Group 2
   96        Group 1   The Intelligent Chicken                                                       2,122             9/30/2007
   97        Group 1   Prime Time Rental                                                             6,000             10/31/2007
   98        Group 1   Kyoung Hee Oh                                                                 2,700             1/31/2005
   99        Group 2
-----------------------------------------------------------------------------------------------------------------------------------
  100        Group 1
  101        Group 1
  102        Group 1
  103        Group 1


                                                                                THIRD               THIRD
 CONTROL                                 THIRD                              LARGEST TENANT      LARGEST TENANT
 NUMBER      LOAN GROUP              LARGEST TENANT                             SQ FT          LEASE EXPIRATION
---------------------------------------------------------------------------------------------------------------
    1          Group 1      Lord & Taylor                                      101,997            12/31/2008
    2          Group 1      The Scientist, Inc.                                  9,900            10/31/2007
    3          Group 1      The Gap                                             20,000             1/31/2007
---------------------------------------------------------------------------------------------------------------
    4          Various
    4a         Group 1
    4b         Group 1
    4c         Group 2
    4d         Group 2
    4e         Group 1
    4f         Group 2
    4g         Group 1
    4h         Group 1
    4i         Group 1
    4j         Group 1
    4k         Group 2
    4l         Group 2
    4m         Group 1
    4n         Group 1
    4o         Group 1
    4p         Group 1
    4q         Group 2
    4r         Group 1
    4s         Group 1
    4t         Group 2
    4u         Group 1
---------------------------------------------------------------------------------------------------------------
    5          Group 1      SAIC                                                48,000            10/31/2004
    6          Group 1      Power Station                                        7,051             1/31/2012
    7          Group 2
    8          Group 2
    9          Group 2
---------------------------------------------------------------------------------------------------------------
   10          Group 2
   11          Group 1      Staples                                             21,704             3/31/2008
   12          Group 1
   12a         Group 1
   12b         Group 1
   12c         Group 1      Busch Entertainment Corp                            20,028             4/30/2006
   12d         Group 1
   12e         Group 1
   13          Group 1
   14          Group 2
---------------------------------------------------------------------------------------------------------------
   15          Group 1
   15a         Group 1
   15b         Group 1
   16          Group 1      National Capital Pref. Prov. Org.                   19,925             7/31/2005
   17          Group 1
   18          Group 1      Anne Taylor Loft                                     5,271             1/31/2012
   19          Group 1      Ford Motor Credit                                   13,881             9/30/2004
---------------------------------------------------------------------------------------------------------------
   20          Group 1      Romano's Macaroni Grill                              9,030             8/30/2011
   21          Group 1      Sun Value Furniture                                  4,485             9/1/2003
   22          Group 1      Half Price Books                                    12,474             2/28/2012
   23          Group 1      Fans Plus                                           10,888             10/1/2008
   24          Group 2
---------------------------------------------------------------------------------------------------------------
   25          Group 2
   26          Group 2
   27          Group 1      Salon Infinity                                       1,334             8/31/2003
   28          Group 1      Walgreen Corp.                                      11,800             9/1/2012
   29          Group 1      White Design                                         6,138             5/1/2005
---------------------------------------------------------------------------------------------------------------
   30          Group 1      COHR, Inc. d.b.a. Masterplan, Inc.                  22,051             5/31/2005
   31          Group 1
   31a         Group 2
   31b         Group 2
   31c         Group 2
   31d         Group 2
   31e         Group 2
   32          Group 1      Petco                                               15,019             1/31/2015
   33          Group 1      L&R Midland Inc.                                     8,750             2/7/2005
   34          Group 1
---------------------------------------------------------------------------------------------------------------
   35          Group 1
   36          Group 1      Sav-A-Lot Grocery (Supervalu)                       19,027             3/31/2008
   37          Group 1
   37a         Group 1      LRP Publications                                    33,200             5/31/2004
   37b         Group 1      Management Recruiters Inc.                           4,825             5/31/2006
   38          Group 1      Sutton Place Frame Shop                                670             4/1/2005
   39          Group 1      Eckerd Drugs                                        14,000            12/31/2005
---------------------------------------------------------------------------------------------------------------
   40          Group 1      Country Lunch                                        3,466             6/30/2004
   41          Group 1      Hajoca Corp.                                        28,584             3/31/2005
   42          Group 1      Goodyear                                             6,000             7/31/2003
   43          Group 1      IHOP                                                 4,300             9/30/2012
   44          Group 2
---------------------------------------------------------------------------------------------------------------
   45          Group 1      Donald R. Montano D.D.S M.S. D                       5,516             7/30/2012
   46          Group 2
   47          Group 2
   48          Group 1      Desert Valley Pediatrics                             4,225             1/31/2004
   49          Group 1      Ottawa University                                    6,729             2/28/2008
---------------------------------------------------------------------------------------------------------------
   50          Group 1      Henry's American Grill                               4,800             4/1/2012
   51          Group 2
   52          Group 1      Weichert Realtors                                    3,034             2/28/2008
   53          Group 1
   54          Group 1      E. Jefferson Gen. Hospital                           4,250             5/31/2003
---------------------------------------------------------------------------------------------------------------
   55          Group 1      Baja Fresh                                           3,390             7/31/2008
   56          Group 1
   57          Group 1      Delicato Vineyards                                   6,148             12/1/2005
   58          Group 1      Beefmaster Breders United                            5,423             6/30/2006
   59          Group 2
---------------------------------------------------------------------------------------------------------------
   60          Group 1
   61          Group 1      Hayes, Ja-Donna, D.D.S. LargoDtl                     3,505             2/28/2007
   62          Group 1      One Price Clothing                                   6,000             1/31/2008
   63          Group 2
   64          Group 1      Europe Restaurant                                    9,660             7/31/2006
---------------------------------------------------------------------------------------------------------------
   65          Group 1      Beall's Outlet                                      13,810             4/30/2007
   66          Group 1      Odyssey Medical Center                               2,964             7/31/2007
   67          Group 1      Pier 1 Imports                                       9,312             8/11/2010
   68          Group 1      Manhattan Subs                                       1,600             9/30/2005
   69          Group 1      Information Technology Int'l                         2,907             5/31/2003
---------------------------------------------------------------------------------------------------------------
   70          Group 2
   71          Group 1      Freedman, Wagner, Tak                                2,570             3/31/2006
   72          Group 1      Ace Hardware                                         4,088             4/1/2006
   73          Group 1      Family Dollar                                        7,200            12/31/2003
   74          Group 1
---------------------------------------------------------------------------------------------------------------
   75          Group 2
   76          Group 2
   77          Group 1      State of Michigan                                    3,330             9/30/2006
   78          Group 1      Equity One                                           1,400             6/30/2005
   79          Group 1      Euroamerican                                         2,985            11/30/2007
---------------------------------------------------------------------------------------------------------------
   80          Group 2
   81          Group 1      Financial Independence                               3,690             5/31/2005
   82          Group 1      Mirage Salon & Day Spa                               2,400            11/30/2007
   83          Group 1
   84          Group 1
---------------------------------------------------------------------------------------------------------------
   85          Group 1      Paul Penzer                                          3,236             4/30/2009
   86          Group 2
   87          Group 1      State of NJ- Public Defender                         3,500             10/1/2006
   88          Group 2
   89          Group 2
---------------------------------------------------------------------------------------------------------------
   90          Group 1
   91          Group 1
   92          Group 1      Hibbett's                                            5,000            11/30/2007
   93          Group 2
   94          Group 2
---------------------------------------------------------------------------------------------------------------
   95          Group 2
   96          Group 1      Siam Spicy II                                        1,692            12/31/2007
   97          Group 1      CATO                                                 4,640             1/31/2008
   98          Group 1      Alfredo C. Vallejo/Victor M.                         1,500             7/31/2006
   99          Group 2
---------------------------------------------------------------------------------------------------------------
  100          Group 1
  101          Group 1
  102          Group 1
  103          Group 1

                                                                A-17

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


CONTROL   LOAN
NUMBER    NUMBER                        PROPERTY NAME                          CITY                 COUNTY              STATE
------------------------------------------------------------------------------------------------------------------------------------
   4      Various         ARC Portfolio                                       Various              Various           Various
   4a     02-12312        ARC Portfolio - Green Spring Valley                 Raleigh              Wake              North Carolina
   4b     02-12314        ARC Portfolio - Evergreen Village                   Sioux City           Woodbury          Iowa
   4c     02-12311        ARC Portfolio - Inspiration Valley                  Arvada               Jefferson         Colorado
   4d     02-12309        ARC Portfolio - Mobile Gardens                      Denver               Adams             Colorado
   4e     02-12322        ARC Portfolio - Colonial Gardens                    Manhattan            Riley             Kansas
   4f     02-12295        ARC Portfolio - Sheridan                            Arvada               Jefferson         Colorado
   4g     02-12324        ARC Portfolio - Castle Acres                        O'Fallon             St. Clair         Illinois
   4h     02-12293        ARC Portfolio - Westmoor                            Oklahoma City        Oklahoma          Oklahoma
   4i     02-12325        ARC Portfolio - Carriage Court East                 Orlando              Orange            Florida
   4j     02-12326        ARC Portfolio - Carriage Court Central              Orlando              Orange            Florida
   4k     02-12315        ARC Portfolio - El Lago I                           Fort Worth           Tarrant           Texas
   4l     02-12306        ARC Portfolio - Picture Ranch                       Clifton              Mesa              Colorado
   4m     02-12318        ARC Portfolio - Eastern Villa                       Stillwater           Payne             Oklahoma
   4n     02-12305        ARC Portfolio - Riverchase                          Manhattan            Riley             Kansas
   4o     02-12313        ARC Portfolio - Green Cove                          Huntsville           Madison           Alabama
   4p     02-12319        ARC Portfolio - Countryside                         Stillwater           Payne             Oklahoma
   4q     02-12316        ARC Portfolio - El Lago II                          Fort Worth           Tarrant           Texas
   4r     02-12308        ARC Portfolio - Oakridge (Stonegate)                Stillwater           Payne             Oklahoma
   4s     02-12317        ARC Portfolio - El Caudillo                         Wichita              Sedgwick          Kansas
   4t     02-12323        ARC Portfolio - Cedar Creek                         Huntsville           Madison           Alabama
   4u     02-12294        ARC Portfolio - Sycamore Square                     Wichita              Sedgwick          Kansas
------------------------------------------------------------------------------------------------------------------------------------
   7      09-0001697      Norwest Woods                                       Norwood              Norfolk           Massachusetts
   8      DBM18141        Empirian at North Ridge                             Atlanta              Fulton            Georgia
   9      36031           Fairway Preserve at Olde Cypress                    Naples               Collier           Florida
  10      37803           Village Park Apartments                             Troy                 Oakland           Michigan
  14      39325           Slate Creek Apartments                              La Habra             Orange            California
------------------------------------------------------------------------------------------------------------------------------------
  24      03-12933        EQR Portfolio - Country Club Woods Apartments       Mobile               Mobile            Alabama
  25      03-12935        EQR Portfolio - Spring Lake Manor                   Birmingham           Jefferson         Alabama
  26      03-12934        EQR Portfolio - High River Apartments               Tuscaloosa           Tuscaloosa        Alabama
  31      DBM17842        Haros Apartment Portfolio 8                         Various              Queens            New York
  31a     DBM17842-1      39-25 65th Street                                   Woodside             Queens            New York
  31b     DBM17842-2      42-29 Judge Street                                  Elmhurst             Queens            New York
  31c     DBM17842-3      43-23 Ithaca Street                                 Elmhurst             Queens            New York
  31d     DBM17842-4      43-28 39th Place                                    Sunnyside            Queens            New York
  31e     DBM17842-5      43-38 39th Place                                    Sunnyside            Queens            New York
------------------------------------------------------------------------------------------------------------------------------------
  38      09-0001745      400 East 55th Street                                New York             New York          New York
  44      37469           Autumn Ridge Apartments                             Spokane              Spokane           Washington
  46      DBM17936        The Reserves at Jacksonville Commons, Phase III     Jacksonville         Onslow            North Carolina
  47      38170           318 Grand Street                                    Brooklyn             Kings             New York
  51      DBM18140        Portabello Apartments                               Oxon Hill            Prince George's   Maryland
------------------------------------------------------------------------------------------------------------------------------------
  53      39413           Pacific Skies Mobile Estates                        Pacifica             San Mateo         California
  56      09-0001727      Ashton Towers Apartments                            Westwood             Los Angeles       California
  59      DBM17879        Copperfield Square II Apartments                    Fairfax              Fairfax           Virginia
  60      DBM18301        Flushing Estates                                    Flushing             Genesee           Michigan
  63      DBM18005        Foxwood Apartments                                  Hagerstown           Washington        Maryland
------------------------------------------------------------------------------------------------------------------------------------
  70      39901           Rolling Hills Apartments                            Tallahassee          Leon              Florida
  75      DBM18097        Orchard Towne Apartments                            Laurel               Prince George's   Maryland
  76      38360           Sun Prairie VI                                      West Des Moines      Polk              Iowa
  80      39358           Avanti East Apartments                              Lee's Summit         Jackson           Missouri
  83      39795           Valley Vista Apartments                             Sherman Oaks         Los Angeles       California
------------------------------------------------------------------------------------------------------------------------------------
  86      DBM18524        South Chase Apartments                              Houston              Harris            Texas
  88      30719           Countryside Village Apartments                      Beloit               Rock              Wisconsin
  89      09-0001707      Hawks Ridge Apartments                              Madison              Dane              Wisconsin
  93      DBM17811        Christopher Downs Apartments                        Havelock             Craven            North Carolina
  94      09-0001744      Amberlake Apartments                                Acworth              Cobb              Georgia
------------------------------------------------------------------------------------------------------------------------------------
  95      40346           Dean Apartments                                     Ft. Myers            Lee               Florida
  99      36933           Canyon Terrace                                      Provo                Utah              Utah
 100      38877           Clifton Way Apartments                              Beverly Hills        Los Angeles       California
 103      38297           Third & C Building                                  Davis                Yolo              California

                                                              INITIAL                                                STUDIOS
CONTROL   LOAN                         INITIAL POOL        POOL BALANCE                                                   AVG RENT
NUMBER    NUMBER         ZIP CODE       BALANCE ($)     PER UNIT OR PAD ($)   UTILITIES PAID BY TENANT       # UNITS   PER MO. ($)
-----------------------------------------------------------------------------------------------------------------------------------
   4      Various         Various       47,152,530                  13,675  Electricity/Gas                        0             0
   4a     02-12312         27603         7,219,584                  22,352  Electricity/Gas                        0             0
   4b     02-12314         51108         4,701,039                   9,040  Electricity/Gas                        0             0
   4c     02-12311         80002         4,512,181                  31,554  Electricity/Gas                        0             0
   4d     02-12309         80221         3,862,682                  38,627  Electricity/Gas                        0             0
   4e     02-12322         66502         3,743,481                  10,946  Electricity/Gas                        0             0
   4f     02-12295         80002         3,419,863                  30,810  Electricity/Gas                        0             0
   4g     02-12324         62269         2,368,062                  14,180  Electricity/Gas                        0             0
   4h     02-12293         73169         2,286,959                   8,053  Electricity/Gas                        0             0
   4i     02-12325         32822         2,171,149                  16,962  Electricity/Gas                        0             0
   4j     02-12326         32809         2,112,755                  17,905  Electricity/Gas                        0             0
   4k     02-12315         76119         1,874,934                  15,243  Electricity/Gas                        0             0
   4l     02-12306         81520         1,657,085                  14,536  Electricity/Gas                        0             0
   4m     02-12318         74074         1,123,247                   8,775  Electricity/Gas                        0             0
   4n     02-12305         66502         1,096,373                   6,895  Electricity/Gas                        0             0
   4o     02-12313         35803         1,046,207                   6,379  Electricity/Gas                        0             0
   4p     02-12319         74074           997,703                   7,982  Electricity/Gas                        0             0
   4q     02-12316         76119           866,186                  14,934  Electricity/Gas                        0             0
   4r     02-12308         74074           845,130                   7,898  Electricity/Gas                        0             0
   4s     02-12317         67217           741,582                  11,068  Electricity/Gas                        0             0
   4t     02-12323         35810           384,704                   2,914  Electricity/Gas                        0             0
   4u     02-12294         67216           121,626                   3,475  Electricity/Gas                        0             0
------------------------------------------------------------------------------------------------------------------------------------
   7      09-0001697       02062        33,358,286                 103,597  Electricity/Gas/Water/Sewer            0             0
   8      DBM18141         30350        32,186,812                  52,939  Electricity/Gas/Water                  0             0
   9      36031            34119        29,300,000                 110,985  Electricity/Gas/Water/Sewer            0             0
  10      37803            48083        25,043,609                  46,036  Electricity/Water/Sewer                0             0
  14      39325            90631        18,875,762                  77,999  Electricity                            1           850
------------------------------------------------------------------------------------------------------------------------------------
  24      03-12933         36608         4,235,741                  16,546  Electricity/Gas                        0             0
  25      03-12935         35212         3,767,318                  15,697  Electricity                            0             0
  26      03-12934         35406         3,637,754                  23,933  Electricity/Gas/Water                  0             0
  31      DBM17842        Various       10,730,853                  51,344  None                                  63             0
  31a     DBM17842-1       11377                                            None                                  13           686
  31b     DBM17842-2       11373                                            None                                  17           708
  31c     DBM17842-3       11373                                            None                                  13           687
  31d     DBM17842-4       11104                                            None                                  10           657
  31e     DBM17842-5       11104                                            None                                  10           587
------------------------------------------------------------------------------------------------------------------------------------
  38      09-0001745       10021         9,000,000                  69,767  Electricity/Gas                       16         1,825
  44      37469            99208         7,071,079                  39,725  Electricity/Gas                        0             0
  46      DBM17936         28540         6,892,115                  57,434  None                                   0             0
  47      38170            11211         6,672,134                 185,337  Electricity/Gas/Water/Sewer           29         2,571
  51      DBM18140         20745         6,393,305                  42,061  Electricity                            0             0
------------------------------------------------------------------------------------------------------------------------------------
  53      39413            94044         5,988,657                  64,394  None                                   0             0
  56      09-0001727       90024         5,350,000                 137,179  Electricity/Gas                       15         1,170
  59      DBM17879         22030         5,147,236                  66,847  None                                   0             0
  60      DBM18301         48433         5,000,000                  17,921  Electricity/Gas/Water/Sewer          140           330
  63      DBM18005         21742         4,870,916                  49,201  Electricity/Gas/Water                  2           450
------------------------------------------------------------------------------------------------------------------------------------
  70      39901            32303         4,225,000                  31,530  Electricity                            0             0
  75      DBM18097         20707         3,439,004                  64,887  Electricity                            0             0
  76      38360            50266         3,289,682                  45,690  Gas                                    0             0
  80      39358            64063         2,996,654                  24,972  Electricity/Gas/Water/Sewer            0             0
  83      39795            91403         2,900,000                  46,774  Electricity/Gas                        0             0
------------------------------------------------------------------------------------------------------------------------------------
  86      DBM18524         77083         2,560,000                  24,615  Electricity/Gas/Water                  0             0
  88      30719            53511         2,362,054                  21,670  Electricity                            0             0
  89      09-0001707       53719         2,322,545                  58,064  Electricity/Gas/Water/Sewer            4           609
  93      DBM17811         28532         2,076,555                  51,914  Electricity/Gas/Water                  0             0
  94      09-0001744       30101         2,075,000                  29,643  Electricity                            0             0
------------------------------------------------------------------------------------------------------------------------------------
  95      40346            33901         2,000,000                  54,054  Electricity/Water/Sewer               14           450
  99      36933            84604         1,787,399                  59,580  Electricity/Gas                        0             0
 100      38877            90211         1,775,000                  73,958  Electricity                            0             0
 103      38297            95616           941,471                 188,294  Electricity/Gas/Water/Sewer            1           845


                          1 BEDROOM             2 BEDROOM             3 BEDROOM              4 BEDROOM             5 BEDROOM
CONTROL   LOAN                  AVG RENT              AVG RENT              AVG RENT               AVG RENT              AVG RENT
NUMBER    NUMBER     # UNITS  PER MO. ($)  # UNITS  PER MO. ($)  # UNITS  PER MO. ($)   # UNITS  PER MO. ($)   # UNITS  PER MO.($)
------------------------------------------------------------------------------------------------------------------------------------
   4      Various          0           0        0            0        0            0         0            0        0            0
   4a     02-12312       138         280      185          280        0            0         0            0        0            0
   4b     02-12314         0           0      520          235        0            0         0            0        0            0
   4c     02-12311       143         410        0            0        0            0         0            0        0            0
   4d     02-12309        89         450       11          450        0            0         0            0        0            0
   4e     02-12322       296         210       46          225        0            0         0            0        0            0
   4f     02-12295       111         410        0            0        0            0         0            0        0            0
   4g     02-12324        30         225      137          225        0            0         0            0        0            0
   4h     02-12293       284         185        0            0        0            0         0            0        0            0
   4i     02-12325         0           0      128          275        0            0         0            0        0            0
   4j     02-12326       103         270       15          280        0            0         0            0        0            0
   4k     02-12315       115         290        8          296        0            0         0            0        0            0
   4l     02-12306       114         235        0            0        0            0         0            0        0            0
   4m     02-12318       124         175        4          175        0            0         0            0        0            0
   4n     02-12305       117         185       42          200        0            0         0            0        0            0
   4o     02-12313       164         145        0            0        0            0         0            0        0            0
   4p     02-12319       121         175        4          175        0            0         0            0        0            0
   4q     02-12316        48         280       10          280        0            0         0            0        0            0
   4r     02-12308       107         175        0            0        0            0         0            0        0            0
   4s     02-12317        56         205       11          205        0            0         0            0        0            0
   4t     02-12323       132         145        0            0        0            0         0            0        0            0
   4u     02-12294        31         175        4          175        0            0         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
   7      09-0001697      14       1,092      188        1,286      120        1,485         0            0        0            0
   8      DBM18141       280         700      272          800       56        1,000         0            0        0            0
   9      36031           36         960      144        1,166       84        1,600         0            0        0            0
  10      37803          238         750      306          826        0            0         0            0        0            0
  14      39325          178         921       63        1,273        0            0         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  24      03-12933       152         390      104          505        0            0         0            0        0            0
  25      03-12935         4         420      234          480        2          570         0            0        0            0
  26      03-12934        40         480       88          586       24          696         0            0        0            0
  31      DBM17842       123           0       23            0        0            0         0            0        0            0
  31a     DBM17842-1      29         743        7          816        0            0         0            0        0            0
  31b     DBM17842-2      24         797        0            0        0            0         0            0        0            0
  31c     DBM17842-3      26         714        0            0        0            0         0            0        0            0
  31d     DBM17842-4      22         615        8          662        0            0         0            0        0            0
  31e     DBM17842-5      22         593        8          559        0            0         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  38      09-0001745      81       2,125       32        3,250        0            0         0            0        0            0
  44      37469            0           0      116          561       61          646         0            0        0            0
  46      DBM17936        60         619       30          720       30          807         0            0        0            0
  47      38170            0           0        0            0        0            0         0            0        0            0
  51      DBM18140        54         716       74          869       24        1,094         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  53      39413           72       1,050       21        1,100        0            0         0            0        0            0
  56      09-0001727       4       1,650       20        2,040        0            0         0            0        0            0
  59      DBM17879        24         950       40        1,167       13        1,396         0            0        0            0
  60      DBM18301       139         340        0            0        0            0         0            0        0            0
  63      DBM18005        30         587       66          683        1          850         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  70      39901           50         520       68          590       16          765         0            0        0            0
  75      DBM18097        12         872       41          970        0            0         0            0        0            0
  76      38360           26         654       30          755       16          790         0            0        0            0
  80      39358           56         516       64          596        0            0         0            0        0            0
  83      39795           19         932       43        1,192        0            0         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  86      DBM18524        56         468       48          577        0            0         0            0        0            0
  88      30719            0           0       47          465       62          525         0            0        0            0
  89      09-0001707      20         805       16          893        0            0         0            0        0            0
  93      DBM17811         0           0       40          620        0            0         0            0        0            0
  94      09-0001744      56         489       14          634        0            0         0            0        0            0
------------------------------------------------------------------------------------------------------------------------------------
  95      40346           20         661        0            0        0            0         0            0        0            0
  99      36933            1         500       29        1,000        0            0         0            0        0            0
 100      38877           20       1,313        4        1,506        0            0         0            0        0            0
 103      38297            0           0        2        1,475        1        2,025         0            0        0            0

                                      NUMBER
  CONTROL   LOAN                         OF
  NUMBER    NUMBER                   ELEVATORS
------------------------------------------------
     4      Various                          0
     4a     02-12312                         0
     4b     02-12314                         0
     4c     02-12311                         0
     4d     02-12309                         0
     4e     02-12322                         0
     4f     02-12295                         0
     4g     02-12324                         0
     4h     02-12293                         0
     4i     02-12325                         0
     4j     02-12326                         0
     4k     02-12315                         0
     4l     02-12306                         0
     4m     02-12318                         0
     4n     02-12305                         0
     4o     02-12313                         0
     4p     02-12319                         0
     4q     02-12316                         0
     4r     02-12308                         0
     4s     02-12317                         0
     4t     02-12323                         0
     4u     02-12294                         0
------------------------------------------------
     7      09-0001697                       0
     8      DBM18141                         0
     9      36031                            0
    10      37803                            0
    14      39325                            0
------------------------------------------------
    24      03-12933                         0
    25      03-12935                         0
    26      03-12934                         0
    31      DBM17842                         3
    31a     DBM17842-1                       1
    31b     DBM17842-2                       1
    31c     DBM17842-3                       1
    31d     DBM17842-4                       0
    31e     DBM17842-5                       0
------------------------------------------------
    38      09-0001745                       2
    44      37469                            0
    46      DBM17936                         0
    47      38170                            1
    51      DBM18140                         0
------------------------------------------------
    53      39413                            0
    56      09-0001727                       1
    59      DBM17879                         0
    60      DBM18301                         0
    63      DBM18005                         0
------------------------------------------------
    70      39901                            0
    75      DBM18097                         0
    76      38360                            0
    80      39358                            0
    83      39795                            2
------------------------------------------------
    86      DBM18524                         0
    88      30719                            0
    89      09-0001707                       0
    93      DBM17811                         0
    94      09-0001744                       0
------------------------------------------------
    95      40346                            1
    99      36933                            0
   100      38877                            1
   103      38297                            0

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM      AVERAGE
CUT-OFF DATE                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF      CUT-OFF
BALANCE                        MORTGAGE         DATE           DATE          DATE            DATE         DATE
DISTRIBUTION                    LOANS         BALANCE         BALANCE       BALANCE        BALANCE      BALANCE
-------------------------    ----------- ----------------- ------------ -------------- ------------- -------------
$   941,471 -  1,999,999          8      $   12,986,018        1.24%     $    941,471   $ 1,998,058   $ 1,623,252
  2,000,000 -  2,999,999         16          39,786,682        3.79         2,000,000     2,996,654     2,486,668
  3,000,000 -  3,999,999         11          38,502,327        3.66         3,000,000     3,892,708     3,500,212
  4,000,000 -  4,999,999         12          54,241,500        5.16         4,225,000     4,952,693     4,520,125
  5,000,000 -  5,999,999          8          43,472,093        4.14         5,000,000     5,988,657     5,434,012
  6,000,000 -  6,999,999          9          58,808,071        5.60         6,135,000     6,917,655     6,534,230
  7,000,000 -  9,999,999          8          65,653,749        6.25         7,071,079     9,102,374     8,206,719
 10,000,000 - 14,999,999         11         129,035,865       12.28        10,388,531    14,100,000    11,730,533
 15,000,000 - 24,999,999          9         165,109,967       15.71        15,550,534    21,800,000    18,345,552
 25,000,000 - 44,999,999          7         221,351,873       21.06        25,000,000    39,500,000    31,621,696
 45,000,000 - 59,572,416          4         221,953,497       21.12        47,152,530    59,572,416    55,488,374
                                ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                  103      $1,050,901,642      100.00%     $    941,471   $59,572,416   $10,202,929
                                ===      ==============      ======

                                                                           WEIGHTED
                                                    WEIGHTED               AVERAGE
                               MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------    ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   941,471 -  1,999,999         1.23x     3.26x      1.56x     6.021%      117.2       35.09%      79.44%      66.89%
  2,000,000 -  2,999,999         1.20      1.85       1.46      6.004       113.2       39.19       80.07       70.85
  3,000,000 -  3,999,999         1.39      1.65       1.46      5.841       112.9       49.34       79.65       71.80
  4,000,000 -  4,999,999         1.34      2.35       1.59      5.752       112.7       48.36       79.85       70.49
  5,000,000 -  5,999,999         1.23      1.49       1.34      5.791       120.0       67.59       80.00       74.26
  6,000,000 -  6,999,999         1.26      1.50       1.35      6.035       115.3       64.65       79.73       72.28
  7,000,000 -  9,999,999         1.27      1.74       1.42      5.982       102.8       52.94       77.80       71.45
 10,000,000 - 14,999,999         1.26      1.52       1.39      5.875       114.5       68.88       79.84       75.49
 15,000,000 - 24,999,999         1.25      1.84       1.46      5.931       122.1       54.49       79.85       71.09
 25,000,000 - 44,999,999         1.20      1.83       1.46      5.923       108.4       61.20       77.04       71.56
 45,000,000 - 59,572,416         1.33      2.93       1.91      5.856       113.0       41.00       74.39       59.60
Total/Avg./Wtd.
 Avg./Min/Max:                   1.20x     3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                 LOAN GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE       DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                    LOANS        BALANCE       BALANCE       BALANCE        BALANCE       BALANCE
--------------------------   -----------  ------------- ------------  -------------  ------------  ------------
$   941,471 -  1,999,999           7      $ 11,198,619       1.39%    $    941,471   $ 1,998,058   $ 1,599,803
  2,000,000 -  2,999,999           9        23,393,875       2.90        2,118,912     2,990,487     2,599,319
  3,000,000 -  3,999,999           7        24,368,568       3.02        3,000,000     3,892,708     3,481,224
  4,000,000 -  4,999,999           9        40,909,842       5.07        4,315,000     4,952,693     4,545,538
  5,000,000 -  5,999,999           7        38,324,857       4.75        5,000,000     5,988,657     5,474,980
  6,000,000 -  6,999,999           6        38,850,516       4.81        6,135,000     6,917,655     6,475,086
  7,000,000 -  9,999,999           7        58,582,671       7.26        7,874,648     9,102,374     8,368,953
 10,000,000 - 14,999,999          10       118,305,012      14.66       10,388,531    14,100,000    11,830,501
 15,000,000 - 24,999,999           8       146,234,205      18.12       15,550,534    21,800,000    18,279,276
 25,000,000 - 44,999,999           4       132,038,063      16.36       25,000,000    39,500,000    33,009,516
 45,000,000 - 59,572,416           3       174,800,967      21.66       56,461,243    59,572,416    58,266,989
                                  --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:                    77      $807,007,194     100.00%    $    941,471   $59,572,416   $10,480,613
                                  ==      ============     ======

                                                                           WEIGHTED
                                                    WEIGHTED               AVERAGE
                               MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------    ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$   941,471 -  1,999,999        1.23x      3.26x      1.61x     5.945%      118.0       35.09%      75.77%      64.89%
  2,000,000 -  2,999,999        1.25       1.85       1.49      5.958       117.9       39.19       79.92       67.40
  3,000,000 -  3,999,999        1.41       1.65       1.48      5.962       112.9       49.34       77.70       69.46
  4,000,000 -  4,999,999        1.37       2.35       1.67      5.808       117.3       48.36       79.28       67.94
  5,000,000 -  5,999,999        1.28       1.49       1.35      5.699       104.6       67.59       80.00       74.49
  6,000,000 -  6,999,999        1.26       1.50       1.37      6.173       114.2       64.65       76.13       71.13
  7,000,000 -  9,999,999        1.27       1.74       1.43      5.989       101.2       52.94       77.80       71.09
 10,000,000 - 14,999,999        1.26       1.52       1.40      5.894       114.2       68.88       79.66       75.10
 15,000,000 - 24,999,999        1.32       1.84       1.49      5.942       122.9       54.49       79.85       70.74
 25,000,000 - 44,999,999        1.33       1.83       1.51      6.199       116.9       61.20       70.80       67.25
 45,000,000 - 59,572,416        1.40       2.93       2.06      5.453       114.3       41.00       74.39       56.58
Total/Avg./Wtd.
 Avg./Min/Max:                  1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                        MORTGAGE        DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                    LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
-------------------------    ----------- --------------- ------------ ------------- ------------- -------------
$ 1,787,399 -  1,999,999          1      $  1,787,399        0.73%    $ 1,787,399   $ 1,787,399   $ 1,787,399
  2,000,000 -  2,999,999          7        16,392,808        6.72       2,000,000     2,996,654     2,341,830
  3,000,000 -  3,999,999          4        14,133,759        5.80       3,289,682     3,767,318     3,533,440
  4,000,000 -  4,999,999          3        13,331,658        5.47       4,225,000     4,870,916     4,443,886
  5,000,000 -  5,999,999          1         5,147,236        2.11       5,147,236     5,147,236     5,147,236
  6,000,000 -  6,999,999          3        19,957,554        8.18       6,393,305     6,892,115     6,652,518
  7,000,000 -  9,999,999          1         7,071,079        2.90       7,071,079     7,071,079     7,071,079
 10,000,000 - 14,999,999          1        10,730,853        4.40      10,730,853    10,730,853    10,730,853
 15,000,000 - 24,999,999          2        35,453,396       14.54      16,577,634    18,875,762    17,726,698
 25,000,000 - 33,358,286          4       119,888,707       49.16      25,043,609    33,358,286    29,972,177
                                 --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                   27      $243,894,448      100.00%    $ 1,787,399   $33,358,286   $ 9,033,128
                                 ==      ============      ======

                                                                           WEIGHTED
                                                    WEIGHTED               AVERAGE
                               MINIMUM    MAXIMUM    AVERAGE              REMAINING                            WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------    ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$ 1,787,399 -  1,999,999        1.28x      1.28x      1.28x     6.500%      112.0       79.44%      79.44%      79.44%
  2,000,000 -  2,999,999        1.20       1.66       1.43      6.070       106.5       63.76       80.07       75.76
  3,000,000 -  3,999,999        1.39       1.44       1.41      5.631       112.8       71.65       79.65       75.83
  4,000,000 -  4,999,999        1.34       1.39       1.37      5.581        98.7       76.08       79.85       78.33
  5,000,000 -  5,999,999        1.23       1.23       1.23      6.480       235.0       72.50       72.50       72.50
  6,000,000 -  6,999,999        1.26       1.39       1.32      5.767       117.3       66.72       79.73       74.52
  7,000,000 -  9,999,999        1.40       1.40       1.40      5.920       116.0       74.43       74.43       74.43
 10,000,000 - 14,999,999        1.26       1.26       1.26      5.670       118.0       79.84       79.84       79.84
 15,000,000 - 24,999,999        1.25       1.33       1.29      6.551       112.3       70.80       73.73       72.36
 25,000,000 - 33,358,286        1.20       1.50       1.37      5.983        98.9       74.98       77.04       76.11
Total/Avg./Wtd.
 Avg./Min/Max:                  1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                 AGGREGATE POOL
                        DISTRIBUTION OF PROPERTY TYPES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                              MORTGAGED         DATE           DATE          DATE          DATE           DATE
PROPERTY TYPE                PROPERTIES       BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
--------------------------- ------------ ----------------- ------------ ------------- -------------- --------------
Anchored Retail ...........       37     $  395,220,595        37.61%    $1,572,203     $59,572,416    $10,681,638
Multifamily (a) ...........       58        305,424,472        29.06        121,626      33,358,286      5,265,939
Office ....................       23        213,069,265        20.27      2,400,000      58,767,308      9,263,881
Industrial ................       10         98,649,150         9.39      2,156,044      39,500,000      9,864,915
Hospitality ...............        1         17,878,153         1.70     17,878,153      17,878,153     17,878,153
Parking Garage ............        1         11,467,832         1.09     11,467,832      11,467,832     11,467,832
Unanchored Retail .........        2          8,192,175         0.78      1,998,058       6,194,117      4,096,088
Self-Storage ..............        1          1,000,000         0.10      1,000,000       1,000,000      1,000,000
                                 ---     --------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ............      133     $1,050,901,642       100.00%    $  121,626     $59,572,416    $ 7,901,516
                                 ===     ==============       ======

                                                    WEIGHTED              WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                             COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                  RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail ...........     1.23x      2.93x      1.75x     5.707%     114.3       41.00%      79.92%      65.42%
Multifamily (a) ...........     1.20       1.82       1.37      6.099      109.1       39.19       80.07       73.90
Office ....................     1.26       2.35       1.43      5.899      120.1       48.36       74.89       70.34
Industrial ................     1.27       1.84       1.46      6.049      114.3       60.98       79.85       70.57
Hospitality ...............     1.52       1.52       1.52      5.900       81.0       67.98       67.98       67.98
Parking Garage ............     1.52       1.52       1.52      5.850      118.0       68.88       68.88       68.88
Unanchored Retail .........     1.27       1.41       1.30      6.221      119.0       69.21       74.00       70.38
Self-Storage ..............     3.26       3.26       3.26      6.125      120.0       35.09       35.09       35.09
Total/Avg./Wtd.
 Avg./Min/Max: ............     1.20x      3.26x      1.54x     5.901%     113.5       35.09%      80.07%      69.46%

-------
(a) Includes 23 manufactured housing properties representing 5.53% of the Aggregate Cut-Off Date Balance.

                                 LOAN GROUP 1
                        DISTRIBUTION OF PROPERTY TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                              MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
--------------------------- ------------ --------------- ------------ ------------- -------------- --------------
Anchored Retail ...........      37      $395,220,595        48.97%    $1,572,203     $59,572,416    $10,681,638
Office ....................      23       213,069,265        26.40      2,400,000      58,767,308      9,263,881
Industrial ................      10        98,649,150        12.22      2,156,044      39,500,000      9,864,915
Multifamily ...............      21        61,530,024         7.62        121,626       9,000,000      2,930,001
Hospitality ...............       1        17,878,153         2.22     17,878,153      17,878,153     17,878,153
Parking Garage ............       1        11,467,832         1.42     11,467,832      11,467,832     11,467,832
Unanchored Retail .........       2         8,192,175         1.02      1,998,058       6,194,117      4,096,088
Self-Storage ..............       1         1,000,000         0.12      1,000,000       1,000,000      1,000,000
                                 --      ------------       ------
Total/Avg./Wtd.
 Avg./Min/Max: ............      96      $807,007,194       100.00%    $  121,626     $59,572,416    $ 8,406,325
                                 ==      ============       ======

                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                             COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                  RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Anchored Retail ...........    1.23x      2.93x      1.75x     5.707%      114.3       41.00%      79.92%      65.42%
Office ....................    1.26       2.35       1.43      5.899       120.1       48.36       74.89       70.34
Industrial ................    1.27       1.84       1.46      6.049       114.3       60.98       79.85       70.57
Multifamily ...............    1.28       1.82       1.43      6.449       113.5       39.19       80.00       67.23
Hospitality ...............    1.52       1.52       1.52      5.900        81.0       67.98       67.98       67.98
Parking Garage ............    1.52       1.52       1.52      5.850       118.0       68.88       68.88       68.88
Unanchored Retail .........    1.27       1.41       1.30      6.221       119.0       69.21       74.00       70.38
Self-Storage ..............    3.26       3.26       3.26      6.125       120.0       35.09       35.09       35.09
Total/Avg./Wtd.
 Avg./Min/Max: ............    1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                  LOAN GROUP 2
                        DISTRIBUTION OF PROPERTY TYPES

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE    MINIMUM       MAXIMUM       AVERAGE
                           NUMBER OF      CUT-OFF        CUT-OFF     CUT-OFF       CUT-OFF       CUT-OFF
                           MORTGAGED        DATE          DATE         DATE         DATE           DATE
PROPERTY TYPE             PROPERTIES      BALANCE        BALANCE     BALANCE       BALANCE       BALANCE
------------------------ ------------ --------------- ------------ ----------- -------------- -------------
Multifamily ............      37       $243,894,448      100.00%    $384,704     $33,358,286    $6,591,742
                              --       ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      37       $243,894,448      100.00%    $384,704     $33,358,286    $6,591,742
                              ==       ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily ............    1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE               MORTGAGE         DATE           DATE          DATE          DATE           DATE
COVERAGE RATIOS             LOANS         BALANCE         BALANCE      BALANCE        BALANCE       BALANCE
------------------------ ----------- ----------------- ------------ ------------- -------------- -------------
1.20 - 1.24 ...........        5      $   40,458,048        3.85%    $1,572,203    $29,300,000    $ 8,091,610
1.25 - 1.29 ...........       14          89,356,184        8.50        941,471     18,875,762      6,382,585
1.30 - 1.34 ...........       16         212,316,539       20.20      1,947,531     47,152,530     13,269,784
1.35 - 1.39 ...........       13          93,707,894        8.92      2,696,782     18,500,000      7,208,300
1.40 - 1.44 ...........       17         177,067,631       16.85      1,998,058     58,767,308     10,415,743
1.45 - 1.49 ...........       10          88,396,613        8.41      3,196,893     17,830,462      8,839,661
1.50 - 1.59 ...........       11         109,175,771       10.39      2,075,000     32,186,812      9,925,070
1.60 - 1.69 ...........        6          49,656,565        4.73      1,775,000     36,963,166      8,276,094
1.70 - 1.89 ...........        6         119,119,192       11.33      2,400,000     59,572,416     19,853,199
1.90 - 3.26 ...........        5          71,647,207        6.82      1,000,000     56,461,243     14,329,441
                             ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      103      $1,050,901,642      100.00%    $  941,471    $59,572,416    $10,202,929
                             ===      ==============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS             RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.20 - 1.24 ...........     1.20x      1.23x      1.21x     6.883%      125.8       72.50%      80.07%      76.28%
1.25 - 1.29 ...........     1.25       1.29       1.26      6.118       113.5       66.72       80.00       74.42
1.30 - 1.34 ...........     1.30       1.34       1.32      6.222       110.3       67.59       79.85       73.20
1.35 - 1.39 ...........     1.35       1.39       1.37      6.097       137.9       54.49       79.28       70.88
1.40 - 1.44 ...........     1.40       1.44       1.41      5.900       116.1       68.59       79.92       75.60
1.45 - 1.49 ...........     1.45       1.49       1.48      5.762       112.3       72.58       79.66       76.95
1.50 - 1.59 ...........     1.50       1.58       1.52      5.621        84.3       62.50       80.00       71.64
1.60 - 1.69 ...........     1.64       1.68       1.64      5.898       118.6       46.71       66.85       64.40
1.70 - 1.89 ...........     1.74       1.89       1.86      5.468       116.5       39.19       71.64       56.51
1.90 - 3.26 ...........     1.94       3.26       2.77      5.194       114.8       35.09       67.12       43.77
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                  LOAN GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)


                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
DEBT SERVICE               MORTGAGE        DATE          DATE          DATE          DATE          DATE
COVERAGE RATIOS             LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
1.23 - 1.24 ...........       1      $  1,572,203        0.19%    $1,572,203    $ 1,572,203   $ 1,572,203
1.25 - 1.29 ...........      10        51,290,035        6.36        941,471     10,559,464     5,129,004
1.30 - 1.34 ...........      12       156,932,264       19.45      1,947,531     39,500,000    13,077,689
1.35 - 1.39 ...........       8        71,448,775        8.85      2,696,782     18,500,000     8,931,097
1.40 - 1.44 ...........      12       127,587,035       15.81      1,998,058     58,767,308    10,632,253
1.45 - 1.49 ...........      10        88,396,613       10.95      3,196,893     17,830,462     8,839,661
1.50 - 1.59 ...........       8        72,353,959        8.97      2,157,974     17,878,153     9,044,245
1.60 - 1.69 ...........       5        46,659,910        5.78      1,775,000     36,963,166     9,331,982
1.70 - 1.89 ...........       6       119,119,192       14.76      2,400,000     59,572,416    19,853,199
1.90 - 3.26 ...........       5        71,647,207        8.88      1,000,000     56,461,243    14,329,441
                             --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      77      $807,007,194      100.00%    $  941,471    $59,572,416   $10,480,613
                             ==      ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS             RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.23 - 1.24 ...........     1.23x      1.23x      1.23x     6.130%      118.0       75.77%      75.77%      75.77%
1.25 - 1.29 ...........     1.25       1.29       1.27      6.338       111.4       69.21       80.00       74.36
1.30 - 1.34 ...........     1.30       1.34       1.32      6.194       108.8       67.59       77.80       72.48
1.35 - 1.39 ...........     1.35       1.39       1.37      6.257       147.7       54.49       79.28       69.01
1.40 - 1.44 ...........     1.40       1.44       1.41      5.966       116.5       68.59       79.92       75.22
1.45 - 1.49 ...........     1.45       1.49       1.48      5.762       112.3       72.58       79.66       76.95
1.50 - 1.59 ...........     1.50       1.58       1.53      5.684        96.3       62.50       73.56       69.77
1.60 - 1.69 ...........     1.64       1.68       1.64      5.930       118.6       46.71       66.85       64.44
1.70 - 1.89 ...........     1.74       1.89       1.86      5.468       116.5       39.19       71.64       56.51
1.90 - 3.26 ...........     1.94       3.26       2.77      5.194       114.8       35.09       67.12       43.77
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE               MORTGAGE       DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS             LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- -------------
1.20 - 1.24 ...........       4      $ 38,885,845      15.94%    $2,076,555    $29,300,000    $ 9,721,461
1.25 - 1.29 ...........       4        38,066,149      15.61      1,787,399     18,875,762      9,516,537
1.30 - 1.34 ...........       5        55,384,274      22.71      2,000,000     25,043,609     11,076,855
1.35 - 1.39 ...........       5        22,259,119       9.13      3,637,754      6,393,305      4,451,824
1.40 - 1.44 ...........       5        49,480,596      20.29      2,322,545     33,358,286      9,896,119
1.50 - 1.59 ...........       3        36,821,812      15.10      2,075,000     32,186,812     12,273,937
1.60 - 1.66 ...........       1         2,996,654       1.23      2,996,654      2,996,654      2,996,654
                             --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      27      $243,894,448     100.00%    $1,787,399    $33,358,286    $ 9,033,128
                             ==      ============     ======



                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS             RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.20 - 1.24 ...........     1.20x      1.23x      1.20x     6.913%      126.1       72.50%      80.07%      76.30%
1.25 - 1.29 ...........     1.25       1.28       1.26      5.823       116.4       66.72       79.84       74.49
1.30 - 1.34 ...........     1.30       1.34       1.32      6.303       114.5       70.80       79.85       75.23
1.35 - 1.39 ...........     1.38       1.39       1.39      5.582       106.4       76.08       78.82       76.87
1.40 - 1.44 ...........     1.40       1.44       1.43      5.729       115.1       71.65       79.65       76.58
1.50 - 1.59 ...........     1.50       1.57       1.50      5.496        60.8       74.77       80.00       75.32
1.60 - 1.66 ...........     1.66       1.66       1.66      5.400       119.0       63.76       63.76       63.76
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                 AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                            NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                     MORTGAGE         DATE           DATE          DATE          DATE           DATE
MORTGAGE RATES                LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
-------------------------- ----------- ----------------- ------------ ------------- -------------- --------------
5.1000 - 5.4999 .........       14      $  213,717,772       20.34%    $2,996,654     $59,572,416    $15,265,555
5.5000 - 5.9999 .........       51         453,027,690       43.11      1,775,000      39,500,000      8,882,896
6.0000 - 6.4999 .........       29         271,872,277       25.87        941,471      58,767,308      9,374,906
6.5000 - 6.9999 .........        4          22,333,904        2.13      1,787,399      10,388,531      5,583,476
7.0000 - 7.4999 .........        3          80,972,580        7.71      4,520,050      47,152,530     26,990,860
7.5000 - 7.6900 .........        2           8,977,419        0.85      2,362,054       6,615,366      4,488,710
                               ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ..........      103      $1,050,901,642      100.00%    $  941,471     $59,572,416    $10,202,929
                               ===      ==============      ======

                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
5.1000 - 5.4999 .........     1.38x      2.93x      2.04x      5.229%      100.7      41.00%      79.65%      57.33%
5.5000 - 5.9999 .........     1.20       1.85       1.42       5.765       113.5      39.19       80.00       73.50
6.0000 - 6.4999 .........     1.23       3.26       1.45       6.142       125.3      35.09       80.00       70.46
6.5000 - 6.9999 .........     1.27       1.56       1.35       6.679       115.6      65.69       79.44       74.56
7.0000 - 7.4999 .........     1.20       1.37       1.29       7.217       108.9      70.80       77.27       73.22
7.5000 - 7.6900 .........     1.21       1.26       1.25       7.673        97.0      76.13       80.07       77.17
Total/Avg./Wtd.
 Avg./Min/Max: ..........     1.20x      3.26x      1.54x      5.901%      113.5      35.09%      80.07%      69.46%

                                 LOAN GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                            NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                     MORTGAGE        DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES                LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-------------------------- ----------- --------------- ------------ ------------- -------------- --------------
5.1200 - 5.4999 .........       10      $171,019,623       21.19%    $4,315,000    $59,572,416    $17,101,962
5.5000 - 5.9999 .........       34       309,565,713       38.36      1,775,000     39,500,000      9,104,874
6.0000 - 6.4999 .........       27       264,165,041       32.73        941,471     58,767,308      9,783,890
6.5000 - 6.9999 .........        3        20,546,505        2.55      2,157,974     10,388,531      6,848,835
7.0000 - 7.4999 .........        2        35,094,946        4.35      4,520,050     30,574,896     17,547,473
7.5000 - 7.6900 .........        1         6,615,366        0.82      6,615,366      6,615,366      6,615,366
                               ---      ------------      ------
Total/Avg./Wtd. .........
Avg./Min/Max: ...........       77      $807,007,194      100.00%    $  941,471    $59,572,416    $10,480,613
                               ---      ------------      ------

                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
5.1200 - 5.4999 .........     1.44x      2.93x      2.18x     5.194%      109.7       41.00%      73.56%      52.94%
5.5000 - 5.9999 .........     1.28       1.85       1.45      5.753       111.9       39.19       80.00       72.31
6.0000 - 6.4999 .........     1.23       3.26       1.46      6.135       123.8       35.09       77.70       70.33
6.5000 - 6.9999 .........     1.27       1.56       1.36      6.695       115.9       65.69       78.70       74.13
7.0000 - 7.4999 .........     1.33       1.37       1.34      7.336       108.4       70.80       77.27       71.63
7.5000 - 7.6900 .........     1.26       1.26       1.26      7.690        97.0       76.13       76.13       76.13
Total/Avg./Wtd. .........
Avg./Min/Max: ...........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                  LOAN GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                            NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                     MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES                LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
-------------------------- ----------- -------------- ------------ ------------- -------------- --------------
5.1000 - 5.4999 .........        4      $ 42,698,148      17.51%    $ 2,996,654   $32,186,812    $10,674,537
5.5000 - 5.9999 .........       17       143,461,977      58.82       2,000,000    33,358,286      8,438,940
6.0000 - 6.4999 .........        2         7,707,236       3.16       2,560,000     5,147,236      3,853,618
6.5000 - 6.9999 .........        1         1,787,399       0.73       1,787,399     1,787,399      1,787,399
7.0000 - 7.4999 .........        2        45,877,634      18.81      16,577,634    29,300,000     22,938,817
7.5000 - 7.6250 .........        1         2,362,054       0.97       2,362,054     2,362,054      2,362,054
                                --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ..........       27      $243,894,448     100.00%    $ 1,787,399   $33,358,286    $ 9,033,128
                                ==      ============     ======

                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                             SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
5.1000 - 5.4999 .........     1.38x      1.66x      1.49x     5.365%       64.7       63.76%      79.65%      74.93%
5.5000 - 5.9999 .........     1.20       1.57       1.35      5.791       116.8       66.72       79.85       76.05
6.0000 - 6.4999 .........     1.23       1.51       1.32      6.404       176.9       72.50       80.00       74.99
6.5000 - 6.9999 .........     1.28       1.28       1.28      6.500       112.0       79.44       79.44       79.44
7.0000 - 7.4999 .........     1.20       1.33       1.25      7.126       109.3       70.80       76.50       74.44
7.5000 - 7.6250 .........     1.21       1.21       1.21      7.625        97.0       80.07       80.07       80.07
Total/Avg./Wtd.
 Avg./Min/Max: ..........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                       MORTGAGE         DATE           DATE          DATE          DATE           DATE
AMORTIZATION TYPES              LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
---------------------------- ----------- ----------------- ------------ ------------- -------------- --------------
Amortizing Balloon .........      84      $  901,561,432       85.79%    $   941,471   $59,572,416    $10,732,874
Interest Only, Then
 Amortizing ................      13         116,790,000       11.11       1,775,000    29,300,000      8,983,846
Hyperamortizing ............       4           8,902,975        0.85       1,572,203     2,851,926      2,225,744
Fully Amortizing ...........       2          23,647,236        2.25       5,147,236    18,500,000     11,823,618
                                  --      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .............     103      $1,050,901,642      100.00%    $   941,471   $59,572,416    $10,202,929
                                 ===      ==============      ======

                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon .........    1.20x      3.26x      1.56x     5.882%      111.1       35.09%      80.07%      69.07%
Interest Only, Then
 Amortizing ................    1.20       1.82       1.41      5.921       106.3       39.19       80.00       74.41
Hyperamortizing ............    1.23       1.56       1.33      6.227       117.3       65.69       75.77       72.86
Fully Amortizing ...........    1.23       1.36       1.33      6.417       238.9       54.49       72.50       58.41
Total/Avg./Wtd.
 Avg./Min/Max: .............    1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                  LOAN GROUP 1
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                       MORTGAGE        DATE          DATE          DATE           DATE           DATE
AMORTIZATION TYPES              LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
---------------------------- ----------- --------------- ------------ -------------- -------------- --------------
Amortizing Balloon .........      61      $696,339,220       86.29%    $    941,471   $59,572,416    $11,415,397
Interest Only, Then
 Amortizing ................      11        83,265,000       10.32        1,775,000    16,000,000      7,569,545
Hyperamortizing ............       4         8,902,975        1.10        1,572,203     2,851,926      2,225,744
Fully Amortizing ...........       1        18,500,000        2.29       18,500,000    18,500,000     18,500,000
                                  --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .............      77      $807,007,194      100.00%    $    941,471   $59,572,416    $10,480,613
                                  ==      ============      ======

                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon .........    1.26x      3.26x      1.62x     5.884%      112.7       35.09%      79.92%      67.19%
Interest Only, Then
 Amortizing ................    1.28       1.82       1.48      5.582       107.4       39.19       80.00       73.45
Hyperamortizing ............    1.23       1.56       1.33      6.227       117.3       65.69       75.77       72.86
Fully Amortizing ...........    1.36       1.36       1.36      6.400       240.0       54.49       54.49       54.49
Total/Avg./Wtd.
 Avg./Min/Max: .............    1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
RANGE OF                       MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES              LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
---------------------------- ----------- --------------- ------------ ------------- -------------- -------------
Amortizing Balloon .........      24      $205,222,212       84.14%    $1,787,399    $33,358,286    $ 8,550,926
Interest Only, Then
 Amortizing ................       2        33,525,000       13.75      4,225,000     29,300,000     16,762,500
Fully Amortizing ...........       1         5,147,236        2.11      5,147,236      5,147,236      5,147,236
                                  --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .............      27      $243,894,448      100.00%    $1,787,399    $33,358,286    $ 9,033,128
                                  ==      ============      ======

                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                               SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon .........    1.20x      1.66x      1.38x     5.876%      105.5       63.76%      80.07%      75.46%
Interest Only, Then
 Amortizing ................    1.20       1.38       1.22      6.761       103.4       76.50       78.82       76.79
Fully Amortizing ...........    1.23       1.23       1.23      6.480       235.0       72.50       72.50       72.50
Total/Avg./Wtd.
 Avg./Min/Max: .............    1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                 AGGREGATE POOL
               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE LOAN TO       MORTGAGE         DATE           DATE          DATE          DATE           DATE
VALUE RATIO                 LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- ----------------- ------------ ------------- -------------- --------------
35.09 - 49.99 .........        6      $   70,307,991        6.69%    $1,000,000     $56,461,243    $11,717,998
50.00 - 54.99 .........        4          92,025,109        8.76      4,952,693      59,572,416     23,006,277
60.00 - 64.99 .........        8          64,941,135        6.18      1,964,356      25,000,000      8,117,642
65.00 - 69.99 .........       13         151,532,426       14.42      2,157,974      39,500,000     11,656,340
70.00 - 74.99 .........       33         350,864,368       33.39        941,471      58,767,308     10,632,254
75.00 - 79.99 .........       36         311,308,560       29.62      1,572,203      33,358,286      8,647,460
80.00 - 80.07 .........        3           9,922,054        0.94      2,362,054       5,000,000      3,307,351
                             ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      103      $1,050,901,642      100.00%    $  941,471     $59,572,416    $10,202,929
                             ===      ==============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE LOAN TO      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
VALUE RATIO                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
35.09 - 49.99 .........     1.65x      3.26x      2.75x     5.219%      114.6       35.09%      49.34%      41.89%
50.00 - 54.99 .........     1.36       2.08       1.78      5.412       139.4       50.03       54.49       53.65
60.00 - 64.99 .........     1.38       1.84       1.74      5.873       119.3       60.98       64.98       62.05
65.00 - 69.99 .........     1.26       1.94       1.48      5.881       112.3       65.69       69.67       68.07
70.00 - 74.99 .........     1.23       1.85       1.39      6.113       107.0       70.48       74.98       73.43
75.00 - 79.99 .........     1.20       1.49       1.36      5.965       112.6       75.05       79.92       77.77
80.00 - 80.07 .........     1.21       1.51       1.32      6.275        99.0       80.00       80.07       80.02
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                 LOAN GROUP 1
               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE LOAN TO       MORTGAGE       DATE          DATE          DATE          DATE           DATE
VALUE RATIO                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- --------------
35.09 - 49.99 .........       6      $ 70,307,991       8.71%    $1,000,000    $56,461,243    $11,717,998
50.00 - 54.99 .........       4        92,025,109      11.40      4,952,693     59,572,416     23,006,277
60.00 - 64.99 .........       7        61,944,481       7.68      1,964,356     25,000,000      8,849,212
65.00 - 69.99 .........      12       144,860,292      17.95      2,157,974     39,500,000     12,071,691
70.00 - 74.99 .........      27       265,491,841      32.90        941,471     58,767,308      9,833,031
75.00 - 79.99 .........      20       167,377,480      20.74      1,572,203     21,800,000      8,368,874
80.00 - 80.00 .........       1         5,000,000       0.62      5,000,000      5,000,000      5,000,000
                             --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      77      $807,007,194     100.00%    $  941,471    $59,572,416    $10,480,613
                             ==      ============     ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE LOAN TO      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
VALUE RATIO                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
35.09 - 49.99 .........     1.65x      3.26x      2.75x     5.219%      114.6       35.09%      49.34%      41.89%
50.00 - 54.99 .........     1.36       2.08       1.78      5.412       139.4       50.03       54.49       53.65
60.00 - 64.99 .........     1.38       1.84       1.74      5.896       119.3       60.98       64.98       61.96
65.00 - 69.99 .........     1.27       1.94       1.49      5.884       112.2       65.69       69.67       68.13
70.00 - 74.99 .........     1.26       1.85       1.39      6.141       109.4       70.48       74.91       73.39
75.00 - 79.99 .........     1.23       1.49       1.39      5.941       112.0       75.05       79.92       78.18
80.00 - 80.00 .........     1.28       1.28       1.28      5.650       120.0       80.00       80.00       80.00
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                  LOAN GROUP 2
               DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
CUT-OFF DATE LOAN TO       MORTGAGE        DATE          DATE          DATE          DATE          DATE
VALUE RATIO                 LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
63.76 - 64.99 .........       1      $  2,996,654        1.23%    $2,996,654    $ 2,996,654   $ 2,996,654
65.00 - 69.99 .........       1         6,672,134        2.74      6,672,134      6,672,134     6,672,134
70.00 - 74.99 .........       7        85,372,527       35.00      2,075,000     32,186,812    12,196,075
75.00 - 79.99 .........      16       143,931,079       59.01      1,787,399     33,358,286     8,995,692
80.00 - 80.07 .........       2         4,922,054        2.02      2,362,054      2,560,000     2,461,027
                             --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      27      $243,894,448      100.00%    $1,787,399    $33,358,286   $ 9,033,128
                             ==      ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE LOAN TO      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
VALUE RATIO                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
63.76 - 64.99 .........     1.66x      1.66x      1.66x     5.400%      119.0       63.76%      63.76%      63.76%
65.00 - 69.99 .........     1.26       1.26       1.26      5.810       116.0       66.72       66.72       66.72
70.00 - 74.99 .........     1.23       1.57       1.39      6.025        99.5       70.80       74.98       73.56
75.00 - 79.99 .........     1.20       1.44       1.33      5.992       113.4       75.89       79.85       77.29
80.00 - 80.07 .........     1.21       1.51       1.37      6.910        77.8       80.00       80.07       80.03
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                         PERCENTAGE
                                                             OF
                                                          AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                           MORTGAGED         DATE           DATE          DATE           DATE           DATE
PROPERTY TYPE             PROPERTIES       BALANCE         BALANCE       BALANCE        BALANCE       BALANCE
------------------------ ------------ ----------------- ------------ -------------- -------------- -------------
California .............       21      $  155,738,453       14.82%    $    941,471   $36,963,166    $ 7,416,117
Pennsylvania ...........        9         101,137,515        9.62        2,156,044    58,767,308     11,237,502
Arizona ................        4          83,676,609        7.96        6,500,000    56,461,243     20,919,152
Illinois ...............        3          79,818,631        7.60        2,368,062    59,572,416     26,606,210
Florida ................        8          70,268,019        6.69        2,000,000    29,300,000      8,783,502
Maryland ...............        7          68,215,850        6.49        3,439,004    39,500,000      9,745,121
North Carolina .........        8          64,457,460        6.13        1,964,356    25,000,000      8,057,182
New Jersey .............        4          48,718,771        4.64        2,400,000    20,246,776     12,179,693
Massachusetts ..........        2          48,345,986        4.60       14,987,700    33,358,286     24,172,993
Georgia ................        4          40,720,724        3.87        2,075,000    32,186,812     10,180,181
Michigan ...............        5          38,229,047        3.64        1,998,058    25,043,609      7,645,809
Virginia ...............        5          37,626,554        3.58        2,956,921    18,428,280      7,525,311
New York ...............       10          35,992,478        3.42        1,628,790     9,000,000      3,599,248
Texas ..................        6          35,077,864        3.34          866,186    13,944,890      5,846,311
Colorado ...............        5          24,851,810        2.36        1,657,085    11,400,000      4,970,362
Utah ...................        3          14,187,399        1.35        1,787,399     8,000,000      4,729,133
Alabama ................        5          13,071,724        1.24          384,704     4,235,741      2,614,345
Mississippi ............        2          12,284,803        1.17        3,800,000     8,484,803      6,142,401
Nevada .................        2          10,910,547        1.04        4,422,169     6,488,379      5,455,274
Indiana ................        1          10,600,000        1.01       10,600,000    10,600,000     10,600,000
Delaware ...............        2          10,450,000        0.99        4,315,000     6,135,000      5,225,000
Iowa ...................        2           7,990,722        0.76        3,289,682     4,701,039      3,995,361
Washington .............        1           7,071,079        0.67        7,071,079     7,071,079      7,071,079
Connecticut ............        2           7,005,915        0.67        3,493,615     3,512,300      3,502,957
Louisiana ..............        1           5,816,333        0.55        5,816,333     5,816,333      5,816,333
Kansas .................        4           5,703,062        0.54          121,626     3,743,481      1,425,766
Oklahoma ...............        4           5,253,039        0.50          845,130     2,286,959      1,313,260
Wisconsin ..............        2           4,684,598        0.45        2,322,545     2,362,054      2,342,299
Missouri ...............        1           2,996,654        0.29        2,996,654     2,996,654      2,996,654
                               --      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      133      $1,050,901,642      100.00%    $    121,626   $59,572,416    $ 7,901,516
                              ===      ==============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California .............     1.23x      3.26x      1.43x     5.866%      112.4       35.09%      77.80%      70.31%
Pennsylvania ...........     1.40       1.52       1.42      5.957       111.9       68.88       79.85       75.25
Arizona ................     1.26       2.93       2.42      5.492       113.7       41.00       79.66       52.91
Illinois ...............     1.33       1.89       1.79      5.361       105.7       53.79       70.80       57.47
Florida ................     1.20       1.38       1.29      6.614       109.1       70.80       78.82       76.68
Maryland ...............     1.33       2.35       1.47      5.835       118.8       48.36       79.85       67.84
North Carolina .........     1.20       1.83       1.60      5.757       103.0       61.20       79.73       68.94
New Jersey .............     1.40       1.85       1.64      5.954       119.5       60.98       79.25       70.91
Massachusetts ..........     1.36       1.44       1.42      5.931       154.4       54.49       77.04       70.05
Georgia ................     1.48       1.65       1.51      5.466        70.0       64.70       77.85       74.74
Michigan ...............     1.26       1.46       1.31      5.890       117.7       71.20       80.00       75.69
Virginia ...............     1.23       1.94       1.40      6.110       133.5       67.12       79.92       72.65
New York ...............     1.26       1.74       1.43      5.726       118.2       52.94       79.84       67.56
Texas ..................     1.26       1.51       1.38      6.126       102.3       67.59       80.00       73.64
Colorado ...............     1.33       1.50       1.41      6.616       112.6       70.80       70.91       70.85
Utah ...................     1.27       1.38       1.31      6.458       119.0       70.48       79.44       74.34
Alabama ................     1.33       1.39       1.38      5.854       116.0       70.80       76.08       75.50
Mississippi ............     1.40       1.43       1.41      6.069       107.5       72.83       76.00       73.81
Nevada .................     1.42       1.47       1.45      6.120       118.0       72.58       74.20       73.24
Indiana ................     1.46       1.46       1.46      5.610       120.0       77.94       77.94       77.94
Delaware ...............     1.50       1.50       1.50      5.430       120.0       69.67       69.67       69.67
Iowa ...................     1.33       1.44       1.38      6.461       104.3       70.80       79.65       74.44
Washington .............     1.40       1.40       1.40      5.920       116.0       74.43       74.43       74.43
Connecticut ............     1.36       1.45       1.40      6.206       179.2       54.49       74.33       64.38
Louisiana ..............     1.29       1.29       1.29      5.800        83.0       78.60       78.60       78.60
Kansas .................     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Oklahoma ...............     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Wisconsin ..............     1.21       1.42       1.31      6.666       107.9       79.54       80.07       79.81
Missouri ...............     1.66       1.66       1.66      5.400       119.0       63.76       63.76       63.76
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                 LOAN GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                           MORTGAGED        DATE          DATE          DATE           DATE           DATE
PROPERTY TYPE             PROPERTIES      BALANCE        BALANCE       BALANCE        BALANCE       BALANCE
------------------------ ------------ --------------- ------------ -------------- -------------- -------------
California .............      20       $136,862,690       16.96%    $    941,471   $36,963,166    $ 6,843,135
Pennsylvania ...........       9        101,137,515       12.53        2,156,044    58,767,308     11,237,502
Arizona ................       4         83,676,609       10.37        6,500,000    56,461,243     20,919,152
Illinois ...............       3         79,818,631        9.89        2,368,062    59,572,416     26,606,210
North Carolina .........       6         55,488,790        6.88        1,964,356    25,000,000      9,248,132
Maryland ...............       4         53,512,624        6.63        4,333,271    39,500,000     13,378,156
New Jersey .............       4         48,718,771        6.04        2,400,000    20,246,776     12,179,693
Florida ................       5         34,743,019        4.31        2,112,755    15,550,534      6,948,604
Virginia ...............       4         32,479,318        4.02        2,956,921    18,428,280      8,119,830
Texas ..................       3         29,776,744        3.69        5,272,390    13,944,890      9,925,581
New York ...............       4         18,589,491        2.30        2,696,782     9,000,000      4,647,373
Massachusetts ..........       1         14,987,700        1.86       14,987,700    14,987,700     14,987,700
Michigan ...............       4         13,185,438        1.63        1,998,058     5,000,000      3,296,360
Utah ...................       2         12,400,000        1.54        4,400,000     8,000,000      6,200,000
Mississippi ............       2         12,284,803        1.52        3,800,000     8,484,803      6,142,401
Colorado ...............       1         11,400,000        1.41       11,400,000    11,400,000     11,400,000
Nevada .................       2         10,910,547        1.35        4,422,169     6,488,379      5,455,274
Indiana ................       1         10,600,000        1.31       10,600,000    10,600,000     10,600,000
Delaware ...............       2         10,450,000        1.29        4,315,000     6,135,000      5,225,000
Connecticut ............       2          7,005,915        0.87        3,493,615     3,512,300      3,502,957
Georgia ................       2          6,458,912        0.80        2,118,912     4,340,000      3,229,456
Louisiana ..............       1          5,816,333        0.72        5,816,333     5,816,333      5,816,333
Kansas .................       4          5,703,062        0.71          121,626     3,743,481      1,425,766
Oklahoma ...............       4          5,253,039        0.65          845,130     2,286,959      1,313,260
Iowa ...................       1          4,701,039        0.58        4,701,039     4,701,039      4,701,039
Alabama ................       1          1,046,207        0.13        1,046,207     1,046,207      1,046,207
                              --       ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      96       $807,007,194      100.00%    $    121,626   $59,572,416    $ 8,406,325
                              ==       ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California .............     1.23x      3.26x      1.45x     5.868%      111.9       35.09%      77.80%      69.84%
Pennsylvania ...........     1.40       1.52       1.42      5.957       111.9       68.88       79.85       75.25
Arizona ................     1.26       2.93       2.42      5.492       113.7       41.00       79.66       52.91
Illinois ...............     1.33       1.89       1.79      5.361       105.7       53.79       70.80       57.47
North Carolina .........     1.33       1.83       1.65      5.750       100.8       61.20       77.70       67.24
Maryland ...............     1.33       2.35       1.49      5.830       119.0       48.36       69.51       65.40
New Jersey .............     1.40       1.85       1.64      5.954       119.5       60.98       79.25       70.91
Florida ................     1.32       1.38       1.35      6.519       113.9       70.80       78.70       76.56
Virginia ...............     1.27       1.94       1.43      6.052       117.4       67.12       79.92       72.68
Texas ..................     1.26       1.49       1.38      6.003       105.4       67.59       74.89       73.35
New York ...............     1.38       1.74       1.59      5.729       119.1       52.94       74.64       60.77
Massachusetts ..........     1.36       1.36       1.36      6.400       240.0       54.49       54.49       54.49
Michigan ...............     1.26       1.46       1.34      5.918       118.9       71.20       80.00       75.32
Utah ...................     1.27       1.38       1.31      6.452       120.0       70.48       79.28       73.60
Mississippi ............     1.40       1.43       1.41      6.069       107.5       72.83       76.00       73.81
Colorado ...............     1.50       1.50       1.50      5.750       118.0       70.91       70.91       70.91
Nevada .................     1.42       1.47       1.45      6.120       118.0       72.58       74.20       73.24
Indiana ................     1.46       1.46       1.46      5.610       120.0       77.94       77.94       77.94
Delaware ...............     1.50       1.50       1.50      5.430       120.0       69.67       69.67       69.67
Connecticut ............     1.36       1.45       1.40      6.206       179.2       54.49       74.33       64.38
Georgia ................     1.48       1.65       1.54      5.602       118.7       64.70       77.85       73.54
Louisiana ..............     1.29       1.29       1.29      5.800        83.0       78.60       78.60       78.60
Kansas .................     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Oklahoma ...............     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Iowa ...................     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Alabama ................     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                           MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE             PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ------------ -------------- ------------ ------------- -------------- --------------
Florida ................       3       $ 35,525,000      14.57%    $ 2,000,000   $29,300,000    $11,841,667
Georgia ................       2         34,261,812      14.05       2,075,000    32,186,812     17,130,906
Massachusetts ..........       1         33,358,286      13.68      33,358,286    33,358,286     33,358,286
Michigan ...............       1         25,043,609      10.27      25,043,609    25,043,609     25,043,609
California .............       1         18,875,762       7.74      18,875,762    18,875,762     18,875,762
New York ...............       6         17,402,987       7.14       1,628,790     6,672,134      2,900,498
Maryland ...............       3         14,703,226       6.03       3,439,004     6,393,305      4,901,075
Colorado ...............       4         13,451,810       5.52       1,657,085     4,512,181      3,362,953
Alabama ................       4         12,025,517       4.93         384,704     4,235,741      3,006,379
North Carolina .........       2          8,968,670       3.68       2,076,555     6,892,115      4,484,335
Washington .............       1          7,071,079       2.90       7,071,079     7,071,079      7,071,079
Texas ..................       3          5,301,120       2.17         866,186     2,560,000      1,767,040
Virginia ...............       1          5,147,236       2.11       5,147,236     5,147,236      5,147,236
Wisconsin ..............       2          4,684,598       1.92       2,322,545     2,362,054      2,342,299
Iowa ...................       1          3,289,682       1.35       3,289,682     3,289,682      3,289,682
Missouri ...............       1          2,996,654       1.23       2,996,654     2,996,654      2,996,654
Utah ...................       1          1,787,399       0.73       1,787,399     1,787,399      1,787,399
                               -       ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      37       $243,894,448     100.00%    $   384,704   $33,358,286    $ 6,591,742
                              ==       ============     ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE               RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Florida ................     1.20x      1.38x      1.23x     6.708%      104.4       76.50%      78.82%      76.80%
Georgia ................     1.50       1.57       1.50      5.440        60.8       74.77       74.98       74.97
Massachusetts ..........     1.44       1.44       1.44      5.720       116.0       77.04       77.04       77.04
Michigan ...............     1.30       1.30       1.30      5.875       117.0       75.89       75.89       75.89
California .............     1.25       1.25       1.25      5.850       116.0       73.73       73.73       73.73
New York ...............     1.26       1.26       1.26      5.724       117.2       66.72       79.84       74.81
Maryland ...............     1.34       1.44       1.39      5.853       118.2       71.65       79.85       76.71
Colorado ...............     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
Alabama ................     1.33       1.39       1.39      5.724       116.7       70.80       76.08       75.91
North Carolina .........     1.20       1.31       1.28      5.796       116.8       78.63       79.73       79.48
Washington .............     1.40       1.40       1.40      5.920       116.0       74.43       74.43       74.43
Texas ..................     1.33       1.51       1.42      6.819        84.8       70.80       80.00       75.24
Virginia ...............     1.23       1.23       1.23      6.480       235.0       72.50       72.50       72.50
Wisconsin ..............     1.21       1.42       1.31      6.666       107.9       79.54       80.07       79.81
Iowa ...................     1.44       1.44       1.44      5.190        99.0       79.65       79.65       79.65
Missouri ...............     1.66       1.66       1.66      5.400       119.0       63.76       63.76       63.76
Utah ...................     1.28       1.28       1.28      6.500       112.0       79.44       79.44       79.44
Total/Avg./Wtd.
 Avg./Min/Max: .........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                AGGREGATE POOL
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                        PERCENTAGE
                                                            OF
RANGE OF                                                 AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
REMAINING                 NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION               MORTGAGE         DATE           DATE          DATE          DATE           DATE
TERMS (MOS)                 LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- ----------------- ------------ ------------- -------------- --------------
235 - 260 .............        5      $   50,811,353        4.84%    $4,333,271    $18,500,000    $10,162,271
261 - 300 .............        7          34,536,428        3.29      1,964,356     11,467,832      4,933,775
301 - 320 .............        4          15,957,023        1.52      2,157,974      5,272,390      3,989,256
321 - 340 .............        6          19,824,950        1.89      1,775,000      6,615,366      3,304,158
341 - 360 .............       81         929,771,888       88.47        941,471     59,572,416     11,478,665
                             ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      103      $1,050,901,642      100.00%    $  941,471    $59,572,416    $10,202,929
                             ===      ==============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
235 - 260 .............     1.23x      2.35x      1.56x     6.025%      160.9       48.36%      72.50%      60.10%
261 - 300 .............     1.29       1.65       1.44      5.847        96.7       64.41       79.65       72.43
301 - 320 .............     1.32       1.56       1.41      6.019        88.4       65.69       76.00       69.90
321 - 340 .............     1.21       1.82       1.40      6.462        95.8       39.19       80.07       69.02
341 - 360 .............     1.20       3.26       1.55      5.882       112.3       35.09       80.00       69.86
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                  LOAN GROUP 1
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                     PERCENTAGE
                                                         OF
RANGE OF                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
REMAINING                 NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION               MORTGAGE       DATE          DATE          DATE          DATE           DATE
TERMS (MOS)                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- --------------
236 - 260 .............        4      $ 45,664,117       5.66%    $4,333,271    $18,500,000    $11,416,029
261 - 300 .............        5        29,246,746       3.62      1,964,356     11,467,832      5,849,349
301 - 320 .............        4        15,957,023       1.98      2,157,974      5,272,390      3,989,256
321 - 340 .............        4        13,237,896       1.64      1,775,000      6,615,366      3,309,474
341 - 360 .............       60       702,901,412      87.10        941,471     59,572,416     11,715,024
                              --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ........       77      $807,007,194     100.00%    $  941,471    $59,572,416    $10,480,613
                              ==      ============     ======     ==========

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
236 - 260 .............     1.36x      2.35x      1.59x     5.974%      152.5       48.36%      67.98%      58.71%
261 - 300 .............     1.29       1.65       1.44      5.923        94.9       64.41       78.60       71.31
301 - 320 .............     1.32       1.56       1.41      6.019        88.4       65.69       76.00       69.90
321 - 340 .............     1.26       1.82       1.45      6.689       107.6       39.19       76.13       63.91
341 - 360 .............     1.23       3.26       1.61      5.840       114.3       35.09       80.00       68.05
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                      PERCENTAGE
                                                          OF
RANGE OF                                               AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
REMAINING                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
AMORTIZATION               MORTGAGE        DATE          DATE          DATE          DATE          DATE
TERMS (MOS)                 LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
235 - 260 .............       1      $  5,147,236        2.11%    $5,147,236    $ 5,147,236   $ 5,147,236
261 - 300 .............       2         5,289,682        2.17      2,000,000      3,289,682     2,644,841
321 - 340 .............       2         6,587,054        2.70      2,362,054      4,225,000     3,293,527
341 - 360 .............      22       226,870,476       93.02      1,787,399     33,358,286    10,312,294
                             --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ........      27      $243,894,448      100.00%    $1,787,399    $33,358,286   $ 9,033,128
                             ==      ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING                  SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION              COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
235 - 260 .............     1.23x      1.23x      1.23x     6.480%      235.0       72.50%      72.50%      72.50%
261 - 300 .............     1.34       1.44       1.40      5.428       106.9       76.92       79.65       78.62
321 - 340 .............     1.21       1.38       1.32      6.005        72.0       78.82       80.07       79.27
341 - 360 .............     1.20       1.66       1.35      6.013       106.1       63.76       80.00       75.47
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                 AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                     NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS                MORTGAGE         DATE           DATE          DATE          DATE           DATE
TO MATURITY (MOS)              LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
--------------------------- ----------- ----------------- ------------ ------------- -------------- --------------
 60 -  60 months .........        7      $   77,225,889        7.35%    $2,560,000    $32,186,812    $11,032,270
 81 - 100 months .........        4          38,594,485        3.67      3,800,000     17,878,153      9,648,621
101 - 110 months .........        1           3,289,682        0.31      3,289,682      3,289,682      3,289,682
111 - 120 months .........       89         908,144,350       86.42        941,471     59,572,416     10,203,869
121 - 240 months .........        2          23,647,236        2.25      5,147,236     18,500,000     11,823,618
                                ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........      103      $1,050,901,642      100.00%    $  941,471    $59,572,416    $10,202,929
                                ===      ==============      ======

                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  60 months .........     1.32x      1.58x      1.48x     5.537%       57.9       67.59%      80.00%      74.68%
 81 - 100 months .........     1.29       1.52       1.41      5.834        82.5       67.98       78.60       71.72
101 - 110 months .........     1.44       1.44       1.44      5.190        99.0       79.65       79.65       79.65
111 - 120 months .........     1.20       3.26       1.56      5.924       116.3       35.09       80.07       69.17
121 - 240 months .........     1.23       1.36       1.33      6.417       238.9       54.49       72.50       58.41
Total/Avg./Wtd.
 Avg./Min/Max: ...........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                 LOAN GROUP 1
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                     NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS                MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)              LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------------- ----------- -------------- ------------ ------------- -------------- -------------
 60 -  60 months .........        4      $ 38,254,077       4.74%    $ 5,272,390   $16,000,000    $ 9,563,519
 81 - 100 months .........        4        38,594,485       4.78       3,800,000    17,878,153      9,648,621
111 - 120 months .........       68       711,658,632      88.18         941,471    59,572,416     10,465,568
121 - 240 months .........        1        18,500,000       2.29      18,500,000    18,500,000     18,500,000
                                 --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........       77      $807,007,194     100.00%    $   941,471   $59,572,416    $10,480,613
                                 ==      ============     ======

                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  60 months .........     1.32x      1.58x      1.47x     5.640%       58.6       67.59%      77.80%      73.62%
 81 - 100 months .........     1.29       1.52       1.41      5.834        82.5       67.98       78.60       71.72
111 - 120 months .........     1.23       3.26       1.62      5.868       116.7       35.09       80.00       67.40
121 - 240 months .........     1.36       1.36       1.36      6.400       240.0       54.49       54.49       54.49
Total/Avg./Wtd.
 Avg./Min/Max: ...........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                  LOAN GROUP 2
                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                     NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS                MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)              LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
--------------------------- ----------- -------------- ------------ ------------- -------------- --------------
 60 -  60 months .........        3      $ 38,971,812      15.98%    $2,560,000    $32,186,812    $12,990,604
101 - 110 months .........        1         3,289,682       1.35      3,289,682      3,289,682      3,289,682
111 - 120 months .........       22       196,485,718      80.56      1,787,399     33,358,286      8,931,169
121 - 240 months .........        1         5,147,236       2.11      5,147,236      5,147,236      5,147,236
                                 --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ...........       27      $243,894,448     100.00%    $1,787,399    $33,358,286    $ 9,033,128
                                 ==      ============     ======
                                                   WEIGHTED               WEIGHTED
                              MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                               DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS               COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
--------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  60 months .........     1.38x      1.51x      1.49x     5.436%       57.3       74.98%      80.00%      75.73%
101 - 110 months .........     1.44       1.44       1.44      5.190        99.0       79.65       79.65       79.65
111 - 120 months .........     1.20       1.66       1.33      6.126       114.8       63.76       80.07       75.57
121 - 240 months .........     1.23       1.23       1.23      6.480       235.0       72.50       72.50       72.50
Total/Avg./Wtd.
 Avg./Min/Max: ...........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE         DATE           DATE          DATE          DATE           DATE
TO MATURITY                 LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- ----------------- ------------ ------------- -------------- --------------
 56 -  60 .............        7      $   77,225,889        7.35%    $ 2,560,000   $32,186,812    $11,032,270
 81 -  90 .............        4          38,594,485        3.67       3,800,000    17,878,153      9,648,621
 91 - 100 .............        3          12,267,102        1.17       2,362,054     6,615,366      4,089,034
101 - 110 .............        2          76,452,530        7.27      29,300,000    47,152,530     38,226,265
111 - 120 .............       85         822,714,400       78.29         941,471    59,572,416      9,678,993
181 - 240 .............        2          23,647,236        2.25       5,147,236    18,500,000     11,823,618
                             ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........     103      $1,050,901,642      100.00%    $   941,471   $59,572,416    $10,202,929
                             ===      ==============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 56 -  60 .............     1.32x      1.58x      1.48x     5.537%       57.9       67.59%      80.00%      74.68%
 81 -  90 .............     1.29       1.52       1.41      5.834        82.5       67.98       78.60       71.72
 91 - 100 .............     1.21       1.44       1.30      7.007        97.5       76.13       80.07       77.83
101 - 110 .............     1.20       1.33       1.28      7.216       108.8       70.80       76.50       72.98
111 - 120 .............     1.20       3.26       1.59      5.785       117.2       35.09       80.00       68.73
181 - 240 .............     1.23       1.36       1.33      6.417       238.9       54.49       72.50       58.41
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                  LOAN GROUP 1
                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS            MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- -------------
 56 -  60 .............        4      $ 38,254,077       4.74%    $ 5,272,390   $16,000,000    $ 9,563,519
 81 -  90 .............        4        38,594,485       4.78       3,800,000    17,878,153      9,648,621
 91 - 100 .............        1         6,615,366       0.82       6,615,366     6,615,366      6,615,366
101 - 110 .............        1        30,574,896       3.79      30,574,896    30,574,896     30,574,896
111 - 120 .............       66       674,468,370      83.58         941,471    59,572,416     10,219,218
181 - 240 .............        1        18,500,000       2.29      18,500,000    18,500,000     18,500,000
                              --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ........       77      $807,007,194     100.00%    $   941,471   $59,572,416    $10,480,613
                              ==      ============     ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 56 -  60 .............     1.32x      1.58x      1.47x     5.640%       58.6       67.59%      77.80%      73.62%
 81 -  90 .............     1.29       1.52       1.41      5.834        82.5       67.98       78.60       71.72
 91 - 100 .............     1.26       1.26       1.26      7.690        97.0       76.13       76.13       76.13
101 - 110 .............     1.33       1.33       1.33      7.350       108.0       70.80       70.80       70.80
111 - 120 .............     1.23       3.26       1.64      5.783       117.3       35.09       80.00       67.16
181 - 240 .............     1.36       1.36       1.36      6.400       240.0       54.49       54.49       54.49
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                 LOAN GROUP 2
                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS            MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ ------------- -------------- --------------
 57 - 60 ..............        3      $ 38,971,812      15.98%    $ 2,560,000   $32,186,812    $12,990,604
 91 - 100 .............        2         5,651,736       2.32       2,362,054     3,289,682      2,825,868
101 - 110 .............        2        45,877,634      18.81      16,577,634    29,300,000     22,938,817
111 - 120 .............       19       148,246,030      60.78       1,787,399    33,358,286      7,802,423
181 - 235 .............        1         5,147,236       2.11       5,147,236     5,147,236      5,147,236
                              --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max: ........       27      $243,894,448     100.00%    $ 1,787,399   $33,358,286    $ 9,033,128
                              ==      ============     ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                 RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 57 - 60 ..............     1.38x      1.51x      1.49x     5.436%       57.3       74.98%      80.00%      75.73%
 91 - 100 .............     1.21       1.44       1.34      6.208        98.2       79.65       80.07       79.83
101 - 110 .............     1.20       1.33       1.25      7.126       109.3       70.80       76.50       74.44
111 - 120 .............     1.20       1.66       1.35      5.792       116.8       63.76       79.85       75.84
181 - 235 .............     1.23       1.23       1.23      6.480       235.0       72.50       72.50       72.50
Total/Avg./Wtd.
 Avg./Min/Max: ........     1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                 AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                          NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
PREPAYMENT                 MORTGAGE         DATE           DATE          DATE          DATE           DATE
PROVISION                   LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- ----------------- ------------ ------------- -------------- --------------
Defeasance .............     101      $1,047,826,642       99.71%    $   941,471   $59,572,416    $10,374,521
YM or 1% ...............       2           3,075,000        0.29       1,000,000     2,075,000      1,537,500
                             ---      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........     103      $1,050,901,642      100.00%    $   941,471   $59,572,416    $10,202,929
                             ===      ==============      ======
                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance .............    1.20x      2.93x      1.54x     5.901%      113.5       39.19%      80.07%      69.48%
YM or 1% ...............    1.57       3.26       2.12      5.926       120.0       35.09       74.77       61.87
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.20x      3.26x      1.54x     5.901%      113.5       35.09%      80.07%      69.46%

                                 LOAN GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                          NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
PREPAYMENT                 MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                   LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ----------- --------------- ------------ ------------- -------------- --------------
Defeasance .............      76      $806,007,194       99.88%    $   941,471   $59,572,416    $10,605,358
YM or 1% ...............       1         1,000,000        0.12       1,000,000     1,000,000      1,000,000
                              --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      77      $807,007,194      100.00%    $   941,471   $59,572,416    $10,480,613
                              ==      ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance .............    1.23x      2.93x      1.60x     5.868%      115.1       39.19%      80.00%      67.65%
YM or 1% ...............    3.26       3.26       3.26      6.125       120.0       35.09       35.09       35.09
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.23x      3.26x      1.60x     5.868%      115.1       35.09%      80.00%      67.61%

                                  LOAN GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                          NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
PREPAYMENT                 MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                   LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- -------------- -------------
Defeasance .............      26      $241,819,448       99.15%    $1,787,399    $33,358,286    $9,300,748
YM or 1% ...............       1         2,075,000        0.85      2,075,000      2,075,000     2,075,000
                              --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max: .........      27      $243,894,448      100.00%    $1,787,399    $33,358,286    $9,033,128
                              ==      ============      ======

                                                WEIGHTED               WEIGHTED
                           MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                           SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                   RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance .............    1.20x      1.66x      1.35x     6.012%      107.9       63.76%      80.07%      75.59%
YM or 1% ...............    1.57       1.57       1.57      5.830       120.0       74.77       74.77       74.77
Total/Avg./Wtd.
 Avg./Min/Max: .........    1.20x      1.66x      1.35x     6.010%      108.0       63.76%      80.07%      75.58%

                                     ANNEX B
                           SIGNIFICANT MORTGAGE LOANS
                                 OAKBROOK CENTER


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL                  CUT-OFF DATE
                              --------                  ------------

 BALANCE:                     $60,000,000(1)            $59,572,416

 SHADOW RATING:               A3/A- (Moody's/S&P)

 % OF POOL BY UPB:            5.67%

 ORIGINATION DATE:            October 1, 2002

 ORIGINATOR:                  MSMC

 COUPON:                      5.120%

 INTEREST ACCRUAL:            30/360

 TERM:                        119 months

 AMORTIZATION:                Monthly amortization on a 30-year amortization
                              schedule

 OWNERSHIP INTEREST:          Fee Simple

 PAYMENT DATE:                1st of the month

 MATURITY DATE:               October 1, 2012

 SPONSOR: The Rouse Company and the California Public Employees' Retirement System ("CalPERS")

 BORROWER:                    Oakbrook Shopping Center, LLC, a special purpose,
                              bankruptcy remote entity.

 CALL PROTECTION/LOCKOUT:     Defeasance with U.S. Treasuries permitted at the
                              earlier of (a) October 1, 2005 and (b) 2 years after the last date of securitization of any part of the $240,000,000 loan secured by Oakbrook
                              Center. Not prepayable until 3 months prior to maturity.

 CUT-OFF DATE LOAN PSF:       $148

 UP-FRONT RESERVES:           None

 ONGOING/SPRINGING            Springing reserves for taxes, insurance and
 RESERVES:                    TI/LC(2)

 CASH MANAGEMENT:             Hard Lockbox

 ADDITIONAL SECURED/          None permitted
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Anchored Retail

 PROPERTY LOCATION:         Oak Brook, Illinois

 OCCUPANCY:                 94%(3)

 OCCUPANCY AS OF DATE:      September 26, 2002

 YEAR BUILT:                1962

 YEARS RENOVATED:           1971, 1981, 1991, 2001, 2002

 COLLATERAL:                The collateral consists of a two-level open-air mall
                            containing 2,007,920 SF (including 659,812 SF of anchor-owned space), three office buildings totaling
                            240,223 SF, a 113,192 SF hotel and a 17,700 SF movie theater. The mall is anchored by Marshall Field, Nordstrom, Neiman Marcus, Sears, Lord & Taylor and
                            Bloomingdale's Home & Furniture Store.

 PROPERTY MANAGEMENT:       Rouse Property Management, Inc., an affiliate of the
                            sponsor

 APPRAISED VALUE:           $443,000,000

 APPRAISAL VALUE DATE:      October 21, 2002

 CUT-OFF DATE LTV:          53.79%

 BALLOON LTV:               44.33%

 U/W NOI:                   $31,294,421

 U/W NCF:                   $29,629,553

 CURRENT ANNUAL DEBT        $15,672,366
 SERVICE:

 U/W NOI DSCR:              2.00x

 U/W NCF DSCR:             1.89x

--------------------------------------------------------------------------------

(1) The subject $60,000,000 loan represents a 25% pari passu interest in a $240,000,000 loan. All aggregate LTV, DSCR and debt service figures in this table are based on the total $240,000,000 financing.
(2)      See "Reserves" below.
(3) Occupancy is based on the rent roll dated September 26, 2002 giving effect for terms of assignment from Saks Fifth Avenue to Bloomingdale's Home & Furniture Store. As of September 26, 2002, total occupancy of the collateral was 94%, total mall occupancy was 97% and in-line mall occupancy was 94%.

     The Loan. The largest loan (the "Oakbrook Center Loan"), representing approximately 5.67% of the initial pool balance, with a cut-off date principal balance of $59,572,416, is approximately a 10-year balloon loan that has a maturity date of October 1, 2012, and provides for monthly payments of principal and interest. The Oakbrook Center Loan is secured by a first priority mortgage, assignment of leases and rents, security agreement and fixture filings encumbering the borrower's fee ownership interest in the Oakbrook Center Property.

     The Oakbrook Center Loan is one of four pari passu mortgage loans totaling $240,000,000. The other mortgage loans secured by the Oakbrook Center Property ("the Oakbrook Center Companion Loans") are each pari passu in right of payment with the Oakbrook Center Loan. The Oakbrook Center Companion Loans have original principal balances of $84,000,000, $71,000,000 and $25,000,000, respectively, and each has the same interest rate, maturity date and amortization term as the Oakbrook Center Loan. The Oakbrook Center Loan and the Oakbrook Center Companion Loans are serviced pursuant to the pooling and servicing agreement for the 2003-TOP9 securitization dated February 1, 2003, under which the master servicer for the 2003-TOP9 securitization will make advances and remit collections on the Oakbrook Center Loan.

     The Borrower. The borrower under the Oakbrook Center Loan, Oakbrook Shopping Center, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by The Rouse Company and CalPERS. The borrower is 50.51% controlled by The Rouse Company and 49.49% controlled by CalPERS. The Rouse Company is a publicly held real estate development and management company that owns regional retail centers. CalPERS is one of the largest public pension funds in the United States.

     The Property. The property securing the Oakbrook Center Loan (the "Oakbrook Center Property"), located outside Chicago in Oak Brook, Illinois, consists of a 2,379,035 SF, two-level open-air mall anchored by Marshall Field, Nordstrom, Neiman Marcus, Sears, Lord & Taylor and Bloomingdale's Home & Furniture Store, which recently assumed the Saks Fifth Avenue lease. Marshall Field and Sears are not included in the collateral. The components of the Oakbrook Center Property are: anchor stores (1,185,578 Net Rentable Square Foot ("NRSF")), including the Marshall Field and Sears stores), in-line stores (822,342 NRSF), office buildings (240,223 NRSF), a Loews Cineplex (17,700 NRSF) and a hotel (113,192
NRSF). The Oakbrook Center Property is situated on approximately 135 acres (of which 75 acres are included in the collateral) and contains 13,000 parking spaces arrayed in 5 parking decks and surface parking.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Oakbrook Center Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            ANNUALIZED
                                                                                             U/W BASE     % OF TOTAL
                               CREDIT RATING                                 ANNUALIZED        RENT       ANNUALIZED       LEASE
          TENANT            (FITCH/MOODY'S /S&P)      NRSF      % OF NRSF  U/W BASE RENT      (PSF)      U/W BASE RENT  EXPIRATION
          ------            --------------------      ----      ---------  -------------      -----      -------------  ----------
 Limited                        NR/Baa1/BBB+          33,675       2.1%       $909,225       $27.00          3.0%        3/31/2006
 Express                        NR/Baa1/BBB+          57,899       3.6         833,128        14.39          2.7         1/31/2007
 Eddie Bauer                         NR               41,503       2.6         813,874        19.61          2.7         1/31/2012
 Mario Tricoci                       NR               16,271       1.0         650,840        40.00          2.1         1/31/2013
 Crate & Barrel                      NR               36,334       2.3         650,000        17.89          2.1         7/31/2010
 Talbot's                            NR               12,786       0.8         549,798        43.00          1.8         1/31/2010
 Banana Republic(1)             BB-/Ba3/BB+           12,046       0.8         542,070        45.00          1.8         8/31/2005
 Mark Shale                          NR               24,201       1.5         500,000        20.66          1.6         1/31/2007
 Pottery Barn                        NR               18,011       1.1         491,923        27.31          1.6         1/31/2010
 Bebe                                NR                8,065       0.5         443,575        55.00          1.4         2/28/2010
                                                     -------      ----      ----------                      ----
 TOTAL/WTD. AVG.                                     260,791      16.2%     $6,384,433       $24.48         20.9%
                                                     =======      =====     ==========                      =====
------------------------------------

(1)  Banana Republic is a subsidiary of Gap Inc.

         Lease Expiration. The following table shows the lease expiration schedule for the Oakbrook Center Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                                                              ANNUALIZED
                                                CUMULATIVE                    % OF TOTAL       U/W BASE
    YEAR ENDING       EXPIRING       % OF        OF TOTAL     ANNUALIZED    ANNUALIZED U/W       RENT
   DECEMBER 31,         NRSF      TOTAL NRSF       NRSF      U/W BASE RENT     BASE RENT       (PSF)(2)
   ------------         ----      ----------       ----      -------------     ---------       --------
Vacant                104,675         6.5%           6.5%    $         0         0.0%          $  0.00
2003                  103,581         6.4           13.0       2,737,648         8.9             26.43
2004                   85,010         5.3           18.3       2,557,281         8.4             30.08
2005                   97,386         6.1           24.3       2,327,362         7.6             23.90
2006                  102,081         6.4           30.7       3,334,733        10.9             32.67
2007                  130,225         8.1           38.8       2,573,830         8.4             19.76
2008                  144,827         9.0           47.8       1,824,125         6.0             12.60
2009                   79,392         4.9           52.7       2,939,563         9.6             37.03
2010                  130,183         8.1           60.9       4,574,665        14.9             35.14
2011                   46,433         2.9           63.7       1,929,835         6.3             41.56
2012                  121,768         7.6           71.3       4,018,111        13.1             33.00
2013 & Thereafter     460,470        28.7          100.0%      1,788,895         5.8              3.88
                     ---------      -----                    -----------       -----
TOTAL WTD. AVG       1,606,031      100.0%                   $30,606,049       100.0%           $20.39(2)
                     =========      ======                   ===========       ======

------------------------------------
(1) Excludes ground lease parcels to Neiman Marcus (112,099 SF, 1/17), Nordstrom (220,036 SF, 4/21) and Bloomingdale's Home & Furniture Store (91,634 SF, 1/17). Includes Loews Cineplex (17,700 SF, 6/05) as well as office and theater space.

(2)  Annualized Base Rent PSF excludes vacant space.


     Reserves. Springing reserves for taxes, insurance and tenant improvements and leasing commissions ("TI/LC") are required monthly upon the occurrence of an event of default under the Oakbrook Center Loan or if the debt service at the end of any calendar quarter is less than or equal to 1.25x.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance with coverage for terrorism and acts of terrorism; provided, however, that the borrower is not required to maintain more than $100,000,000 of terrorism coverage or pay annual premiums for such coverage in excess of $425,000.

     Lockbox; Sweep of Excess Cash Flow. At origination the borrower was required to establish a lockbox into which the borrower is required to deposit, or cause to be deposited, all rents and other revenue from the Oakbrook Center Property. Funds will be distributed daily to the borrower, provided, however, that (1) upon the occurrence of an event of default under the Oakbrook Center Loan or (2) if the debt service coverage ratio at the end of any calendar quarter is less than or equal to 1.25x, all amounts on deposit in the lockbox account will be used to pay any required reserves and other amounts due under the Oakbrook Center Loan prior to being remitted to the borrower.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except for unsecured trade payables and operational debt incurred in the financing of equipment and other personal property, provided in either case that the debt is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $7,500,000 in the aggregate at any one time.

     Release of Parcels. At any time that the borrower may fully defease the Oakbrook Center Loan, the borrower may also obtain a partial release of the Oakbrook Center Property in connection with a partial defeasance. The releaseable parcel is improved with two office buildings. It borders Spring Road and is designated a portion of "lot 15." To effect a partial defeasance, the borrower must sever the promissory notes into undefeased notes and a defeased note. The defeased note will have a balance of 125% of $10,000,000 (as reduced by the application of casualty or condemnation proceeds), and will be backed US Treasury defeasance collateral. The borrower must satisfy various other conditions in connection with the partial defeasance, including the delivery of legal opinions, title endorsements and revised surveys.

     The borrower may also obtain a partial release of the Oakbrook Center Property with respect to areas that are not revenue producing and that are designated by the borrower for expansion. The borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Oakbrook Center Property and that there will be no adverse effect on the debt service coverage ratio for the remaining Oakbrook Center Property, and a rating agency confirmation of no downgrade, qualification or withdrawal of the rating applicable to the REMIC certificates in connection with the partial release.

                               3535 MARKET STREET

----------------------------------------------------------------
                       LOAN INFORMATION
----------------------------------------------------------------
                                ORIGINAL           CUT-OFF DATE

BALANCE:                    $59,000,000             $58,767,308

% OF POOL BY UPB:           5.59%

ORIGINATION DATE:           December 23, 2002

ORIGINATOR:                 GMACCM

COUPON:                     6.090%

INTEREST ACCRUAL:           Actual/360

TERM:                       120 months

AMORTIZATION:               Monthly amortization on a 30-year
                            amortization schedule

OWNERSHIP INTEREST:         Fee Simple

PAYMENT DATE:               1st of the month

MATURITY DATE:              January 1,2013

SPONSOR:                    UrbanAmerica, L.P.

BORROWER:                   Townsend Gateway Limited
                            Partnership, a special purpose,
                            bankruptcy remote entity.

CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                            the date of securitization with
                            U.S. government securities.  Not
                            prepayable until 3 months prior to
                            maturity.

CUT-OFF DATE LOAN PSF:      $135

UP-FRONT RESERVES:          Insurance:  $49,217

                            TI/LC:  $918,000

                            Immediate Repairs:  $25,000(1)

ONGOING / SPRINGING         Reserves for taxes, insurance,
RESERVES:                   replacement costs(1) and TI/LC(2)

CASH MANAGEMENT:            Soft Lockbox

ADDITIONAL SECURED/         None permitted
MEZZANINE DEBT:
----------------------------------------------------------------


----------------------------------------------------------------
                     PROPERTY INFORMATION
----------------------------------------------------------------

SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY LOCATION:      Philadelphia, Pennsylvania

OCCUPANCY:              89%

OCCUPANCY AS OF DATE:   January 1, 2003

YEAR BUILT:             1972

YEARS RENOVATED:        1999-2000

COLLATERAL:             The collateral consists of a 435,683
                        SF, 18-story office building located on 0.88 acres.
                        Tenants include the University of Pennsylvania, Children's Hospital of Philadelphia and PNC Bank.

PROPERTY MANAGEMENT:    Research Park, Inc.

APPRAISED VALUE:        $79,000,000

APPRAISED VALUE DATE:   November 26, 2002

CUT-OFF DATE LTV:       74.39%

BALLOON LTV:            63.50%

U/W NOI:                $6,767,064

U/W NCF:                $6,018,206

CURRENT ANNUAL DEBT     $4,285,871
SERVICE:

U/W NOI DSCR:           1.58x

U/W NCF DSCR:           1.40x

----------------------------------------------------------------


(1)  See "Reserves" below.

(2) See "TI/LC Reserve for Master Lease" and "Additional TI/LC Reserves" below.

     The Loan. The second largest loan (the "3535 Market Street Loan"), representing approximately 5.59% of the initial pool balance, with a cut-off date principal balance of $58,767,308, is a 10-year balloon loan that has a maturity date of January 1, 2013, and provides for monthly payments of principal and interest. The 3535 Market Street Loan is secured by, among other things, a first priority mortgage, assignment of leases and rents, fixture filing and security agreement encumbering the borrower's fee ownership interest in the 3535 Market Street Property.

     The Borrower. The borrower under the 3535 Market Street Loan, Townsend Gateway Limited Partnership, is a Maryland limited partnership that is a special purpose, bankruptcy remote entity sponsored by UrbanAmerica, L.P.

     The Property. The property securing the 3535 Market Street Loan (the "3535 Market Street Property") consists of an 18-story office building totaling 435,683 NRSF located on 0.88 acres in the University City district of Philadelphia. Tenants include the University of Pennsylvania, Children's Hospital of Philadelphia ("CHOP") and PNC Bank.

     Major Tenant Summary. The following table shows certain information regarding the six largest tenants, based on annualized underwritten base rent, of the 3535 Market Street Property:


                 SIX LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                         % OF TOTAL
                                                                                            ANNUALIZED   ANNUALIZED
                               CREDIT RATING                    % OF TOTAL   ANNUALIZED      U/W BASE     U/W BASE       LEASE
           TENANT            (FITCH/MOODY'S/S&P) TENANT NRSF       NRSF     U/W BASE RENT   RENT (PSF)      RENT       EXPIRATION
           ------            -------------------------------       ----     -------------   ----------      ----       ----------
 CHOP(1)                         NR/Aa2/AA         226,089      51.89%       $5,313,092       $23.50         57.16%     5/31/2012
 University of Pennsylvania       NR/A1/AA          66,601      15.29         1,435,918        21.56         15.45      1/31/2010
 University of Pennsylvania       NR/A1/AA          65,463      15.03         1,228,741        18.77         13.22      1/31/2010
 University of Pennsylvania       NR/A1/AA           8,762       2.01           157,716        18.00          1.70      6/30/2007
 University of Pennsylvania       NR/A1/AA           3,838       0.88            71,003        18.50          0.76      4/30/2004
                                                   -------      -----        ----------                      -----
      TOTAL/WTD. AVG.                              144,664      33.20%       $2,893,378       $20.00         31.13%
 The Scientist, Inc.                 NR              9,900       2.27           163,350        16.50          1.76      10/31/2007
 PNC Bank                         A/A1/A-            3,444       0.79           120,540        35.00          1.30      7/31/2014
 Nature's Table                      NR              3,982       0.91            61,074        15.34          0.66      10/31/2012
 Commoco                             NR                325       0.07             2,400         7.38          0.03    Month to month
                                                   -------      -----        -----------                     -----
 TOTAL WTD. AVG.                                   388,404      89.15%       $8,553,834       $22.02         92.03%
                                                   =======      =====        ==========                      =====

------------------------------------

(1)  See "TI/LC Reserve for Master Lease; CHOP Lease" below.

         Lease Expiration. The following table shows the lease expiration schedule for the 3535 Market Street Property:

                            LEASE EXPIRATION SCHEDULE

             YEAR ENDING                                                 % OF              ANNUALIZED       APPROXIMATE % OF TOTAL
             DECEMBER 31,     NUMBER OF LEASES    EXPIRING (SF)        TOTAL SF          U/W BASE RENT           U/W BASE RENT
             ------------     ----------------    -------------        --------          -------------           -------------
          2003                       0                     -             0.00%             $        -                0.00%
          2004                       1                 3,838             0.88                  71,003                0.76
          2005                       0                     -             0.00                       -                0.00
          2006                       0                     -             0.00                       -                0.00
          2007                       2                18,662             4.28                 321,066                3.45
          2008                       0                     -             0.00                       -                0.00
          2009                       0                     -             0.00                       -                0.00
          2010                       2               132,064            30.31               2,664,659               28.67
          2011                       0                     -             0.00                       -                0.00
          2012                       2               230,071            52.81               5,374,166               57.82
          2013                       0                     -             0.00                       -                0.00
          2014 & Thereafter          1                 3,444             0.79                 120,540                1.30
          Month to Month             1                   325             0.07                   2,400                0.03
          Vacant                     5                47,279            10.85                 741,216(2)             7.97(2)
                                    --               -------           ------              ----------              ------
          TOTAL/WTD. AVG.           14               435,683           100.00%             $9,295,049              100.00%
                                    ==               =======           ======              ==========              ======

------------------------------------

(2) Vacant space includes 30,679 SF of vacant space under the master lease with the seller, DWT, described below. If DWT or the borrower provides an acceptable tenant for any vacant space under the master lease, such space is released from the master lease. Rent and other income received by the borrower from DWT under the master lease was not included in the calculation of U/W base rent.

     Reserves. At origination, the borrower was required to make an initial deposit of $74,717 for initial insurance and immediate repair costs. The borrower is additionally required to make monthly deposits in the amount of $93,750 to cover ongoing tax, insurance and replacement costs.

     TI/LC Reserve for Master Lease; CHOP Lease. At origination, the borrower further deposited $918,000 into a TI/LC reserve to cover TI/LC costs for certain vacant space pursuant to a master lease agreement between the borrower and DWT Gateway Exchange, L.P. ("DWT"), from whom the borrower acquired the 3535 Market Street Property. Under the terms of a master lease expiring on December 23, 2007, DWT provides the borrower with up to $533,385 in base rent plus a pro-rata share of the expenses allocable to the approximately 30,679 SF of vacant space subject to the master lease until such time as DWT provides acceptable tenants for such vacant space. Rent and other income received by the borrower from DWT under the master lease was not included in calculations of underwritten base rent.

     At origination, the borrower further deposited into the TI/LC reserve $507,646 pending delivery of an estoppel from the Children's Hospital of Philadelphia ("CHOP") tenant evidencing, among other things, the completion of certain noise abatement work in connection with the subject premises by June 1, 2003. The lease with CHOP expires on May 31, 2012, and CHOP additionally has the option to terminate its lease with respect to all or part of the applicable space on May 31 of any year beginning in 2008 upon (i) 12 months notice and (ii) payment of a termination fee equal to (a) 18 months of base rent allocable to any space vacated pursuant to the termination, if CHOP exercises a termination option on May 31, 2008, or (b) 12 months of base rent allocable to any amount of space vacated in excess of three floors of the building pursuant to the termination. Notwithstanding the receipt of any termination fees from CHOP, which fees have been assigned to lender, the borrower is required to make additional monthly deposits into the TI/LC reserve beginning January 1, 2007 as described below to cover, among other things, TI/LC costs associated with the reletting of any vacated space pursuant to a termination by CHOP.

     Additional TI/LC Reserves. The borrower is additionally required to make monthly deposits into the TI/LC reserve in the amounts set forth in the following table:


                      PERIOD                   MONTHLY TI/LC DEPOSIT
                      ------                   ---------------------
             Prior to January 1, 2007                 $83,333
           January 1, 2007-May 31, 2008               $105,882
             June 1, 2008-May 31, 2009                $112,500
                After May 31, 2009                    $83,333

Notwithstanding the information set forth in the table above, (a) the borrower is not required to make monthly TI/LC reserve payments due prior to January 1, 2007 so long as the occupancy rate for the 3535 Market Street Property is at no time less than 85% (the "Occupancy Threshold"); (b) the borrower may defer payment of monthly TI/LC reserve payments due between January 1, 2007 and September 1, 2007 so long as (i) the 3535 Market Street Property continues to meet the Occupancy Threshold and (ii) the master servicer determines in December 2006 that actual cash flow after debt service projected for the 3535 Market Street Property for the nine-month period beginning September 1, 2007 will be not less than $2,250,000; (c) if any monthly TI/LC reserve payments are deferred, the borrower is required to deposit on May 31, 2008 the difference between $1,800,000 and the total amount which borrower has deposited into such TI/LC reserve account between January 1, 2007 and May 31, 2008.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism to the extent available at a commercially reasonable cost.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a cash management account controlled by the borrower and to direct all tenants to make payments directly to such cash management account. Upon the earliest to occur of (a) an event of default under the 3535 Market Street Loan, (b) notice from CHOP of its intent to surrender one or more floors of its leased space, or (c) a determination by the master servicer on January 2, 2007 that actual cash flow after debt service projected for the 3535 Market Street Property for the twelve-month period beginning May 31, 2007 will be less than $3,000,000, control of the account will revert to the master servicer, and the cash management account will be swept daily to a lockbox account controlled by the master servicer. In any event, control of the account will revert to the master servicer on June 1, 2008, and the cash management account will be swept daily and applied as set forth above until May 1, 2010. If CHOP fails to renew its lease by June 1, 2011, then the cash management account will be swept daily and applied as set forth above so as to maintain a balance in the TI/LC account of not less than $8,000,000.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except customary unsecured trade payables.

                             CHANDLER FASHION CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL            CUT-OFF DATE
                                 --------            ------------

BALANCE:                       $56,865,000(1)         $56,461,243

SHADOW RATING:                 Aa2/AAA (Moody's/S&P)

% OF POOL BY UPB:              5.37%

ORIGINATION DATE:              October 21, 2002

ORIGINATOR:                    GACC

COUPON:                        5.140%

INTEREST ACCRUAL:              30/360

TERM:                          120 months

AMORTIZATION:                  Monthly amortization on a 30-year
                               amortization schedule

OWNERSHIP INTEREST:            Fee Simple

PAYMENT DATE:                  1st of the month

MATURITY DATE:                 November 1, 2012

SPONSOR:                       The Macerich Company

BORROWER:                      TWC Chandler LLC, a special
                               purpose, bankruptcy remote entity

CALL PROTECTION/LOCKOUT:       Defeasance permitted 2 years from
                               the date of securitization with
                               U.S. Treasuries.  Not prepayable
                               until 6 months prior to maturity.

CUT-OFF DATE LOAN PSF:         $175(2)

UP-FRONT RESERVE:              Taxes: $490,906

ONGOING/SPRINGING RESERVES:    Reserves for taxes and insurance(3)

CASH MANAGEMENT:               Hard Lockbox

ADDITIONAL SECURED/            Existing Subordinate B note and
MEZZANINE DEBT:                pari passu A-2 note, with cut-off
                               balances of $72,061,506 and
                               $54,247,077 respectively, which
                               are not included in the trust.

                               No other secured or mezzanine debt is permitted.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE               Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:       Anchored Retail

PROPERTY LOCATION:   Chandler, Arizona

OCCUPANCY:           98%

OCCUPANCY AS OF      December 31, 2002
DATE:

YEAR BUILT:          2001

YEAR RENOVATED:      NAP

COLLATERAL:          The collateral consists of a two-level
                     enclosed regional mall which contains
                     1,295,919 SF (of which 630,942 SF are
                     included in the collateral) of in-line
                     and anchor space, which includes an
                     open air component anchored by
                     Dillard's, Robinson-May, Nordstrom and
                     Sears, none of which are included in
                     the collateral.

PROPERTY             Westcor Partners, LLC
MANAGEMENT:

APPRAISED VALUE:     $270,000,000

APPRAISAL VALUE      October 1, 2002
DATE:

CUT-OFF DATE LTV:    41.00%

BALLOON LTV:         33.73%

U/W NOI:             $21,979,596

U/W NCF:             $21,358,512

CURRENT ANNUAL       $7,297,590
DEBT SERVICE:

U/W NOI DSCR:        3.01x

U/W NCF DSCR:        2.93x

--------------------------------------------------------------------------------

(1) The subject $56,865,000 represents the A-1 note in a $184,000,000 loan. An A-2 note (with an original loan amount of $54,635,000) is pari passu with the A-1 note; a B note (with an original loan amount of $72,500,000) is subordinate to the A-1 note and the A-2 note. The A-2 note and the B note are not included in the trust. All LTV and DSCR numbers are based on the combined A-1 note and A-2 note.

(2) Loan balance based on combined A-1 note and A-2 note balance of $110,708,320 and collateral square footage of 630,942 SF.

(3)  See "Reserves" below.

     The Loan. The third largest loan (the "Chandler Fashion Center Loan"), representing approximately 5.37% of the initial pool balance, with a cut-off date principal balance of $56,461,243.17, is a 10-year balloon loan that has a maturity date of November 1, 2012, and provides for monthly payments of principal and interest. The Chandler Fashion Center Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Chandler Fashion Center Property, but excluding certain personal property.

     The Borrower. The borrower under the Chandler Fashion Center Loan, TWC Chandler LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by The Macerich Company.

     The Property. The property securing the Chandler Fashion Center Loan (the "Chandler Fashion Center Property") is a two-level enclosed regional mall located in Chandler, Arizona, which contains approximately 1,295,919 NRSF, which includes an open air component anchored by Dillards, Robinson-May, Nordstrom and Sears, none of which are included in the collateral. The entire site comprises
101.2 acres, of which approximately 54.5 acres are included in the collateral, including the in-line space and open air component. The Chandler Fashion Center Property includes 6,155 parking spaces. Other national tenants in occupancy include Barnes & Noble, The Gap, Pottery Barn, Banana Republic, Eddie Bauer and Abercromie and Fitch.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Chandler Fashion Center Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            ANNUALIZED   % OF TOTAL
                                       CREDIT RATING                           ANNUALIZED    U/W BASE    ANNUALIZED
                                      (FITCH/MOODY'S/                           U/W BASE       RENT       U/W BASE       LEASE
              TENANT                       S&P)            NRSF    % OF NRSF      RENT        (PSF)         RENT      EXPIRATION
              ------                       ----            ----    ---------      ----        -----         ----      ----------
  Harkins Theatres                          NR           85,625       13.6%    $1,198,750      $14.00         5.5%     12/31/2016
  The Gap                               BB-/Ba3/BB+      20,000        3.2       600,000        30.00         2.8      1/31/2007
  Barnes & Noble                         NR/Ba3/BB       28,441        4.5       459,607        16.16         2.1      1/31/2012
  Pottery Barn                              NR           12,447        2.0       385,857        31.00         1.8      1/31/2014
  Banana Republic(1)                    BB-/Ba3/BB+      10,123        1.6       323,936        32.00         1.5      1/31/2007
  The Cheesecake Factory                    NR           11,458        1.8       297,908        26.00         1.4      12/31/2016
  Casual Corner/Petite Sophisticate         NR            9,636        1.5       289,080        30.00         1.3      12/31/2011
  Eddie Bauer                               NR           10,001        1.6       260,026        26.00         1.2      1/31/2012
  Kona Grill                                NR            7,389        1.1       258,615        35.00         1.2      12/31/2016
  SRP                                       NR              200        0.0       250,000     1,250.00         1.1      9/30/2006
                                                        -------       ----    ----------                     ----
                                                        195,320       31.0%   $4,323,779       $22.14        19.8%
  TOTAL/WTD. AVG.                                       =======      =====    ==========                     =====

------------------------------------

(1)  Banana Republic is a subsidiary of Gap Inc.

         Lease Expiration. The following table shows the lease expiration schedule for the Chandler Fashion Center Property:


                            LEASE EXPIRATION SCHEDULE

                                                       CUMULATIVE                    % OF TOTAL     ANNUALIZED
     YEAR ENDING                            % OF        OF TOTAL     ANNUALIZED    ANNUALIZED U/W    U/W BASE
     DECEMBER 31,        EXPIRING NRSF   TOTAL NRSF       NRSF      U/W BASE RENT    BASE RENT      RENT (PSF)
     ------------        -------------   ----------       ----      -------------    ---------      ----------
2003                          10,386          1.6%       10,386       $311,632          1.4%         $30.01
2004                           2,093          0.3        12,479        391,850          1.8          187.22
2005                               -          0.0        12,479              -          0.0               -
2006                           8,009          1.3        20,488        639,682          2.9           79.87
2007                          35,435          5.6        55,923      1,429,258          6.6           40.33
2008                           1,197          0.2        57,120         87,525          0.4           73.12
2009                          13,435          2.1        70,555        550,094          2.5           40.94
2010                           2,306          0.4        72,861        133,536          0.6           57.91
2011                         166,417         26.4       239,278      7,622,519         35.0           45.80
2012                         221,500         35.1       460,778      6,961,956         32.0           31.43
2013                           7,084          1.1       467,862        272,615          1.3           38.48
2014                          40,328          6.4       508,190      1,146,822          5.3           28.44
2015                               -          0.0       508,190              -          0.0               -
2016 & Thereafter            109,420         17.3       617,610      1,913,609          8.8           17.49
Vacant                        13,332          2.1       630,942                         1.5           24.68
                             -------        -----       -------     -----------       -----          ------
TOTAL/WTD. AVG.              630,942        100.0%      630,942     $21,790,129       100.0%         $34.54
                             =======        =====       =======     ===========       =====


     Reserves. At origination, $490,906 was funded into a tax reserve.

     TI Allowance Letter of Credit: As security for the borrower's obligation to pay certain tenant improvement allowances, the borrower delivered at origination a letter of credit (the "TI Allowance Letter of Credit") in the original face amount of $2,200,000. Provided no "event of default" under the Chandler Fashion Center Loan is continuing, the amount of the TI Allowance Letter of Credit is reduced at the request of the borrower by 1/2 of the amount that the borrower represented was owing to each tenant for which the borrower delivers an estoppel certificate confirming that (i) such tenant's lease is in full force and effect,
(ii) that such tenant has accepted the space demised thereunder and (iii) the tenant improvement allowance payable to such tenant has been paid. Upon the borrower's delivery of such estoppel certificates for all of the tenants to whom amounts were owing at origination, the TI Allowance Letter of Credit is required to be released to the borrower.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox controlled by the borrower into which all rents and other revenue from the Chandler Fashion Center Property are deposited. Following the occurrence and during the continuance of an event of default under the Chandler Fashion Center Loan or if at any time the debt service coverage ratio for the Chandler Fashion Center Whole Loan is less than or equal to 1.30x until such time that the debt service coverage ratio for the Chandler Fashion Center Whole Loan is greater than 1.30x for six consecutive months (a "Lockbox Period"), all amounts on deposit in the lockbox account will be used to pay any required reserves and other amounts due under the Chandler Fashion Center Whole Loan prior to being released to the borrower.

     During a Lockbox Period, the borrower is required to make (i) a monthly deposit of $51,685 into a rollover reserve to be used for TI/LC obligations incurred with respect to the Chandler Fashion Center Property and (ii) a monthly deposit of $12,921 into the replacement reserve to be used for replacements and repairs required to be made to the Chandler Fashion Center Property.

     Insurance Requirements. The borrower is required to maintain insurance with coverage for terrorism and acts of terrorism (either as part of the borrower's "all risks" insurance policy or as a separate blanket policy) in an amount equal to the greater of (i) $100,000,000 and (ii) the maximum amount of terrorism coverage that may be maintained on the sponsors' portfolio (the entire portfolio consists of 79 properties as of 12/31/02) at a cost equal to $300,000, provided, that if the cost of $100,000,000 of terrorism coverage exceeds $450,000, the borrower is only required to purchase the greatest amount of terrorism coverage that can be obtained for $450,000.

     Partial Release. The borrower has the one time right to obtain a partial release of a portion of the Chandler Fashion Center Property from the lien of the mortgage (the "Release Parcel") on and after two years after the startup date of the REMIC and prior to May 1, 2012 upon satisfaction of certain conditions, including the following: (i) the debt service coverage ratio for the Chandler Fashion Center Whole Loan, after taking into account any improvement which is proposed to be built on the Release Parcel and its effect on income and expenses at the Chandler Fashion Center Property, will not be less than the greater of 1.70x or 95% of the debt service coverage ratio for the Chandler Fashion Center Whole Loan as of the date immediately preceding such release;
(ii) the fair market value of the Release Parcel, as determined by an updated appraisal submitted by the borrower, will not exceed $15,000,000; and (iii) the borrower is required to deliver a confirmation that the partial release and the anticipated improvements to be placed on the Release Parcel will not result in a downgrade, withdrawal or qualification of the ratings on any of the offered certificates.

     Conversion of Mall Store Space. The borrower may decrease the in-line mall space at the Chandler Fashion Center Property to accommodate the addition of a new anchor tenant upon satisfaction of certain conditions, including the following: (i) the debt service coverage ratio for the Chandler Fashion Center Whole Loan, after taking into account any improvement that is proposed to be built on the portion of the Chandler Fashion Center Property to be converted to an anchor store and its effect on income and expenses at the Chandler Fashion Center Property, will not be less than the greater of 1.70x or 95% of the debt service coverage ratio for the Chandler Fashion Center Whole Loan as of the date immediately preceding such conversion; (ii) the borrower shall have executed a lease with a proposed anchor tenant for the space being converted, which anchor tenant is of the same general quality with similar drawing power as the anchors at the Chandler Fashion Center Property, as approved by the master servicer, and which lease with such anchor tenant is of equal or better economic benefit (excluding initial tenant inducements) to the borrower when compared to any leases being terminated in connection with such conversion; and (iii) the borrower is required to deliver a confirmation that the proposed conversion of the in-line mall space to an anchor store and the anticipated improvements to be placed on the Chandler Fashion Center Property will not result in a downgrade, withdrawal or qualification of the ratings on any of the offered certificates.

     A/B Structure. The Chandler Fashion Center Loan is part of a split loan structure consisting of the Chandler Fashion Center Loan, a pari passu loan designated as the A-2 loan (the "Chandler Fashion Center A-2 Note" and together with the Chandler Fashion Center Loan, the "Chandler Fashion Center A Notes"), and a subordinate loan designated as the B loan (the "Chandler Fashion Center B Note" and together with the Chandler Fashion Center A Notes, the "Chandler Fashion Center Whole Loan"), all of which are secured by the same mortgage instrument on the Chandler Fashion Center Property. The Chandler Fashion Center A-2 Note has a cut-off date principal balance of $54,247,077 and an interest rate of 5.140% per annum. The Chandler Fashion Center B Note has a cut-off date principal balance of $72,061,506 and an interest rate of 6.000% per annum. Only the Chandler Fashion Center Loan is included in the trust. The Chandler Fashion Center A-2 Note is pari passu in right of payment to the Chandler Fashion Center Loan, and the Chandler Fashion Center B Note is subordinate to the Chandler Fashion Center A Notes.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except for trade payables, certain capital expenditures and debt incurred in the financing of equipment or other personal property used on the Chandler Fashion Center Property.

                                  ARC PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL              CUT-OFF DATE
                             --------              ------------

BALANCE:                     $47,524,420            $47,152,530

% OF POOL BY UPB:            4.49%

ORIGINATION DATE:            May 2, 2002

ORIGINATOR:                  MSMC

COUPON:                      7.350%

INTEREST ACCRUAL:            Actual/360

TERM:                        119 months

AMORTIZATION:                Monthly amortization based on a
                             30-year amortization schedule

OWNERSHIP INTEREST:          Fee Simple

PAYMENT DATE:                1st of the month

MATURITY DATE:               May 1, 2012

SPONSOR:                     Affordable Residential Communities

BORROWER:                    ARC Communities 3, LLC, a special
                             purpose, bankruptcy remote entity.

CALL PROTECTION/LOCKOUT:     Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. Treasuries. Not prepayable at
                             any time prior to maturity.

CUT-OFF DATE LOAN PER        $13,675
UNIT:

UP-FRONT RESERVES:           Taxes:                $252,294

                             Insurance:            $62,870

                             Capital improvements: $153,101(1)

                             Replacements:         $85,525(1)


ONGOING/SPRINGING            Reserves for taxes, insurance,
RESERVES:                    replacement reserves and prepaid
                             rent(1)

CASH MANAGEMENT:             Hard Lockbox

ADDITIONAL SECURED/          Preferred Equity(2)
MEZZANINE DEBT:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                       Portfolio
ASSET/PORTFOLIO:

PROPERTY TYPE:               Manufactured Housing

PROPERTY LOCATION:           Various

OCCUPANCY:                   91%

OCCUPANCY AS OF              December 31, 2002 and March 13, 2003
DATE:

YEARS BUILT:                 1956-1987

YEARS RENOVATED:             1998-2001

COLLATERAL:                  The collateral consists of 21
                             manufactured housing communities
                             consisting of 3,448 pads located in
                             nine states.

ROPERTY MANAGEMENT:          ARC Management Services, Inc., an
                             affiliate of the sponsor

APPRAISED VALUE:             $66,599,100 (aggregate)

APPRAISAL VALUE              January and February 2002
DATE:

CUT-OFF DATE LTV:            70.80%

BALLOON LTV:                 62.91%

U/W NOI:                     $5,432,274 (aggregate)

U/W NCF:                     $5,215,238 (aggregate)

CURRENT ANNUAL DEBT          $3,929,160
ERVICE:

U/W NOI DSCR:                1.38x

U/W NCF DSCR:               1.33x

--------------------------------------------------------------------------------

(1)  See "Reserves" below

(2)  See "Preferred Equity Interest" below.

     The Loan. The fourth largest loan (the "ARC Portfolio Loan"), representing approximately 4.49% of the initial pool balance, with a cut-off date principal balance of $47,152,530, is approximately a 10-year balloon loan that has a maturity date of May 1, 2012 and provides for monthly payments of principal and interest. The ARC Portfolio Loan is secured by, among other things, deeds of trust, mortgages, assignments of rents, security agreements and fixture filings encumbering the borrower's fee ownership interests in the 21 properties.

     The Borrower. The borrower under the ARC Portfolio Loan, ARC Communities 3 LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Affordable Residential Communities IV, LP. Affordable Residential Communities companies owns manufactured housing communities located predominately in the Southeast, South and Midwest.

     The Property. The properties securing the ARC Portfolio Loan ("ARC Portfolio Properties") consist of 3,448 pad sites located in 21 manufactured housing communities in nine states. The properties generally have amenities such as on-site leasing offices, clubhouses, swimming pools and playgrounds. Certain specific information about each property is listed below.


                                                                        TOTAL                  ORIGINAL     AGGREGATE
                                                             YEAR(S)    PAD       OCCUPANCY    ALLOCATED    APPRAISED
  LOAN GROUP       PROPERTY       LOCATION    PROPERTY TYPE    BUILT     SITES        %       LOAN AMOUNT     VALUE        U/W NCF
  ----------       --------       --------    -------------    -----     -----    ---------   -----------   ----------     -------
    Group 1      Green Spring   Raleigh, NC   Manufactured
                 Valley                       Housing         1973/75     323       96.3%      $7,276,524   $9,000,000     $756,686
    Group 1      Evergreen      Sioux City,   Manufactured
                 Village        IA            Housing         1968/70     520       78.9        4,738,116    8,350,000      487,220
    Group 2      Inspiration    Arvada, CO    Manufactured
                 Valley                       Housing            1956     143       92.3        4,547,768    6,000,000      472,198
    Group 2      Mobile         Denver, CO    Manufactured
                 Gardens                      Housing            1966     100       97.0        3,893,147    4,025,000      381,245
    Group 1      Colonial       Manhattan,    Manufactured
                 Gardens        KS            Housing            1974     342       91.2        3,773,006    5,240,000      449,152
    Group 2      Sheridan       Arvada, CO    Manufactured
                                              Housing            1966     111       91.9        3,446,835    4,700,000      366,524
    Group 1      Castle Acres   O'Fallon, IL  Manufactured
                                              Housing            1968     167       96.4        2,386,739    3,370,000      299,475
    Group 1      Westmoor       Oklahoma      Manufactured
                                City, OK      Housing            1970     284       77.5        2,304,996    3,000,000      229,676
    Group 1      Carriage       Orlando, FL   Manufactured
                 Court East                   Housing            1973     128       99.2        2,188,273    3,010,000      243,068
    Group 1      Carriage       Orlando, FL   Manufactured
                 Court Central                Housing            1971     118       99.2        2,129,418    2,750,000      227,351
    Group 2      El Lago I      Fort Worth,   Manufactured
                                TX            Housing            1972     123       92.7        1,889,721    2,870,000      246,326
    Group 2      Picture Ranch  Clifton, CO   Manufactured
                                              Housing            1976     114      100.0        1,670,154    2,540,000      179,795
    Group 1      Eastern Villa  Stillwater,   Manufactured
                                OK            Housing            1987     128       86.7        1,132,106    1,652,000      122,276
    Group 1      Riverchase     Manhattan,    Manufactured
                                KS            Housing            1960     159       94.3        1,105,020    2,130,000      166,257
    Group 1      Green Cove     Huntsville,   Manufactured
                                AL            Housing            1986     164       84.2        1,054,458    1,350,000      130,168
    Group 1      Countryside    Stillwater,   Manufactured
                                OK            Housing            1984     125       71.2        1,005,572    1,596,500      120,152
    Group 2      El Lago II     Fort Worth,   Manufactured
                                TX            Housing            1972      58       84.5          873,018    1,230,000       77,730
    Group 1      Oakridge       Stillwater,   Manufactured
                                OK            Housing            1987     107       81.3          851,795    1,260,000       98,571
    Group 1      El Caudillo    Wichita, KS   Manufactured
                                              Housing            1970      67       92.5          747,431    1,120,000       86,364
    Group 2      Cedar Creek    Huntsville,   Manufactured
                                AL            Housing            1986     132       72.7          387,738    1,000,000       70,933
    Group 1      Sycamore       Wichita, KS   Manufactured
                 Square                       Housing            1962      35       60.0          122,585      405,000        4,071
                                                                        -----                     -------  -----------   ----------
                                TOTAL/WTD. AVG.                         3,448                              $66,599,100   $5,215,238
                                                                        =====                              ===========   ==========


     Reserves. At origination, the borrower deposited $153,101 into a capital improvement account for immediate repairs. The borrower is not required to make additional deposits unless the borrower fails to make certain planned capital improvements with respect to an ARC Portfolio Property out of the funds initially budgeted for such property. The monthly capital improvement deposit is equal to 1/12 of the product of (x) $50, multiplied by (y) the number of manufactured home sites located at such property provided, however, that the borrower is not required to make the monthly deposits with respect to a particular property if the balance held in the ordinary capital expenditures reserve with respect to such property is equal to or in excess of the product of (x) $25, multiplied by (y) the number of manufactured home sites located at such property. The cap amount of $85,525 was deposited at closing. The borrower is required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account. The borrower is required to make deposits with lender in an amount equal to the amount of rent paid by tenants (not including security deposits) which is in excess of that due for the following calendar month (i.e., prepaid rents), allocated on a quarterly basis.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance including coverage for terrorism and acts of terrorism which can be purchased at a "commercially reasonable cost" meaning an amount, per annum, not to exceed $58,102, based on an equitable allocation of any blanket policy premium.

     Lockbox; Sweep of Excess Cash Flow. The borrower is required to deposit all rents relating to the ARC Portfolio Properties into a deposit account within six business days of the receipt of such rents. The deposit account is automatically swept by wire transfer on the first business day of each calendar week into the cash management account, which is under the control of the master servicer.

     Preferred Equity Interest. GMACCM holds a preferred equity interest in the ARC Real Estate Holdings, LLC, an affiliate of the borrower.

     GMACCM has the right to become the managing member of the borrower upon the occurrence of certain events, including the occurrence of an event of default under the ARC Portfolio Loan. The lender and GMACCM have entered into a mortgage lender/investor agreement ("Interinvestor Agreement") which provides GMACCM and its qualified transferee certain rights to cure defaults by the borrower under the ARC Portfolio Loan documents and the right to purchase the ARC Portfolio Loan in the limited instances where the ARC Portfolio Loan has been accelerated or foreclosure proceedings have commenced. The purchase price is equal to the full outstanding balance of the ARC Portfolio Loan including all late charges, default interest and yield or spread maintenance amounts.

     Additional Debt. None permitted, except for unsecured trade payables not more than 60 days past due incurred in the ordinary course of business and in an aggregate amount of not more than 4% of the outstanding principal balance, from time to time, of the ARC Portfolio Loan.

     Releases of Parcels. The borrower may fully defease the ARC Portfolio Loan with U.S. treasury securities from and after the date which is two years from the Closing Date (the "Release Date"). After the Release Date, the borrower may also obtain the release of individual ARC Portfolio Properties from the lien of the mortgages in connection with a partial defeasance of the Loan, provided that
(i) no event of default shall have occurred and be continuing under the loan documents, (ii) the borrower continues to satisfy each term, covenant and provision in its organizational documents and in the loan documents relating to its single-purpose nature, (iii) the borrower deposits defeasance collateral into a defeasance collateral account in an amount equivalent to 125% of the allocated loan amount of the property, (iv) the aggregate allocated loan amount of all released properties does not exceed 25% of the principal balance of the loan, and (v) the lender is satisfied that the debt service coverage ratio of the ARC Portfolio Properties after such release is no less than the debt service coverage ratio immediately prior to such release. The Borrower must satisfy various additional conditions in connection with the partial defeasance, including the delivery of legal opinions, title endorsements and revised surveys.

     In addition, borrower may obtain the release of non-revenue producing commercial frontage property at the property known as Mobile Gardens, provided that borrower must satisfy certain conditions in connection with such a release including the delivery of legal opinions, title endorsements and certificates from architects, engineers and the borrower.

                         RENAISSANCE AT COLUMBIA GATEWAY



 ---------------------------------------------------------------
                        LOAN INFORMATION
 ---------------------------------------------------------------
                             ORIGINAL              CUT-OFF DATE
                             --------              ------------

 BALANCE:                    $39,500,000            $39,500,000

 % OF POOL BY UPB:           3.76%

 ORIGINATION DATE:           April 30, 2003

 ORIGINATOR:                 GACC

 COUPON:                     5.930%

 INTEREST ACCRUAL:           Actual/360

 TERM:                       120 months

 AMORTIZATION:               Monthly amortization based on a
                             30-year amortization schedule

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              May 1, 2013

 SPONSOR:                    Preferred Real Estate Investments
                             Inc.

 BORROWER:                   Colgate Drive Associates, LP, a
                             special purpose, bankruptcy remote
                             entity.

 CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. Treasuries.  Not prepayable
                             until 3 months prior to maturity.

 CUT-OFF DATE LOAN PSF:      $63

 UP-FRONT RESERVES:          Taxes & Insurance:  $458,043

                             TI/LC:  $2,500,000

                             Repair & Remediation:  $190,000

 ONGOING / SPRINGING         Reserves for taxes, insurance,
 RESERVES:                   replacement reserves and TI/LC(1)

 CASH MANAGEMENT:            Hard Lockbox

 ADDITIONAL SECURED /        None permitted
 MEZZANINE DEBT:
 ---------------------------------------------------------------


 ---------------------------------------------------------------
                     PROPERTY INFORMATION
 ---------------------------------------------------------------

 SINGLE                      Single Asset
 ASSET/PORTFOLIO:

 PROPERTY TYPE:              Industrial

 PROPERTY LOCATION:          Columbia, Maryland

 OCCUPANCY:                  83%

 OCCUPANCY AS OF             March 3, 2003
 DATE:

 YEAR BUILT:                 1975

 YEAR RENOVATED:             1999

 COLLATERAL:                 The collateral consists of an office
                             and warehouse/distribution facility
                             consisting of one building with
                             approximately 624,905 NRSF of
                             warehouse and office space.  Tenants
                             include AT&T, Alpharma U.S.
                             Pharmaceuticals Division, Inc. and
                             Nationwide Insurance.

 PROPERTY MANAGEMENT:        Preferred Real Estate Investments Inc.

 APPRAISED VALUE:            $53,850,000

 APPRAISAL VALUE             March 14, 2003
 DATE:

 CUT-OFF DATE LTV:           68.71%

 BALLOON LTV:                62.10%

 U/W NOI:                    $4,199,485

 U/W NCF:                    $3,524,975

 CURRENT ANNUAL DEBT         $2,820,573
 SERVICE:

 U/W NOI DSCR(2):            1.59x

 U/W NCF DSCR(2):            1.33x

 --------------------------------------------------------------------

(1)  See "Reserves" below.

(2) U/W NOI DSCR and U/W NCF DSCR are calculated using an annual debt service based on a $37,000,000 loan balance, which is net of a $2,500,000 earnout.

     The Loan. The fifth largest loan (the "Renaissance at Columbia Loan"), representing approximately 3.76% of the initial pool balance, with a cut-off date principal balance of $39,500,000, is a 10-year balloon loan that has a maturity date of May 1, 2013 and provides for monthly payments of principal and interest. The Renaissance at Columbia Loan is secured by, among other things, a deed of trust, assignments of leases and rents, security agreement and fixture filings encumbering the borrower's fee ownership interest in the Renaissance at Columbia Property.

     The Borrower. The borrower under the Renaissance at Columbia Loan, Colgate Drive Associates, L.P., is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Preferred Real Estate Investments Inc.

     The Property. The property securing the Renaissance at Columbia Gateway Loan ("the Renaissance at Columbia Property") consists of an office and warehouse/distribution facility consisting of one building with approximately 624,905 NRSF of warehouse and office space. The Renaissance at Columbia Property is occupied by tenants including AT&T and Alpharma U.S. Pharmaceuticals Division, Inc.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Renaissance at Columbia Gateway Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                           % OF TOTAL
                                                                                ANNUALIZED    ANNUALIZED   ANNUALIZED
                                      CREDIT RATING                              U/W BASE      U/W BASE     U/W BASE    LEASE
             TENANT                (FITCH/MOODY'S/S&P)     NSRF     % OF NSRF      RENT      RENT (PNSRF)     RENT      EXPIRATION
             ------                -------------------     ----     ---------      ----      ------------     ----      ----------
AT&T                                  BBB+/Baa2/BBB+       62,899     10.07%   $1,302,538       $20.71        16.91%    6/30/2005
Alpharma U.S. Pharmaceuticals           NR/B2/BB-         242,000     38.73     1,129,750         4.67        14.66     12/31/2009
Science Applications Intl. Corp.         NR/A3/A-          48,000      7.68     1,006,080        20.96        13.06     10/31/2004
Nationwide Insurance                     A/A2/A+           40,000      6.40       830,400        20.76        10.78     12/31/2009
CIGNA                                  A-/Baa1/BBB+        25,000      4.00       542,250        21.69         7.04     11/30/2004
State of Maryland                       NR/NR/AAA          38,738      6.20       503,207        12.99         6.53     11/5/2005
Health Management                           NR              7,892      1.26       170,467        21.60         2.21     11/30/2004
Xpedius                                     NR              7,000      1.12       134,750        19.25         1.75     6/30/2004
Omni TI                                     NR              3,430      0.55        53,165        15.50         0.69     7/31/2007
Smithsonian Institute Hirshhorn         NR/NR/AAA          10,375      1.66        46,688         4.50         0.61     4/30/2006
                                                          -------     -----    ----------                     -----
TOTAL/WTD. AVG.                                           485,334     77.67%   $5,719,295       $11.78        74.23%
                                                          =======     =====    ==========                     =====


     Lease Expiration. The following table shows the lease expiration schedule for the Renaissance at Columbia Property:


                            LEASE EXPIRATION SCHEDULE

                                                                                                     % OF TOTAL      ANNUALIZED
               YEAR ENDING                           % OF          CUMULATIVE       ANNUALIZED       ANNUALIZED    U/W BASE RENT
               DECEMBER 31,      EXPIRING NRSF    TOTAL NRSF     OF TOTAL NRSF    U/W BASE RENT    U/W BASE RENT       (PSF)
               ------------      -------------    ----------     -------------    -------------    -------------       -----
           2003                         8,973          1.4%            8,973           $42,197            0.5%         $4.70
           2004                        87,892         14.1            96,865         1,853,547           24.1          21.09
           2005                       101,637         16.3           198,502         1,805,745           23.4          17.77
           2006                        26,086          4.2           224,588           124,258            1.6           4.76
           2007                         3,430          0.5           228,018            53,165            0.7          15.50
           2008                             -          0.0           228,018                 -            0.0              -
           2009                       287,791         46.1           515,809         2,022,650           26.3           7.03
           2010                             -          0.0           515,809                 -            0.0              -
           2011                             -          0.0           515,809                 -            0.0              -
           2012                             -          0.0           515,809                 -            0.0              -
           2013                             -          0.0           515,809                 -            0.0              -
           2014                             -          0.0           515,809                 -            0.0              -
           2015                             -          0.0           515,809                 -            0.0              -
           2016 & Thereafter                -          0.0           515,809                 -            0.0              -
           Vacant                     109,096         17.5           624,905         1,802,997           23.4          16.53
                                      -------        -----           -------        ----------          -----
           TOTAL/WTD. AVG.            624,905        100.0%          624,905        $7,704,559          100.0%        $12.33
                                      =======        =====           =======        ==========          =====


     Reserves. At origination, the borrower funded a TI/LC reserve in the amount of $2,500,000. Up to $2,000,000 of the TI/LC reserve may be released to the borrower to fund TI/LC costs with respect to approximately 87,346 SF of space that was vacant at origination. Any portion of such $2,000,000 remaining after those disbursements shall be released to the borrower upon (i) the Renaissance at Columbia Property achieving a stabilized occupancy rate of not less than 88% and (ii) the debt service coverage ratio equaling not less than 1.40x. The remaining $500,000 in the initial TI/LC reserve shall be released to the borrower upon (i) the Renaissance at Columbia Property achieving a stabilized occupancy rate of not less than 92% and (ii) the debt service coverage ratio equaling not less than 1.45x.

     At origination, the borrower funded a repair and remediation reserve in the amount of $190,000. The reserve will be used to fund deferred maintenance, repairs and/or remedial or corrective work, to bring the Renaissance at Columbia Property into compliance with all applicable laws and regulations, as outlined in the engineering report prepared in connection with the origination of the loan, which work the borrower agrees to complete within six months after origination.

     In addition, the borrower is required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account. The borrower is required to fund a rollover reserve in the amount of $45,794 per month for TI/LC costs. The borrower is required to fund a replacement cost reserve in the amount of $10,432 per month to be used for work that would normally be treated as a capital improvement under generally accepted accounting principles.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in effect for the Renaissance at Columbia Loan. At all times other than during a cash sweep period, funds in the lockbox account are transferred to an account designated by the borrower. During a cash sweep period, the lender withdraws all funds from the lockbox account monthly to fund the tax and insurance reserve account, pay debt service, fund the replacement reserve account, fund the rollover reserve account, pay any amounts due under the loan documents, pay certain operating costs and approved extraordinary expenses and (provided there is no event of default) forwards the excess to the borrower. A cash sweep period commenced on the loan closing date and will end when the Renaissance at Columbia Property achieves a stabilized occupancy rate of 88% or greater and the debt service coverage ratio is equal or greater than 1.40x. A cash sweep period will also arise (i) at any time that the debt service coverage ratio is less than 1.20x,
(ii) during the period commencing 9 months prior to the expiration of the Alpharma U.S. Pharmaceuticals, Inc. lease and ending on the date that Alpharma U.S. Pharmaceuticals, Inc. renews its lease or such space is leased to another replacement tenant under terms that comply with the deed of trust and (iii) during the continuance of any loan event of default.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except trade payables and accrued expenses incurred in the ordinary course of business, and unsecured and subordinated advances from affiliates, partners and members of the borrower.

                               TOWNE CENTER PLAZA


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL             CUT-OFF DATE
                              --------             ------------

 BALANCE:                     $37,000,000           $36,963,166

 % OF POOL BY UPB:            3.52%

 ORIGINATION DATE:            March 31, 2003

 ORIGINATOR:                  GACC

 COUPON:                      6.000%

 INTEREST ACCRUAL:            Actual/360

 TERM:                        120 months

 AMORTIZATION:                Monthly amortization on a
                              30-year amortization schedule

 OWNERSHIP INTEREST:          Fee Simple

 PAYMENT DATE:                1st of the month

 MATURITY DATE:               April 1, 2013

 BORROWER:                    El Paseo South Gate, LLC, a
                              special purpose, bankruptcy
                              remote entity.

 CALL PROTECTION/LOCKOUT:     Defeasance permitted 2 years
                              from the date of securitization
                              with U.S. Treasuries.  Not
                              prepayable until 3 months prior
                              to maturity.

 CUT-OFF DATE LOAN PSF:       $124

 UP-FRONT RESERVES:           Taxes:  $26,427

                              Insurance:  $61,270

                              TI/LC:  $725,690 (1)

                              Stabilization Reserve:
                              $2,000,000 (1)

 ONGOING / SPRINGING          Reserves for taxes, insurance,
 RESERVES:                    replacement reserves and TI/LC(1)

 CASH MANAGEMENT:             Hard Lockbox

 ADDITIONAL SECURED /         None permitted
 MEZZANINE DEBT:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:      Single Asset

 PROPERTY TYPE:               Anchored Retail

 PROPERTY LOCATION:           South Gate, California

 OCCUPANCY:                   100%

 OCCUPANCY AS OF DATE:        March 25, 2003

 YEAR BUILT:                  2001

 YEAR RENOVATED:              NAP

 COLLATERAL:                  The collateral consists of a
                              retail complex comprised of 2
                              two-story buildings, 9 one-story
                              buildings and a five level garage
                              building, with approximately
                              298,691 NRSF of space on a
                              21.73-acre parcel, including 2,250
                              spaces of garage and surface
                              parking.  The subject is anchored
                              by an Edwards Cinema and La
                              Curacao, a discount retailer.


PROPERTY MANAGEMENT:          Southland Company

 APPRAISED VALUE:             $52,300,000

 APPRAISAL VALUE DATE:        January 6, 2003

 CUT-OFF DATE LTV:            66.85%

 BALLOON LTV:                 60.01%

 U/W NOI:                     $4,468,002

 U/W NCF:                     $4,132,200

 CURRENT ANNUAL DEBT          $2,662,004
 SERVICE:

 U/W NOI DSCR(2):             1.77x

 U/W NCF DSCR(2):             1.64x

--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2) U/W NOI DSCR and U/W NCF DSCR are calculated using an annual debt service based on a $35,000,000 loan balance, which is net of a $2,000,000 earnout.

     The Loan. The sixth largest loan (the "Towne Center Plaza Loan"), representing approximately 3.52% of the initial pool balance, with a cut-off date principal balance of $36,963,166, is a 10-year balloon loan that has a maturity date of April 1, 2013 and provides for monthly payments of principal and interest. The Towne Center Plaza Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Towne Center Plaza Property.

     The Borrower. The borrower under the Towne Center Plaza Loan, El Paseo South Gate, LLC, is a California limited liability company that is a special purpose, bankruptcy remote entity sponsored by Benjamin Noble.

     The Property. The property securing the Towne Center Plaza Loan (the "Towne Center Plaza Property") consists of a retail complex comprised of 2 two-story buildings, 9 one-story buildings and a five level garage building, with approximately 298,691 NRSF of space on a 21.73-acre parcel, including 2,250 spaces of garage and surface parking. The Towne Center Plaza Property is anchored by an Edwards Cinema and La Curacao, a discount retailer.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent of the Towne Center Plaza Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            ANNUALIZED    % OF TOTAL
                                                                              ANNUALIZED     U/W BASE     ANNUALIZED
                                CREDIT RATING                                  U/W BASE        RENT        U/W BASE      LEASE
          TENANT             (FITCH/MOODY'S/S&P)     NRSF        % OF NRSF       RENT          (PSF)         RENT      EXPIRATION
          ------             -------------------     ----        ---------       ----          -----         ----      ----------
Edwards Cinema(1)                 NR/B1/BB-        108,436         36.30%     $1,490,995      $13.75         29.71%     8/01/21
La Curacao                           NR            107,170         35.88       1,277,466       11.92         25.46      3/01/16
Max's Sports Bar & Grill             NR              4,295          1.44         167,505       39.00          3.34      10/01/08
Blossom (Clothing                    NR
Collection)                                          6,700          2.24         160,800       24.00          3.20      6/01/12
Power Station                        NR              7,051          2.36         155,404       22.04          3.10      1/31/12
Le Chef Restaurant                   NR              3,580          1.20         139,620       39.00          2.78      2/01/13
El Gallo Giro                        NR              6,280          2.10         139,416       22.20          2.78      3/01/12
Union Bank (Ground Lease)            NR              4,586          1.54         100,021       21.81          1.99      5/01/18
Denim Exchange                       NR              4,565          1.53          93,126       20.40          1.86      10/01/06
Foot Locker                          NR              2,680          0.90          80,400       30.00          1.60      1/31/05
                                                   -------         -----      ----------      ------         -----
TOTAL/WTD. AVG.                                    255,343         85.49%     $3,804,753      $14.90         75.82%
                                                   =======         =====      ==========                     =====

------------------------------------

(1) Edwards Cinema is a wholly owned subsidiary of Regal Cinemas, whose ratings are listed above.


     Lease Expiration. The following table shows the lease expiration schedule for the Towne Center Plaza Property:


                            LEASE EXPIRATION SCHEDULE

                                                                                        % OF TOTAL     ANNUALIZED
     YEAR ENDING                            % OF        CUMULATIVE     ANNUALIZED     ANNUALIZED U/W    U/W BASE
     DECEMBER 31,       EXPIRING NRSF    TOTAL NRSF    OF TOTAL NRSF  U/W BASE RENT     BASE RENT      RENT (PSF)
     ------------       -------------    ----------    -------------  -------------     ---------      ----------
2003                         3,330           1.1%           3,330        $59,940          1.2%             $18.00
2004                           995           0.3            4,325         20,895          0.4               21.00
2005                         4,910           1.6            9,235        159,833          3.2               32.55
2006                         5,828           2.0           15,063        131,016          2.6               22.48
2007                         2,666           0.9           17,729         69,451          1.4               26.05
2008                         4,295           1.4           22,024        167,505          3.3               39.00
2009                             -           0.0           22,024              -          0.0
2010                             -           0.0           22,024              -          0.0
2011                        18,600           6.2           40,624        537,258         10.7               28.88
2012                        27,330           9.1           67,954        660,369         13.2               24.16
2013                         7,235           2.4           75,189        229,260          4.6               31.69
2014                             -           0.0           75,189              -          0.0
2015                             -           0.0           75,189              -          0.0
2016 & Thereafter          222,192          74.4          297,381      2,946,482         58.7               13.26
Vacant                       1,310           0.4          298,691         36,000          0.7               27.48
                           -------         -----         -------      ----------        -----              ------
TOTAL/WTD. AVG.            298,691         100.0%        298,691      $5,018,009        100.0%             $16.80
                           =======         ======        ========     ==========        ======


     Reserves. The borrower must fund a replacement reserve in the amount of $4,979 per month, to be used for work that would normally be treated as a capital improvement under generally accepted accounting principles. The borrower is required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account.

     At origination, the borrower funded an initial rollover reserve in the amount of $725,690 for the purpose of TI/LC costs. The borrower must make additional monthly contributions in the amount of $22,961, up to a cap of $1,350,000, however, the cap will no longer apply if (i) the debt service coverage ratio falls below 1.42x, (ii) the occupancy rate at the mortgaged property is less than 90%, (iii) the annual gross sales for the Edwards Cinema tenant are less than an average of $475,000 per screen or (iv) the annual gross sales for the La Curacao tenant are less than $275 PSF.

     At origination, the borrower funded a stabilization reserve in the amount of $2,000,000. The borrower may substitute a letter of credit for the reserve. The stabilization reserve will be released to the borrower on or after the 24th payment date of the Town Center Plaza Loan if no event of default has occurred, the debt service coverage ratio is at least 1.42x, the occupancy rate at the mortgaged property is at least 90%, the annual gross sales for the Edwards Cinema tenant are at least an average of $475,000 per screen, the annual gross sales for the La Curacao tenant are at least $275 PSF and all obligations of Michael Keele to Forum Insurance have been satisfied in full.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in effect for the Towne Center Plaza Loan. All funds are withdrawn from the lockbox account monthly to fund the tax and insurance reserve account, pay debt service, fund the replacement reserve account, fund the tenant improvement/leasing reserve account, pay any amounts due under the loan documents and (provided there is no trigger event) forwards the excess to the borrower. A trigger event occurs upon a loan event of default if the debt service coverage ratio falls below 1.10x or either of the Edwards Cinema tenant or La Curacao tenant ceases to operate. After a trigger event (unless cured), excess funds will not be released to the borrower, but will be used to fund property expenses and to serve as additional collateral for the loan.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except for trade payables and debt incurred in the financing of equipment or other personal property used on the Towne Center Plaza Property.

                            NORWEST WOODS APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL             CUT-OFF DATE
                             --------             ------------

 BALANCE:                    $33,500,000           $33,358,286

 % OF POOL BY UPB:           3.17%

 ORIGINATION DATE:           December 30, 2002

 ORIGINATOR:                 Archon

 COUPON:                     5.720%

 INTEREST ACCRUAL:           Actual/360

 TERM:                       120 months

 AMORTIZATION:               Monthly amortization based on a
                             30-year amortization schedule

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              January 1, 2013

 BORROWER:                   Norwest Woods LLC, a special
                             purpose, bankruptcy remote entity.

 CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. Treasuries.  Not prepayable
                             until 3 months prior to maturity.

 CUT-OFF DATE LOAN PER       $103,597
 UNIT

 UP-FRONT RESERVES:          Taxes:                    $52,922

                             Insurance:                $50,126

                             Replacement Reserves:      $7,352

 ONGOING / SPRINGING         Reserves for taxes, insurance and
 RESERVES:                   replacement reserves (1)

 CASH MANAGEMENT:            None

 ADDITIONAL SECURED /        None permitted
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE                 Single Asset
ASSET/PORTFOLIO:

 PROPERTY TYPE:         Multifamily

 PROPERTY LOCATION:     Norwood, Massachusettes

 OCCUPANCY:             96%

 OCCUPANCY AS OF        December 20, 2002
DATE:

 YEARS BUILT:           1970-1984

 YEARS RENOVATED:       1999, 2002-2003

 COLLATERAL:            The collateral is a 322-unit
                       multifamily garden style apartment
                       complex built in phases between 1970
                       and 1984 located on a 29.27 acre
                       site.

 PROPERTY MANAGEMENT:   Chestnut Hill Realty Corp., an
                       affiliate of the sponsor

 APPRAISED VALUE:       $43,300,000

 APPRAISAL VALUE        November 21, 2002
DATE:

 CUT-OFF DATE LTV:      77.04%

 BALLOON LTV:           65.07%

 U/W NOI:               $3,453,918

 U/W NCF:               $3,365,690

 CURRENT ANNUAL DEBT    $2,338,307
SERVICE:

 U/W NOI DSCR:          1.48x

 U/W NCF DSCR:          1.44x
                       ---------------------------------------


(1)  See "Reserves" below.

     The Loan. The seventh largest loan ("The Norwest Woods Apartments Loan"), representing approximately 3.17% of the initial pool balance, with a cut-off date principal balance of $33,358,286, is a 10-year balloon loan that has a maturity date of January 1, 2013 and provides for monthly payments of principal and interest. The Norwest Woods Apartments Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in The Norwest Woods Apartments Property.

     The Borrower. The borrower under the Norwest Woods Apartments Loan, Norwest Woods L.L.C., is a Massachusetts limited liability company that is a special purpose, bankruptcy remote entity sponsored by Edward Zucker.

     The Property. The property securing the Norwest Woods Apartments Loan ("the Norwest Woods Apartments Property") consists of six clusters of principally two-story buildings with parking for 802 vehicles on a 29.27-acre site located in the city of Norwood, a southwestern suburb of Boston. The property offers multiple amenities including a clubhouse, a fitness center, laundry rooms, an outdoor swimming pool, two tennis courts, a basketball court, and a softball field. The unit mix consists of 14 one bedroom/one bath units, 188 two bedroom/two bath units and 120 3bedroom/3bath units

     Reserves. The required monthly replacements reserve of $7,352 increases each year by 2.50% over the previous year's required monthly replacements reserve commencing on January 1, 2004, and every January 1st thereafter for the term of the Norwest Woods Apartment Loan.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance that includes coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow:  None required.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted except trade payables and debt incurred in the financing of equipment or other personal property used on the Norwest Woods Apartments Property.

                             EMPIRIAN AT NORTH RIDGE


                        LOAN INFORMATION

                             ORIGINAL              CUT-OFF DATE

 BALANCE:                    $32,300,000            $32,186,812

 % OF POOL BY UPB:           3.06%

 ORIGINATION DATE:           January 23, 2003

 ORIGINATOR:                 GACC

 COUPON:                     5.415%

 INTEREST ACCRUAL:           Actual/360

 TERM:                       60 months

 AMORTIZATION:               Monthly amortization based on a
                             30-year amortization schedule

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              February 1, 2008

 BORROWER:                   Empirian Lakeview LLC, a special
                             purpose, bankruptcy remote entity.

 CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. Treasuries.  Not prepayable
                             until 3 months prior to maturity.

 CUT-OFF DATE LOAN PER       $52,939
 UNIT:

 UP-FRONT RESERVES:          Taxes:  $156,045

                             Insurance:  $51,097

                             Repair & Remediation Reserves:
                             $10,000(1)

 ONGOING / SPRINGING         Reserves for taxes, insurance and
 RESERVES:                   replacement reserves(1)

 CASH MANAGEMENT:            Soft Lockbox

 ADDITIONAL SECURED /        None permitted
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE                      Single Asset
 ASSET/PORTFOLIO:

 PROPERTY TYPE:              Multifamily

 PROPERTY LOCATION:          Atlanta, Georgia

 OCCUPANCY:                  93%

 OCCUPANCY AS OF             December 2, 2002
 DATE:

 YEAR BUILT:                 1981

 YEAR RENOVATED:             2002

 COLLATERAL:                 The collateral consists of a garden
                             style residential complex consisting
                             of 101 two-story buildings, 10
                             one-story buildings and a one-story
                             clubhouse/leasing building with 608
                             apartment units and parking for 1,199
                             vehicles on a 43.02 acre site.


 PROPERTY MANAGEMENT:        Love Properties, Inc.

 APPRAISED VALUE:            $42,925,000

 APPRAISAL VALUE             December 3, 2002
 DATE:

 CUT-OFF DATE LTV:           74.98%

 BALLOON LTV:                69.82%

 U/W NOI:                    $3,420,316

 U/W NCF:                    $3,268,316

 CURRENT ANNUAL DEBT         $2,180,124
 SERVICE:

 U/W NOI DSCR:               1.57x

 U/W NCF DSCR:               1.50x

--------------------------------------------------------------------------------
(1) See "Reserves" below.

     The Loan. The eighth largest loan (the "Empirian at North Ridge Loan"), representing approximately 3.06% of the initial pool balance, with a cut-off date principal balance of $32,186,812, is a 5-year balloon loan that has a maturity date of February 1, 2008 and provides for monthly payments of principal and interest. The Empirian at North Ridge Loan is secured by, among other things, a deed to secure debt and security agreement encumbering the borrower's fee ownership interest in the Empirian at North Ridge Property.

     The Borrower. The borrower under the Empirian at North Ridge Loan, Empirian Lakeview LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Ezra Beyman.

     The Property. The property securing the Empirian at North Ridge Loan (the "Empirian at North Ridge Property") consists of a garden style residential complex consisting of 101 two-story buildings, 10 one-story buildings and a one story clubhouse/leasing building with 608 apartment units and parking for 1,199 vehicles on a 43.02 acre site. Community amenities include a clubhouse with leasing office, 3 swimming pools, a fully equipped fitness center, five lighted tennis courts, rollerblade court, picnic area with grills, car wash area, laundry facilities, and a lake in the center of the property. The unit mix consists of 280 one bedroom/one bath units, 88 two bedroom/one bath units, 184 two bedroom/two bath units, 36 three bedroom/one-and-a-half bath units, and 20 three bedroom/two-and-a-half bath units.

     Reserves. At origination, the borrower funded a repair and remediation reserve in the amount of $10,000. The reserve will be used to fund deferred maintenance, repairs and/or remedial or corrective work, as outlined in the engineering report prepared in connection with the origination of the loan, which work the borrower agrees to complete within six months after the origination of the loan. The borrower must fund a replacement reserve in the amount of $12,667 per month, to be used for work that would normally be treated as a capital improvement under generally accepted accounting principles. The borrower is required to deposit monthly 1/12 of annual real estate taxes and insurance premiums into an escrow account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercial available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Empirian at North Ridge Loan. Prior to a loan event of default, the borrower is required to deposit all rents and other funds into a lender account, but those funds will be swept to a borrower account daily. After an event of default, the borrower must instruct tenants to pay rents directly into the account, which thereafter will not be swept and released to the borrower, but instead will be applied monthly to fund the tax and insurance reserve account, pay debt service, fund the replacement reserve account and pay any amounts due under the loan documents.

     Mezzanine Loan.  None permitted.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Empirian at North Ridge Property.

                        FAIRWAY PRESERVE AT OLDE CYPRESS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL             CUT-OFF DATE
                              --------             ------------

 BALANCE:                    $29,300,000            $29,300,000

 % OF POOL BY UPB:           2.79%

 ORIGINATION DATE:           June 25, 2002

 ORIGINATOR:                 GMACCM

 COUPON:                     7.000%

 INTEREST ACCRUAL:           Actual/360

 TERM:                       120 months

 AMORTIZATION:               Monthly amortization based on a
                             30-year amortization schedule
                             (after 18 month interest-only
                             period)

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              July 1, 2012


 BORROWER:                   Fairway Preserve Apartments at
                             Olde Cypress, Ltd., a special
                             purpose, bankruptcy remote
                             entity.

 CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. government securities.  Not
                             prepayable until 3 months prior to
                             maturity.

 CUT-OFF DATE LOAN PER       $110,985
 UNIT:

 UP-FRONT RESERVES:          Taxes:  $234,000

                             Insurance:  $37,462(1)

 ONGOING / SPRINGING         Reserves for taxes and replacement
 RESERVES:                   reserves(1)

 CASH MANAGEMENT:            None

 ADDITIONAL SECURED/         None permitted
 MEZZANINE DEBT:
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Multifamily

PROPERTY LOCATION:      Naples, Florida

OCCUPANCY:              94%

OCCUPANCY AS OF DATE:   February 28, 2003

YEAR BUILT:             2001

YEAR RENOVATED:         NAP

COLLATERAL:             The collateral consists of 11
                        three-story apartment buildings with
                        264 units and a two-story clubhouse /
                        leasing office located on 16.45 acres.

PROPERTY MANAGEMENT:    SCM Properties, LLC

APPRAISED VALUE:        $38,300,000

APPRAISED VALUE DATE:   May 9, 2002

CUT-OFF DATE LTV:       76.50%

BALLOON LTV:            68.65%

U/W NOI:                $2,851,266

U/W NCF:                $2,798,466

CURRENT ANNUAL DEBT     $2,339,204
SERVICE:

U/W NOI DSCR:           1.22x

U/W NCF DSCR:           1.20x

--------------------------------------------------------------------------------

(1)  See "Reserves" below.

     The Loan. The ninth largest loan (the "Fairway Preserve at Olde Cypress Loan"), representing approximately 2.79% of the initial pool balance, with a cut-off date principal balance of $29,300,000, is a 10-year balloon loan that has a maturity date of July 1, 2012 and provides for monthly payments of interest only for the initial 18 months, followed by monthly payments of principal and interest. The Fairway Preserve at Olde Cypress Loan is secured by, among other things, a mortgage and security agreement encumbering the borrower's fee ownership interest in the Fairway Preserve at Olde Cypress Property.

     The Borrower. The borrower under Fairway Preserve at Olde Cypress Loan, Fairway Preserve Apartments at Olde Cypress, Ltd., is a Florida limited partnership that is a special purpose, bankruptcy remote entity sponsored by Frank P. Potestio, Jr., Edward S. Finkelstein, Raleigh J. Finkelstein, Morton M. Finkelstein and John S. Simoni.

     The Property. The property securing the Fairway Preserve at Olde Cypress Loan (the "Fairway Preserve at Olde Cypress Property") consists of a 264-unit apartment complex on 16.45 acres located in Naples, Florida and is comprised of 11 three-story garden-style apartment buildings, a two-story leasing office and clubhouse, and parking for 560 vehicles. The property's amenities include a clubhouse, a business center, a fitness center, a swimming pool, tanning salon, indoor racquetball court, outdoor sports court and running track, a playground, car care center, and a nine-hole putting green. The unit mix consists of 36 one bedroom/one bath units, 48 two bedroom/one bath units, 96 two bedroom/two bath units, and 84 three bedroom/two bath units.

     Reserves. At origination, the borrower was required to make an initial deposit of $271,462 for initial tax and insurance costs. The borrower is additionally required to make monthly deposits in the amount of $30,400 to cover ongoing tax and replacement costs. Monthly reserve payments for insurance are waived so long as the borrower complies with the insurance requirements described below.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance which, commencing in July 2003, includes coverage for terrorism and acts of terrorism to the extent available at a commercially reasonable cost.

     Lockbox; Sweep of Excess Cash Flow.  Not required.

     Mezzanine Loan.  None permitted.

     Additional Debt.  None permitted.

                             VILLAGE PARK APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL             CUT-OFF DATE
                              --------             ------------

 BALANCE:                    $25,125,000            $25,043,609

 % OF POOL BY UPB:           2.38%

 ORIGINATION DATE:           January 31, 2003

 ORIGINATOR:                 GMACCM

 COUPON:                     5.875%

 INTEREST ACCRUAL:           Actual/360

 TERM:                       120 months

 AMORTIZATION:               Monthly amortization based on a
                             30-year amortization schedule

 OWNERSHIP INTEREST:         Fee Simple

 PAYMENT DATE:               1st of the month

 MATURITY DATE:              February 1, 2013

 BORROWER:                   Eagles Landing of Troy, LLC, a
                             special purpose, bankruptcy remote
                             entity.

 CALL PROTECTION/LOCKOUT:    Defeasance permitted 2 years from
                             the date of securitization with
                             U.S. government securities.  Not
                             prepayable until 1 month prior to
                             maturity.

 CUT-OFF DATE LOAN PER       $46,036
 UNIT:

 UP-FRONT RESERVES:          Taxes:  $206,771

                             Insurance:  $39,747

                             Immediate Repairs:  $169,375(1)

 ONGOING / SPRINGING         Reserves for taxes, insurance and
 RESERVES:                   replacement reserves(1)

 CASH MANAGEMENT:            None

 ADDITIONAL SECURED/         Existing mezzanine debt held by
 MEZZANINE DEBT:             GMACCM(2).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:          Multifamily

PROPERTY LOCATION:      Troy, Michigan

OCCUPANCY:              90%

OCCUPANCY AS OF DATE:   January 8, 2003

YEARS BUILT:            1970-1975

YEAR RENOVATED:         1990

COLLATERAL:             The collateral consists of a 544-unit
                        apartment complex comprised of 42 two-
                        and three-story apartment buildings,
                        located on 43.5 acres.

PROPERTY MANAGEMENT:    BDB Properties, LLC

APPRAISED VALUE:        $33,000,000

APPRAISED VALUE DATE:   August 22, 2002

CUT-OFF DATE LTV:       75.89%

BALLOON LTV:            64.32%

U/W NOI:                $2,466,253

U/W NCF:                $2,312,464

CURRENT ANNUAL DEBT     $1,783,486
SERVICE:

U/W NOI DSCR:           1.38x

U/W NCF DSCR:           1.30x

--------------------------------------------------------------------------------
(1)      See "Reserves" below.

(2)      See "Mezzanine Loan" below.

     The Loan. The tenth largest loan (the "Village Park Apartments Loan"), representing approximately 2.38% of the initial pool balance, with a cut-off date principal balance of $25,043,609, is a 10-year balloon loan that has a maturity date of February 1, 2013 and provides for monthly payments of principal and interest. The Village Park Apartments Loan is secured by, among other things, a mortgage encumbering the borrower's fee ownership interest in the Village Park Apartments Property.

     The Borrower. The borrower under the Village Park Apartments Loan, Eagles Landing of Troy, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Bruce L. Becker and Brian Dibartolomeo.

     The Property. The property securing the Village Park Apartments Loan (the "Village Park Apartments Property") consists of a 544-unit apartment complex located on 43.5 acres in Troy, Michigan and is comprised of 42 two- and three-story apartment buildings. The property's amenities include a clubhouse, an inground outdoor swimming pool with whirlpool, a racquetball court, tennis courts, and parking for 1,293 vehicles. The unit mix consists of 238 one bedroom/one bath units and 306 two bedroom/one bath units.

     Reserves. At origination, the borrower was required to make an initial deposit of $415,893 for initial tax, insurance and immediate repairs costs. The borrower is additionally required to make monthly deposits in the amount of $85,331 to cover ongoing tax, insurance and replacement costs.

     Insurance Requirements; Environmental Insurance. The borrower is required to maintain comprehensive all risk insurance, which includes coverage for terrorism and acts of terrorism to the extent available at a commercially reasonable cost. At origination, the borrower also delivered a secured creditor environmental insurance policy in lieu of providing an environmental indemnity by the sponsor.

     Lockbox; Sweep of Excess Cash Flow.  Not required.

     Mezzanine Loan. A mezzanine loan in the approximate initial principal amount of $400,000 was made by GMACCM (the "Mezzanine Lender") to an affiliate (the "Mezzanine Borrower") of the borrower. The mezzanine loan is secured by a pledge of 100% of the equity of the Mezzanine Borrower in the borrower. The maturity date of the mezzanine loan is February 1, 2008. Interest accrues on the outstanding principal balance of the mezzanine loan at the greater of (a) a floating rate equal to 30-day LIBOR plus 5.00% and (b) 8.00%. The originator of the Village Park Apartments Loan entered into a subordination and intercreditor agreement with the Mezzanine Lender which, among other things, (i) prohibits payments under the mezzanine loan during an event of default under the Village Park Apartments Loan, (ii) generally prohibits the Mezzanine Lender from transferring the mezzanine loan other than to certain qualified transferees, and
(iii) prohibits exercising remedies against the Mezzanine Borrower without confirmation from each rating agency that such action will not result in a downgrade, withdrawal or qualification of the ratings on any of the offered certificates unless, among other things, the transferee of title to the equity is a qualified transferee.

     Additional Debt.  None permitted.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET


                       $696,662,000 (APPROXIMATE BALANCE)          MAY 12, 2003
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C1


APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                                      EXPECTED
          EXPECTED    APPROXIMATE       EXPECTED      WEIGHTED      EXPECTED
           RATING    FACE/NOTIONAL       CREDIT       AVERAGE       PAYMENT
          MOODY'S/      AMOUNT           SUPPORT       LIFE         WINDOW
 CLASS       S&P         (MM)          (% OF UPB)     (YEARS)(a)      (a)
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
--------------------------------------------------------------------------------
 A-1       Aaa/AAA       214.8           19.000%         5.70      06/03-05/12
 A-2       Aaa/AAA       392.6           19.000%         9.61      05/12-04/13
 B          Aa2/AA        39.4           15.250%         9.86      04/13-04/13
 C         Aa3/AA-        11.8           14.125%         9.94      04/13-05/13
 D           A2/A         22.3           12.000%         9.95      05/13-05/13
 E          A3/A-         15.8           10.500%         9.95      05/13-05/13
--------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (B)
--------------------------------------------------------------------------------
 X-1(c)    Aaa/AAA     1,050.9               N/A
 X-2(c)    Aaa/AAA     1,005.6               N/A
 A-1A      Aaa/AAA       243.9           19.000%
 F        Baa1/BBB+       11.8            9.375%
 G         Baa2/BBB       11.8            8.250%
 H        Baa3/BBB-       11.8            7.125%
 J         Ba1/BB+        22.3            5.000%
 K          Ba2/BB        10.5            4.000%
 L         Ba3/BB-         7.9            3.250%
 M          B1/B+          5.3            2.750%
 N           B2/B          7.9            2.000%
 O          B3/B-          2.6            1.750%
 P         Caa2/CCC        5.3            1.250%
 Q            NR          13.1             --
            TOTAL     $1,050.9
         SECURITIES:
--------------------------------------------------------------------------------
(a)      Calculated at 0% CPR, assuming no balloon payment extension.
(b)      Not offered hereby.
(c)      Notional amount of interest only class.


KEY FEATURES:
-------------
Co-Lead Managers:    Goldman, Sachs & Co.
                     Morgan Stanley & Co. Incorporated
                     Deutsche Bank Securities Inc.

Originators:         GMAC Commercial Mortgage Corporation
                     ("GMACCM") (40.6%)
                     German American Capital Corporation
                     ("GACC") (34.9%)
                     Morgan Stanley Mortgage Capital Inc.
                     ("MSMC") (14.2%)
                     Archon Financial ("Archon") (10.4%)

Collateral:          103 Mortgage Loans ($1,050,901,642)

Master Servicer:     GMACCM

Special Servicer:    GMACCM

Trustee:             LaSalle Bank National Association

Pricing:             May 2003

Closing:             May 2003

Cut-Off Date:        May 1st and 5th 2003

Distribution Date:   10th of each month, or following business
                     day (commencing June 10, 2003)

Payment Delay:       9 days

ERISA Eligible:      Classes A-1, A-2, A-1A, B, C, D and E are expected to be
                     ERISA eligible subject to certain conditions for eligibility.

Structure:           Sequential pay

Day Count:           30/360

Tax Treatment:       REMIC

Rated Final
Distribution Date:   May 2036

Clean up Call:       1.0%

Minimum              Publicly Offered Classes: $25,000 & $1
Denominations:

Delivery:            DTC for publicly offered classes

================================================================================

COLLATERAL FACTS (A):
---------------------
Cut-Off Date Loan Principal Balance:
                                                $1,050,901,642
Number of Mortgage Loans / Properties:                 103/133
Average Mortgage Loan Cut-Off Date Balance:        $10,202,929
Weighted Average Current Mortgage Rate:                 5.901%
Weighted Average Loan Underwritten DSCR (a) (b):         1.54x
Weighted  Average  Loan  Cut-Off  Date LTV Ratio         69.5%
(a) (b):
Weighted Average Loan Balloon LTV Ratio (a) (b):         58.6%
Weighted  Average  Remaining  Term  to  Maturity         113.5
date (months):
Weighted  Average  Remaining  Amortization  Term         348.4
(months):
Prepayment Lockout / Defeasance as % of Total:           99.7%
Balloon Loans as % of Total:                             96.9%
Single Largest Asset as % of Total:                       5.7%
Five Largest Assets as % of Total:                       24.9%
Ten Largest Assets as % of Total:                        39.8%

(a) One (1) Mortgage Loan representing approximately 5.37% of the total pool is a senior interest ("A-1 Note") that has a pari passu loan ("A-2 Note" and together with the A-1 Note, "A Notes") and a junior loan ("B Note"), all secured by the same mortgaged property. All Loan-to Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are based on the A Notes unless otherwise noted.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.


TEN LARGEST LOANS:
------------------
                                        % BY           UW
                                        LOAN    LTV  DSCR PROPERTY TYPE
                         CUT-OFF DATE   POOL
LOAN                       BALANCE      UPB
----------------------------------------------------------------------
Oakbrook Center (a)      $59,572,416   5.67%   53.79% 1.89x    Anchored Retail

3535 Market Street        58,767,308   5.59    74.39  1.40     Office

Chandler Fashion Center   56,461,243   5.37    41.00  2.93     Anchored Retail

ARC Portfolio             47,152,530   4.49    70.80  1.33     Manufact. Housing

Renaissance at Columbia   39,500,000   3.76    68.71  1.33     Industrial
Gateway

Towne Center Plaza        36,963,166   3.52    66.85  1.64     Anchored Retail

Norwest Woods Apartments  33,358,286   3.17    77.04  1.44     Multifamily

Empirian at North Ridge   32,186,812   3.06    74.98  1.50     Multifamily

Fairway Preserve at Olde  29,300,000   2.79    76.50  1.20     Multifamily
Cypress

Village Park Apartments   25,043,609   2.38    75.89  1.30     Multifamily
                         -----------  -----
  TOTAL/WTD. AVG.        $418,305,370 39.80%   65.84% 1.67X
----------------------------------------------------------------------

(a) The subject $60mm loan represents one of four pari passu companion loans totaling $240mm. All LTV and DSCR numbers are based on the total financing unless otherwise noted.
(b) The cut-off date balance represents the A-1 Note portion of the loan.


SELECTED LOAN DATA:
-------------------


                   NUMBER OF    LOAN POOL CUT-OFF DATE BALANCE
GEOGRAPHIC         MORTGAGED    ----------------------------------
DISTRIBUTION       PROPERTIES   (MM)   % BY UPB   WTD. AVG. UWDSCR
------------------------------------------------------------------
California             21     $155.7     14.82%        1.43x
Pennsylvania            9      101.1      9.62         1.42
Arizona                 4       83.7      7.96         2.42
Illinois                3       79.8      7.60         1.79
Florida                 8       70.3      6.69         1.29
Maryland                7       68.2      6.49         1.47
North Carolina          8       64.5      6.13         1.60
Other (a)              73      427.6     40.69         1.43
                       --      -----     -----         ----
  TOTAL / WTD. AVG    133   $1,050.9    100.00%        1.54X
-----------------------------------------------------------------

(a) Includes 22 states.




                   NUMBER OF    LOAN POOL CUT-OFF DATE BALANCE
                   MORTGAGED    ----------------------------------
PROPERTY TYPE      PROPERTIES   (MM)   % BY UPB   WTD. AVG. UWDSCR
------------------------------------------------------------------
Anchored Retail        37     $395.2     37.61%        1.75x
Multifamily (a)        58      305.4     29.06         1.37
Office                 23      213.1     20.27         1.43
Industrial             10       98.6      9.39         1.46
Hospitality             1       17.9      1.70         1.52
Parking Garage          1       11.5      1.09         1.52
Unanchored Retail       2        8.2      0.78         1.30
Self Storage            1        1.0      0.10         3.26
                      ---   --------  --------         ----
  TOTAL / WTD. AVG    133   $1,050.9    100.00%        1.54X
-----------------------------------------------------------------

(a) Includes 23 manufactured housing community properties which account for approximately 5.53% of the total pool.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------


COLLATERAL FACTS                                              LOAN GROUP 1               LOAN GROUP 2             AGGREGATE POOL
----------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Loan Principal Balance:                          $807,007,194               $243,894,448             $1,050,901,642
----------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties (a):                         77 / 96                    27 / 37                  103 / 133
----------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                    $10,480,613                 $9,033,128                $10,202,929
----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                             5.868%                     6.010%                     5.901%
----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                      1.60x                      1.35x                      1.54x
----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                       67.61%                     75.58%                     69.46%
----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity Date (months):           115.1                      108.0                      113.5
----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term (months):               347.2                      352.1                      348.4
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total:                                  99.9%                      99.2%                      99.7%
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                       96.6%                      97.9%                      96.9%
----------------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                                   7.4%                      13.7%                       5.7%
----------------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                                   31.1%                      56.9%                      24.9%
----------------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                                    43.2%                      76.6%                      39.8%
----------------------------------------------------------------------------------------------------------------------------------

(a) Loan Group 1 contains certain properties of the ARC Portfolio Loan and Loan Group 2 contains certain other properties of the ARC Portfolio Loan. These properties are counted as one mortgage loan in each of the two loan groups therefore the sum of the number of mortgage loans in Loan Group 1 and Loan Group 2 does not equal the aggregate total number of mortgage loans.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of 76 loans and certain properties from the ARC Portfolio Loan. Loan Group 2 is comprised of 26 loans and certain other properties from the ARC Portfolio Loan. For purposes of allocating collections between Loan Group 1 and Loan Group 2, the ARC Portfolio Loan will be assumed to consist of multiple loans related to each property securing the ARC Portfolio Loan (each, an "Allocated Mortgage Loan"). Each Allocated Mortgage Loan has an allocated loan amount and annual debt service amount associated with it. All payments received will be allocated either to Loan Group 1 or Loan Group 2.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest and principal to A-1 and A-2 (sequentially with respect to principal) until paid in full, then to pay interest and principal to A-1A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest and principal to A-1A until paid in full, then to pay interest and principal to A-1 and A-2 (sequentially with respect to principal) until paid in full.

o After A-1, A-2 and A-1A are paid in full, the remaining Available Distribution Amount related to both groups will be used to pay interest and principal sequentially to B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q.

o Each class will be subordinate to the Class A-1, A-2, A-1A, X-1 and X-2 certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-1A, X-1 and X-2 certificates will be of equal priority.

o     All classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class Q, P, O, N, M, L, K, J, H, G, F, E, D, C, and B certificates, and then pro-rata to the Class A-1, A-2 and A-1A certificates regardless of Loan Group.

o The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee equal to 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, X-2 certificates.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related certificates then entitled to principal distributions and the Class X-1 certificate as follows:

o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the certificates then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction the numerator of which is the amount of principal distributed to such class that was collected from the same group as the prepayment premium, and the denominator of which is the total amount of principal collected from the same group as the prepayment premium (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the class of certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the discount rate.

              ------------------------------------------------------------------
                Prepayment                 (Pass-Through Rate - Discount Rate)
                Premium Allocation    =    -----------------------------------
                Percentage                 (Mortgage Rate - Discount Rate)
              ----------------------------- ---- -------------------------------
o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the certificates then entitled to principal distributions relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------
   Discount Rate Fraction Methodology:
   Mortgage Rate                                     =  6%
   Bond Class Rate                                   =  5%
   Treasury Rate (or Applicable Discount Rate)       =  4%
   % of Principal Distributed to Class               =  100%

BOND CLASS ALLOCATION              CLASS X-1 ALLOCATION
----------------------------------------------------------------------------

     5% - 4% x 100%   =   50%      Receives excess premiums = 50%
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------------------------------------------------------------
                                                             PREPAYMENT PROFILE
                                  Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE         JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2003         2004         2005         2006         2007         2008        2009        2010
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00        99.71        99.71        99.71        98.05       99.68       99.67
> of YM or 1%                         0.00         0.00         0.29         0.29         0.29         0.31        0.32        0.33
Open                                  0.00         0.00         0.00         0.00         0.00         1.64        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans
($mm)                             1,050.90     1,038.53     1,024.19     1,008.92       992.72       919.11      887.19      837.23
% OF CUT-OFF BALANCE                100.00        98.82        97.46        96.01        94.46        87.46       84.42       79.67
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE         JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2011         2012         2013         2014         2015         2016        2017        2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              98.68        89.82       100.00       100.00       100.00       100.00      100.00      100.00
> of YM or 1%                         0.33         0.36         0.00         0.00         0.00         0.00        0.00        0.00
Open                                  0.99         9.82         0.00         0.00         0.00         0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans
($mm)                               819.43       748.24        15.69        14.58        13.38        12.11       10.75        9.30
% OF CUT-OFF BALANCE                 77.97        71.20         1.49         1.39         1.27         1.15        1.02        0.89
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE         JUNE         JUNE         JUNE
RESTRICTIONS                          2019         2020         2021         2022         2023
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00       100.00       100.00         0.00
> of YM or 1%                         0.00         0.00         0.00         0.00         0.00
Open                                  0.00         0.00         0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00       100.00       100.00         0.00
Balance of Mortgage Loans
($mm)                                 7.76         6.11         4.35         2.47         0.00
% OF CUT-OFF BALANCE                  0.74         0.58         0.41         0.23         0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                  LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2003         2004        2005         2006         2007         2008        2009        2010
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00       99.88        99.88        99.88        97.80       99.87       99.86
> of YM or 1%                         0.00         0.00        0.12         0.12         0.12         0.13        0.13        0.14
Open                                  0.00         0.00        0.00         0.00         0.00         2.07        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans ($mm)     807.01       797.34      786.14       774.20       761.55       727.79      699.18      652.74
% OF CUT-OFF BALANCE                100.00        98.80       97.41        95.94        94.37        90.18       86.64       80.88
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2011         2012        2013         2014         2015         2016        2017        2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              98.93        91.88      100.00       100.00       100.00       100.00      100.00      100.00
> of YM or 1%                         0.14         0.15        0.00         0.00         0.00         0.00        0.00        0.00
Open                                  0.94         7.97        0.00         0.00         0.00         0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans ($mm)     638.68       590.83       12.32        11.45        10.53         9.54        8.49        7.36
% OF CUT-OFF BALANCE                 79.14        73.21        1.53         1.42         1.30         1.18        1.05        0.91
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE
RESTRICTIONS                          2019         2020        2021         2022         2023
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00      100.00       100.00         0.00
> of YM or 1%                         0.00         0.00        0.00         0.00         0.00
Open                                  0.00         0.00        0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00         0.00
Balance of Mortgage Loans ($mm)       6.16         4.89        3.52         2.06         0.00
% OF CUT-OFF BALANCE                  0.76         0.61        0.44         0.26         0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2003         2004        2005         2006         2007         2008        2009        2010
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00       99.15        99.15        99.15        98.99       98.99       98.99
> of YM or 1%                         0.00         0.00        0.85         0.85         0.85         1.01        1.01        1.01
Open                                  0.00         0.00        0.00         0.00         0.00         0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans ($mm)     243.89       241.19      238.05       234.72       231.17       191.32      188.01      184.49
% OF CUT-OFF BALANCE                100.00        98.89       97.60        96.24        94.78        78.44       77.09       75.64
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE         JUNE        JUNE        JUNE
RESTRICTIONS                          2011         2012        2013         2014         2015         2016        2017        2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance              97.81        82.11      100.00       100.00       100.00       100.00      100.00      100.00
> of YM or 1%                         1.01         1.14        0.00         0.00         0.00         0.00        0.00        0.00
Open                                  1.18        16.75        0.00         0.00         0.00         0.00        0.00        0.00
--------------------------------------------------------------------                                                               -
                                                                    ---------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00       100.00       100.00      100.00      100.00
Balance of Mortgage Loans ($mm)     180.75       157.41        3.37         3.12         2.85         2.57        2.26        1.94
% OF CUT-OFF BALANCE                 74.11        64.54        1.38         1.28         1.17         1.05        0.93        0.80
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JUNE         JUNE        JUNE         JUNE         JUNE
RESTRICTIONS                          2019         2020        2021         2022         2023
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance             100.00       100.00      100.00       100.00         0.00
> of YM or 1%                         0.00         0.00        0.00         0.00         0.00
Open                                  0.00         0.00        0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                               100.00       100.00      100.00       100.00         0.00
Balance of Mortgage Loans ($mm)       1.59         1.22        0.83         0.40         0.00
% OF CUT-OFF BALANCE                  0.65         0.50        0.34         0.17         0.00
------------------------------------------------------------------------------------------------------------------------------------

(a) All tables calculated using modeling assumptions as described in the prospectus supplement.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

------------------------------------------------------------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
   (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                 PREPAYMENT ASSUMPTIONS (CPR)
                         0% CPR                 25% CPR                50% CPR                 75% CPR               100% CPR
---------------- ---------------------- ---------------------- ----------------------- ---------------------- ----------------------
 A-1                       5.70                   5.70                   5.69                    5.69                   5.63
 A-2                       9.61                   9.60                   9.57                    9.54                   9.36
 B                         9.86                   9.86                   9.86                    9.86                   9.64
 C                         9.94                   9.87                   9.86                    9.86                   9.70
 D                         9.95                   9.95                   9.90                    9.86                   9.70
 E                         9.95                   9.95                   9.95                    9.90                   9.70
------------------------------------------------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMAITON CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                                       WA
                                      0.7%

                                       CA
                                     14.8%

                                       NV
                                      1.0%

                                       UT
                                      1.4%

                                       AZ
                                      8.0%

                                       CO
                                      2.4%

                                       KS
                                      0.5%

                                       OK
                                      0.5%

                                       TX
                                      3.3%

                                       IA
                                      0.8%

                                       MO
                                      0.3%

                                       LA
                                      0.6%

                                       WI
                                      0.5%

                                       IL
                                      7.6%

                                       MS
                                      1.2%

                                       MI
                                      3.6%

                                       IN
                                      1.0%

                                       AL
                                      1.2%

                                       GA
                                      3.9%

                                       FL
                                      6.7%

                                       NY
                                      3.4%

                                       PA
                                      9.6%

                                       VA
                                      3.6%

                                       NC
                                      6.1%

                                       MA
                                      4.6%

                                       CT
                                      0.7%

                                       NJ
                                      4.6%

                                    DE 1.0%

                                       MD
                                      6.5%



                                 Parking Garage
                                      1.1%

                                  Hospitality
                                      1.7%

                               Unanchored Retail
                                      0.8%

                                  Self Storage
                                      0.1%

                                   Industrial
                                      9.4%

                                     Office
                                     20.3%

                                Multifamily (a)
                                     29.1%

                                Anchored Retail
                                     37.6%


(a) Includes 23 manufactured housing community properties which account for approximately 5.5% of the total pool.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                        COLLATERAL DATA - AGGREGATE POOL
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                                               PERCENTAGE OF
                       NUMBER OF                             AGGREGATE CUT-OFF
RANGE OF DSCR (X)   MORTGAGE LOANS     CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------

1.20 - 1.24x             5                $40,458,048            3.85%
1.25 - 1.29             14                 89,356,184            8.50
1.30 - 1.34             16                212,316,539           20.20
1.35 - 1.39             13                 93,707,894            8.92
1.40 - 1.44             18                188,467,631           17.93
1.45 - 1.49             10                 88,396,613            8.41
1.50 - 1.59             10                 97,775,771            9.30
1.60 - 1.69              6                 49,656,565            4.73
1.70 - 1.89              6                119,119,192           11.33
1.90 - 3.26              5                 71,647,207            6.82
                       ---             --------------          ------
Total                  103             $1,050,901,642          100.00%

--------------------------------------------------------------------------------



DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
CUT-OFF DATE              NUMBER OF                            AGGREGATE CUT-OFF
PRINCIPAL BALANCE ($)  MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------

   941,471 - 1,999,999        8               $12,986,018            1.24%
 2,000,000 - 2,999,999       16                39,786,682            3.79
 3,000,000 - 3,999,999       11                38,502,327            3.66
 4,000,000 - 4,999,999       12                54,241,500            5.16
 5,000,000 - 5,999,999        8                43,472,093            4.14
 6,000,000 - 6,999,999        9                58,808,071            5.60
 7,000,000 - 9,999,999        8                65,653,749            6.25
10,000,000 - 14,999,999      11               129,035,865           12.28
15,000,000 - 24,999,999       9               165,109,967           15.71
25,000,000 - 44,999,999       7               221,351,873           21.06
45,000,000 - 59,572,416       4               221,953,497           21.12
                            ---            --------------          -------
TOTAL                       103            $1,050,901,642          100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                          NUMBER OF                            AGGREGATE CUT-OFF
AMORTIZATION TYPE      MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
Amortizing Balloon           84              901,561,432            85.79%
Interest Only, Then
   Amortizing                13              116,790,000            11.11
Fully Amortizing              2               23,647,236             2.25
Hyperamortizing               4                8,902,975             0.85
                            ---           --------------           ------
TOTAL                       103           $1,050,901,642           100.00%
--------------------------------------------------------------------------------



 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------
                                                                PERCENTAGE OF
                      NUMBER OF                               AGGREGATE CUT-OFF
LOCATION         MORTGAGE PROPERTIES    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
California                 21              $  155,738,453            14.82%
Pennsylvania                9                 101,137,515             9.62
Arizona                     4                  83,676,609             7.96
Illinois                    3                  79,818,631             7.60
Florida                     8                  70,268,019             6.69
Maryland                    7                  68,215,850             6.49
North Carolina              8                  64,457,460             6.13
New Jersey                  4                  48,718,771             4.64
Massachusetts               2                  48,345,986             4.60
Georgia                     4                  40,720,724             3.87
Michigan                    5                  38,229,047             3.64
Virginia                    5                  37,626,554             3.58
New York                   10                  35,992,478             3.42
Texas                       6                  35,077,864             3.34
Colorado                    5                  24,851,810             2.36
Utah                        3                  14,187,399             1.35
Alabama                     5                  13,071,724             1.24
Mississippi                 2                  12,284,803             1.17
Nevada                      2                  10,910,547             1.04
Indiana                     1                  10,600,000             1.01
Delaware                    2                  10,450,000             0.99
Iowa                        2                   7,990,722             0.76
Washington                  1                   7,071,079             0.67
Connecticut                 2                   7,005,915             0.67
Louisiana                   1                   5,816,333             0.55
Kansas                      4                   5,703,062             0.54
Oklahoma                    4                   5,253,039             0.50
Wisconsin                   2                   4,684,598             0.45
Missouri                    1                   2,996,654             0.29
                          ---              --------------           ------
TOTAL                     133              $1,050,901,642           100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF LTV RATIOS AT ORIGINATION
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
                          NUMBER OF                            AGGREGATE CUT-OFF
RANGE OF LTV (%)       MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------

35.09 - 49.99%                  6         $   70,307,991              6.69%
50.00 - 54.99                   4             92,025,109              8.76
60.00 - 64.99                   8             64,941,135              6.18
65.00 - 69.99                  13            151,532,426             14.42
70.00 - 74.99                  33            350,864,368             33.39
75.00 - 79.99                  36            311,308,560             29.62
80.00 - 80.07                   3              9,922,054              0.94
                              ---         --------------            ------
TOTAL                         103         $1,050,901,642            100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
RANGE OF                  NUMBER OF                            AGGREGATE CUT-OFF
MORTGAGE RATES (%)     MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
5.1000 - 5.4999%              14           $  213,717,772            20.34%
5.5000 - 5.9999               51              453,027,690            43.11
6.0000 - 6.4999               29              271,872,277            25.87
6.5000 - 6.9999                4               22,333,904             2.13
7.0000 - 7.4999                3               80,972,580             7.71
7.5000 - 7.6900                2                8,977,419             0.85
                             ---           --------------           ------
 TOTAL                       103           $1,050,901,642           100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
RANGE OF REMAINING                                               PERCENTAGE OF
AMORTIZATION TERMS        NUMBER OF                            AGGREGATE CUT-OFF
(MOS)                  MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
235 - 260                    5              $   50,811,353            4.84%
261 - 300                    7                  34,536,428            3.29
301 - 320                    4                  15,957,023            1.52
321 - 340                    6                  19,824,950            1.89
341 - 360                    8               1 929,771,888           88.47
                           ---              --------------          ------
TOTAL                      103              $1,050,901,642          100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF ORIGINAL TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
RANGE OF ORIGINAL                                                PERCENTAGE OF
TERMS TO MATURITY         NUMBER OF                            AGGREGATE CUT-OFF
(MOS)                  MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
60                            7             $   77,225,889              7.35%
81 - 100                      4                 38,594,485              3.67
101 - 110                     1                  3,289,682              0.31
111 - 120                    89                908,144,350             86.42
181 - 240                     2                 23,647,236              2.25
                            ---             --------------            ------
TOTAL                       103             $1,050,901,642            100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF REMAINING TERMS TO MATURITY OR ARD
--------------------------------------------------------------------------------
RANGE OF REMAINING                                               PERCENTAGE OF
TERMS TO MATURITY         NUMBER OF                            AGGREGATE CUT-OFF
(MOS)                  MORTGAGE LOANS    CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------
56 - 60                         7          $   77,225,889              7.35%
81 - 90                         4              38,594,485              3.67
91 - 100                        3              12,267,102              1.17
101 - 110                       2              76,452,530              7.27
111 - 120                      85             822,714,400             78.29
181 - 240                       2              23,647,236              2.25
                              ---          --------------            ------
TOTAL                         103          $1,050,901,642            100.00%
--------------------------------------------------------------------------------



DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                                                 PERCENTAGE OF
PREPAYMENT                  NUMBER OF                          AGGREGATE CUT-OFF
PROVISIONS               MORTGAGE LOANS  CUT-OFF DATE BALANCE    DATE BALANCE
--------------------------------------------------------------------------------

Lockout/Defeasance            101           $1,047,826,642           99.71%
Lockout/Greater of YM
    or 1%                       2                3,075,000            0.29
                              ---           --------------          ------
TOTAL                         103           $1,050,901,642          100.00%
--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Lead Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and not by the issuer of the securities. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the lead managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.

federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o    will be paid only from the assets of the trust created for that series; and

o may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o    multifamily or commercial mortgage loans; or

o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o    a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                TABLE OF CONTENTS


                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5

RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11

DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
       prospectus supplements ...........     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17

YIELD AND MATURITY
    CONSIDERATIONS ......................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23

THE DEPOSITOR ...........................     25

GMAC COMMERCIAL
    MORTGAGE CORPORATION ................     26

DESCRIPTION OF THE
    CERTIFICATES ........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31

                                               PAGE
                                              -----
    Termination; Retirement of
       Certificates .......................     33
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
    SERVICING AGREEMENTS ..................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56

DESCRIPTION OF CREDIT
    SUPPORT ...............................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59

LEGAL ASPECTS OF
    MORTGAGE LOANS ........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70

FEDERAL INCOME TAX
    CONSEQUENCES ..........................     72
    REMICs ................................     73
    Grantor Trusts ........................     93

STATE AND OTHER TAX
    CONSEQUENCES ..........................    103

ERISA CONSIDERATIONS ......................    103
    Plan Asset Regulations ................    104
    Prohibited Transaction
       Exemption ..........................    105
    Representation from Investing
       Plans ..............................    108
    Tax Exempt Investors ..................    109

LEGAL INVESTMENT ..........................    109

USE OF PROCEEDS ...........................    111

METHOD OF DISTRIBUTION ....................    111

LEGAL MATTERS .............................    113

FINANCIAL INFORMATION .....................    113

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113

REPORTS TO
 CERTIFICATEHOLDERS .......................    113

INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    114

RATING ....................................    114

GLOSSARY ..................................    115

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.


THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND  The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR    certificates, but they are not required to do
CERTIFICATES                    so. A secondary market for your certificates may
                                not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.

THE CERTIFICATES WILL ONLY BE   The certificates will represent interests only
PAID FROM TRUST ASSETS          in the trust established for that series. The
                                certificates will not represent an obligation of the depositor, GMAC Commercial Mortgage
                                Corporation or any of their affiliates. Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT        Unless so specified in your prospectus
GUARANTEED                      supplement, no governmental agency or any other
                                person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND    Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS   number of higher balance loans than would a pool
RISKIER THAN INVESTMENT IN      of single-family loans of comparable aggregate
SINGLE-FAMILY MORTGAGE LOANS    unpaid principal balance. Accordingly, the
                                concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Default and Loss
                                Considerations for the Mortgage Loans" in this prospectus.

                                In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                o   changes in general or local economic
                                    conditions or specific industry segments;

                                o   declines in real estate values;

                                o   declines in rental or occupancy rates;

                                o increases in interest rates, real estate tax rates and other operating expenses;

                                o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

                                o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                                Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY   loans, the master servicer or a special servicer
DATE AGREED TO BY THE SERVICER  may, under certain limited circumstances, extend
MAY NOT ULTIMATELY INCREASE     the maturity date of and otherwise modify
THE PRESENT VALUE OF PROCEEDS   mortgage loans that are in default or as to
TO CERTIFICATEHOLDERS           which a payment default is reasonably
                                foreseeable. See "The Pooling and Servicing
                                Agreements--Realization Upon Defaulted Mortgage
                                Loans" in this prospectus. There is no
                                guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED       The prospectus supplement for your series of
                                certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.

                                Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:

                                o   The amount of coverage usually is limited.

                                o   The amount of coverage usually will be
                                    reduced over time according to a schedule or formula.

                                o Credit support may not cover all potential losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

                                o Credit support may provide coverage only to some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.

                                o If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.

                                o The loss experience on the related mortgage assets underlying your certificates may exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the
                                    Certificates--Allocation of Losses and
                                    Shortfalls" and "Description of Credit
                                    Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL The price you paid for your certificates and the
HAVE DIFFERENT YIELD AND        rate of principal payments on the mortgage
PREPAYMENT CONSIDERATIONS       assets in the applicable trust will affect the
                                yield to maturity of your certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                o   classes that receive distributions of
                                    interest or principal commencing only after the occurrence of specific events;

                                o classes that are only entitled to receive distributions of interest accrued on a notional principal balance;

                                o   classes that are entitled to receive
                                    disproportionately small or no interest
                                    distributions;

                                o certificates with a pass-through rate that fluctuates inversely with an index; or

                                o classes of a series that includes multiple classes of certificates.

                                The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND       If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS TO    the related mortgage loan typically will be
CERTIFICATEHOLDERS              secured by an assignment of leases and rents.
                                Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY    Real property pledged as security for a mortgage
SUBJECT THE MORTGAGED PROPERTY  loan may be subject to environmental risks.
TO LIENS OR IMPOSE COSTS ON     Under some state laws, contamination of real
THE PROPERTY OWNER              property may give rise to a lien on the property
                                to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response,
                                Compensation and Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                  THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)  any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.



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

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

          o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

          o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.















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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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

Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC


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regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount


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

to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the


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

holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be


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

includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.


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

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.


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

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

o the inducement payment (including the present value of a future payment or payments) to the transferee,

o    the present value of the expected future distributions on the interest, and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to the any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulations does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on from the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.


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

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.


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     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of


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

the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the


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Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See


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

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the


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committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in


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computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.


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

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.


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

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.


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

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.


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

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement


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

plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765) and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of the securities issued.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                   INCORPORATION OF INFORMATION BY REFERENCE


     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


    GMAC Commercial Mortgage Securities, Inc.
    200 Witmer Road
    Horsham, Pennsylvania 19044
    Attn: Structured Finance Manager


                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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



















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






















     "GMAC03C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------
   *     Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Series 2003-C1 Transaction ...................................   S-5
Risk Factors ............................................................  S-16
Description of the Mortgage Pool ........................................  S-52
Servicing of the Mortgage Loans .........................................  S-75
The Pooling and Servicing Agreement .....................................  S-95
Description of the Certificates ......................................... S-103
Yield and Maturity Considerations ....................................... S-127
Federal Income Tax Consequences ......................................... S-139
Method of Distribution .................................................. S-141
Legal Matters ........................................................... S-143
Ratings ................................................................. S-143
Legal Investment ........................................................ S-144
ERISA Considerations .................................................... S-144
Glossary ................................................................ S-146
Annex A-Characteristics of the Mortgage
   Loans ................................................................   A-1
Annex B-Significant Mortgage Loans ......................................   B-1
Annex C-Structural and Collateral Term Sheet ............................   C-1
Annex D-Global Clearance, Settlement and
   Tax Documentation Procedures .........................................   D-1

                                   PROSPECTUS
Prospectus Summary ......................................................     3
Risk Factors ............................................................     6
Description of the Trust ................................................    12
Yield and Maturity Considerations .......................................    18
The Depositor ...........................................................    25
GMAC Commercial Mortgage Corporation ....................................    26
Description of the Certificates .........................................    26
The Pooling and Servicing Agreements ....................................    36
Description of Credit Support ...........................................    57
Legal Aspects of Mortgage Loans .........................................    59
Federal Income Tax Consequences .........................................    72
State and Other Tax Consequences ........................................   103
ERISA Considerations ....................................................   103
Legal Investment ........................................................   109
Use of Proceeds .........................................................   111
Method of Distribution ..................................................   111
Legal Matters ...........................................................   113
Financial Information ...................................................   113
Where You Can Find Additional Information ...............................   113
Reports to Certificateholders ...........................................   113
Incorporation of Information by Reference ...............................   114
Rating ..................................................................   114
Glossary ................................................................   115


================================================================================



================================================================================


                                 $696,662,000



                                 (Approximate)




                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2003-C1









                               -----------------
                             PROSPECTUS SUPPLEMENT
                               -----------------











                             GOLDMAN, SACHS & CO.
                                 MORGAN STANLEY
                           DEUTSCHE BANK SECURITIES




                                 May   , 2003


================================================================================